UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934




  Date of report (Date of earliest event reported):  October 22, 1998




                     LASALLE PARTNERS INCORPORATED
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Maryland                     1-13145                36-4150422
------------------------    ------------------------    ---------------
(State or other juris-      (Commission File Number)    (IRS Employer
diction of incorporation                                Identification
or organization)                                        No.)




     200 East Randolph Drive, Chicago, IL                 60601
     ------------------------------------               ----------
    (Address of principal executive office)             (Zip Code)




   Registrant's telephone number, including area code (312) 782-5800

                            Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)

                           TABLE OF CONTENTS



ITEM 5.    Other Events

ITEM 7.    Financial Statements and Exhibits

ITEM 5.  OTHER EVENTS

     As previously reported, LaSalle Partners Incorporated (the "LaSalle Partners") has entered into agreements for the acquisition of all of the equity interests of the companies that, following the reorganization transactions described herein (the "Integration"), will own substantially all of the assets of and be engaged in the worldwide property and asset management, advisory and other real estate related businesses currently conducted under the name "Jones Lang Wootton" (the "JLW Businesses"). The transactions associated with the acquisition and the Integration are referred to as the "Transactions." The purchase agreements, dated as of October 21, 1998 (as amended, the "Purchase Agreements"), have been entered into by, among others, LaSalle Partners and certain of its subsidiaries and current and prospective shareholders of certain companies (the "JLW Parent Companies") which hold all of the equity interest of the companies that, directly or through subsidiaries,conduct the JLW Businesses (such JLW Companies together with the JLW Parent Companies, the "JLW Companies"). A special meeting of LaSalle Partners stockholders (the "Special Meeting") will be called for the purpose of voting on (i) the issuance of up to 14,254,116 shares of common stock, par value $.01 per share ("LaSalle Partners Common Stock"), of LaSalle Partners in connection with the Transactions (the "Share Issuance"), (ii) an amendment to the LaSalle Partners Articles of Amendment and Restatement to change the name of LaSalle Partners to "Jones Lang LaSalle Incorporated" in connection with the closing of the Transactions (the "Charter Amendment") and (iii) an amendment to the LaSalle Partners 1997 Stock Award and Incentive Plan to increase the number of shares issuable thereunder to 4,160,000 from 2,215,000 (the "Stock Plan Amendment"). The closing of the Transaction is subject to a number of conditions, certain of which are described below.
As a result, no assurance can be given that the Transactions will be completed. A preliminary proxy statement relating to the Special Meeting has been filed with the Securities and Exchange Commission but has not yet been sent to the stockholders of LaSalle Partners. This Current Report does not constitute the solicitation of any vote with respect to the Transactions or the other matters to be considered in connection with the Transactions.

     The Board of Directors of LaSalle Partners has unanimously approved the Share Issuance, the Charter Amendment and the Stock Plan Amendment. Members of the Board of Directors who are employed by LaSalle Partners have delivered to the representatives of the JLW Sellers irrevocable proxies to vote all of the shares of LaSalle Partners Common Stock owned by such members in favor of the Share Issuance, the Charter Amendment and the Stock Plan Amendment. The shares owned by such members represent approximately 23% of the issued and outstanding shares of LaSalle Partners Common Stock entitled to vote.

     This Current Report on Form 8-K ("Current Report") provides information regarding, among other things, the Transactions, the JLW Businesses and the combined entity comprising LaSalle Partners and the JLW Companies following the closing of the Transactions ("Jones Lang LaSalle").

     In order to effect the Transactions, LaSalle Partners has made an exchange offer to the direct and indirect beneficial owners of the JLW Parent Companies (the "JLW Shareholders") relating to the shares of LaSalle Partners Common Stock to be issued to the JLW Shareholders in connection with the Transactions. This Current Report assumes that the exchange offer has been accepted by all the JLW Shareholders and that all agreements to be executed by the JLW Shareholders to effect the Transactions have been executed by such JLW Shareholders. Such execution by the JLW Shareholders is a condition to the consummation of the Transactions.

     Galbreath Holdings, LLC has made a demand under the Registration Rights Agreements, dated as of April 22, 1997, by and among LaSalle Partners, DEL-LPL Limited Partnership ("DEL-LPL"), DEL-LPAML Limited Partnership ("DEL-LPAML" and, together with DEL-LPL, the "Employee Partnerships"), DSA-LSPL, Inc., DSA-LSAM, Inc. and Galbreath Holdings, LLC

(the "Registration Rights Agreement"), that a registration statement be filed with respect to 1,150,000 shares of the LaSalle Partners Common Stock held by it. The other parties to the Registration Rights Agreement may request that all or a portion of the shares of LaSalle Partners Common Stock held by them be included in the registration statement. The other parties to the Registration Rights Agreement have been notified of the request made by Galbreath Holdings, LLC, but have not yet indicated whether they plan to exercise their participation rights. In the near future, LaSalle Partners expects to file a registration statement related to the above request. A copy of the Registration Rights Agreement was filed as
Exhibit 10.14 to the LaSalle Partners Registration Statement No. 333-25741.


CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Certain statements contained or incorporated by reference in this filing and elsewhere (such as in reports, other filings with the Securities and Exchange Commission (the "SEC"), press releases, presentations, communications by LaSalle Partners or its management and written and oral statements) may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, achievements, plans and objectives of LaSalle Partners (and after the closing of the Transactions (the "Closing"), Jones Lang LaSalle) to be materially different from any future results, performance, achievements, plans and objectives expressed or implied by such forward-looking statements. Such factors are discussed in (i) the LaSalle Partners Registration Statement (No. 333-25741) under the caption "Risk Factors" and elsewhere, (ii) the LaSalle Partners Annual Report on Form 10-K for the year ended December 31, 1997 (the "LaSalle Partners 10-K") in Item 1, "Business," Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere, (iii) the LaSalle Partners Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "LaSalle Partners First Quarter 10-Q") under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere, (iv) the LaSalle Partners Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "LaSalle Partners Second Quarter 10-Q") under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere, (v) the LaSalle Partners Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the "LaSalle Partners Third Quarter 10-Q"), (vi) the LaSalle Partners Current Report on Form 8-K, dated August 31, 1998, (vii) the LaSalle Partners Current Report on Form 8-K, dated October 1, 1998 (the "LaSalle Partners October 1 Current Report"), (viii) the LaSalle Partners Current Report on Form 8-K, dated October 22, 1998, (ix) this Current Report under the captions "The Transactions," "The Purchase Agreements," "JLW Management's Discussion and Analysis of Financial Condition and Results of Operations of the JLW Companies" and elsewhere, and (x) other reports filed by LaSalle Partners with the SEC. LaSalle Partners expressly disclaims any obligation or undertaking to update or revise any forward-looking statements to reflect any changes in events or circumstances or in LaSalle Partners' expectations or results. Statements in this Current Report regarding parties other than LaSalle Partners are based upon representations of such other parties.


                           THE TRANSACTIONS

     The following summaries of certain principal terms of the Purchase Agreements and related agreements do not purport to be complete and are qualified in their entirety by reference to the applicable agreement which is attached as an exhibit hereto and are hereby incorporated by reference herein.

DESCRIPTION OF THE TRANSACTIONS

     GENERAL. The JLW Companies operate their businesses in four distinct geographical regions: Europe, Asia, Australia and North America. However, there are independent ownership structures between and within the regions. An English partnership ("JLW England") owns the JLW Businesses operating in Europe (except for Scotland and the Republic of Ireland) and North America, a Scottish partnership ("JLW Scotland") owns the JLW Businesses operating in Scotland and an Irish partnership ("JLW Ireland") owns the JLW Businesses operating in the Republic of Ireland. In Asia, there are two holding companies, JLW Pacific Limited ("JLW Pacific") and JLW Asia Holdings Limited ("JLW Holdings"), the shares of which are held in trust (the "Procon Trust") by Procon International Limited ("Procon"), as trustee for the benefit of certain senior executives of the JLW Companies operating in Asia. In Australasia, there are also two holding companies, JLW Australia Pty Limited ("JLW Australia") and Jones Lang Wootton Holdings Limited ("JLW (NZ) Holdings"), the shares of which are owned by JLW Holdings Pty Limited, a corporation owned by senior executives of the JLW Businesses in Australia, in the case of JLW Australia ("JLW Australia Parent"), and JLW (New Zealand) Holdings Pty Limited, a corporation owned by senior executives of the JLW Businesses in New Zealand ("JLW (NZ) Holdings Parent"), in the case of JLW (NZ) Holdings. In addition, the international hotels and services businesses of the JLW Companies are conducted through one holding company in Asia, Benbridge Singapore Pte Limited ("Benbridge Singapore"), which holds the shares of JLW Transact (Thailand) Co. Limited ("Transact Thailand"), JLW Transact Pte Limited ("Transact Singapore") and JLW Transact Limited ("Transact HK") (collectively, "JLW Asia Transact"), and through two holding companies in Australasia, Benbridge NZ Limited ("Benbridge (NZ)") and Benbridge Australia Pty Limited ("Benbridge (AUS)"), which hold the shares of JLW Transact Limited ("Transact NZ"), Jones Lang Wootton Transact Pty Ltd. ("Transact (NSW)"), Jones Lang Wootton Transact (Vic) Pty Ltd. ("Transact
(Vic)") and Jones Lang Wootton Transact (Qld) Pty Limited ("Transact
(Qld)") (collectively, "JLW Australasia Transact" and, together with JLW Asia Transact, "JLW Transact"). The shares of JLW Transact are held in trust for certain beneficiaries, including the senior executives thereof (the "Transact Beneficiaries").

     As a result of substantially independent ownership structures among and within the Regions, historical financial reporting has been presented for the following five separate ownership groups: the JLW Businesses in Europe (which includes the JLW Businesses in North America but excludes the JLW Businesses in Scotland and the Republic of Ireland) (the "JLW Europe Group"), the JLW Businesses in Scotland (the "JLW Scotland Group"), the JLW Businesses in the Republic of Ireland (the "JLW Ireland Group"), the JLW Businesses in Asia (excluding JLW Pacific Limited and its subsidiaries, the "JLW Asia Group") and the JLW Businesses in Australasia (the "JLW Australasia Group"). Financial information and a discussion of results of operations for each group are provided in "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies," "JLW Management's Discussion and Analysis of Financial Condition and Results of Operations of the JLW Companies" and the financial statements for each of the groups located elsewhere in this Current Report.

     In order to facilitate the business combination with LaSalle Partners, JLW England, JLW Scotland, JLW Ireland and certain other JLW Companies and their affiliates will undertake the Integration, subject to the satisfaction of the conditions precedent contained in the Purchase Agreements.

     The Transactions will take place as follows:

     EUROPE/USA. In accordance with a plan of integration (the "Europe/USA Integration Plan") and certain related agreements:

     .     certain European executives of the JLW Companies, former
partners of JLW England and widows of former partners of JLW England will subscribe for shares in a recently formed corporation, Salta Limited ("NewCo 4"), then exchange such shares for shares in Jones Lang Wootton ("NewCo 1");

     .     the outstanding shares of common stock (the "JLW USA Shares")
of Jones Lang Wootton USA Inc., the holding company for the United States operations of the JLW Businesses ("JLW USA"), and JLW Supply Company, the holding company for the continental European operations of the JLW Businesses ("JLW Supply"), will cease to be held as assets of JLW England;

           - JLW Nominees Limited, an English corporation which holds the JLW USA Shares in trust for certain partners of JLW England, will distribute the JLW USA Shares to the partners of JLW England receiving shares in NewCo 1; and

           - the trustees for the beneficial owners of JLW Supply will transfer the outstanding shares of JLW Supply to the partners of JLW England, and certain European executives of the JLW Companies will subscribe for shares in JLW Supply;

     .     the trustees who are currently the legal owners of JLW
Continuation Ltd. ("JLW Continuation"), an English corporation which is a partner of JLW England, will transfer the outstanding share capital of JLW Continuation to certain Dutch partners of JLW England and Dutch senior executives of subsidiaries of JLW England.

     .     the partners of JLW England will transfer all the remaining assets of JLW England (excluding some or all of the available cash) to NewCo 1 in exchange for the issue of the entire share capital of NewCo 1 to certain of such partners;

     .     the partners of JLW Scotland will transfer all the assets of
JLW Scotland (excluding some or all of the available cash) to a recently formed corporation, JLW (Scotland) Corporate ("NewCo 2"), in exchange for the entire issued share capital thereof; and

     .     the partners of JLW Ireland will transfer substantially all of the assets of JLW Ireland to a recently formed corporation, Slaneyglen Company ("NewCo 3"), in exchange for the entire issued share capital thereof.

     Shortly after the completion of the Europe/USA Integration Plan, and subject to the terms and conditions of the applicable Purchase Agreement, LaSalle Partners will acquire the shares of NewCo 1, NewCo 2, NewCo 3, JLW USA, JLW Supply and JLW Continuation from the owners thereof.

     NewCo 1, NewCo 2, NewCo 3, JLW USA, JLW Supply and JLW Continuation are collectively referred to herein as the "JLW Europe/USA Parent
Companies." JLW England, JLW Scotland and JLW Ireland are collectively referred to herein as the "JLW Partnerships."

     ASIA AND AUSTRALASIA. Subject to the terms and conditions of the Purchase Agreements, in accordance with a plan of integration (the "Asia/Australasia Integration Plan") and certain related agreements:

     .     JLW Australia will transfer the minority shareholdings it has in various JLW Companies in Asia and Australasia to certain other JLW Companies in Asia and Australasia, respectively.

     Shortly after the completion of the Asia/Australasia Integration Plan, and subject to the terms and conditions of the applicable Purchase Agreements, LaSalle Partners will acquire:

     .     the entire issued share capital of JLW Pacific and JLW Holdings from Procon;

     .     73.99% of the issued share capital of Transact Thailand, and the entire issued share capital of Transact Singapore and Transact HK from Benbridge Singapore;

     .     the entire issued share capital of JLW Australia from JLW
Australia Parent and the entire issued share capital of JLW (NZ) Holdings from JLW (NZ) Holdings Parent; and

     .     the entire issued share capital of (a) Transact NZ from
Benbridge (NZ) and (b) Transact (NSW), Transact (Vic) and Transact (Qld) from Benbridge (AUS).

     JLW Pacific, JLW Holdings, Transact Thailand, Transact Singapore and Transact HK are collectively referred to herein as the "JLW Asia Parent Companies." JLW Australia, JLW (NZ) Holdings, Transact (NZ), Transact
(NSW), Transact (Vic) and Transact (Qld) are collectively referred to herein as the "JLW Australasia Parent Companies."

     The JLW Europe/USA Parent Companies, the JLW Asia Parent Companies and the JLW Australasia Parent Companies comprise the JLW Parent Companies. Procon and Benbridge Singapore are collectively referred to herein as the "JLW Asia Sellers." JLW Australia Parent, Benbridge (AUS), JLW (NZ) Holdings Parent and Benbridge (NZ) are collectively referred to herein as the "JLW Australasia Sellers." The JLW Partnerships, the JLW Asia Sellers and the JLW Australasia Sellers are collectively referred to herein as the "JLW Sellers."

CONSIDERATION

     GENERAL. LaSalle Partners will deliver, or cause to be delivered, as set forth below, (i) up to 14,254,116 shares of LaSalle Partners Common Stock (subject to reduction pursuant to a post-closing net worth adjustment as summarized under the caption "The Purchase Agreements--Consideration Adjustment"), (ii) an amount of cash equal to the value of 111,084 shares of LaSalle Partners Common Stock (determined by multiplying 111,084 by the average closing price of LaSalle Partners Common Stock as reported on the composite transactions tape of the New York Stock Exchange, Inc. (the "NYSE") for the five trading days immediately preceding and including the date of the commencement of the Integration (such price, the "Five-Day Average Closing Price") and (iii) an additional $2.7 million in cash (the "Additional Australasia Cash Payment"). Assuming the net worth requirements are met and that the Five Day Average Closing Price is equal to $28-5/16 (the closing price of LaSalle Partners Common Stock on November 20, 1998), approximately 12,481,792 shares of LaSalle Partners Common Stock (the "Consideration Shares") and $5.8 million in cash consideration would be issued or paid to or for the account of the JLW Shareholders in exchange for their interest in the JLW Parent Companies. The remaining 1,772,324 shares will be placed in a trust (the "ESOT") for the benefit of certain current and former employees of the JLW Companies and certain related parties (the "ESOT Shares"). The ESOT Shares, subject to certain vesting requirements, will be allocated during the period following the Closing and ending on December 31, 2000. The shares issuable in the Transactions would represent approximately 46.8% of the shares of LaSalle Partners Common Stock issued and outstanding immediately following the Closing.


     Assuming the foregoing, the consideration will be paid as follows:


                               Shares of
                                LaSalle
                                Partners                        Cash                           Percentage
                                 Common       Value of        Consider-                         of Total
                                 Stock         Shares          ation           Value          Consideration
                              ----------    ------------     ----------     ------------      -------------

NewCo 1, JLW Supply,
 JLW USA and
 JLW Continuation . . . . .    6,451,022    $182,644,560     $1,845,239     $184,489,799           45.1%

NewCo 2 . . . . . . . . . .      264,508       7,488,883         75,651        7,564,534            1.8

NewCo 3 . . . . . . . . . .      508,009      14,383,005        145,271       14,528,276            3.6

JLW Asia Group. . . . . . .    3,770,793     106,760,577      1,078,904      107,839,481           26.3

JLW Australasia Group . . .    1,487,460      42,113,711      2,700,000       44,813,711           10.9
                              ----------    ------------     ----------     ------------          -----

    Total . . . . . . . . .   12,481,792     353,390,736      5,845,065      359,235,801           87.7%

ESOT. . . . . . . . . . . .    1,772,324      50,178,923         --           50,178,923           12.3%
                              ----------    ------------     ----------     ------------          -----

    Grand Total . . . . . .   14,254,116    $403,569,659     $5,845,065     $409,414,724          100.0%
                              ==========    ============     ==========     ============          =====


     Pursuant to the Purchase Agreements, 50% of the first 35,700 Consideration Shares and 20% of any additional Consideration Shares allocated to each JLW Shareholder (the "Forfeiture Shares") will be placed in escrow and will be subject to forfeiture in the event of the cessation of employment of such JLW Shareholder under certain circumstances or, if such JLW Shareholder is not a natural person, the director, officer, employee or partner of the JLW Businesses who owns or holds an interest (beneficial or otherwise), direct or indirect, in such JLW Shareholder or through which such JLW Shareholder will acquire shares of stock in the JLW Parent Companies in the Integration (a "Related JLW Owner"). In addition, a portion of each JLW Shareholder's Consideration Shares and a portion of the ESOT Shares will be deposited with an escrow agent (the "Indemnity Escrow Agent") under (i) to facilitate the post-closing net worth adjustments (an aggregate of 1,241,683 Consideration Shares and ESOT Shares (the "Adjustment Shares")) and (ii) to secure the JLW Shareholders' indemnification obligations under an escrow agreement to be established under the Purchase Agreements (the "Escrow Agreement") (an aggregate of 750,000 Consideration Shares and ESOT Shares (the "Indemnification Shares")). The remaining Consideration Shares (the "Initial Distribution Shares") allocated to each JLW Shareholder will be issued directly to each JLW Shareholder at Closing.

     AUSTRALASIA. Pursuant to the applicable Purchase Agreement, each JLW Australasia Seller will sell to LaSalle Partners the shares of the JLW Australasia Parent Companies owned by such JLW Australasia Seller in exchange for a convertible note. Such convertible notes will be redeemable for an aggregate of 1,487,460 shares of LaSalle Partners Common Stock. The JLW Australasia Sellers have directed LaSalle Partners, in lieu of the issuance of a portion of such convertible notes to the JLW Australasia Sellers, to issue such portion of such convertible notes to certain of the direct and indirect beneficial owners of the JLW Australasia Parent Companies (the "JLW Australasia Shareholders"), provided, that JLW Australia Parent will retain a convertible note in the principal amount of $1,986,113, which is redeemable for 80,247 shares of LaSalle Partners Common Stock. The convertible notes issued to the JLW Australasia Shareholders and JLW Australia Parent will be redeemed for LaSalle Partners Common Stock on the date of the Closing (the "Closing Date"). The convertible notes issued to the JLW Sellers and the JLW Australasia Shareholders are referred to herein as the "Convertible Notes."

     EMPLOYEE STOCK OWNERSHIP TRUST. At the Closing, the ESOT Shares will be issued to or on behalf of the ESOT administered by representatives of the JLW Shareholders (the "Shareholders' Representatives"), of which 1,571,441 ESOT Shares will be directly deposited with the trustee for the ESOT (the "ESOT Trustee"), and 91,988 ESOT Shares (the "ESOT Indemnification Shares") and 108,895 ESOT Shares (the "ESOT Adjustment Shares") will be deposited in escrow as Indemnification Shares and Adjustments Shares, respectively, on behalf of the ESOT. Such ESOT Indemnification Shares and ESOT Adjustment Shares, if, when and to the extent released from the escrow will be delivered to the ESOT Trustee. See "The Purchase Agreements--Employee Trusts." Subject to the terms of the ESOT, the ESOT Shares received by the ESOT Trustee will be allocated over a period immediately following the Closing and ending December 31, 2000, to certain current and former employees of the JLW Companies and certain related parties prior to the Closing (and certain related persons) selected by the Shareholders' Representatives. ESOT Shares are anticipated to be allocated as follows: 915,542 shares at Closing, 246,415 shares on December 31, 1999 and 610,367 shares on December 31, 2000.

     FORFEITURE PROVISIONS. Pursuant to the Purchase Agreements, 50% of the first 35,700 Consideration Shares and 20% of any additional Consideration Shares allocated to each JLW Shareholder will be placed in escrow and will be subject to forfeiture in the event of cessation of employment as described below. The JLW Shareholders have executed a Sellers' Contribution and Coordination Agreement (the "SCCA") which, among other things, sets out the provisions governing the forfeiture of Forfeiture Shares if a JLW Shareholder or, if applicable, its Related JLW Owner ceases to be employed by Jones Lang LaSalle, as well as the mechanism by which forfeited Forfeiture Shares will be reallocated among the remaining JLW Shareholders. No Forfeiture Shares will be returned to Jones Lang LaSalle, if forfeited pursuant to the SCCA.

     Immediately, in cases of death and disability giving rise to cessation of employment, or in December 2000 in all other cases, representatives appointed by the JLW Shareholders will determine whether any JLW Shareholder or any Related JLW Owner who has ceased to be employed by Jones Lang LaSalle has left on terms causing such person to be deemed a "Bad Leaver" under the SCCA. A "Bad Leaver" is defined under the SCCA to include someone who has breached his or her contract of employment with Jones Lang LaSalle or joined a competitor of Jones Lang LaSalle, or whose departure is not in the best interests of Jones Lang LaSalle. If a JLW Shareholder is determined to be a Bad Leaver, such JLW Shareholder's Forfeiture Shares will be forfeited and allocated to the other JLW Shareholders pro rata to their entitlement to Forfeiture Shares. The forfeiture provisions in the SCCA will cease to apply upon the earliest of
(i) December 31, 2000, (ii) the day on which a tender offer for Jones Lang LaSalle is recommended by the board of directors of Jones Lang LaSalle (the "Jones Lang LaSalle Board"), or (iii) the dissolution of Jones Lang LaSalle.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE TRANSACTIONS

     DIRECTORS. In connection with the Transactions, effective upon closing, the bylaws of Jones Lang LaSalle (the "Amended Bylaws") will be amended and restated to provide that the number of directors comprising the Jones Lang LaSalle Board as of the Closing and until the earlier of (a) the first business day after the fifth annual meeting of the stockholders of Jones Lang LaSalle following the Closing and (b) June 1, 2003 (the "Transition Period") will be fourteen. As of the Closing, seven of such directors will have been designated by LaSalle Partners (the "LaSalle Partners Directors") and seven of such directors will have been designated by the Sellers' Representatives (the "JLW Directors"). Three of the LaSalle Partners Directors and three of the JLW Directors are required to be independent. Four of the LaSalle Partners Directors and four of the JLW Directors are currently executive officers of LaSalle Partners or the JLW Companies, respectively. The initial LaSalle Partners Directors will be Messrs. Stuart L. Scott, Robert C. Spoerri, M.G. Rose, Daniel W. Cummings, Darryl Hartley-Leonard, Thomas C. Theobald and John R. Walter, each of whom is an existing director of LaSalle Partners. The initial JLW Directors will include Messrs. Christopher A. Peacock and Michael J. Smith, each of whom is an executive officer of the JLW Business. The additional JLW Employee Directors, who must be independent directors, are currently being selected. The current members of the LaSalle Partners Board not designated to continue to serve on the Jones Lang LaSalle Board have agreed to resign, effective upon the Closing. See "The Purchase Agreements--Directors and Executive Officers of Jones Lang LaSalle."

     The Purchase Agreements and the Amended Bylaws provide that for a period of at least two years immediately following the Closing, or until earlier removal, disqualification, resignation, retirement, death or incapacity, (i) Mr. Stuart L. Scott, the current Chairman and Chief Executive Officer of LaSalle Partners, will hold the position of Chairman of the Board and Chief Executive Officer of Jones Lang LaSalle and (ii) Mr. Christopher A. Peacock, the current Chief Executive Officer of the International Board of the JLW Companies, will hold the position of President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle. If at any time during the Transition Period, the position of Chairman of the Board and Chief Executive Officer of Jones Lang LaSalle or President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle becomes vacant, such vacancy will be filled be a majority vote of the entire Jones Lang LaSalle Board. As used herein, "entire Jones Lang LaSalle Board" means the total number of directors Jones Lang LaSalle would have if there were no vacancies. During the two-year period immediately following the Closing, the Chairman of the Board and Chief Executive Officer of Jones Lang LaSalle and President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle must be selected from the officers or employees of LaSalle Partners immediately prior to the Closing ("LaSalle Partners Employees") and the partners, officers or employees of the JLW Businesses immediately prior to the Closing ("JLW Employees"). During such period, if the office of the Chairman and Chief Executive Officer of Jones Lang LaSalle is held by a LaSalle Partners Employee, then the office of President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle must be held by a JLW Employee and (ii) if the office of Chairman of the Board and Chief Executive Officer of Jones Lang LaSalle is held by a JLW Employee, then the office of President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle must be held by a LaSalle Partners Employee.

     During the Transition Period, the Chairman of the Board and Chief Executive Officer, and the President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle may only be removed from office by a majority vote of the entire Jones Lang LaSalle Board, provided, that neither Mr. Scott nor Mr. Peacock may be removed from such respective positions with or without cause, prior to the second anniversary of the Closing, unless such removal is approved by at least two-thirds of the entire Jones Lang LaSalle Board.

     During the Transition Period, the affirmative vote of at least 75% of the entire Jones Lang LaSalle Board will be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, the provisions of the Amended Bylaws containing the foregoing provisions.

ANTICIPATED ACCOUNTING TREATMENT

     To the extent that the existing owners of the JLW Businesses (the "Current JLW Owners") receive cash consideration, the Additional Australasia Cash Payment, Initial Distribution Shares, Indemnification Shares and Adjustment Shares (including such shares issuable upon redemption of Convertible Notes) in exchange for direct or indirect ownership interests in the JLW Parent Companies in connection with the Transactions, such exchanges will be accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, BUSINESS COMBINATIONS ("APB Opinion No. 16"). Such cash consideration and the fair market value of the aggregate Initial Distribution Shares, Indemnification Shares and Adjustment Shares (including any such shares issuable upon redemption of the Convertible Notes), plus any capitalizable transaction costs, will be compared to the fair value of identifiable net assets acquired and the difference will be allocated to goodwill and amortized on a straight-line basis over such periods as permitted by United States Generally Accepted Accounting Principles ("US GAAP"). To the extent that Current JLW Owners receive Forfeiture Shares and to the extent that persons other than Current JLW Owners ("New JLW Owners") receive cash consideration, Initial Distribution Shares, Indemnification Shares, Adjustment Shares and Forfeiture Shares in exchange for direct or indirect ownership interests in the JLW Parent Companies in connection with the Transactions and to the extent ESOT Shares are allocated, such exchanges or allocations will be accounted for as compensation in accordance with Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB Opinion No. 25"). Such cash consideration and the fair market value of the aggregate Initial Distribution Shares, Indemnification Shares, Adjustment Shares and Forfeiture Shares will be recorded as compensation expense or deferred compensation expense. Deferred compensation expense will be amortized on a straight-line basis over the related forfeiture or vesting periods. See "Unaudited Pro Forma Consolidated Financial Statements."


                        THE PURCHASE AGREEMENTS

     The following summary of certain terms of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, filed as exhibits hereto. All capitalized terms used in this section but not defined shall have the meanings ascribed to them in the applicable Purchase Agreement.

CONSIDERATION

     At the closing of the Transactions, LaSalle Partners will deliver (i) an aggregate of 14,254,116 shares (including the ESOT Shares) of LaSalle Partners Common Stock (subject to reduction pursuant to the post-closing net worth adjustments described below), (ii) the cash consideration in an amount of cash equal to the value of 111,084 shares of LaSalle Partners Common Stock (determined by multiplying 111,084 by the Five Day Average Closing Price) and (iii) the Additional Australasia Cash Payment. 12,481,792 of these shares and all of the cash consideration will be issued or paid to or for the account of the JLW Shareholders in exchange for their interests in the JLW Companies and distributed as provided in the Purchase Agreements. See "The Transactions--Consideration." The remaining 1,772,324 shares will be placed in the ESOT.

CONSIDERATION ADJUSTMENT

     The Consideration Shares issuable to each JLW Shareholder will be subject to reduction if NewCo 1, JLW Supply, JLW USA, JLW Continuation and their subsidiaries (the "JLW England Companies"), (ii) NewCo 2 and its subsidiaries, (iii) NewCo 3 and its subsidiaries, (iv) the JLW Asia Parent Companies and their subsidiaries or (v) the JLW Australasia Parent Companies and their subsidiaries do not have the required net worth as of Closing. The aggregate net worth required for such companies is $40 million, subject to adjustment in the event that the commencement of the Integration (the "Integration Commencement") occurs after January 15, 1999. In order to facilitate the net worth adjustments, an aggregate of 1,241,683 Adjustment Shares will be deposited with the Indemnity Escrow Agent.

     The Adjustment Shares will be deposited with the Indemnity Escrow Agent as follows: (i) the shareholders of the JLW England Companies (the "JLW England Shareholders") and the related ESOT sub trust will deposit 697,736 Adjustment Shares (the "JLW England Adjustment Shares"), (ii) the shareholders of NewCo 2 (the "JLW Scotland Shareholders") and the related ESOT sub trust will deposit 22,456 Adjustment Shares (the "JLW Scotland Adjustment Shares"), (iii) the shareholders of NewCo 3 (the "JLW Ireland Shareholders") and the related ESOT sub trust will deposit 44,642 Adjustment Shares (the "JLW Ireland Adjustment Shares"), (iv) the JLW Asia Shareholders and the related ESOT sub trust will deposit 329,750 Adjustment Shares (the "Asia Region Adjustment Shares") and (v) the JLW Australasia Shareholders and the related ESOT sub trust will deposit 147,099 Adjustment Shares (the "Australasia Region Adjustment Shares"). Each of the JLW England Shareholders, the JLW Scotland Shareholders, the JLW Ireland Shareholders, the JLW Asia Shareholders and the JLW Australasia Shareholders is referred to herein as a "Shareholder Group" and each of the JLW England Adjustment Shares, the JLW Scotland Adjustment Shares, the JLW Ireland Adjustment Shares, the Asia Region Adjustment Shares and the Australasia Region Adjustment Shares, as separate groups, are referred to herein as "Shareholder Group Adjustment Shares."

     As soon as practicable, but in no event later than 50 days following the Closing Date, Jones Lang LaSalle will prepare a combined or consolidated balance sheet as of the close of the business day prior to the Closing Date (the "Closing Balance Sheets"), with a related calculation of Closing Net Worth (as defined below), with respect to each of (i) the JLW England Companies, (ii) NewCo 2, (iii) NewCo 3, (iv) the JLW Asia Parent Companies and (v) the JLW Australasia Parent Companies and, combined or consolidated profit and loss accounts, statements of cash flows, statements of movement on reserves and statements of total recognized gains and losses (the "Closing Financial Statements" and, collectively with the Closing Balance Sheets and the Closing Net Worth calculations, the "Closing Statements") for the period from January 1, 1998 to the Closing Date (or for such other period(s) as may be required as described below), for each of (A) the JLW England Companies, (B) NewCo 2, (C) NewCo 3, (D) the JLW Asia Parent Companies and (E) the JLW Australasia Parent Companies.

     The Shareholders' Representatives will have 25 days after receipt of such Closing Statements to object thereto. The Shareholders' Representatives and LaSalle Partners will have 15 days from notice of any objection by the Shareholders' Representatives to resolve any differences after such objection. If the Shareholders' Representatives fail to object within 25 days, such Closing Statements will be deemed to have been accepted. If all differences are not resolved, any remaining differences will be referred to a neutral auditor for final resolution. If, following acceptance of the Closing Statements and resolution of any conflicts, the Closing Net Worth of the JLW England Companies, NewCo2, NewCo 3, the JLW Asia Parent Companies or the JLW Australasia Parent Companies is determined to be less than $22,476,000, $724,000, $1,440,000, $10,624,000 or
$4,736,000, respectively (each, a "Minimum Closing Net Worth") (the amount of each such deficiency being referred to herein as a "Shareholder Group Adjustment Amount" and, in the aggregate, the "Adjustment Amount"), then the number of Shareholder Group Adjustment Shares to be delivered to each Shareholder Group and the related ESOT sub trust, respectively, will be reduced by the number of shares of LaSalle Partners Common Stock equal to the quotient obtained by dividing the respective Shareholder Group Adjustment Amount by an amount (the "Adjustment Shares Conversion Amount") equal to 92.5% of the average closing price of LaSalle Partners Common Stock (as reported on the composite transaction tape of the NYSE) for the five-trading-day period that includes the two trading days immediately preceding, the trading day including and the two trading days immediately following the day (the "Final Closing Statements Determination Date") on which the final Closing Statements are agreed to by the parties or finally determined by the neutral auditor. However, if such quotient exceeds the number of Shareholder Group Adjustment Shares allocated to any Shareholder Group and the related ESOT sub trust (such excess number of shares being referred to herein as the "Shareholder Group Share Deficit"), then the Shareholder Group Adjustment Shares issuable to the other Shareholder Groups and the related ESOT sub trusts will be reduced by an aggregate number equal to the Shareholder Group Share Deficit, apportioned among the Shareholder Groups and the related ESOT sub trusts pro rata on the basis of the respective number of Shareholder Group Adjustment Shares allocated to the Shareholder Groups and the related ESOT sub trusts. If such reduction reduces to zero the number of Shareholder Group Adjustment Shares issuable to any other Shareholder Group and the related ESOT sub trust, any remaining Shareholder Group Share Deficit will be deducted from any Shareholder Group Adjustment Shares then remaining issuable to the remaining Shareholder Groups and the related ESOT sub trusts pro rata on the basis of the Shareholder Group Adjustment Shares then remaining issuable to each of them. The adjustments described in this paragraph are referred to herein as the "Net Worth Adjustments."

     Following the Net Worth Adjustments, each JLW England Shareholder, JLW Scotland Shareholder and JLW Ireland Shareholder, and the related ESOT sub trust, will be entitled to receive such JLW Shareholder's or ESOT sub trust's pro rata share of any then remaining JLW England Adjustment Shares, JLW Scotland Adjustment Shares or JLW Ireland Adjustment Shares, respectively (determined on the basis of the ratio which the Initial Distribution Shares and Forfeiture Shares issuable to such JLW Shareholder (or, in the case of an ESOT sub trust, the number of ESOT Shares deposited in the applicable ESOT sub trust) bears to the aggregate number of Initial Distribution Shares and Forfeiture Shares issuable to all JLW England Shareholders, JLW Scotland Shareholders and JLW Ireland Shareholders, as applicable, together with the number of ESOT Shares that are deposited with the related ESOT sub trusts). The allocation of the Asia Region Adjustment Shares and Australasia Region Adjustment Shares remaining issuable after the Net Worth Adjustments will be determined by the Shareholders' Representatives and included in a written notice (the "Allocation Notice") provided to LaSalle Partners and the Indemnity Escrow Agent by the Shareholders' Representatives within 30 days following the Final Closing Statements Determination Date (the "Allocation Notice Delivery Period"). In the event that the number of Shareholder Group Adjustment Shares issuable to any Shareholder Group and the related ESOT sub trust would be required to be reduced pursuant to the Net Worth Adjustments, the Shareholder's Representatives may, during the Allocation Notice Delivery Period, (i) pay, on behalf of some or all of the JLW Shareholders in such Shareholder Group and the related ESOT sub trust, up to an amount in cash equal to the applicable Shareholder Group Adjustment Amount or (ii) surrender to Jones Lang LaSalle an equivalent number of Initial Distribution Shares (based on a per share value equal to the Adjustment Shares Conversion Amount) in which case the applicable Adjustment Shares Conversion Amount will be reduced pro rata. Each Shareholder Group Adjustment Amount will be reduced by an amount equal to any such cash payment and the value of any Initial Distribution Shares so surrendered (based on a per share value equal to the

Adjustment Shares Conversion Amount). At the end of the Allocation Notice Delivery Period, any Adjustment Shares that have become subject to a reduction pursuant the Net Worth Adjustments (after giving effect to any cash payment or surrender of Initial Distribution Shares) will be delivered to Jones Lang LaSalle by the Indemnity Escrow Agent.

     If the Net Worth Adjustments (after giving effect to any cash payment or surrender of Initial Distribution Shares) result in a reduction in Adjustment Shares that exceeds the aggregate number of Adjustment Shares (such excess amount being referred to herein as the "Adjustment Shares Deficit"), then in addition to the elimination of the Adjustment Shares (and return of such Adjustment Shares to LaSalle Partners by the Indemnity Escrow Agent), each JLW Shareholder and the ESOT Trustee will be obligated to return to the transfer agent and registrar for LaSalle Partners Common Stock (the "Transfer Agent") for cancellation certificates representing Initial Distribution Shares received by such JLW Shareholder and ESOT Shares received by the ESOT Trustee. The Transfer Agent will cancel each such certificate and issue to each JLW Shareholder and the ESOT Trustee a new certificate representing such JLW Shareholder's Initial Distribution Shares or ESOT Shares, less such JLW Shareholder's and ESOT sub trust's pro rata share (on the basis of the Initial Distribution Shares and Forfeiture Shares issued to all JLW Shareholders and ESOT Shares issued to the ESOT) of the Adjustment Shares Deficit (based on a per share value equal to the Adjustment Shares Conversion Amount). In the event that the Initial Distribution Shares received by the JLW Shareholders are not sufficient to satisfy the Adjustment Shares Deficit, the JLW Shareholders are required to cause the escrow agent appointed to hold the Forfeiture Shares (the "Forfeiture Shares Escrow Agent") or the Indemnity Escrow Agent with respect to the Forfeiture Shares of the JLW Asia Shareholders to return to the Transfer Agent for cancellation certificates representing such Forfeiture Shares. The Transfer Agent will cancel such certificates and issue to the Forfeiture Shares Escrow Agent or the Indemnity Escrow Agent, as applicable, a new certificate representing such Forfeiture Shares, less the number of Forfeiture Shares required to satisfy the Adjustment Shares Deficit.

     In the event that (i) the final Closing Net Worth of the JLW England Companies and their subsidiaries exceeds the Minimum Closing Net Worth of the JLW England Companies, (ii) the final Closing Net Worth of NewCo 2 and its subsidiaries exceeds the Minimum Closing Net Worth of NewCo 2, (iii) the final Closing Net Worth of NewCo 3 and its subsidiaries exceeds the Minimum Closing Net Worth of NewCo 3, (iv) the final Closing Net Worth of the JLW Asia Parent Companies and their subsidiaries exceeds the Minimum Closing Net Worth of the JLW Asia Parent Companies or (v) the final Closing Net Worth of the JLW Australasia Parent Companies and their subsidiaries exceeds the Minimum Closing Net Worth of the JLW Australasia Parent Companies, then, within 60 days of the Final Closing Statements Determination Date, LaSalle Partners will pay to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders, JLW Asia Shareholders or JLW Australasia Shareholders, as applicable, an amount equal to such excess (unless such excess was otherwise paid or distributed to them), by delivery of cash in the amount of such excess by wire transfer to an account or accounts designated by the Shareholders' Representatives.

     In the event that the Integration Commencement takes place later than January 15, 1999, the Closing Financial Statements for the JLW England Companies, NewCo 2, NewCo 3, the JLW Asia Parent Companies and the JLW Australasia Parent Companies and their respective subsidiaries will each include both (i) a profit and loss account for the year ended December 31, 1998 and (ii) a pro forma profit and loss account (to take into account a revised compensation expense with respect to certain individuals and associated tax benefits or charges) for the period beginning on January 1, 1999 and ending on the business date next preceding the Closing Date (the "1999 Income Statements," with such period being sometimes referred to herein as the "1999 Stub Period"). Based on the 1999 Income Statements included in the final Closing Statements, the Minimum Closing Net Worth of the JLW England Companies, NewCo 2, NewCo 3, the JLW Asia Parent Companies and the JLW Australasia Parent Companies, respectively, will, subject to certain exceptions, be increased by any pro forma profit on ordinary activities after taxation, or decreased by any pro forma loss on ordinary activities after taxation for the 1999 Stub Period as shown on each Shareholder Group's respective Closing Financial Statements.

     "Closing Net Worth" means, in respect of a specified group of companies, the sum of the book values of all assets of such companies, minus the sum of all liabilities of such companies, determined in each case on a consolidated or combined basis (as applicable) in accordance with certain accounting principles agreed upon pursuant to the Purchase Agreements (the "Agreed Generally Accepted Accounting Principles") based on the applicable Closing Balance Sheet. Notwithstanding the foregoing, for purposes of calculating such Closing Net Worth: (a) the applicable Closing Balance Sheets will include, among other things, accruals (if not satisfied in full) for (i) Liabilities (as defined in the Purchase Agreements) to former partners of JLW England, JLW Ireland and JLW Scotland, (ii) Liabilities relating to the Jones Lang Wootton (Hong Kong) Annuity Scheme,
(iii) Transfer Taxes (as defined in the Purchase Agreements) payable by any of such companies in connection with the Integration and the other transactions contemplated by the Purchase Agreements, (iv) other Tax Liabilities (as defined in the Purchase Agreements) of any such companies relating to the Integration and the other transactions contemplated by the Purchase Agreements, and (v) out-of-pocket fees and expenses (including, without limitation, legal, financial advisory and accounting) payable by any of such companies in connection with the Integration and the other transactions contemplated by the Purchase Agreements; and (b) there shall be added to the assets of the applicable group of companies to the extent paid prior to Closing or accrued on the applicable Closing Balance Sheet, an amount equal to (i) any Transfer Taxes of a type described in clause
(iii) above, whether so accrued or previously paid (or payable by LaSalle Partners and deemed accrued or accrued as provided below) to the extent that the total of such Transfer Taxes so accrued or paid is less than or equal to $3 million in the aggregate for all JLW Europe/USA Parent Companies, JLW Asia Parent Companies and JLW Australasia Parent Companies and their respective subsidiaries and (ii) any out-of-pocket fees and expenses of a type described in clause (v) above, whether accrued or previously paid (or payable by LaSalle Partners and deemed accrued or accrued as provided below), to the extent that the total of such fees and expenses is less than or equal to $12 million in the aggregate for all JLW Europe/USA Parent Companies, JLW Asia Parent Companies and JLW Australasia Parent Companies and their respective subsidiaries (it being understood that the credits for any such Transfer Taxes or fees and expenses so previously paid or accrued shall be allocated among the Closing Balance Sheets in such manner as the Shareholders' Representatives shall specify), provided that the amount required to be added back to the assets of the applicable group of companies shall be net of any associated tax benefits to such group of companies as included on the applicable Closing Balance Sheet. For the purpose of determining such Closing Net Worth, there shall be pro forma accruals on the applicable Closing Balance Sheets (a) in an aggregate amount equal to any Transfer Taxes paid or payable by LaSalle Partners in connection with the Integration or the transactions contemplated by the Purchase Agreements (to the extent not already accrued for on any Closing Balance Sheet) and (b) in an aggregate amount equal to the aggregate amount of any out-of-pocket fees and expenses (including, without limitation, legal, financial advisory and accounting fees and expenses) that are (i) attributable to any JLW Partnership, JLW Europe/USA Parent Company, JLW Asia Parent Company or JLW Australasia Parent Company or any of their respective subsidiaries in connection with the Integration or the transactions contemplated by the Purchase Agreements but (ii) have not been accrued on any Closing Balance Sheet and (iii) are payable by LaSalle Partners. Any such pro forma accruals shall be apportioned among the five Closing Balance Sheets in such manner as the Shareholders' Representatives shall specify.

REPRESENTATIONS AND WARRANTIES

     The Purchase Agreements contain various representations and warranties made jointly and severally by the JLW Companies (provided, that in the case of the JLW Asia Parent Companies and the JLW Australasia Parent Companies, such representations and warranties will not give rise to any right to indemnification against such companies and are made only to the extent that it is lawful for such companies to do so), and severally and not jointly by certain JLW Shareholders who are also members of management (the "Management Shareholders") (provided, that in the case of the Management Shareholders, such representations and warranties are limited to the Management Shareholders' knowledge and no Management Shareholder will have any liability with respect to any representation and warranty unless the Closing occurs). Such representations and warranties relate to, among other things: (i) ownership and sale of shares of stock in the JLW Parent Companies (the "JLW Shares") and claims to assets of the JLW Companies;
(ii) due organization and valid existence of each of the JLW Parent Companies and the JLW Sellers and certain similar corporate matters; (iii) the capitalization of each of the JLW Parent Companies; (iv) the name, jurisdiction of incorporation and capitalization of each of the JLW Companies; (v) the authorization, execution, delivery and enforceability of the Purchase Agreements, the consummation of the Transactions and related matters; (vi) the absence of violations and defaults under charters or bylaws and any instruments or laws; (vii) the absence of consents or approvals; (viii) financial statements; (ix) the absence of undisclosed liabilities; (x) the absence of certain events and material adverse changes since June 30, 1998; (xi) real property; (xii) intangible property rights;
(xiii) material contracts; (xiv) licenses; (xv) Year 2000 and Euro compliance; (xvi) significant clients; (xvii) operation of the JLW Businesses; (xviii) insurance matters; (xix) labor relations; (xx) employee benefit matters; (xxi) litigation; (xxii) compliance with laws; (xxiii) tax compliance and other tax matters; (xxiv) environmental matters; (xxv) list of personnel and related matters; (xxvi) absence of untrue statements or omissions of material facts supplied for inclusion in an offering circular relating to the shares of LaSalle Partners Common Stock to be issued in connection with the Transactions (the "Offering Circular"), or the proxy statement (the "Proxy Statement") to be delivered to LaSalle Partners Stockholders in connection with a special meeting of LaSalle Partners Stockholders at which LaSalle Partners Stockholders are to consider and vote upon certain matters relating to the Transactions (the "Special Meeting"); (xxvii) Integration matters; (xxviii) related party transactions; (xxix) activities of newly formed subsidiaries; (xxx) absence of action which would require registration of Consideration Shares under the Securities Act of 1933, as amended (the "Securities Act"); (xxxi) opinion of financial advisor; and (xxxii) certain fees.

     The Purchase Agreements also contain representations and warranties of LaSalle Partners related to, among other things: (i) LaSalle Partners and its subsidiaries' due organization, valid existence and good standing and certain similar corporate matters; (ii) subsidiaries and affiliates of LaSalle Partners; (iii) the authorization, execution, delivery and enforceability of the Purchase Agreements, the consummation of the Transactions and related matters; (iv) the absence of conflicts under charters or bylaws and violations of any instruments or laws caused by the Transactions (but not including the Integration); (v) the possession of required consents and approvals; (vi) various documents and financial statements it has filed with the SEC and the accuracy of the information contained therein; (vii) the absence of undisclosed liabilities; (viii) the absence of certain events and material adverse changes since June 30, 1998;
(ix) licenses; (x) insurance matters; (xi) labor relations; (xii) employee benefit matters; (xiii) litigation; (xiv) compliance with laws; (xv) tax compliance and other tax matters; (xvi) opinion of financial advisor;
(xvii) certain fees; (xviii) absence of untrue statements or omissions of material facts in the Offering Circular or the Proxy Statement (excluding information included therein that relates to any JLW Shareholder, JLW Seller or JLW Company); and (xix) the approval of the Transactions by the LaSalle Partners Board and the inapplicability of "fair price" and similar laws under the MGCL. The representations and warranties of LaSalle Partners do not survive the Closing.

     The Purchase Agreement relating to the JLW Asia Companies filed as an exhibit to this Current Report (the "JLW Asia Purchase Agreement") and the Purchase Agreement relating to the JLW Australasia Companies filed as an exhibit to this Current Report (the "JLW Australasia Purchase Agreement") also contain representations and warranties made jointly and severally by the JLW Asia Sellers and the JLW Australasia Sellers, respectively, relating to, among other things: (i) ownership and sale of JLW Shares; (ii) authorization; (iii) the absence of certain material violations; (iv) the possession of required consents or approvals; (v) certain investment matters; and (vi) Regulation S under the Securities Act.

CERTAIN COVENANTS

     GENERAL. Subject to certain exceptions, pursuant to the Purchase Agreements, from the date of the Purchase Agreements until the Closing, each of LaSalle Partners and the JLW Parent Companies has agreed to conduct its respective business only in the ordinary and usual course and substantially in the same manner as previously conducted. During such period, each of LaSalle Partners and the JLW Parent Companies also will (and the JLW Seller which is the parent thereof will cause such JLW Parent Company to), and will cause each of their respective subsidiaries to, use commercially reasonable efforts to preserve intact the existing relationships with its clients and perform all acts to be performed by it pursuant to the Purchase Agreements, the other Transaction documents and certain documents relating to the Integration.

     The Purchase Agreements also contemplate that, subject to certain exceptions, from the date of the Purchase Agreements until the Closing, neither LaSalle Partners, the JLW Parent Companies nor any of their subsidiaries will take any action that would result in the respective representations and warranties of LaSalle Partners, the JLW Sellers, the JLW Companies and the Management Shareholders under the Purchase Agreements or of the JLW Shareholders under the agreements pursuant to which JLW Shareholders are deemed to become parties to the Purchase Agreements (the "Joinder Agreements") being untrue in any material respect or any of the conditions to the Closing not being satisfied. Specifically, neither LaSalle Partners, the JLW Parent Companies, nor any of their respective subsidiaries may, among other things: (i) amend their respective organizational documents; (ii) subject to certain exceptions, incur any indebtedness or guarantee any indebtedness, or make any loans, advances or capital contributions to, or investments in, any other entity; (iii) acquire any material assets of or equity interests in any other entity;
(iv) subject to certain exceptions, pay any claims or obligations; (v) pay, discharge or satisfy any material lien; (vi) permit or allow any of its material properties or assets to be subjected to any lien; (vii) waive any rights of material value or sell or transfer any of its respective properties or assets; (viii) enter into any employment or severance agreement with any partner, officer, director, shareholder or employee who would receive annual compensation in excess of $100,000; (ix) enter into or amend any bonus, pension, profit sharing or other plan in respect of the compensation payable or to become payable to any of its officers, directors or employees; (x) make any pension, retirement, profit sharing, bonus or other employee welfare or benefit payment or contribution, other than in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any compensation or benefit; (xi) declare, pay or make any dividend or other distribution in respect of its issued share capital, or redeem, purchase or otherwise acquire any of its issued share capital; (xii) issue, allot or sell any equity securities or issue, grant or sell any right of any kind that calls for the issuance of any equity securities; (xiii) make any change in any accounting or tax principles, practices or methods; (xiv) make any material tax election or settle or compromise any material income tax liability; (xv) terminate, amend or fail to perform any obligations under any material agreement;
(xvi) enter into any material joint venture or partnership; or (xvii) settle any material lawsuits, claims, investigations or proceedings.

ADDITIONAL COVENANTS

     JLW COMPANIES AND JLW SELLERS. Each of JLW England, JLW Scotland and JLW Ireland has also agreed to cause its respective Closing Net Worth to be positive on the Closing Date. The JLW Asia Parent Companies and the JLW Asia Sellers, and the JLW Australasia Parent Companies and the JLW Australasia Sellers, have agreed to cause the Closing Net Worth of the JLW Asia Parent Companies and the JLW Australasia Parent Companies, respectively, to be positive on the Closing Date. The JLW Asia Sellers and the JLW Australasia Sellers have agreed that, other than pursuant to certain exceptions, following the Closing Date, no JLW Asia Seller or JLW Australasia Seller is permitted to make, or to allow certain subsidiaries that are being retained by the JLW Asia Sellers or the JLW Australasia Sellers (the "Continuing Affiliates") to make, use of the names "Jones Lang Wootton" or "JLW" or associated marks, or any confusingly similar names or marks, and each such JLW Seller and Continuing Affiliate will have to remove such words from its corporate title.

     LASALLE PARTNERS. LaSalle Partners has agreed to use commercially reasonable efforts to cause the Consideration Shares to be approved for listing on the NYSE, subject to official notice of issuance, on or prior to the date of the commencement of the Integration (the "Integration Commencement Date"), and to cause the Special Meeting to be held for the purpose of voting on the approval of: (i) the Share Issuance; (ii) the Charter Amendment and (iii) the Stock Plan Amendment (collectively, the "Proposed Actions").

     The approval of the Proposed Actions by the stockholders of LaSalle Partners is a condition to the consummation of the Transactions. See "- Conditions to the Transactions." It is expected that, as required by the Purchase Agreements, the Proxy Statement will include the approval and recommendation of the LaSalle Partners Board in favor of the Proposed Actions, and unless the LaSalle Partners Board modifies or withdraws such recommendation, LaSalle Partners will be obligated to use all reasonable efforts to solicit from its stockholders proxies in favor of the Proposed Actions and to take all other actions advisable to secure the requisite vote or consent of stockholders required by Maryland law and the NYSE. The LaSalle Partners Board may modify or withdraw such recommendation, but only if and to the extent that (i) a "LaSalle Partners Acquisition Proposal" has been made prior to the time that the LaSalle Partners Board determines to withdraw or modify its recommendation, (ii) the LaSalle Partners Board reasonably concludes in good faith, based on advice from its outside counsel, that the failure to make such withdrawal or modification would violate the fiduciary duties of the LaSalle Partners Board under applicable law, and (iii) LaSalle Partners has delivered to the Shareholders' Representatives, at least two business days prior to such withdrawal or modification, a written notice advising the Shareholders' Representatives that LaSalle Partners has received a LaSalle Partners Acquisition Proposal, identifying the person making such LaSalle Partners Acquisition Proposal, setting forth the material terms and conditions of such LaSalle Partners Acquisition Proposal and indicating that the LaSalle Partners Board proposes to withdraw or modify its recommendation. "LaSalle Partners Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving LaSalle Partners, other than the transactions contemplated by the Purchase Agreements.

     LaSalle Partners has agreed to assume certain indemnification obligations and provide certain guarantees, as specified in the Purchase Agreements.


STOCK OPTIONS

     Pursuant to the Purchase Agreements, to the extent that LaSalle Partners issues or grants (i) any stock options or other stock based incentive awards or (ii) any cash-based awards granted under a stock based incentive plan (the awards referred to in (i) and (ii) being sometimes referred to herein as "Stock Options") to any employees of LaSalle Partners, which employees were so employed prior to the Closing Date (other than any new employees hired after June 30, 1998), at any time after June 30, 1998 and prior to the third anniversary of the Closing Date, LaSalle Partners will cause an equivalent number of Stock Options to be issued or granted, on or about the time of such grant or issuance (or, in the case of Stock Options granted or issued prior to the Closing Date, as soon as reasonably practicable after the Closing Date) to employees of Jones Lang LaSalle or any subsidiary thereof who were employees of the JLW Companies immediately prior to the Closing Date.

INDEMNIFICATION OF DIRECTORS

     Pursuant to the Purchase Agreements, for a period of three years following the Closing Date, LaSalle Partners may not amend any charter, bylaw or other constitutional document of any JLW Company, in each case as in effect at June 30, 1998, in such a way as to remove or reduce any right to indemnification thereunder in favor of any director, partner or officer thereof.

OTHER OFFERS

     JLW COMPANIES. From the date of the Purchase Agreements until the termination of the Purchase Agreements, the JLW Sellers and the JLW Parent Companies may not, and will cause each JLW Company which is a direct or indirect subsidiary thereof not to, and will not permit the partners, directors, officers, employees, agents and advisors of the JLW Sellers and the JLW Companies to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage any "JLW Acquisition Proposal" or
(ii) engage in negotiations with, disclose any non-public information relating to any JLW Seller or JLW Company or afford access to the properties, books or records of any JLW Seller or JLW Company, to any person that may be considering making, or has made, a JLW Acquisition Proposal. Any JLW Company may, however, respond to inquiries with respect to a JLW Acquisition Proposal for the sole purpose of informing the inquiring person that no discussions of any kind may occur while such discussions are prohibited by the Purchase Agreements. "JLW Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving any of the JLW Sellers or the JLW Companies, other than the transactions contemplated by the Purchase Agreements.

     LASALLE PARTNERS. From the date of the Purchase Agreements until the termination of the Purchase Agreements, LaSalle Partners may not, and will cause its directors, officers, employees, agents and advisors not to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage any "LaSalle Partners Acquisition Proposal" or (ii) engage in negotiations with, disclose any non-public information relating to LaSalle Partners or afford access to the properties, books or records of LaSalle Partners to, any person that may be considering making, or has made, a LaSalle Partners Acquisition Proposal. LaSalle Partners may, however, engage in any such actions with any person who has made a LaSalle Partners Acquisition Proposal, as well as take such other actions as are customarily undertaken in connection with the negotiation and evaluation of a LaSalle Partners Acquisition Proposal, if the LaSalle Partners Board reasonably concludes in good faith based on advice from its outside counsel that the failure to take such action would violate the fiduciary duties of the LaSalle Partners Board under applicable law. Prior to any such negotiations or other actions, however, the person making the LaSalle Partners Acquisition Proposal must enter into a confidentiality agreement with LaSalle Partners on customary terms. LaSalle Partners must keep the Shareholders' Representatives fully informed on a current basis of the status and details of any LaSalle Partners Acquisition Proposal and any request for information. LaSalle Partners and the LaSalle Partners Board are not prohibited from talking and disclosing to LaSalle Partners' stockholders a position with respect to a LaSalle Partners Acquisition Proposal by a third party to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or from making such disclosure to the LaSalle Partners' stockholders which, in the judgment of the LaSalle Partners Board based on the advice of outside counsel, is required under applicable law.

DIRECTORS AND EXECUTIVE OFFICERS OF JONES LANG LASALLE

     DIRECTORS. The Amended Bylaws provide that the number of directors comprising the Jones Lang LaSalle Board during the Transition Period will be 14. As of the Closing, seven of such directors will have been designated by LaSalle Partners and seven of such directors will have been designated by certain representatives of the JLW Sellers (the "Sellers' Representatives"). The initial LaSalle Partners Directors will include four executive officers of LaSalle Partners (the "LaSalle Partners Employee Directors") and three Independent Directors (the "LaSalle Partners Independent Directors") and the JLW Directors will include four executive officers of the JLW Companies (the "JLW Employee Directors") and three Independent Directors (the "JLW Independent Directors"), at least one of which JLW Independent Director shall have his or her primary place of business or residence outside of the United Kingdom. The initial LaSalle

Partners Employee Directors will be Mr. Stuart L. Scott, Mr. Robert C. Spoerri, Mr. M.G. Rose and Mr. Daniel W. Cummings. The initial LaSalle Partners Independent Directors will be Mr. Darryl Hartley-Leonard, Mr. Thomas C. Theobald and Mr. John R. Walter. The initial JLW Employee Directors will be Mr. Christopher A. Peacock and Mr. Michael J. Smith each of whom is an executive officer of the JLW Companies. The two additional JLW Employee Directors and the initial JLW Independent Directors are currently being selected.

     If, prior to the Closing, any LaSalle Partners Director or JLW Director declines or is unable to serve, LaSalle Partners or the Sellers' Representatives, as the case may be, will designate another individual to serve in such designees' place, subject to the requirement that at least three of the LaSalle Partners Directors and three of the JLW Directors are required to be independent directors and subject to the approval of the Sellers' Representatives (in the case of the LaSalle Partners Directors) or LaSalle Partners (in the case of the JLW Directors) which approval may not be unreasonably withheld or delayed. LaSalle Partners will cause the individuals designated by the Sellers' Representatives as the initial JLW Directors to be appointed as directors of LaSalle Partners immediately following the Closing.

     The initial designation of the JLW Directors among the three classes of directors comprising the Jones Lang LaSalle Board will be agreed to by LaSalle Partners and the Sellers' Representatives, provided that the LaSalle Partners Directors and the JLW Directors will be divided as equally as is feasible among such classes. During the Transition Period, each standing committee of the Jones Lang LaSalle Board will be constituted of an equal number of LaSalle Partners Directors (who will be selected by a committee of the Jones Lang LaSalle Board made up of employees of LaSalle Partners prior to the Closing and their designees (the "LaSalle Partners Nominating Committee")) and JLW Directors (who will be selected by a committee of the Jones Lang LaSalle Board made up of employees of the JLW Companies prior to the Closing and their designees (the "JLW Nominating Committee")).

     The number of directors comprising the full Jones Lang LaSalle Board may at any time be increased to fifteen by a resolution approved by the LaSalle Partners Nominating Committee and the JLW Nominating Committee and by a majority of the entire Jones Lang LaSalle Board. At any time when a fifteenth director is in office, the LaSalle Partners Nominating Committee and the JLW Nominating Committee may, acting as a single committee, appoint the fifteenth director as an additional member of any committee of the Jones Lang LaSalle Board, which appointment must be approved by a majority of the members of the LaSalle Partners Nominating Committee and a majority of the members of the JLW Nominating Committee.

     During the Transition Period, the LaSalle Partners Employee Directors in office from time to time, together with two or more LaSalle Partners Independent Directors selected by such LaSalle Partners Employee Directors, will constitute the LaSalle Partners Nominating Committee with the powers and duties delegated to such committee in the Amended Bylaws, and the JLW Employee Directors in office from time to time, together with two or more JLW Independent Directors selected by such JLW Employee Directors will constitute the JLW Nominating Committee with the powers and duties delegated to such committee in the Amended Bylaws. Except as otherwise set forth in the Amended Bylaws, the LaSalle Partners Nominating Committee and the JLW Nominating Committee (collectively, the "Nominating Committees") will exercise all power and authority of the Jones Lang LaSalle Board with respect to the designation of persons as the nominees of the Jones Lang LaSalle Board for election to, or designating persons to fill vacancies on, the Jones Lang LaSalle Board. Any director elected by the Jones Lang LaSalle Board to replace any JLW Director must be nominated by the JLW Nominating Committee, and any director elected by the Jones Lang LaSalle Board to replace any LaSalle Partners Director must be nominated by the LaSalle Partners Nominating Committee.

     During the Transition Period, prior to each meeting of the stockholders of Jones Lang LaSalle at which the term of office of any LaSalle Partners Director is expiring or at which any replacement for a LaSalle Partners Director is to be elected, the LaSalle Partners Nominating Committee may designate a nominee for election to such position (which designee must be reasonably acceptable to the JLW Nominating Committee), and prior to each meeting of the stockholders of Jones Lang LaSalle at which the term of office of any JLW Director is expiring or at which any replacement for a JLW Director is to be elected, the JLW Nominating Committee may designate a nominee for election to such position (which designee must be reasonably acceptable to the LaSalle Partners Nominating Committee). At all times during the Transition Period, at least three LaSalle Partners Directors and at least three JLW Directors must at all times be Independent Directors and at least one JLW Independent Director must at all times have his primary place of business and residence outside of the United Kingdom.

     During the Transition Period, if any LaSalle Partners Director is removed from the Jones Lang LaSalle Board, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve as a member of the Jones Lang LaSalle Board, the LaSalle Partners Nominating Committee will have the exclusive power to designate a person to fill such vacancy, and if any JLW Director is removed from the Jones Lang LaSalle Board, becomes disqualified, resigns, retires or otherwise cannot continue to serve as a member of the Jones Lang LaSalle Board, the JLW Nominating Committee will have the exclusive authority on behalf of the entire Jones Lang LaSalle Board to appoint a designee to fill such vacancy, in each case subject to the approval of a majority of the directors then remaining in office.

     During the Transition Period, in the event that the number of members constituting the Jones Lang LaSalle Board is increased to fifteen as set forth in the Purchase Agreements, the LaSalle Partners Nominating Committee and the JLW Nominating Committee, acting as a single committee will elect as a director a person other than a past or present employee or executive officer of LaSalle Partners or the JLW Parent Companies and certain affiliates of such an employee or executive officer (an "Independent Director") to fill such vacancy. Such Independent Director must be approved by a majority of the members of the LaSalle Partners Nominating Committee, a majority of the members of the JLW Nominating Committee and a majority of the entire Jones Lang LaSalle Board. Prior to any meeting of the stockholders of Jones Lang LaSalle at which the term of office of such fifteenth director is expiring or at which a replacement for such director is to be elected, the LaSalle Partners Nominating Committee and the JLW Nominating Committee, acting as a single committee, will designate a nominee for such position which Independent Director must be approved by a majority of the members of the LaSalle Partners Nominating Committee and a majority of the members of the JLW Nominating Committee. During the Transition Period, neither the Jones Lang LaSalle Board nor any committee thereof will nominate (or cause there to be nominated) any person to replace such fifteenth director who has not been so designated by the Nominating Committees. In the event that such fifteenth director is removed from the Jones Lang LaSalle Board, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve as a member of the Jones Lang LaSalle Board, the LaSalle Partners Nominating Committee and the JLW Nominating Committee, acting as a single committee, will have exclusive power on behalf of the Jones Lang LaSalle Board to designate a person to fill such vacancy and will jointly, acting as a single committee, designate an Independent Director to serve in such position. Such Independent Director must be approved by a majority of the members of the LaSalle Partners Nominating Committee, a majority of the members of the JLW Nominating Committee and a majority of the directors then remaining in office.

     EXECUTIVE OFFICERS. The Purchase Agreements and the Amended Bylaws provide that for a period of at least two years immediately following the Closing, or until earlier removal, disqualification, resignation, retirement, death or incapacity, (i) Mr. Stuart L. Scott will hold the position of Chairman of the Board and Chief Executive Officer of Jones Lang LaSalle and (ii) Mr. Christopher A. Peacock will hold the position of President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle. If at any time during the Transition Period, the position of Chairman of the Board and Chief Executive Officer of Jones Lang LaSalle or President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle becomes vacant, such vacancy will be filled by a majority vote of the entire Jones Lang LaSalle Board. During the two-year period immediately following the Closing, the Chairman of the Board and Chief Executive Officer of Jones Lang LaSalle and President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle must be selected from the LaSalle Partners Employees and the JLW Employees. During such period, (i) if the office of the Chairman and Chief Executive Officer of Jones Lang LaSalle is held by a LaSalle Partners Employee, then the office of President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle must be held by a JLW Employee and (ii) if the office of Chairman of the Board and Chief Executive Officer of Jones Lang LaSalle is held by a JLW Employee, then the office of President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle must be held by a LaSalle Partners Employee.

     During the Transition Period, the Chairman of the Board and Chief Executive Officer, and the President, Deputy Chief Executive Officer and Chief Operating Officer of Jones Lang LaSalle may only be removed from office by a majority vote of the entire Jones Lang LaSalle Board, provided, that neither Mr. Scott nor Mr. Peacock may be removed from such respective positions with or without cause, prior to the second anniversary of the Closing, unless such removal is approved by at least two-thirds of the entire Jones Lang LaSalle Board. As used herein, "entire Jones Lang LaSalle Board" means the total number of directors Jones Lang LaSalle would have if there were no vacancies.

     During the Transition Period, the affirmative vote of at least 75% of the entire Jones Lang LaSalle Board will be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, the articles of the Amended Bylaws containing the foregoing provisions.

EMPLOYEE TRUSTS

     At or prior to the Closing Date, LaSalle Partners will establish the ESOT for the purpose of holding the ESOT Shares deposited therein by LaSalle Partners for distribution to certain current and former employees of the JLW Companies. The ESOT Trustee has not been finally determined. The fees and expenses of the ESOT Trustee will be paid by Jones Lang LaSalle.

     The ESOT Trustee may not allocate, distribute or dispose of trust assets without the prior written instructions of the Shareholders' Representatives or their designees and will execute, in its capacity as trustee, a stockholder agreement which contains comparable provisions to the stockholder agreements (the "Stockholder Agreements"), described herein under the caption "The Stockholder Agreements," to be entered into by each JLW Shareholder and, if applicable, Related JLW Owner, as appropriately modified. The ESOT Trustee must vote consistently with the terms of the stockholder agreement applicable to the trust. In any voting matter for which such agreement does not prescribe how the trust shares are to be voted, such shares must be voted in the same proportions as the shares of LaSalle Partners Common Stock that are voted in respect of such matter.

     Except as provided below, the Shareholders' Representatives' discretion will be absolute as to the identity of beneficiaries, the number of shares allocated to each and the timing of such allocations and the related distributions, subject to (i) limitation (subject to failure of certain vesting conditions) on the aggregate number of shares in each sub trust and sub-sub trust and (ii) restrictions on timing and amount of allocations and distributions referred to below. Without LaSalle Partners' consent (which will not be unreasonably withheld), no shares may be allocated or distributed to any person who received Consideration Shares in the Transactions, if such allocation or distribution would adversely affect LaSalle Partners' tax or accounting position.

     Allocations may only be made by the ESOT Trustee (following written instructions from the Shareholders' Representatives) on the Closing Date, December 31, 1999 and December 31, 2000. No allocations may be made after December 31, 2000. Certain allocations may be made subject to one or more vesting conditions in relation to all or a portion of the allocated shares. The vesting conditions of the ESOT Agreements (as defined in the Purchase Agreements) will generally replicate the forfeiture arrangements described in "The Transactions--Consideration--Forfeiture Provisions." Any shares with respect to which the vesting conditions are not met will be subject to reallocation (free of any vesting conditions) on December 31, 2000. ESOT Shares are anticipated to be allocated as follows: 915,542 shares at Closing, 246,415 shares on December 31, 1999 and 610,367 shares on
December 31, 2000.

     ESOT Indemnification Shares and ESOT Adjustment Shares may be distributed at any time after receipt from the Indemnity Escrow Agent. Any prospective beneficiary of ESOT Shares will first be required to execute a stockholder agreement in a form reasonably satisfactory to LaSalle Partners and the Shareholders' Representatives which will contain comparable provisions to the Stockholder Agreements, as appropriately modified.

CONDITIONS TO THE TRANSACTIONS

     CONDITIONS TO THE JLW SHAREHOLDERS' AND LASALLE PARTNERS' OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS. The Purchase Agreements subject the obligations of LaSalle Partners and the JLW Shareholders, Related JLW Owners, JLW Sellers and JLW Parent Companies to perform their respective obligations under the Purchase Agreements, the other Operative Agreements (as defined in the Purchase Agreements) and the Integration Agreements (as defined in the Purchase Agreements) to the satisfaction or waiver by LaSalle Partners, the Sellers' Representatives and the Shareholders' Representatives on or before the Integration Commencement Date or the Closing Date, as specified, of certain conditions, including the following:
(i) on the Integration Commencement Date and on the Closing Date, there being no effective order of any nature issued by a court or other governmental authority of competent jurisdiction directing that the Transactions or any of them not be consummated; (ii) on the Integration Commencement Date and on the Closing Date, there being no pending action or investigation ("Action") by any government authority (or by any other entity any Action which has a reasonable likelihood of success) (A) challenging or seeking to restrain or prohibit the Integration or the Transactions or seeking to obtain in connection with the Integration or the Transactions any damages that would reasonably be expected to have a LaSalle Partners Material Adverse Effect or a JLW Material Adverse Effect,
(B) seeking to prohibit or limit the ownership or operation by LaSalle Partners or the JLW Companies of any material portion of their respective businesses or assets or (C) seeking to prohibit LaSalle Partners from exercising its rights under or otherwise enjoying the benefits of the other Operative Agreements; (iii) on the Integration Commencement Date, all authorizations or expirations of applicable waiting periods imposed by any governmental authority, necessary for the consummation of the Transactions, having been obtained or filed or having occurred and being in effect, except where the failure of which to be obtained or filed or to have occurred and be in effect would not have or reasonably be expected to have a LaSalle Partners Material Adverse Effect or a JLW Material Adverse Effect or result in a violation of any criminal laws; (iv) on the Integration Commencement Date, there having been obtained or received and in effect certain enumerated consents and all consents from third persons (other than government authorities) to the Integration or the Transactions that may be required under any contracts or licenses to which LaSalle Partners, any JLW Partnership or any JLW Company is a party or bound with respect to which the failure to obtain or receive would have or would reasonably be expected to have a LaSalle Partners Material Adverse Effect or a JLW Material Adverse Effect; (v) on or before the Integration Commencement Date, the Share Issuance, the Charter Amendment and the Stock Plan Amendment having been approved by the requisite vote of the LaSalle Partners stockholders;
(vi) on or before the Closing Date, the transactions contemplated by the Integration Plan and the Integration Agreements (other than certain post-closing actions) having been consummated in accordance with the terms and conditions of the Integration Plan and the Integration Agreements, and the Integration having been consummated in all material respects in accordance with all applicable laws; (vii) on or prior to the Integration Commencement Date, each JLW Shareholder and each Related JLW Owner listed on the Final Master Shareholder List having duly executed and delivered to LaSalle Partners (A) a Joinder Agreement, (B) a Stockholder Agreement and (C) the Escrow Agreement; and (viii) the Articles of Amendment and Restatement of LaSalle Partners and the amendment to the Articles of Incorporation of LACM having become effective; and (ix) JLW Australia Parent's having entered into a stockholder agreement, in form and substance, reasonably acceptable to LaSalle Partners.

     As used herein, a "JLW Material Adverse Effect" means (i) an individual or cumulative material adverse change in, or effect on, the business, properties, assets, liabilities, financial condition or results of operations of the JLW Companies, taken as a whole, (ii) an individual or cumulative event or development that is reasonably expected to have a material adverse change in or effect on the business, properties, assets, liabilities, financial condition or results of operations of the JLW Companies, taken as a whole, or (iii) any adverse change which would prevent any JLW Shareholder, JLW Partnership or JLW Parent Company from consummating the Transactions. A "LaSalle Partners Material Adverse Effect" means (i) an individual or cumulative material adverse change in, or effect on, the business, properties, assets, liabilities, financial condition or results of operations of LaSalle Partners, (ii) an individual or cumulative event or development that is reasonably expected to have a material adverse change in or effect on the business, properties, assets, liabilities, financial condition or results of operations of LaSalle Partners, or (iii) any adverse change which would prevent LaSalle Partners from consummating the Transactions.

     ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF LASALLE PARTNERS. The Purchase Agreements subject the obligation of LaSalle Partners to perform its obligations relating to the Closing under the Purchase Agreements and the other Operative Agreements to the satisfaction or waiver by LaSalle Partners on or before the Integration Commencement Date or the Closing Date, as specified, of certain additional conditions, including the following: (i) the representations and warranties of the JLW Shareholders, the Related JLW Owners, the JLW Sellers, the JLW Parent Companies and the Management Shareholders set forth in the Purchase Agreements, the other Operative Agreements and the Integration Agreements being true and correct in all material respects at and as of the Integration Commencement Date, with the same force and effect as though made at and as of the Integration Commencement Date; (ii) the representations and warranties of (A) the JLW Sellers, the JLW Parent Companies and the Management Shareholders set forth in Section 3.1 of the Purchase Agreements, (B) certain JLW Sellers set forth in Article IIIA of each of the JLW Asia Purchase Agreement and the JLW Australasia Purchase Agreement and (C) the JLW Shareholders and the Related JLW Owners contained in the applicable Joinder Agreements being true and correct in all respects as of the Closing Date; (iii) on the Integration Commencement Date and the Closing Date, respectively,certain parties affiliated with the JLW Companies, the JLW Shareholders and the Related JLW Owners, respectively, having performed and complied in all material respects with all their obligations and agreements under the Purchase Agreements and the other Operative Agreements to be performed or complied with at or prior to the Integration Commencement Date or the Closing Date, respectively; (iv) LaSalle Partners having received certificates, dated the Integration Commencement Date and the Closing Date, respectively, signed by each of the JLW Sellers, JLW Parent Companies and the Management Shareholders certifying to the fulfillment of the conditions set forth in clauses (i), (ii) and (iii) of this paragraph; (v) on the Closing Date, LaSalle Partners having received opinions of counsel to the JLW Sellers and the JLW Parent Companies as to such matters as LaSalle Partners shall reasonably request, dated the Closing Date; (vi) with certain exceptions, on the Integration Commencement Date, all amounts owed by any JLW Shareholder, any spouse or descendant of a JLW Shareholder, any controlled affiliate of any of the foregoing parties and any other entity in which any of the foregoing parties has a material interest (collectively, "Related Parties" and each a "Related Party") or any persons in which such Related Party has a material interest having been paid in full; (vii) on the Integration Commencement Date, since June 30, 1998, there having been no JLW Material Adverse Effect; (viii) the Jones Lang Wootton Annuity Scheme having been terminated in a manner reasonably acceptable to LaSalle Partners; (ix) LaSalle Partners having received a general release from each Continuing Affiliate; and (x) certain liens of the JLW Australasia Companies (as defined herein) having been paid, discharged or satisfied in full; and (ix) JLW Australia Parent's having entered into a stockholder agreement, in form and substance, reasonably acceptable to LaSalle Partners.

     ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE JLW SHAREHOLDERS. The Purchase Agreements subject the obligation of each of the JLW Shareholders, Related JLW Owners, JLW Sellers and JLW Companies to perform their respective obligations relating to the Closing under the Purchase Agreements, the other Operative Agreements and the Integration Agreements to the satisfaction or waiver on or before the Integration Commencement Date or the Closing Date, as specified, by the Sellers' Representatives and the Shareholders' Representatives of certain conditions, including the following: (i) on the Integration Commencement Date, each representation and warranty of LaSalle Partners made in the Purchase Agreements being true and correct in all material respects at and as of the Integration Commencement Date, with the same force and effect as though made at and as of the Integration Commencement Date; (ii) on the Integration Commencement Date and the Closing Date, respectively, LaSalle Partners having performed and complied in all material respects with all its obligations and agreements under the Purchase Agreements and the other Operative Agreements to be complied with at or prior to the Integration Commencement Date and the Closing Date, respectively; (iii) the Shareholders' Representatives having received certificates, dated the Integration Commencement Date and the Closing Date, respectively, signed by an executive officer of LaSalle Partners certifying to the fulfillment of the conditions set forth in clauses (i) and (ii) of this paragraph; (iv) on the Closing Date, the Sellers' Representatives having received opinions of counsel to LaSalle Partners as to such matters as the Sellers' Representatives and the Shareholders' Representatives shall reasonably request, dated the Closing Date; (v) on the Integration Commencement Date, the Sellers' Representatives having received a certificate from LaSalle Partners, in form and substance reasonably satisfactory to counsel to the JLW Parent Companies from the Department of Assessments and Taxation of Maryland, evidencing the good standing of LaSalle Partners under the laws of Maryland and its current payment of taxes; (vi) on or before the Integration Commencement Date, the Consideration Shares having been approved for listing on the NYSE, subject to official notice of issuance; (vii) on or before the Integration Commencement Date, each LaSalle Partners Employee Stockholder who is a former partner in the Employee Partnerships having executed and delivered to LaSalle Partners a DEL Stockholder Agreement;
(viii) on or before the Integration Commencement Date, LaSalle Partners having executed and delivered to JLW England, JLW Scotland, and JLW Ireland, respectively, an Indemnification Agreement Guarantee (as defined in the Purchase Agreements); (ix) on the Integration Commencement Date, since June 30, 1998, there having been no LaSalle Partners Material Adverse Effect; (x) the JLW Directors having been elected to the Jones Lang LaSalle Board (and the only other directors on the Jones Lang LaSalle Board being the LaSalle Partners Directors), effective immediately following the Closing, and Mr. Christopher A. Peacock and Mr. Michael J. Smith having been elected to the offices of President, Deputy Chief Executive Officer and Chief Operating Officer and Deputy Chairman, respectively, of Jones Lang LaSalle; and (xi) the Amended Bylaws having been adopted and not rescinded, modified or amended.

TERMINATION OF THE PURCHASE AGREEMENTS

     At any time prior to the Closing, each Purchase Agreement, Joinder Agreement and the other Operative Agreements may be terminated: (a) by mutual consent of LaSalle Partners and the Sellers' Representatives; (b) by either the Sellers' Representatives or LaSalle Partners if the Closing has not occurred on or before March 31, 1999, unless such failure is due to the failure of the party seeking to terminate such Purchase Agreement (or the failure of any JLW Party (as defined in the Purchase Agreements), JLW Shareholder or Related JLW Owner in the case of termination by the Sellers' Representatives) to fulfill any obligation, covenant or agreement of such party set forth in any Purchase Agreement, any other Operative Agreement or any Integration Agreement; (c) by either the Sellers' Representatives or LaSalle Partners if the Closing has not occurred on or before September 30, 1999, regardless of whether the party seeking to terminate is in breach of the Purchase Agreement; (d) by either the Sellers' Representatives or LaSalle Partners if any court of competent jurisdiction or other government authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action has become final and nonappealable;
(e) by either the Sellers' Representatives or LaSalle Partners (provided, that the JLW Shareholders, the Related JLW Owners or the JLW Parties, in the case of termination by the Sellers' Representatives, or LaSalle Partners, in the case of termination by LaSalle Partners, is not then in material breach of any representation, warranty or covenant in such Purchase Agreement) in the event of certain types of material breaches of any of the representations, warranties or covenants in such Purchase Agreement on the part of the other party, which breach is not cured within 60 days following written notice of such breach; (f) by either the Sellers' Representatives or LaSalle Partners, if the LaSalle Partners stockholders do not approve or revoke or rescind approval of the Proposed Actions set forth in the Proxy Statement; (g) by the Sellers' Representatives, if the LaSalle Partners Board has not approved and recommended, or withdrawn or modified in a manner adverse to the JLW Parties, its approval or recommendation of the Transactions or failed to call and hold the Special Meeting; (h) by LaSalle Partners or the Sellers' Representatives, if the Put Right (as defined in the Purchase Agreements) or Call Right (as defined in the Purchase Agreements) has not been exercised during the Exercise Period (as defined in the Purchase Agreements); or (i) by LaSalle Partners if a Final Master Shareholder List has not been delivered to and accepted by LaSalle Partners on or prior to the Commitment Date, provided that LaSalle Partners gives written notice of such termination to the Sellers' Representatives within two business days thereafter.

     In the event of any termination, the Transactions will be terminated and abandoned, without further action by any party and no party will have any liability or obligation with respect to any other party, except (i) as provided below with respect to expense reimbursement and termination fees,
(ii) with respect to the confidentiality agreement entered into among the parties and (iii) for wilful breach by such party of the Purchase Agreements, provided, that in the case of wilful breach by certain parties affiliated with the JLW Companies, LaSalle Partners will not be entitled to recover any damages or obtain any similar relief from any JLW Shareholder, Related JLW Owner, Sellers' Representative or Shareholders' Representative (other than in their capacity as a partner of any JLW Partnership but only to the extent and subject to the limitations described below) or JLW Company. In cases of wilful breach by certain parties affiliated with the JLW Companies, damages or similar relief to which LaSalle Partners might be entitled by reason of any such wilful breach will be obtained solely from the JLW Sellers. LaSalle Partners will have the right, however, to assert any equitable remedies available to LaSalle Partners prior to termination of the Purchase Agreements as a result of a breach or violation of the Purchase Agreements or any applicable Joinder Agreement.

TERMINATION FEES AND EXPENSES

     The Purchase Agreements provide that expenses incurred in connection with the Purchase Agreements and the Transactions will generally be borne by the party incurring such expense. If, however, the Purchase Agreements are terminated because either (i) the stockholders of LaSalle Partners do not approve the Share Issuance, the Charter Amendment or the Stock Plan Amendment or (ii) the LaSalle Partners Board has not approved and recommended, or withdrawn or modified in a manner adverse to certain parties affiliated with the JLW Companies, its approval or recommendation of the Transactions, LaSalle Partners will be obligated to pay to the Shareholders' Representatives on behalf of the JLW Sellers an aggregate termination fee in the amount of $12,000,000, of which $7,347,979 would be payable to the JLW Partnerships, $3,178,866 would be payable to the JLW Asia Sellers and $1,473,155 would be payable to the JLW Australasia Sellers.

AMENDMENT AND WAIVER

     At any time prior to the Closing Date, LaSalle Partners, the Sellers' Representatives and the Shareholders' Representatives may: (a) amend any Purchase Agreement; (b) extend the time for the performance of any obligation or other act to be performed pursuant to any Purchase Agreement;
(c) waive any inaccuracies in the representations and warranties contained in any Purchase Agreement or in any document delivered pursuant thereto; and (d) waive compliance with any of the agreements or conditions contained in the Purchase Agreements. None of the Purchase Agreements may be amended except by an instrument signed by LaSalle Partners and by the Sellers' Representatives and the Shareholders' Representatives on behalf of all of the JLW Sellers, the JLW Companies, the JLW Shareholders and the Related JLW Owners. Any agreement to an extension or waiver will be valid if in an instrument in writing signed by LaSalle Partners and the Shareholders' Representatives.

                  THE INDEMNITY AND ESCROW AGREEMENT

     The following summary of certain terms of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement filed as an exhibit hereto. All capitalized terms used in this section but not defined shall have the meanings ascribed to them in the Escrow Agreement.

GENERAL

     As a condition and inducement to LaSalle Partners' willingness to enter into the Purchase Agreements, LaSalle Partners, each JLW Shareholder and Related JLW Owner and the Escrow Agent will enter into the Escrow Agreement. On the Closing Date, LaSalle Partners will deposit the Indemnification Shares, including the ESOT Indemnification Shares, and the Adjustment Shares including the ESOT Adjustment Shares, with the Indemnity Escrow Agent for the purpose of securing the indemnification obligations of the JLW Shareholders and Related JLW Owners and facilitating the closing Net Worth Adjustments. In addition, LaSalle Partners will deposit the Forfeiture Shares issuable to the JLW Asia Shareholders with the Indemnity Escrow Agent to secure their indemnification obligations with respect to certain claims.

INDEMNITY

     During the term of the Escrow Agreement, LaSalle Partners and its subsidiaries (other than the JLW Companies) and their respective directors, officers, employees and agents (collectively, the "Indemnified Persons") will be indemnified, defended and held harmless from and against any and all liabilities and against all claims in respect thereof (individually a "Loss" and, collectively, "Losses") arising out of or relating to:

     .     (i) any breach by any JLW Seller of any representation or
warranty of such JLW Seller contained in Article III of any Purchase Agreement or in certain certificates delivered to LaSalle Partners, (ii) subject to certain limitations, all taxes of the JLW Partnerships and the JLW Companies (whether or not shown as due on any tax return) attributable to any taxable year or period ending on or before the Closing Date, except for taxes which are reserved for and shown on the finally determined Closing Balance Sheets (the "Final Closing Balance Sheets") and (iii) any claim for indemnification against Jones Lang LaSalle made pursuant to certain indemnification agreements, but only to the extent that the claim that gave rise to such indemnification claim arose out of or was related to the allocation of consideration among the JLW Shareholders (a claim for indemnification based on (A) a breach referred to in clause (i) or clause
(iii) above or (B) in respect of any such taxes referred to in clause (ii) above, an "Entity Misrepresentation Claim");

     .     any intentional and willful breach by any Management
Shareholder of any representation or warranty of such Management
Shareholder contained in the Purchase Agreements or in any certificate delivered by each such Management Shareholder (a claim for indemnification based on such a misrepresentation or breach of warranty, a "Management Misrepresentation Claim");

     .     any breach by any JLW Shareholder or Related JLW Owner of any representation or warranty of such JLW Shareholder or Related JLW Owner contained in any Joinder Agreement (a claim for indemnification based on such a breach, an "Individual Shareholder Misrepresentation Claim");

     .     any breach by any JLW Seller or JLW Parent Company of any
covenant or agreement of such party contained in any Purchase Agreement (a claim for indemnification based on such a breach, an "Entity Covenant Claim");

     .     any breach by any JLW Shareholder or Related JLW Owner of any covenant or agreement of such JLW Shareholder or Related JLW Owner contained in any Joinder Agreement (a claim for indemnification based on such a breach, a "Shareholder Covenant Claim");

     .     certain claims specified in the Escrow Agreement in each case to the extent such matter is not accrued against in any Final Closing Balance Sheet (each such claim, a "Specified Claim");

     Each JLW Shareholder and, if applicable, Related JLW Owner (jointly and severally between such shareholder and its Related JLW Owner) severally agrees to indemnify, defend and hold harmless the Indemnified Persons from and against:

     .     all taxes of each JLW Shareholder and, if applicable, Related
JLW Owner and any social security contributions or similar employment tax imposed on any of the JLW Companies and any taxes required to be withheld as a result of or in connection with the income of or the payment or transfer of consideration to, each such JLW Shareholder and/or Related JLW Owner (but excluding any transfer taxes), but in each case only to the extent such taxes are not reserved for and shown on the Final Closing Balance Sheets (a claim for indemnification based on such taxes, an "Employment Tax Claim");

     .     any transfer taxes arising out of or in connection with any transaction between the JLW Shareholder and/or such Related JLW Owner, on the one hand, and LaSalle Partners, the JLW Sellers or the JLW Companies, on the other hand, contemplated by the Purchase Agreements (including the Integration) or the Escrow Agreement, but only to the extent that aggregate amount of transfer taxes indemnifiable by all JLW Shareholders and Related JLW Owners exceeds the greater of (i) $3.0 million and (ii) the amount reserved for and shown on the Final Closing Balance Sheets (a claim for indemnification based on such taxes, a "Transfer Tax Claim");

     .     all expenses incurred in connection with enforcing arbitrator awards pursuant to the Escrow Agreement ("Indemnification Expenses");

     Certain JLW Shareholders (and Related JLW Owners) specified in the Escrow Agreement jointly and severally agree to indemnify, defend and hold harmless the Indemnified Persons from and against all taxes of JLW (NZ) Holdings Parent and JLW Australia Parent for any taxable year or taxable period ending on or before the Closing Date, except to the extent reserved for and shown on the Final Closing Balance Sheets (a claim for indemnification based on such taxes, a "Holding Company Tax Claim");

     Each JLW Shareholder (and Related JLW Owner) that is a shareholder of JLW Continuation agrees severally (but jointly and severally between each such shareholder and its Related JLW Owner) to indemnify, defend and hold harmless the Indemnified Persons from and against all taxes of JLW Continuation for any taxable year or taxable period occurring on or before the Closing Date (a claim for indemnification based on such taxes, a "JLW Continuation Tax Claim" and, collectively with any Employment Tax Claim, Holding Company Tax Claim and Transfer Tax Claim, a "Tax Claim");

     Certain JLW Shareholders (and Related JLW Owners) specified in the Escrow Agreement severally (but jointly and severally between each such JLW Shareholder and its Related JLW Owner) agree to indemnify, defend and hold harmless the Indemnified Persons from and against all liabilities arising out of or in connection with the Jones Lang Wootton Retired Partners Deed, dated 18th February 1994, as amended, except to the extent reserved for and shown on the applicable Final Closing Balance Sheet; and

     Certain JLW Shareholders (and Related JLW Owners) specified in the Escrow Agreement severally (but jointly and severally between each such JLW Shareholder and its Related JLW Owner) agree to indemnify, defend and hold harmless the Indemnified Persons from and against all liabilities arising out of or in connection with the Trust Deed and Rules dated April 1, 1994, establishing the Jones Lang Wootton (Hong Kong) Annuity Scheme and any liabilities arising out of any claims by ex-directors of JLW Hong Kong to profit shares pursuant to their rights as creditors thereof, except to the extent reserved for and shown on the applicable Final Closing Balance Sheet.

     Each JLW Asia Shareholder and JLW Australasia Shareholder, respectively, and such JLW Asia Shareholder's or JLW Australasia Shareholders' Related JLW Owner, if any (jointly and severally between such JLW Asia Shareholder or JLW Australasia Shareholder and its Related JLW Owner), will, severally and not jointly, indemnify, defend and hold harmless the Indemnified Persons from any and all losses and expenses arising out of or relating to (i) any breach by any JLW Asia Seller or JLW Australasia Seller, respectively, of any representation or warranty of any JLW Asia Seller or JLW Australasia Seller, respectively, under Article IIIA of the JLW Asia Purchase Agreement or the JLW Australasia Purchase Agreement, respectively, and (ii) any breach by any JLW Asia Seller or JLW Australasia Seller, respectively, of any covenant or agreement of any JLW Asia Seller or JLW Australasia Seller, respectively, under Article I (other than Section 1.4 through 1.9) or Article IIIA of the JLW Asia Purchase Agreement or the JLW Australasia Purchase Agreement, respectively. For purposes of the Escrow Agreement: (A) any claim under clause (i) of the immediately preceding sentence will be deemed an Individual Shareholder Misrepresentation Claim, (B) any claim under clause (ii) of the immediately preceding sentence will be deemed a Shareholder Covenant Claim, and (C) the several liability of each JLW Asia Shareholder and JLW Australasia Shareholder (in each case together with its Related JLW Owner, if any) will be based on such JLW Asia Shareholder's or JLW Australasia Shareholder's respective pro rata share of the losses and expenses subject to indemnification under the Escrow Agreement, which pro rata share will be based on the proportion that the number of Initial Distribution Shares and Forfeiture Shares allocated to such JLW Asia Shareholder or JLW Australasia Shareholder under the JLW Asia Purchase Agreement or JLW Australasia Purchase Agreement, respectively, bears to the aggregate number of Initial Distribution Shares and Forfeiture Shares, respectively, allocated to all JLW Asia Shareholders and JLW Australasia Shareholders under such agreements.

     The sole monetary recourse of any Indemnified Person for any losses or expenses arising from any Entity Misrepresentation Claim or Entity Covenant Claim (a "Non-Recourse Claim") will be from and to the extent of the Indemnification Shares together with any distributions, other than cash dividends, with respect to such Indemnification Shares (the "Escrow Fund").

Such limitation will not, however, preclude equitable remedies that may exist for fraud. Subject to certain exceptions, to the extent that Indemnified Persons incur losses or expenses relating to any Entity Misrepresentation Claims and the Specified Claims, the Indemnified Persons will be entitled to indemnification only with respect to any such claim for such losses and expenses which individually exceeds $100,000 and in any event only if the aggregate amount of all such claims by all Indemnified Persons exceeds $5.0 million, in which case the Indemnified Persons will be indemnified for the full amount of all such claims. For purposes of the Escrow Agreement, the Indemnification Shares shall be deemed to have a value of $32.215.

     The Forfeiture Shares issuable to the JLW Asia Shareholders will be available in accordance with the terms set forth in the Escrow Agreement solely to satisfy the indemnification obligations of the JLW Asia Shareholders and their Related JLW Owners to the extent a claim is made against the Escrow Fund for any Entity Misrepresentation Claim arising out of or relating to any Asian Title Claim (as defined in the Escrow Agreement).

     With respect to any Individual Shareholder Misrepresentation Claim or Shareholder Covenant Claim, each JLW Shareholder and, if applicable, the Related JLW Owner breaching any representation, warranty or covenant contained in such shareholder's Joinder Agreement or other Operative Agreement to which such shareholder is a party (jointly and severally between themselves) will be severally liable for any losses and expenses arising out of or relating to any such breach without regard to any minimum claim amount. With respect to any Management Misrepresentation Claim, each Management Shareholder who has intentionally and willfully breached any representation or warranty will be severally liable for any losses and expenses arising out of or relating to such breach but only to the extent that such breach would reasonably be expected to have a JLW Material Adverse Effect.

     The Indemnified Persons are not required to make a claim against the Escrow Fund with respect to any claim other than a Non-Recourse Claim and may bring separate claims against a JLW Shareholder (and, if applicable, Related JLW Owner) and the Escrow Fund with respect to such claims. However, the Escrow Fund will not be available for losses and expenses incurred as a result of any breach of any covenant contained in any Stockholder Agreement as to which a JLW Shareholder (and, if applicable, Related JLW Owner) will be individually liable. The maximum liability of a JLW Shareholder (and, if applicable, Related JLW Owner) generally cannot exceed the aggregate value of the consideration received or to be received by such JLW Shareholder.

    No Entity Misrepresentation Claim, Management Misrepresentation Claim or Entity Covenant Claim may be asserted unless notice of such claim is given prior to (i) the date which is five (5) business days prior to December 31, 2000 with respect to any Asian Title Claim asserted in respect of the Asia Region Forfeiture Shares (as defined in the Escrow Agreement) and (ii) the 450th day after the Closing Date with respect to other claims.

Claims with respect to any Shareholder Misrepresentation Claim, Shareholder Covenant Claim or Tax Claim may be asserted at any time.

VOTING

     The Indemnify Escrow Agent will maintain for each JLW Shareholder and the ESOT a subaccount (a "Subaccount") reflecting each JLW Shareholder's and the ESOT's interest in the Indemnification Shares or other property constituting the Escrow Fund from time to time. The Indemnity Escrow Agent will (to the extent legally permissible) vote the Indemnification Shares allocated to a JLW Shareholder's subaccount in accordance with the applicable provisions of the Stockholder Agreement to which such JLW Shareholder is a party. If the Stockholder Agreement to which a JLW Shareholder is a party does not contain instructions as to how such Indemnification Shares will be voted, the Escrow Agent will vote such Indemnification Shares in accordance with the joint written instructions of LaSalle Partners and such JLW Shareholders. The Indemnity Escrow Agent will (to the extent legally permissible) vote the Indemnification Shares allocated to the subaccount of the ESOT in proportion to the vote of the other Indemnification Shares.

ARBITRATION

     All controversies subject to indemnification pursuant to the Escrow Agreement will be finally settled (i) exclusively by arbitration between LaSalle Partners and the Shareholders' Representatives with respect to all claims subject to indemnification relating to the Escrow Fund, or (ii) except with respect to claims under the Stockholder Agreements, exclusively by arbitration between LaSalle Partners and the individual JLW Shareholder or JLW Shareholders and/or, if applicable, Related JLW Owner or Related JLW Owners with respect to all other claims subject to indemnification pursuant to the Escrow Agreement.

                      THE STOCKHOLDER AGREEMENTS

     The following summary of certain terms of the Stockholder Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Stockholder Agreement filed as an exhibit hereto. All capitalized terms used in this section and not defined shall have the meanings ascribed to them in the Stockholder Agreements.

GENERAL

     As a condition and inducement to LaSalle Partners' willingness to enter into the Purchase Agreements, LaSalle Partners and each JLW Shareholder and, if applicable, the Related JLW Owner, will enter into a Stockholder Agreement. Unless otherwise agreed, the term of the Stockholder Agreements will commence upon the Closing of the Transactions (the "Effective Date") and will terminate on the date (the "Termination Date") that is the earliest to occur of (i) the first business day immediately following the fifth annual meeting of stockholders of Jones Lang LaSalle following the Effective Date and (ii) June 1, 2003.

STOCKHOLDER COVENANTS

     Each Stockholder Agreement provides that during the period commencing on the Closing Date and ending on the Termination Date (the "Covenant Period"), the JLW Shareholder and, if applicable, the Related JLW Owner party to such Stockholder Agreement will not, and will cause each Person controlled, directly or indirectly, by such JLW Shareholder or Related JLW Owner, as the case may be (a "Controlled Affiliate"), not to, among other things (i) make, or in any way cause or participate in, any "solicitation" of "proxies" or become a "participant" in any "election contest" with respect to Jones Lang LaSalle; (ii) seek to advise, encourage or influence any person or entity with respect to the voting of any (A) Jones Lang LaSalle Common Stock, (B) other securities of Jones Lang LaSalle entitled to vote generally for the election of directors of Jones Lang LaSalle or
(C) securities of Jones Lang LaSalle convertible into or exchangeable for or exercisable for any of the foregoing (collectively, "Voting Securities"); (iii) execute any written consent with respect to Jones Lang LaSalle or any Voting Securities (except as otherwise permitted or required by such Stockholder Agreement); (iv) initiate, propose or otherwise participate in the solicitation of stockholders for the approval of any stockholder proposals with respect to Jones Lang LaSalle, or induce or attempt to induce any other individual or entity to initiate, propose or solicit any such stockholder proposal; (v) seek election to or seek to place a representative on the Jones Lang LaSalle Board; (vi) in any manner, agree or seek to deposit any Voting Securities in any voting trust or any similar arrangement except as permitted or required by such Stockholder Agreement; (vii) act in concert with any other person to acquire, hold or dispose of any voting Securities; (viii) encourage the formation of any group which owns, seeks or offers to acquire beneficial ownership of any securities of Jones Lang LaSalle or rights to acquire such securities or which seeks or offers to affect control of Jones Lang LaSalle for the purpose of circumventing such Stockholder Agreement or provisions of the Purchase Agreements relating to corporate governance; (ix) with certain exceptions, take certain actions to solicit or encourage any form of business combination involving Jones Lang LaSalle; (x) take any action challenging the validity or enforceability of any covenant or agreement contained in such Stockholder Agreement; or (xi) encourage or finance any person in connection with any of the foregoing.

TRANSFER RESTRICTIONS

     The Stockholder Agreements impose various restrictions on the sale, assignment, pledge, hypothecation, encumbrance, gift or other disposition or transfer ("Transfer") of Consideration Shares. Both during and after the period commencing on the Closing Date and ending one year from the Closing Date (the "No Sale Period"), any Transfer of Consideration Shares owned by the JLW Shareholder party to a Stockholder Agreement must either be pursuant to an effective registration statement under the Securities Act or be in accordance with provisions in such JLW Shareholder's Joinder Agreement.

     During the No Sale Period, each Stockholder Agreement prohibits the JLW Shareholder and, if applicable, the Related JLW Owner party to such agreement from Transferring or permitting the Transfer of any Consideration Shares except for: (i) a Transfer to certain permitted transferees who agree in writing to be bound by the terms of such Stockholder Agreement;
(ii) certain Transfers to another JLW Shareholder or certain permitted transferees; (iii) a pledge or grant of a security interest in any or all Consideration Shares owned by the JLW Shareholder to a bona fide financial institution as security for a bona fide loan made to the JLW Shareholder by such financial institution, provided, however, that such financial institution must agree to certain restrictions on its ability to foreclose upon and sell the Consideration Shares; (iv) pursuant to any tender or exchange offer made pursuant to Section 14(d) of the Exchange Act, provided, that the Jones Lang LaSalle Board has either (A) recommended that stockholders of Jones Lang LaSalle accept such offer, and which recommendation has not been withdrawn, or (B) expressed no opinion and remains neutral toward such offer, in accordance with Rule 14a-2 of the Exchange Act or otherwise; (v) pursuant to (A) a merger or consolidation in which Jones Lang LaSalle is acquired, (B) a sale of all or substantially all of Jones Lang LaSalle's assets to another person or (C) any other Transfer approved by the Jones Lang LaSalle Board; (vi) pursuant to a registration statement; or (vii) a Transfer to Jones Lang LaSalle or any of its subsidiaries.

     Following the No Sale Period, the following transfer restrictions continue to apply: (i) the JLW Shareholder or, if applicable, any Related JLW Owner, may not effect a Transfer of Consideration Shares pursuant to any tender or exchange offer made pursuant to Section 14(d) of the Exchange Act except pursuant to the conditions described in (iv) of the immediately preceding paragraph, (ii) unless the Transfer is effected in a brokers' transaction pursuant to the provisions of paragraph (f) of Rule 144 under the Securities Act or in a bona fide sale on a foreign securities exchange that would otherwise comply with such paragraph if such paragraph were applicable to such sale, the JLW Shareholder or Related JLW Owner, as the case may be, must take all reasonable actions to assure that such Transfer is not to a person or group that would hold Voting Securities representing 5% or more of the total Voting Securities then outstanding following such Transfer, and (iii) any Transfer must be either (A) a bona fide sale transaction to a person as to which such JLW Shareholder or Related JLW Owner, if any, does not have a familial relationship, a direct or indirect ownership interest greater than 5%, or the right to control the disposition of Consideration Shares held by such person or (B) to another JLW Shareholder or a permitted transferee. Notwithstanding (iii)(A) above, the Stockholder Agreement permits a bona fide gift to a charitable institution unrelated to the transferor, provided that such charitable institution agrees in writing to be bound by the terms of the Stockholder Agreement.

VOTING PROVISIONS

     During the Covenant Period, each Stockholder Agreement requires that the JLW Shareholder and, if applicable, the Related JLW Owner that is party thereto take, and cause each Controlled Affiliate that holds Voting Securities to take, any and all actions within such JLW Shareholder's, Related JLW Owner's or Controlled Affiliate's power as a stockholder of Jones Lang LaSalle or, if applicable, and subject to any applicable fiduciary or legal limitations, as a director or officer of Jones Lang LaSalle, so as to cause the composition of the Jones Lang LaSalle Board to be as set forth in the Purchase Agreements. The JLW Shareholder, Related JLW Owner or Controlled Affiliate also must vote all Voting Securities with respect to which he, she, or it has voting power in accordance with the recommendation or direction of the Jones Lang LaSalle Board on all stockholder proposals and on all matters relating to any merger or consolidation involving Jones Lang LaSalle, any sale of all or substantially all of Jones Lang LaSalle's assets or any similar transactions, as to which such proposals or matters the Jones Lang LaSalle Board has recommended against approval.

REGISTRATION RIGHTS

     During the Covenant Period, subject to certain exceptions, if Jones Lang LaSalle proposes to file a registration statement under the Securities Act with respect to an offering on its own account or for the account of others and intends to register Voting Securities owned by current directors, officers and employees of Jones Lang LaSalle who were partners in the Employee Partnerships ("DEL Registrable Securities"), then current directors, officers and employees of Jones Lang LaSalle, or any direct or indirect subsidiary thereof, who were partners, directors, officers or employees of the JLW Companies and who hold Consideration Shares (such shares in the hands of such persons being referred to herein as "JLW Registrable Securities") will have the right to register such JLW Registrable Securities in such offering in accordance with the terms of such offering.

     If JLW Registrable Securities are to be registered pursuant to the Stockholder Agreements, Jones Lang LaSalle will take certain steps and use its best efforts to expedite the registration and facilitate the public sale or other disposition of the JLW Registrable Securities covered by the registration statement. If the registration effected pursuant to the Stockholder Agreements involves a firm commitment underwritten public offering of Jones Lang LaSalle Common Stock, the total number of JLW Registrable Securities and DEL Registrable Securities that may be included therein may be subject to limits specified by the managing underwriter. Under such circumstances, the Stockholder Agreements provide for allocation of the securities to be sold between holders of JLW Registrable Securities and holders of DEL Registrable Securities.

STOCKHOLDER AGREEMENTS OF FORMER EMPLOYEE PARTNERSHIPS UNITHOLDERS

     It is a condition to the consummation of the Transactions that current director, officer and employee of LaSalle Partners or any subsidiary of LaSalle Partners who is a former partner of the Employee Partnerships ("LaSalle Partners Employee Stockholder") will execute an agreement (a "DEL Stockholder Agreement") that contains all the stockholder covenants, as well as the voting and registration rights provisions, contained in the Stockholder Agreements.

     The DEL Stockholder Agreements also contain restrictions with respect to the Transfer of shares of LaSalle Partners Common Stock received upon the dissolution of the Employee Partnerships. These restrictions apply throughout the term of the DEL Stockholder Agreement (which term is defined similarly to the Covenant Period with respect to the Stockholder Agreements). In particular, during the term of a DEL Stockholder Agreement, the following transfer restrictions will apply:

     (i) no Transfer of such shares may be made pursuant to any tender or exchange offer made pursuant to Section 14(d) of the Exchange Act, if the Jones Lang LaSalle Board has recommended that stockholders of Jones Lang LaSalle not accept such offer.

     (ii) reasonable actions must be taken to assure that a Transfer is not to a person or group that would hold Voting Securities representing 5% or more of the total Voting Securities then outstanding after the Transfer, unless the Transfer is effected in a brokers' transaction pursuant to the provisions of paragraph (f) of Rule 144 under the Securities Act, in a bona fide sale on a foreign securities exchange that would otherwise comply with such paragraph if such paragraph were applicable to such sale, or in an underwritten public offering pursuant to an effective registration statement under the Securities Act; and

     (iii) in the case of Transfers to certain related parties, the transferees must agree in writing to be bound by the terms of such DEL Stockholder Agreement.

                    BUSINESS OF THE JLW COMPANIES

OVERVIEW

     The JLW Companies provide a wide range of real estate advisory, transactional and asset management services to a broad variety of local, national and international clients in many industrial and service business areas and in both the private and public sectors. These services cover many types of commercial real estate, including hotel, industrial, office and retail property. At August 1, 1998, the JLW Companies had an aggregate of approximately 4,000 employees (excluding on-site personnel responsible for the maintenance of properties on behalf of clients) based in 87 offices and were represented in 32 countries. In 1997, the JLW Companies generated actual revenue of $416.0 million. Giving effect to the Integration and combination of the JLW Companies, they generated pro forma combined total revenue of $436.0 million. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     The JLW Companies operate their businesses in four distinct geographical regions (each, a "Region"): Europe, Asia, Australasia and North America. However, as a result of substantially independent ownership structures among and within the Regions, historical financial reporting has been presented for the following five separate groups: the JLW Businesses in Europe (including North America and excluding Ireland and Scotland), the JLW Businesses in Scotland, the JLW Businesses in the Republic of Ireland, the JLW Businesses in Asia (excluding JLW Pacific and its subsidiaries) and the JLW Businesses in Australasia. Financial information and a discussion of results of operations for each group are provided in the "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies," "JLW Management's Discussion and Analysis of Financial Condition and Results of Operations of the JLW Companies" and the financial statements for each of the groups located elsewhere in this Current Report. Although the North America operations are wholly owned by JLW England, and are therefore consolidated with JLW Europe Group historical financial statements, the North America Region is discussed separately herein.

HISTORICAL DEVELOPMENT OF THE JLW BUSINESSES

     The geographic expansion of the original English partnership, JLW England, began in 1958. At that time, JLW England, having two offices in London with nearly 80 employees and ten partners, opened operations in Sydney and Melbourne, Australia. The Australian business expanded by opening offices in other cities and in New Zealand. The JLW Companies in Australasia (excluding JLW Australasia Transact, the "JLW Australasia Companies") currently have 13 offices across Australia and two offices in New Zealand. At August 1, 1998, the JLW Australasia Companies had a total of approximately 612 employees. In 1997, the JLW Australasia Companies generated total revenue of approximately $62.5 million.

     In Europe, initial expansion was made into Scotland in 1962 and Ireland in 1965 with the establishment of JLW Scotland and JLW Ireland. These two entities are separately-owned partnerships in which the partners of JLW England initially had a majority interest. With the admittance of additional local partners, JLW England's interests in JLW Scotland and JLW Ireland were reduced to minority interests. The JLW Companies' expansion into continental Europe through JLW England began in Belgium in 1965 followed by Holland in 1970, France in 1972 and Germany in 1974. At
August 1, 1998, the JLW Companies in the Europe Region had 42 offices in 19 countries with a total of 1,981 employees. The Europe Region (i.e. JLW England, JLW Scotland and JLW Ireland and excluding North America) is currently the largest of the four Regions and in 1997 generated combined total revenue of approximately $229.8 million.

     The expansion into the Asia Region began in 1973 with the opening of the Hong Kong and Singapore offices by the JLW Australasia Companies. Since 1973, the Asia Region has grown to a total of 16 offices in 9 countries, concentrated in southeast Asia but including China, India and Japan and at August 1, 1998, had 957 employees. In 1997, the JLW Companies in the Asia Region generated total revenue of approximately $76.0 million.

     The expansion into the North America Region began in 1975 with the opening of the New York office. Since 1975, the North America Region has grown to a total of 13 offices in 10 cities and at August 1, 1998, had approximately 420 employees. In 1997, the JLW Companies in the North America Region generated total revenue of approximately $47.7 million.

     The majority of the growth in each Region has been through internal expansion rather than by acquisition. Historically, offices in new countries were set up and led by an experienced JLW Company professional, often a partner from an established JLW Company, who hired local staff. This policy brought important advantages in the form of a "one-firm" culture of shared values, ethics, professionalism and cross-regional co-operation. JLW England also stimulated and rewarded the development of the JLW Businesses outside England by progressively ceding equity to local partners with the result being that JLW England no longer has an interest in the JLW Companies operating in Asia (the "JLW Asia Companies") or the JLW Australasia Companies, and has only a minority interest in JLW Scotland and JLW Ireland.

     The result of the historical development described above is that the JLW Companies form an international business that operates on a regional basis. Each Region has its own executive management in order to ensure that effective operational control is exercised by local executives.

     The JLW Companies face competition in each Region from a number of regional competitors, some of whom have combined with United States-based real estate firms to enhance their competitiveness and geographic scope.

SERVICES

     The following is an overview of the principal services provided by the JLW Companies. These services can be classified into three general categories, (i) advice ("Advisory"), (ii) market transactions ("Markets") or (iii) asset management ("Asset Management") as follows (although, historically, the JLW Companies have not reported their financial results based on such categories):

     ADVISORY

     .     Valuation/appraisal
     .     Investment management
     .     Corporate real estate services
     .     Finance
     .     Consulting and research

     ASSET MANAGEMENT

     .     Property management
     .     Facilities management
     .     Project management

     MARKETS

     .     Property sales and acquisitions
     .     Agency leasing for landlords
     .     Tenant leasing

     Not all of these services are provided directly by all of the offices comprising the JLW Companies. Some services, notably advisory services, are provided from regional centers serving multiple countries. Others, notably agency leasing for landlords, are typically provided on a local basis. A brief description of what is involved in the core services is given below.

ADVISORY

     The JLW Companies' advisory services are designed to provide clients with independent advice as a basis for making real estate decisions. Advice is typically based on information derived from research and market knowledge. The JLW Companies perform advisory services both as individual services and as part of broader assignments such as market transactions or asset restructurings.

     VALUATION/APPRAISAL

     Valuation advice (known in some countries as appraisal) is significant to the JLW Companies both as a stand-alone service and as a component of other services provided to real estate investors, occupiers and financing sources. Such advice may involve valuing a single property or a worldwide portfolio of multiple property types. The JLW Companies have valuation specialists capable of providing valuation advice to clients in nearly every developed country.

     Compensation for valuation services is generally negotiated for each assignment based on its scale and complexity and will typically relate in part to the value of the assets valued. During 1997, the JLW Companies valued over $180 billion of commercial property, investment grade residential property and land for purposes including acquisition, disposal, debt and equity financing, mergers and acquisitions, securities offerings and privatization. Clients reflect this diversity and include occupiers, investors and financing sources from the public and private sectors.

     INVESTMENT MANAGEMENT

     The JLW Companies provide real estate investment portfolio management services to institutional investors, primarily pension funds. Such services are focused on research-based analysis of market trends and identification of properties to buy, sell or restructure in order to maximize performance consistent with clients' individual requirements. The JLW Companies' investment management professionals also actively manage client property assets, including the retention of service suppliers to acquire and sell client properties. While the JLW Companies' investment management professionals often retain JLW Company professionals to provide necessary Markets and Asset Management services, they will also retain third-party service suppliers to provide such services when appropriate.

     The value of funds under management by the JLW Companies was approximately $6.2 billion worldwide at December 31, 1997, of which $5.4 billion were managed in London by the JLW Europe Companies. Based on a survey published by Professional Pensions in January 1998, management of the JLW Companies believes that the JLW Europe Companies are the largest independent real estate investment manager in the United Kingdom in terms of the total value of property funds under management. Compensation for investment management services is typically related to the value of the portfolio under management or to the value of related transactions.

     CORPORATE REAL ESTATE SERVICES ("CRES")

     The JLW Companies provide a wide range of advisory services to corporate users of real estate. These services include advice on relocation, lease or buy decisions, redevelopment, disposal, highest and best use, property portfolio strategy, corporate real estate finance and asset strategies. CRES professionals involve specialists from other service areas within the JLW Companies as appropriate. CRES seeks to lower its clients' real estate costs and risks and to maximize the flexibility and effectiveness of the real estate they occupy. CRES has secured long-term relationships and strategic alliances with a number of multinational clients with large and complex needs and also has national clients requiring local services.

     Compensation for CRES is generally negotiated on a case by case basis depending upon the assignment and typically depends on the time involved, the complexity of the work and the value of the real estate assets involved.

     FINANCE

     JLW Company professionals provide advice regarding financing alternatives, assist in securing financing for property development or acquisition, and participate in creating securitized real estate funds. Specialist teams based in London and Warsaw provide these services in Europe and a specialist team based in New York provides these services in the United States. Working with JLW Company investment management specialists, professionals in the finance division in London have participated in launching investment funds and marketing them to institutional investors. Compensation for financing services is typically related to the value of funds raised or to consulting time involved.

     CONSULTING AND RESEARCH

     In many cases, research is a critical element of advice delivered to JLW Company clients. At January 1, 1998, the JLW Companies employed approximately 135 research specialists organized regionally in Hong Kong, Singapore, London, New York and Sydney and supported by local, country-based research specialists. Research focuses on issues such as the impact on real estate of urban and demographic trends, new technology, competition among cities and regions, and the European monetary union. Research centers provide fee-earning consulting services regarding these and a wide range of other subjects, using teams of research specialists, market professionals in office, retail, hotel, industrial or leisure property sectors and professionals in other disciplines, as appropriate. Compensation for consulting services is negotiated on a case by case basis and typically depends on the time involved and market value of information supplied.


MARKETS

     The Markets service area includes two principal types of service: capital transactions (sales and purchases of real estate, sometimes including the arrangement of financing); and leasing transactions (serving as leasing agent for real estate owners or representing tenants in their search for real estate). During 1997, the JLW Companies were involved in sales and purchases of real estate assets with a total value of more than $19.5 billion. These included sales and purchases of office, hotel, industrial, residential and retail properties in which the JLW Companies acted on behalf of investors or owner-occupiers. The JLW Companies leased over 60 million square feet of office, industrial and retail space in 1997, representing owners or tenants.

     PROPERTY SALES AND ACQUISITIONS

     Investment sale or acquisition assignments are typically conducted on behalf of institutional investors (including pension funds and insurance companies), developers, property companies, banks, hotel companies, private investors or public bodies. Owner-occupier sale or acquisition assignments are typically conducted on behalf of corporations, banks, retailers, hotel operators or leisure firms and are primarily carried out by agency or investment professionals specializing in the relevant property sector, and may involve sale-and-leaseback transactions. Owner-occupier sales and acquisitions sometimes result from advisory assignments carried out by consultants in CRES or in specialist retail, hotel, industrial or leisure property units.

     The JLW Company investment professionals use their knowledge of active local and international investors to carry out targeted sales or acquisition efforts on behalf of investor or owner-occupier clients whose objective is to dispose of or acquire real estate assets. When working for a seller, the JLW Companies develop marketing materials, contact prospective purchasers, perform financial analyses, negotiate and structure transactions. In working with a purchaser, the JLW Companies assess alternatives, compare values, calculate returns, review financing sources, negotiate and structure transactions and, on occasion, arrange financing.

     The JLW Companies' transactional sale and purchase businesses operate in all countries where the JLW Companies are represented and an investment market exists, and also in some countries where they are not represented locally.

     Sale and purchase services are generally compensated in relation to the capital value of a purchase or sale transaction and may contain an element of incentive-based fees.

     AGENCY LEASING FOR LANDLORDS

     The JLW Companies have been engaged to lease many leading real estate developments in Europe, Asia, Australasia and North America on behalf of their owners. The JLW Companies' agency leasing services are organized mainly on a country or city basis and are offered in the vast majority of cities in which the JLW Companies have offices. In accordance with market practice, in the great majority of the countries outside of the United States where the JLW Companies operate, most of the JLW Companies' leasing activities are unrelated to the properties they manage. The JLW Companies may be appointed on an exclusive, "sole agency" basis, or as a joint leasing agent, in co-operation or competition with other agents. JLW Company professionals providing leasing services typically specialize by use, i.e., industrial, office or retail property.

     Clients are typically investors, property companies, developers or public bodies. Compensation for agency leasing services varies widely according to local market practice but is typically related to the rent payable by obtained tenants and may contain an element of incentive-based fees.

     TENANT LEASING

     Tenant leasing services are often provided in connection with CRES or retail consultancy services provided by other JLW Company professionals. The JLW Companies represent clients in a wide range of tenant leasing assignments, sometimes involving headquarter relocation or office consolidation. JLW Company professionals also assist clients in selecting offices, distribution centers or retail outlets in countries where the client has decided to expand or relocate.

     Clients for tenant leasing transactions typically include corporations or retailers with local, national or international needs. Compensation for tenant leasing transactions is generally related to the rental cost of property leased.

ASSET MANAGEMENT

     The objectives of the JLW Companies in this service area are to maximize the value and return to investors of their real property investments and to optimize the cost-effectiveness of occupancy for owner-occupiers and tenants.

     PROPERTY MANAGEMENT

     The JLW Companies' property management services are intended to achieve high occupancy levels and maximize tenant satisfaction while minimizing owners' costs. The JLW Companies managed approximately 250 million square feet of space in over 5,000 office, retail, industrial and residential properties at December 31, 1997. During 1997, properties managed by the JLW Companies yielded over $3.0 billion of annual rental income to their owners.

     The JLW Companies provide property management services for landlords mainly on a national basis. Property management services are offered in most countries where the JLW Companies have a well-established and substantial presence in order to capitalize on the economies of scale involved in providing such services. In March 1998, the JLW Companies in North America acquired Northwest Asset Management Company in the United States, adding approximately 10 million square feet to their property management portfolio, and in August 1998, the JLW Europe Companies acquired Laese de Centros Comerciales SA, adding 18 shopping centers in Spain and Portugal to the JLW Europe Companies' property management portfolio.

     Clients are typically institutional investors, pension funds and property companies, including many with substantial real estate portfolios. Compensation for property management services is typically related to the annual rental income of leased properties whether as portfolios of properties or individual buildings.

     FACILITIES MANAGEMENT

     The JLW Companies provide wide-ranging facility management services, including advice on procurement and technical services, to corporations and institutions which outsource their real estate management services. This is a recently offered service area for the JLW Companies and it is offered only in Australia, New Zealand, Hong Kong, Singapore, the United Kingdom and the United States.

     Clients are typically corporations. The JLW Companies are typically compensated for facility management services on a negotiated annual contract basis depending on the scope of the services provided, often with incentives for achieving pre-determined objectives.

     PROJECT MANAGEMENT

     The JLW Companies provide teams to manage development, redevelopment, renovation and leasehold improvement projects. Full project management services are offered in Belgium, Germany, Hong Kong, the United Kingdom and the United States. Project management services are offered in Singapore and China (in China with personnel from the Hong Kong office). Limited services are offered in France and the Netherlands. Clients are typically investors, developers, owner-occupiers and tenants. Compensation for project management services typically depends on the size and scope of the services provided.

INTERNATIONAL SERVICE DELIVERY

     In order to better serve international corporate and hotel clients, an "International Corporate Real Estate Services" and an "International Hotels" group were formed. Additionally, in order to capitalize on increasingly international capital flows, the JLW Companies recently formed an "International Investment Management" group.

     INTERNATIONAL CORPORATE REAL ESTATE SERVICES

     In order to coordinate regional CRES activities and ensure that a consistent level of quality service is delivered to clients whose needs are multi-regional, a small international CRES team was created in London in 1994. International CRES now has a second senior director, based in Chicago, strengthening its capacity to compete for international business from United States corporations.

     In the eighteen months ended March 31, 1998, the JLW Companies undertook approximately 1,700 individual CRES assignments for approximately 470 corporate clients worldwide. Approximately fifty of the CRES clients have awarded JLW Companies regional or global mandates. CRES revenue accrues to the country or regional CRES operations where the advisory services are provided or where the real estate involved is located.

     INTERNATIONAL HOTELS

     The JLW Companies have over 90 dedicated hotel professionals, based primarily in London, Frankfurt, New York, Los Angeles, Sydney, Brisbane, Auckland, Jakarta and Singapore. They provide a wide range of services to operators, investors and financing sources in the hotel industry on a global basis. Over the last five years, the JLW Companies have carried out hotel transaction mandates worldwide worth approximately $5.0 billion. In 1997 and in previous years, the JLW Companies' hotel business operated mainly on a regional basis. Beginning in January 1998, the regionally operated international hotels business of the JLW Companies were brought together under a single management team. In June 1998, the JLW Companies launched a joint venture with Host Marriott Corporation ("Host Marriott") to acquire hotel properties in Asia.

     INTERNATIONAL INVESTMENT MANAGEMENT

     The JLW Companies recently appointed an International Chairman of Investment Management to coordinate regionally organized investment management centers, to transfer experience between them and to extend their activities into new markets. This activity is in its early stages.

EUROPE REGION

     OVERVIEW

     Europe is the largest Region as measured by total revenue. In 1997, the JLW Companies in the Europe Region recognized total revenue of $229.8 million, accounting for approximately 55% of combined total revenue for the JLW Companies. See "Unaudited Pro Forma Consolidated Financial Statements." At August 1, 1998, the JLW Companies in the Europe Region had 42 offices in 19 countries including the United Kingdom and countries in Central and Eastern Europe. Operationally, the Europe Region includes Scotland and Ireland, although the JLW Companies in Scotland and Ireland are separately owned and managed by JLW Scotland and JLW Ireland, respectively, and excludes North America, although the JLW Companies operating in North America are owned by JLW England.

     The JLW Companies in the Europe Region provide all of the services summarized under the caption "Services" above, although not all of these services are offered in each country in the Region. In addition, the Europe Region is served by several London-based cross-border service lines including retail, CRES and investment services. These service lines are offered by teams of individuals that are able to provide pan-European advice and services across the rapidly integrating European market. To support the wide range of services offered in the Europe Region, there is a dedicated pan-European research unit in London. This unit manages regional market research and information and provides consultancy advice to clients. Service lines are developed to meet the requirements of clients and the market according to the different conditions that exist in each of the countries comprising the Europe Region.

     The JLW Companies in England and Ireland have approximately $5.9 billion of real estate funds under management. The JLW Companies in the Europe Region manage more than 105 million square feet of space in approximately 3,800 properties yielding annual rental income to their owners of more than $1.9 billion. In 1997, the JLW Companies in the Europe Region valued property of all kinds throughout Europe worth approximately $80 billion, leased approximately 34 million square feet of property space and bought or sold more than $10 billion worth of real estate assets on behalf of clients.

     The JLW Companies in the Europe Region have offices in the following countries:

     .     Austria          .     Israel           .    Romania
     .     Belgium          .     Italy            .    Russia
     .     Czech Republic   .     Luxembourg       .    Spain
     .     France           .     Netherlands      .    Sweden
     .     Germany          .     Poland           .    Ukraine
     .     Hungary          .     Portugal         .    United
     .     Ireland                                       Kingdom

     All offices provide services on a local, national or regional basis, except for the offices in Israel and Sweden, whose function is to market services (especially European) to local investors and occupiers.

     COUNTRIES

     The JLW Companies in the principal countries in the Europe Region had approximately the following revenue, offices and employees:

                                                          Number of
                                                          Employees
                                                            and
                            1997 Revenue   Number of      Partners
Country                     (in millions)  Offices (1)     (1) (2)
-------                     -------------  -----------    ---------
United Kingdom. . . . . . .          $110            7          914
Germany . . . . . . . . . .            32            7          260
France. . . . . . . . . . ..           22            4          168
Netherlands . . . . . . . ..           17            4          154
Belgium/Luxembourg. . . . ..           14            3           97
Ireland . . . . . . . . . ..            9            1           50
Scotland. . . . . . . . . ..            9            2           78
Other Europe. . . . . . . .            10           14          229
                                     ----          ---        -----
    Total fee based
     service revenue. . . .           223          --           --

Interest income . . . . . .             2          --           --
Other revenue . . . . . . .             5          --           --
                                     ----          ---        -----
    Total . . . . . . . . .          $230           42        1,950
                                     ====          ===        =====

--------------------
     (1)   At August 1, 1998.

     (2) Number of employees excludes approximately 411 on-site personnel whose compensation is recovered from clients.

NORTH AMERICA REGION

     The JLW Companies commenced operations in the North America Region in 1975 with the opening of the New York office. In 1997, the North America Region's total revenue of approximately $47.7 million accounted for approximately 12% of pro forma combined total revenue for the JLW Companies. As of August 1, 1998, the North America Region had 12 offices in the U.S. and one in Canada and a total of approximately 365 employees (excluding approximately 132 on-site personnel responsible for maintenance and cleaning of properties on behalf of clients). See "Unaudited Pro Forma Consolidated Financial Statements." The JLW Companies in the North America Region provide all of the services described under the caption "Services" above. During 1997, the JLW Companies in the North America Region acted on sales and acquisition transactions with an aggregate value of $1.6 billion, leased more than 5.6 million square feet of property space on behalf of clients and valued property with an aggregate value of approximately $4.5 billion. At December 31, 1997, the JLW Companies in the North America Region managed approximately 18 million square feet of space in 50 properties for clients yielding annual rental income to their owners of $230.0 million.

     The JLW Companies in the North America Region are also able to provide investment management services including various services in the securitized real estate area including development of REIT joint venture products for overseas clients, REIT securities management and raising equity for REITs in foreign markets.

     Principal clients in 1997 included institutional investors (insurance companies, pension funds and investment funds), banks and corporations. The majority of revenue was from United States clients, but foreign-owned clients included Asian and European banks and corporations.

ASIA REGION

     OVERVIEW

     Asia is the second largest Region in terms of total revenue, with 1997 total revenue of approximately $76.0 million comprising approximately 18% of pro forma combined total revenue for the JLW Companies. See "Unaudited Pro Forma Consolidated Financial Statements." The Asia Region comprises 16 offices in 9 countries, including Hong Kong, Indonesia and Singapore, which together account for approximately 94% of the Asia Region's total fee based revenue. The JLW Asia Companies provide a wide range of services in Hong Kong, Indonesia, Singapore and Thailand and also operate in India, Japan, the Philippines, the People's Republic of China and Vietnam. The JLW Asia Companies earn revenue in Indonesia pursuant to an agreement (the "Technical Services Agreement") with PT Procon Indah, a locally owned Indonesian company. Pursuant to the Technical Services Agreement, the JLW Asia Companies provide the management teams and personnel to perform services in Indonesia.

     Although not all services provided by the JLW Companies are currently offered in each country within the Asia Region, most services can be provided from one of the three principal offices in Hong Kong, Indonesia and Singapore, with the exception of finance services and investment management services.

     To support the services provided by the JLW Asia Companies, national and regional research units provide market research and consulting advice to clients. Service lines are adapted to meet the requirements of clients and the market according to the different conditions that exist in each of the countries comprising the Asia Region.

     During 1997, the JLW Asia Companies acted on capital transactions with an aggregate value of over $4.8 billion, leased approximately 9.6 million square feet of property space on behalf of clients and valued properties with an aggregate value of over $67 billion. At the end of 1997, the JLW Asia Companies managed over 75 million square feet of space in more than 600 properties yielding annual rental income to their owners of approximately $300 million.

     The client base of the JLW Asia Companies is predominantly local and includes developers, corporations and individual investors.

     COUNTRIES

     The JLW Companies in the principal countries in the Asia Region have approximately the following revenue, number of offices and employees:

                                                          Number of
                            1997 Revenue   Number of      Employees
Country                     (in millions)  Offices (1)     (1) (2)
-------                     -------------  -----------    ---------
Hong Kong . . . . . . . . .          $ 52            3          393
Indonesia (3) . . . . . . .           --             3          197
Singapore . . . . . . . . .            17            1          165
Other Asia (4). . . . . . .             5            9          202
                                     ----         ----         ----
    Total fee based
      service revenue . . .            74          --          --

Other income. . . . . . . .             2          --           --
                                     ----         ----         ----
    Total . . . . . . . . .          $ 76           16          957
                                     ====         ====         ====
------------

     (1)   At August 1, 1998.

     (2) Number of employees excludes approximately 2,700 on-site personnel whose compensation is recovered from clients.

     (3) The JLW Businesses in Indonesia are not consolidated in the ownership structure of the JLW Asia Companies due to the local ownership of the Indonesian businesses as required by local law. Revenue recognized by the JLW Companies' Hong Kong operations under the Technical Services Agreement totaled $4.8 million in 1997. See "JLW Management's Discussion and Analysis of Financial Condition and Results of Operations of the JLW Companies--The JLW Asia Group."

     (4) Number of offices and employees includes four offices and approximately 23 employees of the JLW Companies in India and Japan the results of which are not currently consolidated with those of other JLW Companies in the Asia Region.

AUSTRALASIA REGION

     OVERVIEW

     The JLW Australasia Companies have been represented in Australasia since 1958. They presently provide a broad range of leasing, property sales and acquisitions, valuation, asset management and other real estate services and products in Australia and New Zealand, but do not currently provide investment management services. Clients include institutional investors, government agencies, public companies and private investors. The JLW Australasia Companies had total revenue of approximately $62 million in 1997, comprising approximately 15% of the pro forma combined total revenue of the JLW Companies. See "Unaudited Pro Forma Consolidated Financial Statements." There are 15 offices across Australasia. In 1997, the JLW Australasia Companies in the Australasia Region worked on capital transactions with an aggregate value of approximately $2.0 billion and leased over 12 million square feet of property space on behalf of clients. Representing collectively one of the Australasia Region's leading property management specialists, at the end of 1997, the JLW Australasia Companies managed over 55 million square feet of space in over 860 properties yielding annual rental income to their owners of over $700 million. During 1997, the JLW Australasia Companies valued property assets of over $30 billion.

     To take advantage of the current trend of outsourcing of real estate services by major institutions and corporations, the JLW Australasia Companies have developed a facilities management division. This division was established during the course of 1997 and has entered into contracts with clients independently and through a joint venture with a third party.

     COUNTRIES

     The JLW Australasia Companies have approximately the following revenue, offices and employees:

                                             Number of    Number of
                            1997 Revenue      Offices     Employees
Country                     (in millions)     (1) (2)      (1) (2)
-------                     -------------    ---------    ---------
Australia . . . . . . . . .          $ 57           13          575
New Zealand . . . . . . . .             3            2           37
                                     ----         ----         ----
    Total fee based
      service revenue . . .            60          --           --

Other income. . . . . . . .             2          --           --
                                     ----         ----         ----

    Total . . . . . . . . .          $ 62           15          612
                                     ====         ====         ====
--------------------

     (1)   At August 1, 1998.

     (2) Number of employees excludes approximately 400 on-site personnel whose compensation is recovered from clients.

     TRANSACT

     JLW Transact specializes in real estate services relating to hotels, including sales, consulting, valuation, asset management and research. JLW Transact has seven offices, with approximately 50 employees, in Australia, New Zealand and Asia, and prior to January 1, 1998, was managed by a committee of executives from Sydney, Brisbane and Singapore. Since
January 1, 1998, JLW Transact has been managed on a global basis as part of the international hotel business.

     During 1997, JLW Transact had total revenue of $7 million. An agreement has recently been signed to co-manage with Host Marriott the acquisition of up to $500 million of equity investments in distressed hotels in the Asia Region.

     Principal clients of JLW Transact include government agencies, institutional investors, corporations, hotel groups and private investment companies and individuals.


         UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

JONES LANG LASALLE

     The following Unaudited Pro Forma Consolidated Financial Statements are derived from the historical financial statements of LaSalle Partners, the JLW Companies and the worldwide commercial property management and leasing, facilities management and project management operations and United States retail property management operations of Lend Lease Corporation Limited ("Lend Lease") conducted through Compass Management and Leasing, Inc. and certain affiliates (the "Compass Businesses"), acquired by LaSalle Partners in October 1998. The Unaudited Pro Forma Jones Lang LaSalle Consolidated Statements of Earnings for the nine months ended September 30, 1998 and the year ended December 31, 1997 give effect to the acquisition of the Compass Businesses, and the Transactions, including the Integration, as if they had occurred on January 1, 1997. In addition, the "Pro Forma LaSalle Partners" column in the Unaudited Pro Forma Jones Lang LaSalle Consolidated Statement of Earnings for the year ended December 31, 1997 gives effect to (i) the acquisition by LaSalle Partners of The Galbreath Company ("Galbreath") on April 22, 1997, as adjusted for the tenant representation and investment banking units which were not acquired, (ii) the provision for income taxes as though LaSalle Partners and Galbreath were taxable entities as of January 1, 1997 with an effective tax rate of 38.5%, (iii) estimated incremental general and administrative costs associated with operations as a public company and (iv) the repayment of LaSalle Partners' long-term debt out of the proceeds of LaSalle Partners' initial public offering on July 21, 1997, as if all of these events occurred on January 1, 1997. The Unaudited Pro Forma Jones Lang LaSalle Consolidated Balance Sheet as of September 30, 1998 combines the historical unaudited consolidated and combined statements of each of LaSalle Partners, the Compass Businesses and the JLW Companies as if the acquisition of the Compass Businesses and the Transactions, including the Integration, had occurred on that date after giving effect to pro forma adjustments described in the accompanying notes. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of LaSalle Partners, the Compass Businesses, and the JLW Companies and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of LaSalle Partners included in the LaSalle Partners 10-K and the LaSalle Partners Third Quarter 10-Q, the LaSalle Partners October 1 Current Report, and the LaSalle Partners Current Report on Form 8-K, dated October 22, 1998, which are incorporated herein by reference, "JLW Management's Discussion and Analysis of Financial Condition and Results of Operations of the JLW Companies" included elsewhere herein, and the other financial information included elsewhere herein.

     Pursuant to the various Purchase Agreements, LaSalle Partners will issue shares of LaSalle Partners Common Stock and cash consideration to (i) Current JLW Owners; (ii) New JLW Owners who will become direct or indirect equity owners of the JLW Parent Companies prior to or as part of the Integration; and (iii) the ESOT, from which shares of LaSalle Partners Common Stock will be allocated to current and former employees of the JLW Companies ("ESOT Beneficiaries") during 1999 and 2000, subject to certain vesting and other requirements. Assuming the net worth requirements are met and that the Five Day Average Closing Price will be $28-5/16 (the closing price of LaSalle Partners Common Stock on November 20, 1998), approximately 11,083,983 shares and $5.4 million in cash consideration will be issued to Current JLW Owners, approximately 1,397,809 shares and $0.4 million in cash consideration will be issued to New JLW Owners, and approximately 1,772,324 shares will be issued to the ESOT. ESOT Shares are anticipated to be allocated as follows: 915,542 shares at Closing, 246,415 shares at December 31, 1999 and 610,367 shares at December 31, 2000.

     Included in the 14,254,116 Consideration Shares and ESOT Shares to be issued pursuant to the Purchase Agreements are 750,000 Indemnification Shares, 1,241,683 Adjustment Shares and 4,605,227 Forfeiture Shares.

     Pursuant to the JLW Australasia Purchase Agreement, LaSalle Partners will issue Convertible Notes to the JLW Australasia Shareholders and JLW Australia Parent in exchange for their JLW Shares redeemable at the election of LaSalle Partners and the JLW Australasia Shareholders and JLW Australia Parent, respectively, for Forfeiture Shares, Adjustment Shares, Indemnification Shares and Initial Distribution Shares, provided, that none of the Consideration Shares to be issued to JLW Australia Parent will be Forfeiture Shares. As LaSalle Partners expects to exercise its right to redeem all Convertible Notes for the aforementioned shares immediately upon issuance of the Convertible Notes, the pro forma financial statements included herein account for the issuance of shares to the JLW Australasia Group's Current JLW Owners as of the Closing.

     On a pro forma basis for Jones Lang LaSalle, the basic and diluted loss per common share were $(1.85) and $(2.50) for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, compared to basic earnings per common share for pro forma LaSalle Partners and the Compass Businesses for those periods of $.10 and $1.03, respectively. The diluted earnings per common share for pro forma LaSalle Partners and the Compass Businesses for those periods were $.10 and $1.02, respectively. No Forfeiture Shares, Indemnification Shares, unallocated ESOT Shares or options on LaSalle Partners Common Stock issuable in connection with the acquisition of the Compass Businesses were included in the pro forma Jones Lang LaSalle diluted weighted average shares outstanding because, due to operating losses, inclusion of such common stock equivalents would be anti-dilutive. In accordance with the accounting policies discussed in the following paragraphs, merger-related nonrecurring compensation expense totaling $50.0 million and $102.2 million has been reflected in the Pro Forma Jones Lang LaSalle Consolidated Statement of Earnings for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively. In addition, the results of the JLW Companies for the nine months ended September 30, 1998 include approximately $15.3 million in merger-related nonrecurring costs related to the Integration and the Transactions (like amounts incurred during 1997 were immaterial).

     The anticipated accounting treatment for the Transactions is guided by both APB Opinion No. 16 and APB Opinion No. 25. All cash consideration, Convertible Notes and Consideration Shares issued to Current JLW Owners, excluding Forfeiture Shares, in connection with the Transactions will be accounted for using the purchase method of accounting in accordance with APB Opinion No. 16. The purchase price will be calculated based on (i) the aggregate of the fair market value of the Initial Consideration Shares, Indemnification Shares, Adjustment Shares and Convertible Notes, valued at the five-day average closing stock price surrounding the date the terms of the Transactions were substantially complete, discounted for transferability restrictions, (ii) the cash consideration paid to the Current JLW Owners, and (iii) any capitalizable transaction costs. The total value of consideration will be compared to the fair value of the identifiable net assets acquired and the difference will be allocated to goodwill and amortized on a straight-line basis over an estimated useful life of 40 years.

     The Forfeiture Shares issuable to Current JLW Owners, the ESOT Shares and the cash consideration, Initial Distribution Shares, Indemnification Shares, Adjustment Shares and Forfeiture Shares issuable to the New JLW Owners in connection with the Transactions will be accounted for as compensation expense in accordance with APB Opinion No. 25 at the date of issuance to New JLW Owners or the date that ESOT Shares are specifically allocated. Initial Distribution Shares and Indemnification Shares not subject to vesting restrictions that are issued to New JLW Owners or allocated from the ESOT will be treated as compensation expense at closing or as allocated in the ESOT. Compensation expense related to Forfeiture Shares or to Initial Distribution Shares and Indemnification Shares which are subject to vesting provisions will be recorded as deferred compensation at the time of issuance to New JLW Owners or allocation from the ESOT and amortized on a straight-line basis over the forfeiture or vesting period.

     Compensation expense associated with the Forfeiture Shares issued to Current JLW Owners and associated with all Consideration Shares issued to New JLW Owners and the ESOT Shares is calculated as of the date such shares are issued to Current JLW Owners, New JLW Owners or allocated from the ESOT, as the case may be, based on the closing stock price on that date. For purposes of the pro forma financial statements included herein, all compensation expense has been calculated based on the closing price of $28-5/16 per share of LaSalle Partners Common Stock on November 20, 1998. The actual amount of compensation expense will vary depending on the price per share of LaSalle Partners Common Stock on the relevant dates and will increase or decrease as a result of fluctuations in such price per share.

     For purposes of the pro forma financial statements included herein, all shares anticipated to be allocated from the ESOT during 1999 and 2000 are assumed to have been allocated during 1997 and 1998, respectively, based on the same timing of allocation and based on a closing price of $28-5/16 per share of LaSalle Partners Common Stock. Accordingly, only those shares assumed to have been allocated from the ESOT through September 30, 2000 and the related amortization of compensation expense under the forfeiture or vesting provisions have been included in the pro forma financial statements. The actual amount of compensation expense will vary depending on the price per share of LaSalle Partners Common Stock at each allocation date.

     For purposes of the pro forma financial statements included herein, the following principal assumptions have been made:

     .     No claims exist which may be made against the Indemnification
Shares. Accordingly, Indemnification Shares are accounted for in the purchase price or as compensation expense as of their issuance or allocation date.

     .     Based on the JLW Companies' balance sheets at September 30,
1998 included elsewhere herein, the Adjustment Shares to be returned to LaSalle Partners total approximately 601,411 shares with the remaining 640,272 Adjustment Shares being distributed to the Current JLW Owners, New JLW Owners and the ESOT in accordance with their original allocation. These shares have been included in the calculation of the purchase price and compensation expense in the attached pro forma financial statements.

     .     Under the forfeiture restrictions, Forfeiture Shares deemed to be related to a Bad Leaver will be reallocated among the remaining JLW Shareholders. Under APB Opinion No. 25, the compensation expense associated with reallocated shares will need to be remeasured based on the closing stock price on the date of reallocation. As the forfeiture status will not be determined and reallocated until December 31, 2000, the Forfeiture Shares related to all employees that leave Jones Lang LaSalle will continue to be amortized over their original amortization schedule through December 31, 2000 and compensation expense adjusted at that date. The pro forma financial statements do not assume any reallocation of shares or changes in stock price through December 31, 2000.

     .     The Indemnification Shares and Adjustment Shares which are deposited with the Indemnity Escrow Agent at Closing on behalf of the New JLW Owners and the ESOT reflect shares of LaSalle Partners Common Stock which are contingently returnable and accounted for similarly to a variable stock award plan. Accordingly, the compensation expense associated with those Consideration Shares will be adjusted quarterly to reflect changes in the price per share of LaSalle Partners Common Stock until such shares are released from the escrow. For purposes of the pro forma financial statements included herein, the closing price per share of LaSalle Partners Common Stock on November 20, 1998 has been used and held constant; therefore, no adjustments to compensation expense have been assumed.

     .     The Forfeiture Shares of the JLW Asia Shareholders are being deposited with the Indemnity Escrow Agent in lieu of the Forfeiture Shares Escrow Agent and will also be contingently returnable and, accordingly, accounted for similarly to a variable award stock plan. The compensation expense related to the Forfeiture Shares will continue to be amortized through December 31, 2000 for accounting purposes, pending any claim against those shares, and the deferred compensation balance will be adjusted on a quarterly basis to reflect changes in the price per share of LaSalle Partners Common Stock. The pro forma financial statements included herein assume that no claims will be made against these Forfeiture Shares and that the stock price throughout the pro forma period is equal to with the closing stock price on November 20, 1998. Accordingly, no adjustments have been made for changes in stock price for the pro forma periods.

     On a pro forma basis for LaSalle Partners and the Compass Businesses combined, basic earnings per common share were $.10 and $1.03 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, compared to LaSalle Partners' results for those periods of $.54 and $1.28, respectively. Diluted earnings per common share on a pro forma basis for LaSalle Partners and the Compass Businesses combined were $.10 and $1.02 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, compared to LaSalle Partners' results for those periods of $.53 and $1.27, respectively. The Compass Businesses have been combined with LaSalle Partners Management Services, Inc. ("LPMS"), an operating subsidiary of LaSalle Partners conducting the property management and leasing, facilities management and development management businesses of LaSalle Partners. The regional infrastructures for LPMS and the Compass Businesses are highly duplicative. Costs savings, the extent of which will be dependent on the successful integration of the two businesses, have not been reflected in the following pro forma statements of earnings.

     The pro forma adjustments are based upon available information and certain assumptions that LaSalle Partners management believes are reasonable under the circumstances. These pro forma statements may not be indicative of the results of operations that actually would have occurred if the acquisition of the Compass Businesses and the Transactions, including the Integration, had been consummated on the date indicated and do not purport to represent the future financial position or results of operations of Jones Lang LaSalle.

                                   UNAUDITED PRO FORMA JONES LANG LASALLE
                                     CONSOLIDATED STATEMENT OF EARNINGS
                                    Nine Months Ended September 30, 1998
                                    (in thousands, except per share data)

                                                                                                   Pro
                                                                                                  Forma
                                                             Pro                                  Jones
                                 The Compass Businesses      Forma          JLW Companies         Lang
                    Historical  -------------------------   LaSalle   ------------------------    LaSalle
                     LaSalle     Historical   Acquisition   Partners   Pro Forma   Acquisition    Consoli-
                    Partners(1)  Combined(1)  Adjustments   Combined   Combined(2) Adjustments    dated
                    -----------  -----------  -----------  ----------  ----------- -----------  ----------
Revenue:
 Fee-based
  services. . . . .   $186,067       60,077        --        246,144      325,300       --        571,444
 Equity in net
  earnings from
  unconsolidated
  ventures. . . . .      2,340        --           --          2,340        --          --          2,340
 Other income . . .      1,702        1,308        --          3,010        8,773       --         11,783
                      --------     --------     --------    --------     --------    --------    --------
  Total revenue . .    190,109       61,385        --        251,494      334,073       --        585,567
Operating expenses:
 Compensation and
  benefits. . . . .    116,775       36,282        --        153,057      187,939       --        340,996
 Operating, admin-
  istrative and
  other . . . . . .     50,057       20,203        --         70,260      104,090       --        174,350
 Merger-related
  nonrecurring                                                                          (3)
  charges . . . . .      --           --           --          --          15,290      49,970      65,260
 Depreciation and                                  (4)                                  (5)
  amortization. . .      8,177       13,813      (12,627)     15,314        9,475       2,386      27,175
                                                   (6)
                                                   5,951       --           --          --
                      --------     --------     --------    --------     --------    --------    --------
  Total operating
   expenses . . . .    175,009       70,298       (6,676)    238,631      316,794      52,356     607,781
                      --------     --------     --------    --------     --------    --------    --------
  Operating income
   (loss) . . . . .     15,100       (8,913)       6,676      12,863       17,279     (52,356)    (22,214)
                                                   (7)
Interest expense. .        992        5,700       (5,700)     10,129          895                  11,024
                                                   (8)
                                                   9,137
                      --------     --------     --------    --------     --------    --------    --------




                                   UNAUDITED PRO FORMA JONES LANG LASALLE
                               CONSOLIDATED STATEMENT OF EARNINGS - CONTINUED


                                                                                                   Pro
                                                                                                  Forma
                                                             Pro                                  Jones
                                 The Compass Businesses      Forma          JLW Companies         Lang
                    Historical  -------------------------   LaSalle   ------------------------    LaSalle
                     LaSalle     Historical   Acquisition   Partners   Pro Forma   Acquisition    Consoli-
                    Partners(1)  Combined(1)  Adjustments   Combined   Combined(2) Adjustments    dated
                    -----------  -----------  -----------  ----------  ----------- -----------  ----------
  Net earnings (loss)
   before provision
   (benefit) for
   income taxes . .     14,108      (14,613)       3,239       2,734       16,384     (52,356)    (33,238)
Provision (benefit)                                (9)                                  (10)
 for income taxes .      5,432       (3,970)        (390)      1,072       11,086          11
                                                                                        (11)
                         --           --           --          --           --         (1,791)     10,378
Minority interest .      --           --           --          --             818       --            818
                      --------     --------     --------    --------     --------    --------    --------
  Net earnings
    (loss). . . . .   $  8,676      (10,643)       3,629       1,662        4,480     (50,576)    (44,434)
                      ========     ========     ========    ========     ========    ========    ========
Basic earnings
 (loss) per
 common share . . .   $   0.54                                  0.10                                (1.85)
                      ========                              ========                             ========
Basic weighted
 average shares                                                                                    (12)
 outstanding. . . .  16,210,340                            16,210,340                           23,956,533
                     ==========                            ==========                           ==========
Diluted earnings
 (loss) per
 common share . . .   $   0.53                                  0.10                                (1.85)
                      ========                              ========                             ========
Diluted weighted
 average shares                                               (13)                                 (14)
 outstanding. . . .  16,403,225                            16,410,161                           23,956,533
                     ==========                            ==========                           ==========


            NOTES TO UNAUDITED PRO FORMA JONES LANG LASALLE
                  Consolidated Statement of Earnings
             For the Nine Months Ended September 30, 1998


(1) The "Historical" columns represent the unaudited statement of earnings of LaSalle Partners as of September 30, 1998 and the combined unaudited statement of earnings of the Compass Businesses as of September 30, 1998.

(2) The JLW Companies Pro Forma Combined column represents the combination of the JLW Companies giving effect to the elimination of intercompany transactions and the Integration, but prior to the acquisition of the JLW Companies by LaSalle Partners. See the Unaudited Pro Forma JLW Companies Combined Statement of Earnings included elsewhere herein.

(3) The adjustment gives effect to aggregate compensation expense incurred in connection with the Transactions attributable to the Initial Consideration Shares, Indemnification Shares and Adjustment Shares (assumed to be issued for purposes of the pro forma financial statements) of LaSalle Partners Common Stock and cash consideration either issued or paid to New JLW Owners and ESOT Shares allocated from the ESOT during the pro forma period and the amortization of deferred compensation associated with shares of LaSalle Partners Common Stock issued to Current JLW Owners and New JLW Owners or allocated from the ESOT during the pro forma period which are subject to forfeiture or vesting provisions.

(4)  The adjustment gives effect to the reversal of the Compass
Businesses' historical amortization expense related to goodwill and other intangible assets (i.e., management contracts) resulting from the acquisition of the Compass Businesses by Lend Lease.

(5) The adjustment gives effect to the amortization of goodwill associated with the combination of the JLW Companies with LaSalle Partners over the expected useful life of 40 years.

(6) The adjustment gives effect to the amortization of intangibles (i.e., management contracts) and goodwill associated with the acquisition of the Compass Businesses by LaSalle Partners over the expected useful lives of 8 years and 40 years, respectively.

(7) The adjustment gives effect to the elimination of interest expense related to the Compass Businesses' $102.0 million note payable to its parent which was repaid in connection with the acquisition.

(8) The adjustment gives effect to borrowings on LaSalle Partners' new long-term and existing credit facilities of $180.0 million at an interest rate of LIBOR plus .875% used to fund the acquisition of the Compass Businesses.

(9) The adjustment gives effect to the provision (benefit) for income taxes based on net earnings before provision for income taxes and the merger-related nonrecurring charges as though LaSalle Partners and the Compass Businesses were taxable entities as of January 1, 1997 with an estimated effective tax rate of 39.2%.

(10) The adjustment gives effect to the provision (benefit) for income taxes based on net earnings before provision for income taxes and the merger-related nonrecurring charges as though Jones Lang LaSalle was a taxable entity as of January 1, 1997 at an effective tax rate of 38.0%.

            NOTES TO UNAUDITED PRO FORMA JONES LANG LASALLE
                  Consolidated Statement of Earnings
             For the Nine Months Ended September 30, 1998



(11) The adjustment gives effect to the benefit for income taxes associated with the portion of the merger-related nonrecurring charges which are expected to be deductible for tax purposes.

(12) Basic weighted average shares outstanding give effect to 7,105,921 weighted average Initial Distribution Shares and 640,272 Adjustment Shares assumed to be issued in connection with the Transactions.

(13) Diluted weighted average shares outstanding give effect to options on LaSalle Partners Common Stock issued in connection with the acquisition of the Compass Businesses.

(14) Diluted weighted average shares outstanding do not give effect to any issuances of Forfeiture Shares, Indemnification Shares, unallocated ESOT Shares or options on LaSalle Partners Common Stock issued in connection with the acquisition of the Compass Businesses because, due to operating losses, the inclusion of such shares as common stock equivalents would be anti-dilutive.

                                   UNAUDITED PRO FORMA JONES LANG LASALLE
                                     CONSOLIDATED STATEMENT OF EARNINGS
                                        Year Ended December 31, 1997
                                    (in thousands, except per share data)

                                                                                                   Pro
                                                                                                  Forma
                                                             Pro                                  Jones
                                 The Compass Businesses      Forma          JLW Companies         Lang
                     Pro Forma  -------------------------   LaSalle   ------------------------    LaSalle
                     LaSalle      Pro Forma   Acquisition   Partners   Pro Forma   Acquisition    Consoli-
                    Partners(1)  Combined(2)  Adjustments   Combined   Combined(3) Adjustments    dated
                    -----------  -----------  -----------  ----------  ----------- -----------  ----------
Revenue:
 Fee-based
  services. . . . .   $227,762       83,856        --        311,618      428,769       --        740,387
 Equity in net
  earnings from
  unconsolidated
  ventures. . . . .      3,311        --           --          3,311        --          --          3,311
 Other income . . .      1,911          948        --          2,859        7,242       --         10,101
                      --------     --------     --------    --------     --------    --------    --------
  Total revenue . .    232,984       84,804        --        317,788      436,011       --        753,799
Operating expenses:
 Compensation and
  benefits. . . . .    127,210       46,053        --        173,263      231,598       --        404,861
 Operating, admin-
  istrative and
  other . . . . . .     61,367       23,251        --         84,618      155,197       --        239,815
 Merger-related
  nonrecurring                                                                          (4)
  charges . . . . .      --           --           --          --           --        102,202     102,202
 Depreciation and                                  (5)                                  (6)
  amortization. . .      9,756       10,772       (9,094)     19,368       12,297       3,181      34,846
                                                   (7)
                                                   7,934
                      --------     --------     --------    --------     --------    --------    --------
  Total operating
   expenses . . . .    198,333       80,076       (1,160)    277,249      399,092     105,383     781,724
                      --------     --------     --------    --------     --------    --------    --------
  Operating income
   (loss) . . . . .     34,651        4,728        1,160      40,539       36,919    (105,383)    (27,925)
                                                   (8)
Interest expense. .      1,000        3,825       (3,825)     13,100        1,436       --         14,536
                                                   (9)
                                                  12,100
                      --------     --------     --------    --------     --------    --------    --------




                                   UNAUDITED PRO FORMA JONES LANG LASALLE
                               CONSOLIDATED STATEMENT OF EARNINGS - CONTINUED


                                                                                                   Pro
                                                                                                  Forma
                                                             Pro                                  Jones
                                 The Compass Businesses      Forma          JLW Companies         Lang
                     Pro Forma  -------------------------   LaSalle   ------------------------    LaSalle
                     LaSalle      Pro Forma   Acquisition   Partners   Pro Forma   Acquisition    Consoli-
                    Partners(1)  Combined(2)  Adjustments   Combined   Combined(2) Adjustments    dated
                    -----------  -----------  -----------  ----------  ----------- -----------  ----------
  Net earnings (loss)
   before provision
   (benefit) for
   income taxes . .     33,651          903       (7,115)     27,439       35,483    (105,383)    (42,461)
Provision (benefit)                                (10)                                 (11)
 for income taxes .     12,956        1,689       (3,889)     10,756       12,419        (473)
                                                                                        (12)
                         --           --           --          --           --         (6,656)     16,046
Minority interest .      --           --           --          --             549       --            549
                      --------     --------     --------    --------     --------    --------    --------
  Net earnings
    (loss). . . . .   $ 20,695         (786)      (3,226)     16,683       22,515     (98,254)    (59,056)
                      ========     ========     ========    ========     ========    ========    ========
Basic earnings
 (loss) per
 common share . . .   $   1.28                                  1.03                                (2.50)
                      ========                              ========                             ========
Basic weighted
 average shares                                                                                    (13)
 outstanding. . . .  16,200,000                            16,200,000                           23,648,412
                     ==========                            ==========                           ==========
Diluted earnings
 (loss) per
 common share . . .   $   1.27                                  1.02                                (2.50)
                      ========                              ========                             ========
Diluted weighted
 average shares                                               (14)                                 (15)
 outstanding. . . .  16,329,555                            16,337,102                           23,648,412
                     ==========                            ==========                           ==========


            NOTES TO UNAUDITED PRO FORMA JONES LANG LASALLE
                  CONSOLIDATED STATEMENT OF EARNINGS
                     Year ended December 31, 1997
                 (in thousands, except per share data)

  (1)Pro forma LaSalle Partners results give effect to (i) the acquisition by LaSalle Partners of Galbreath on April 22, 1997, as adjusted for the tenant representation and investment banking units which were not acquired, as if such acquisition had occurred on January 1, 1997, (ii) the provision for income taxes as though LaSalle Partners and Galbreath were taxable entities as of January 1, 1997 with an effective tax rate of 38.5%, (iii) estimated incremental general and administrative costs associated with operations as a public company and (iv) the repayment of LaSalle Partners' long-term debt out of the proceeds of the initial public offering as if the offering had occurred on January 1, 1997. Reference is made to the LaSalle Partners October 1 Current Report for a complete description of the pro forma presentation and related adjustments for the year ended December 31, 1997 included herein.

  (2)The Compass Businesses Pro Forma Combined column represents the combined results of Compass Management and Leasing, Inc., The Yarmouth Property Management Group, Inc. and the Australian property management businesses of Lend Lease on a pro forma basis for the year ended December 31, 1997, as if Lend Lease had control of those businesses as of January 1, 1997. Reference is made to the LaSalle Partners October 1 Current Report, for a complete description of the pro forma presentation and related adjustments.

  (3)The JLW Companies Pro Forma Combined column represents the combination of the JLW Companies giving effect to the elimination of intercompany transactions and the Integration, prior to the acquisition of the JLW Companies by LaSalle Partners. See the Unaudited Pro Forma JLW Companies Combined Statement of Earnings included elsewhere in this Current Report.

  (4)The adjustment gives effect to aggregate compensation expense incurred in connection with the Transactions associated with Initial Distribution Shares, Forfeiture Shares, Indemnification Shares and Adjustment Shares (assumed to be issued for purposes of the pro forma financial statements) of LaSalle Partners Common Stock and cash consideration either issued or paid to New JLW Owners or allocated from the ESOT during the pro forma period and the amortization of deferred compensation associated with shares of LaSalle Partners Common Stock issued to Current JLW Owners and New JLW Owners and allocated from the ESOT during the pro forma period which are subject to forfeiture or vesting provisions.

  (5)The adjustment gives effect to the reversal of the Compass
Businesses' historical amortization expense related to goodwill and other intangible assets (i.e., management contracts) resulting from the acquisition of the Compass Businesses by Lend Lease.

  (6)The adjustment gives effect to the amortization of goodwill associated with the combination of the JLW Companies with LaSalle Partners over the expected useful life of 40 years.

  (7)The adjustment gives effect to the amortization of intangibles (i.e., management contracts) and goodwill associated with the acquisition of the Compass Businesses by LaSalle Partners over the expected useful lives of 8 years and 40 years, respectively.

  (8)The adjustment gives effect to the elimination of interest expense related to the Compass Businesses' $102.0 million note payable to its parent which was repaid in connection with the acquisition.

            NOTES TO UNAUDITED PRO FORMA JONES LANG LASALLE
                  CONSOLIDATED STATEMENT OF EARNINGS
                     Year ended December 31, 1997
                 (in thousands, except per share data)

  (9)The adjustment gives effect to borrowings on LaSalle Partners' new long-term and existing credit facilities of $180.0 million at an interest rate of LIBOR plus .875% used to fund the acquisition of the Compass Businesses.

 (10)The adjustment gives effect to the provision (benefit) for income taxes as though LaSalle Partners and the Compass Businesses were taxable entities as of January 1, 1997 with an estimated effective tax rate of 39.2%.

 (11)The adjustment gives effect to the provision (benefit) for income taxes based on net earnings before provision for income taxes and the merger-related nonrecurring charges as though Jones Lang LaSalle was a taxable entity as of January 1, 1997 with an estimated effective tax rate of 38.0%.

 (12)The adjustment gives effect to the benefit for income taxes associated with the portion of the merger-related nonrecurring charges which are expected to be deductible for tax purposes.

 (13)Basic weighted average shares outstanding give effect to 6,808,140 weighted average Initial Distribution Shares and 640,272 Adjustment Shares assumed will be issued in connection with the Transactions.

 (14)Diluted weighted average shares outstanding give effect to options on LaSalle Partners Common Stock issued in connection with the acquisition of the Compass Businesses.

 (15)Diluted weighted average shares outstanding do not give effect to any issuances of Forfeiture Shares, Indemnification Shares, unallocated ESOT Shares or options on LaSalle Partners Common Stock issued in connection with the acquisition of the Compass Businesses because, due to operating losses, the inclusion of such shares as common stock equivalents would be anti-dilutive.

                                   UNAUDITED PRO FORMA JONES LANG LASALLE
                                         CONSOLIDATED BALANCE SHEET
                                          As of September 30, 1998
                                               (in thousands)

                                                                                                   Pro
                                                                                                  Forma
                                                             Pro                                  Jones
                                 The Compass Businesses      Forma          JLW Companies         Lang
                    Historical  -------------------------   LaSalle   ------------------------    LaSalle
                     LaSalle     Historical   Acquisition   Partners   Pro Forma   Acquisition    Consoli-
                    Partners(1)  Combined(1)  Adjustments   Combined   Combined(2) Adjustments    dated
                    -----------  -----------  -----------  ----------  ----------- -----------  ----------

ASSETS
Current assets
 Cash and cash                                     (3)                                  (4)
  equivalents . . .   $ 15,214        9,684          825      25,723        5,540      (5,445)     25,418
                                                                                        (5)
                                                                                         (400)
 Trade receivables,                                (3)
  net . . . . . . .     69,616       12,645         (355)     81,906       88,900       --        170,806
                                                   (3)
 Due from affiliate      --             113         (113)      --           --          --          --
 Notes receivable .     16,144        --           --         16,144        --          --         16,144
 Other receivables.      6,489        --           --          6,489       30,374       --         36,863
                                                   (6)
 Prepaid expenses .      2,006          504         (504)      2,006        8,317       --         10,323
                                                   (6)
 Other assets . . .      --           --             948         948        --          --            948
 Deferred tax                                      (6)
  benefit . . . . .      5,104        --           3,488       8,592        1,513       --         10,105
                      --------     --------     --------    --------     --------    --------    --------
    Total current
      assets. . . .    114,573       22,946        4,289     141,808      134,644      (5,845)    270,607




                                   UNAUDITED PRO FORMA JONES LANG LASALLE
                                   CONSOLIDATED BALANCE SHEET - CONTINUED


                                                                                                   Pro
                                                                                                  Forma
                                                             Pro                                  Jones
                                 The Compass Businesses      Forma          JLW Companies         Lang
                    Historical  -------------------------   LaSalle   ------------------------    LaSalle
                     LaSalle     Historical   Acquisition   Partners   Pro Forma   Acquisition    Consoli-
                    Partners(1)  Combined(1)  Adjustments   Combined   Combined(2) Adjustments    dated
                    -----------  -----------  -----------  ----------  ----------- -----------  ----------
Property and equipment,
 at cost, less
 accumulated
 depreciation . . .     23,360        4,105                   27,465       31,894       --         59,359
Goodwill and intangibles
 resulting from business
 acquisitions, net                                 (6)                                  (7)
 of amortization. .     53,120      121,162      176,315     229,435        4,000     127,241     360,676
                                                   (6)
                                                (121,162)
Investment in                                      (6)
 Compass Businesses      --           --        (184,075)      --           --          --          --
                                                   (8)
                                                 184,075
Investment in                                                                           (4)
 JLW Businesses . .      --           --           --          --           --        154,939       --
                                                                                        (7)
                                                                                     (154,939)

Investment in real
 estate ventures. .     50,965        --           --         50,965          821       --         51,786
Long-term receivables,
 net. . . . . . . .      8,014        --           --          8,014        6,246       --         14,260
Deferred income                                    (6)                                  (7)
 taxes. . . . . . .      --           6,314       (6,314)      --           5,904       5,283      11,187
Deferred compen-                                                                        (5)
 sation . . . . . .      --           --           --          --           --        132,867     132,867
Prepaid pension                                                                         (7)
 asset. . . . . . .      --           --           --          --           9,247      13,600      22,847
                                                   (6)
Other assets, net .      2,845        3,777       (3,227)      3,395        2,320       --          5,715
                      --------     --------     --------    --------     --------    --------    --------
  Total assets. . .   $252,877      158,304       49,901     461,082      195,076     273,146     929,304
                      ========     ========     ========    ========     ========    ========    ========






                                   UNAUDITED PRO FORMA JONES LANG LASALLE
                                   CONSOLIDATED BALANCE SHEET - CONTINUED


                                                                                                   Pro
                                                                                                  Forma
                                                             Pro                                  Jones
                                 The Compass Businesses      Forma          JLW Companies         Lang
                    Historical  -------------------------   LaSalle   ------------------------    LaSalle
                     LaSalle     Historical   Acquisition   Partners   Pro Forma   Acquisition    Consoli-
                    Partners(1)  Combined(1)  Adjustments   Combined   Combined(2) Adjustments    dated
                    -----------  -----------  -----------  ----------  ----------- -----------  ----------
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable
  and accrued                                      (6)                                  (4)
  liabilities . . .   $ 27,150        6,471        2,806      40,822       84,778       9,000     135,810
                                                   (8)                                  (7)
                                                   4,075                                1,210
                                                   (3)
                                                     320
 Accrued compen-                                   (6)                                  (7)
  sation. . . . . .     32,822        5,202        5,334      43,443        4,613      10,192      58,248
                                                   (3)
                                                      85
                                                   (3)
 Due to parent. . .      --           1,996       (1,996)      --            --         --          --
 Income taxes
   payable. . . . .      --           --           --          --           5,111       --          5,111
                                                   (6)                                  (7)
 Other liabilities.      6,296        3,225          750      10,208       41,370       2,500      54,078
                                                   (3)
                                                     (63)
 Current maturities of                             (3)
  long-term debt. .      --         102,000     (102,000)      --          16,305       --         16,305
                      --------     --------     --------    --------     --------    --------    --------
  Total current
   liabilities. . .     66,268      118,894      (90,689)     94,473      152,177      22,902     269,552
Long-term                                          (8)
 credit facility. .     28,442                   180,000     208,442        --          --        208,442
Deferred tax                                                                            (7)
 liability. . . . .      --           --           --          --           3,768       5,168       8,936
Other long-term
 liabilities. . . .      1,134        --           --          1,134       12,029       --         13,163
Minority interest .      --           --           --          --             861       --            861
                      --------     --------     --------    --------     --------    --------    --------
 Total liabilities.     95,844      118,894       89,311     304,049      168,835      28,070     500,954




                                   UNAUDITED PRO FORMA JONES LANG LASALLE
                                   CONSOLIDATED BALANCE SHEET - CONTINUED


                                                                                                   Pro
                                                                                                  Forma
                                                             Pro                                  Jones
                                 The Compass Businesses      Forma          JLW Companies         Lang
                    Historical  -------------------------   LaSalle   ------------------------    LaSalle
                     LaSalle     Historical   Acquisition   Partners   Pro Forma   Acquisition    Consoli-
                    Partners(1)  Combined(2)  Adjustments   Combined   Combined(2) Adjustments    dated
                    -----------  -----------  -----------  ----------  ----------- -----------  ----------

Stockholders' equity                               (6)                                  (4)
 Common stock . . .        162            3           (3)        162        --             71         298
                                                                                        (5)
                                                                                           65
 Additional paid-in                               (3)                                   (4)
  capital . . . . .    122,696       52,695      104,011     122,696        --        140,423     424,546
                                                   (6)                                  (5)
                                                (156,706)                             161,427
 Unallocated ESOT                                                                       (5)
  shares. . . . . .      --           --           --          --           --             (8)         (8)
 Retained earnings/                                (6)                                  (5)
  deficit . . . . .     33,003      (13,288)      13,288      33,003        --        (29,017)      3,986
 Foreign exchange
  translation                                                                          (7)
  reserve . . . . .      --           --            --         --          (1,644)      1,644       --
 Predecessor's                                                                         (7)
  partners' capital      --           --           --          --          27,885     (27,885)      --
 Accumulated other
  comprehensive                                                                        (7)
  income. . . . . .      1,172        --           --          1,172        --         (1,644)       (472)
                      --------     --------     --------    --------     --------    --------    --------
  Total stockholders'
   equity . . . . .    157,033       39,410      (39,410)    157,033       26,241     245,076     428,350
                      --------     --------     --------    --------     --------    --------    --------
  Total liabilities
    and stockholders'
    equity. . . . .   $252,877      158,304       49,901     461,082      195,076     273,146     929,304
                      ========     ========     ========    ========     ========    ========    ========




            NOTES TO UNAUDITED PRO FORMA JONES LANG LASALLE
                      Consolidated Balance Sheet
                       As of September 30, 1998


     (1) The "Historical" columns represent the unaudited consolidated balance sheet of LaSalle Partners as of September 30, 1998 and the unaudited combined balance sheet of the Compass Businesses as of September 30, 1998.

     (2) The JLW Companies Pro Forma Combined column represents the combination of the JLW Companies giving effect to the elimination of intercompany transactions and the Integration, but not the acquisition of the JLW Companies by LaSalle Partners. See the Unaudited Pro Forma JLW Companies Combined Balance Sheet included elsewhere herein.

     (3) The adjustment gives effect to the distribution of certain related party assets and liabilities of the Compass Businesses to Lend Lease and the repayment of intercompany debt which was made in connection with the acquisition of the Compass Businesses by LaSalle Partners pursuant to the terms of the purchase agreement relating to the acquisition of the Compass Businesses.

     (4) The adjustment represents the aggregate value of the consideration accounted for as purchase price under APB Opinion No. 16 ($154.9 million, including transaction-related costs of $9.0 million). The value of the aggregate consideration is comprised of $5.4 million in cash and 7,120,829 shares of LaSalle Partners Common Stock, including 5,955,435 Initial Distribution Shares, 584,715 Indemnification Shares and 580,679 Adjustment Shares (assumed to be issued for purposes of the pro forma financial statements). Management has estimated the fair value of the stock consideration to be $154.9 million. Such estimated fair value was based upon the average stock price of LaSalle Partners Common Stock for the five-day period that includes the two trading days immediately preceding, the trading day and the two trading days immediately following the date of substantial completion of negotiations regarding the principal terms of the Transactions, discounted for transferability restrictions applicable to such shares.

     (5) The adjustment gives effect to the issuance of 5,703,646 shares of LaSalle Partners Common Stock and a cash payment of $0.4 million which are accounted for as compensation expense or deferred compensation in accordance with APB Opinion No. 25 at Closing, which adjustments include the Forfeiture Shares issuable to Current JLW Owners, the Consideration Shares issuable to New JLW Owners, the cash consideration paid to the Shareholders' Representatives on behalf of the New JLW Owners at Closing and the ESOT Shares allocated at Closing.

     (6) These adjustments give effect to the allocation of the purchase price of the Compass Businesses of $184.1 million to identifiable assets and liabilities at their estimated fair values. The excess purchase price of $176.3 million was allocated to management contracts ($35.3 million) and goodwill ($141.0 million), and is being amortized on a straight-line basis over 8 years and 40 years, respectively, based on an estimate of their useful lives. The estimate of useful lives was based on the nature and terms of management contracts acquired, the Compass Businesses' existing client relationships, operating history and market presence, and LaSalle Partners' operating experience within the industry. Due to the nature and expected recovery of assets and settlement of liabilities, historical stated value approximates fair value.

            NOTES TO UNAUDITED PRO FORMA JONES LANG LASALLE
                      Consolidated Balance Sheet
                       As of September 30, 1998



     (7) These adjustments give effect to the allocation of the portion of the consideration accounted for as purchase price under APB Opinion No. 16 ($154.9 million, including transaction related costs of $9.0 million), and to identifiable assets and liabilities at their estimated fair values. The excess purchase price of $127.2 million was allocated to goodwill, which is being amortized on a straight-line basis over 40 years based on LaSalle Partners' estimate of its useful life. LaSalle Partners' estimate of useful lives was based on the JLW Businesses' existing client relationships, operating history and expansive market presence, and LaSalle Partners' operating experience within the industry.

     (8) These adjustments represent the total consideration paid by LaSalle Partners for the Compass Businesses of $184.1 million, including transaction related costs of $4.1 million, which was primarily funded by proceeds from LaSalle Partners' new acquisition facility and its existing revolving credit facility.

THE JLW COMPANIES

     The following Unaudited Pro Forma JLW Companies Combined Financial Statements are derived from the historical financial statements of each of JLW England (Jones Lang Wootton (The English Partnership and subsidiaries)), JLW Scotland (Jones Lang Wootton-Scotland and its subsidiary undertaking), JLW Ireland (Jones Lang Wootton-Irish Practice), the JLW Asia Group (JLW Asia Holdings Limited), and the JLW Australasia Companies (the JLW Australasia Group), which historically have had substantially independent ownership structures. The Unaudited Pro Forma JLW Companies Combined Financial Statements have been presented in accordance with US GAAP.

     The Unaudited Pro Forma JLW Companies Combined Statements of Earnings for the nine months ended September 30, 1998 and the year ended
December 31, 1997 give effect to the Integration as if it had occurred on January 1, 1997. The Unaudited Pro Forma JLW Companies Combined Balance Sheet as of September 30, 1998 combines the historical unaudited combined statements of each of the JLW Companies as if the Integration had occurred on that date after giving effect to pro forma adjustments described in the accompanying notes. The Unaudited Pro Forma JLW Companies Combined Financial Statements should be read in conjunction with the historical financial statements of each of the JLW Companies and the notes thereto and "JLW Management's Discussion and Analysis of Financial Condition and Results of Operations of the JLW Companies" included elsewhere herein. In addition, the Unaudited Pro Forma JLW Companies Combined Financial Statements, after taking into consideration the combination and integration adjustments, were utilized in preparing the Unaudited Pro Forma Consolidated Financial Statements of Jones Lang LaSalle.

     The pro forma adjustments are based upon available information and certain assumptions that the JLW Companies' management believe are reasonable under the circumstances. These pro forma statements may not be indicative of the results of operations that actually would have occurred if the Integration had been consummated on the date indicated and do not purport to represent the future financial position or results of operations of the JLW Companies.

                                      UNAUDITED PRO FORMA JLW COMPANIES
                                       COMBINED STATEMENT OF EARNINGS
                                    Nine Months Ended September 30, 1998
                                               (in thousands)
                                                                                       Combina-      Pro
                                     Historical JLW (1)                                 tion        Forma
                   ------------------------------------------------------                and        JLW
                                 JLW                                                   Integra-     Com-
                                Austra-      JLW                                        tion        panies
                        JLW      lasia       Asia       JLW         JLW                Adjust-      Com-
                      England  Companies     Group    Scotland    Ireland    Total      ments       bined
                     --------  ---------    -------   --------   --------   --------  ---------   --------
Revenue:
 Fee-based                                                                               (2)
  services. . . . . $221,074     39,462     40,850      6,587      8,663    316,636      8,664    325,300
 Interest                                                                                (2)
  income. . . . . .    1,745         25         72        123         38      2,003        365      2,368
 Other                                                                                   (2)
  income. . . . . .    4,974      1,585        959         73      --         7,591        (62)     6,405
                                                                                         (3)
                                                                                        (1,124)
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total revenue . .  227,793     41,072     41,881      6,783      8,701    326,230      7,843    334,073

Operating expenses:
 Compensation                                                                            (2)
  and benefits. . .  116,186     17,128     23,311      1,995      2,429    161,049      2,312    187,939
                                                                                         (4)
                                                                                        24,578
 Operating, admin-
  istrative and                                                                         (2)
  other . . . . . .   62,670     18,734     14,047      1,274      1,365     98,090      4,720    104,090
                                                                                         (3)
                                                                                         1,280
 Merger-related
  nonrecurring                                                                           (2)
  charges(6). . . .    8,315      2,509      3,331        219        575     14,949        341     15,290
 Depreciation                                                                            (2)
  and amortization.    6,085        919      1,440        208        252      8,904        571      9,475
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total operating
   expenses . . . .  193,256     39,290     42,129      3,696      4,621    282,992     33,802    316,794
                    --------   --------   --------   --------   --------   --------   --------   --------
Operating income
 (loss) . . . . . .   34,537      1,782       (248)     3,087      4,080     43,238    (25,959)    17,279
                                                                                         (2)
Interest expense. .      484         82        194          7         38        805         90        895
                    --------   --------   --------   --------   --------   --------   --------   --------




                                      UNAUDITED PRO FORMA JLW COMPANIES
                                 COMBINED STATEMENT OF EARNINGS - CONTINUED



                                                                                       Combina-      Pro
                                     Historical JLW (1)                                 tion        Forma
                   ------------------------------------------------------                and        JLW
                                 JLW                                                   Integra-     Com-
                                Austra-      JLW                                        tion        panies
                        JLW      lasia       Asia       JLW         JLW                Adjust-      Com-
                      England  Companies     Group    Scotland    Ireland    Total      ments       bined
                     --------  ---------    -------   --------   --------   --------  ---------   --------
  Net earnings
   (loss) before
   provision for
   income taxes . .   34,053      1,700       (442)     3,080      4,042     42,433    (26,049)    16,384

Provision for                                                                            (2)
 income taxes . . .    1,485      1,522        654         25         65      3,751        414     11,086
                                                                                         (5)
                                                                                         6,921
                                                                                         (2)
Minority interest .    1,277      --         --         --         --         1,277       (459)       818
                    --------   --------   --------   --------   --------   --------   --------   --------
  Net earnings
   (loss) . . . . . $ 31,291        178     (1,096)     3,055      3,977     37,405    (32,925)     4,480
                    ========   ========   ========   ========   ========   ========   ========   ========























              NOTES TO UNAUDITED PRO FORMA JLW COMPANIES
                    Combined Statement of Earnings
             For the Nine Months Ended September 30, 1998



     (1) Represents the unaudited consolidated or combined statement of earnings of each of the JLW Companies for the nine months ended September 30, 1998.

     (2) These adjustments give effect to the gross revenue and expenses of certain businesses which will be wholly-owned on a combined basis subsequent to the Integration, which were historically accounted for under either the cost or equity method of accounting.

     (3) These adjustments give effect to the elimination of intercompany activity by and among each of the groups.

     (4) The adjustment gives effect to new market-based compensation packages which will be implemented in accordance with the Transactions and will include a base salary and target bonus in replacement of previously received profits distributions and/or dividends.

     (5) The adjustment gives effect to the provision for income taxes as though the JLW Companies were taxable entities as of January 1, 1997 with an estimated effective tax rate of 35.0%.

     (6) Represents the costs incurred by the JLW Companies related to the Integration and the Transactions.

                                      UNAUDITED PRO FORMA JLW COMPANIES
                                       COMBINED STATEMENT OF EARNINGS
                                        Year ended December 31, 1997
                                               (in thousands)
                                                                                       Combina-      Pro
                                     Historical JLW (1)                                 tion        Forma
                   ------------------------------------------------------                and        JLW
                                 JLW                                                   Integra-     Com-
                                Austra-      JLW                                        tion        panies
                        JLW      lasia       Asia       JLW         JLW                Adjust-      Com-
                      England  Companies     Group    Scotland    Ireland    Total      ments       bined
                     --------  ---------    -------   --------   --------   --------  ---------   --------
Revenue:
 Fee-based                                                                               (2)
  services. . . . . $252,895     60,522     73,843      9,042      9,223    405,525     23,244    428,769
 Interest                                                                                (2)
  income. . . . . .    1,532        150        293        102         78      2,155        347      2,502
 Other                                                                                   (2)
  income. . . . . .    4,555      1,777      1,874         98      --         8,304     (2,427)     4,740
                                                                                         (3)
                                                                                        (1,137)
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total revenue . .  258,982     62,449     76,010      9,242      9,301    415,984     20,027    436,011

Operating expenses:
 Compensation                                                                            (4)
  and benefits. . .  122,709     23,337     35,872      2,301      3,110    187,329     35,081    231,598
                                                                                         (2)
                                                                                         9,188
 Operating, admin-
  istrative and                                                                         (2)
  other . . . . . .   88,117     28,440     24,739      1,539      1,735    144,570     13,059    155,197
                                                                                         (3)
                                                                                        (2,432)
 Depreciation                                                                            (2)
  and amortization.    7,854      1,340      1,841        284        353     11,672        625     12,297
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total operating
   expenses . . . .  218,680     53,117     62,452      4,124      5,198    343,571     55,521    399,092
                    --------   --------   --------   --------   --------   --------   --------   --------
Operating income. .   40,302      9,332     13,558      5,118      4,103     72,413    (35,494)    36,919
                                                                                         (2)
Interest expense. .      649        340        225         12         60      1,286        150      1,436
                    --------   --------   --------   --------   --------   --------   --------   --------




                                      UNAUDITED PRO FORMA JLW COMPANIES
                                 COMBINED STATEMENT OF EARNINGS - CONTINUED



                                                                                       Combina-      Pro
                                     Historical JLW (1)                                 tion        Forma
                   ------------------------------------------------------                and        JLW
                                 JLW                                                   Integra-     Com-
                                Austra-      JLW                                        tion        panies
                        JLW      lasia       Asia       JLW         JLW                Adjust-      Com-
                      England  Companies     Group    Scotland    Ireland    Total      ments       bined
                     --------  ---------    -------   --------   --------   --------  ---------   --------
  Net earnings
   (loss) before
   provision for
   income taxes . .   39,653      8,992     13,333      5,106      4,043     71,127    (35,644)    35,483

Provision for                                                                            (2)
 income taxes . . .    3,493      2,918      2,195         46         80      8,732      1,054     12,419
                                                                                         (5)
                                                                                         2,633
                                                                                         (2)
Minority interest .    1,450      --         --         --         --         1,450       (901)       549
                    --------   --------   --------   --------   --------   --------   --------   --------
  Net earnings
   (loss) . . . . . $ 34,710      6,074     11,138      5,060      3,963     60,945    (38,430)    22,515
                    ========   ========   ========   ========   ========   ========   ========   ========























              NOTES TO UNAUDITED PRO FORMA JLW COMPANIES
                    Combined Statement of Earnings
                 For the year ended December 31, 1997


     (1) Represents the unaudited consolidated or combined statement of earnings of each of the JLW Companies for the year ended December 31, 1997.

     (2) These adjustments give effect to the gross revenue and expenses of certain businesses which will be wholly-owned on a combined basis subsequent to the Integration, which were historically accounted for under either the cost or equity method of accounting.

     (3) These adjustments give effect to the elimination of intercompany activity by and among each of the groups.

     (4) The adjustment gives effect to new market-based compensation packages which will be implemented in accordance with the Transactions and will include a base salary and target bonus in replacement of previously received profits distributions and/or dividends.

     (5) The adjustment gives effect to the provision for income taxes as though the JLW Companies were taxable entities as of January 1, 1997 with an estimated effective tax rate of 35.0%.

                                      UNAUDITED PRO FORMA JLW COMPANIES
                                           COMBINED BALANCE SHEET
                                          As of September 30, 1998
                                               (in thousands)
                                                                                       Combina-      Pro
                                     Historical JLW (1)                                 tion        Forma
                   ------------------------------------------------------                and        JLW
                                 JLW                                                   Integra-     Com-
                                Austra-      JLW                                        tion        panies
                        JLW      lasia       Asia       JLW         JLW                Adjust-      Com-
                      England  Companies     Group    Scotland    Ireland    Total      ments       bined
                     --------  ---------    -------   --------   --------   --------  ---------   --------
ASSETS
Current assets:
 Cash and cash                                                                           (2)
  equivalents . . . $ 19,885      --         3,584      2,992      1,852     28,313      5,540      5,540
                                                                                         (4)
                                                                                       (28,313)
 Trade receivables,                                                                      (2)
  net . . . . . . .   64,655     12,944     11,332      2,362      3,584     94,877     (1,997)    88,900
                                                                                         (3)
                                                                                        (3,980)
                                                                                         (2)
 Other receivables.   17,334      1,824     10,644        185      --        29,987        387     30,374
 Prepaid                                                                                 (2)
  expenses. . . . .    5,039        178      2,014        204        236      7,671        646      8,317
 Deferred tax
  benefit . . . . .    1,377        136      --         --         --         1,513      --         1,513
                    --------   --------   --------   --------   --------   --------   --------   --------
    Total current
     assets . . . .  108,290     15,082     27,574      5,743      5,672    162,361    (27,717)   134,644
Property and
 equipment, at
 cost, less
 accumulated                                                                             (2)
 depreciation . . .   21,871      1,336      4,785      1,151      1,004     30,147      1,747     31,894
Intangibles resulting
 from business
 acquisitions,
 net of amorti-
 zation . . . . . .    3,989         11      --         --         --         4,000      --         4,000
Investments in
 real estate                                                                             (2)
 ventures . . . . .      350        500        419      --         --         1,269       (448)       821




                                      UNAUDITED PRO FORMA JLW COMPANIES
                                     COMBINED BALANCE SHEET - CONTINUED


                                                                                       Combina-      Pro
                                     Historical JLW (1)                                 tion        Forma
                   ------------------------------------------------------                and        JLW
                                 JLW                                                   Integra-     Com-
                                Austra-      JLW                                        tion        panies
                        JLW      lasia       Asia       JLW         JLW                Adjust-      Com-
                      England  Companies     Group    Scotland    Ireland    Total      ments       bined
                     --------  ---------    -------   --------   --------   --------  ---------   --------
Long-term
 receivables, net .    6,246      --         --         --         --         6,246      --         6,246
Deferred                                                                                 (2)
 tax asset. . . . .    3,943      1,886      --         --         --         5,829         75      5,904
Prepaid pension
 asset. . . . . . .    9,247      --         --         --         --         9,247      --         9,247
                                                                                         (2)
Other assets, net .    1,036         41      --         --         1,109      2,186        134      2,320
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total assets. . . $154,972     18,856     32,778      6,894      7,785    221,285    (26,209)   195,076
                    ========   ========   ========   ========   ========   ========   ========   ========
LIABILITIES
Current liabilities:
 Accounts payable
  and accrued                                                                            (2)
  liabilities . . . $ 42,135      6,778      3,773        718      1,491     54,895      3,134     84,778
                                                                                         (3)
                                                                                        (3,537)
                                                                                         (4)
                                                                                        30,286
 Accrued compen-                                                                         (4)
  sation. . . . . .    --         --         --         --           502        502      4,111      4,613
                                                                                         (2)
 Taxation . . . . .    1,953      1,181        806         61      --         4,001      1,110      5,111
                                                                                         (2)
 Other liabilities.   24,397      4,467     10,600        747        117     40,328      1,042     41,370
 Current maturities of
  long-term debt. .   11,823        159      4,102        149         72     16,305      --        16,305
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total current
   liabilities. . .   80,308     12,585     19,281      1,675      2,182    116,031     36,146    152,177
Deferred tax                                                                             (2)
 liability. . . . .    3,110         64        231      --           355      3,760          8      3,768
Other long-term                                                                          (2)
 liabilities. . . .    7,837        967      2,634      --           156     11,594        435     12,029
Minority                                                                                 (2)
 interests. . . . .    2,219      --         --         --         --         2,219     (1,358)       861
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total liabilities   93,474     13,616     22,146      1,675      2,693    133,604     35,231    168,835




                                      UNAUDITED PRO FORMA JLW COMPANIES
                                     COMBINED BALANCE SHEET - CONTINUED


                                                                                       Combina-      Pro
                                     Historical JLW (1)                                 tion        Forma
                   ------------------------------------------------------                and        JLW
                                 JLW                                                   Integra-     Com-
                                Austra-      JLW                                        tion        panies
                        JLW      lasia       Asia       JLW         JLW                Adjust-      Com-
                      England  Companies     Group    Scotland    Ireland    Total      ments       bined
                     --------  ---------    -------   --------   --------   --------  ---------   --------
Partners' capital
 JLW predecessor                                                                         (2)
 capital. . . . . .   61,552      6,797     10,632      5,062      5,169     89,212        350     27,885
                                                                                         (3)
                                                                                           922
                                                                                         (4)
                                                                                       (62,599)
JLW foreign
 exchange trans-                                                                         (2)
 lation reserve . .      (54)    (1,557)     --           157        (77)    (1,531)      (106)    (1,644)
                                                                                         (3)
                                                                                            (7)
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total partners'
   capital. . . . .   61,498      5,240     10,632      5,219      5,092     87,681    (61,440)    26,241
                    --------   --------   --------   --------   --------   --------   --------   --------
  Total liabilities
   and partners'
   capital. . . . . $154,972     18,856     32,778      6,894      7,785    221,285    (26,209)   195,076
                    ========   ========   ========   ========   ========   ========   ========   ========



















              NOTES TO UNAUDITED PRO FORMA JLW COMPANIES
                        Combined Balance Sheet
                       As of September 30, 1998


     (1) Represents the unaudited consolidated or combined balance sheets of each of the JLW Companies as of September 30, 1998.

     (2) These adjustments give effect to the gross assets and liabilities of certain businesses which will be wholly-owned on a combined basis subsequent to the Integration, which were historically accounted for under either the equity or cost method of accounting.

     (3) These adjustments give effect to the elimination of intercompany balances by and among each of the groups.

     (4) These adjustments give effect to accrued compensation and partner distributions which will be paid prior to the Closing, and the reclassification of cash overdrafts to current liabilities which result from such pro forma payments.

  JLW MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
              RESULTS OF OPERATIONS OF THE JLW COMPANIES


     The information set forth below should be read in conjunction with the financial statements of the JLW Companies and the notes thereto set forth in Item 7 of this Current Report.


THE JLW COMPANIES-OVERVIEW

General

     The JLW Companies operate their businesses in four distinct geographical Regions: Europe, Asia, Australasia and North America. However, as a result of substantially independent ownership structures among and within the Regions, historical financial reporting has been presented for the following five separate groups: the JLW Europe Group (which includes the JLW Businesses in North America but excludes the JLW Businesses in Scotland and the Republic of Ireland), the JLW Scotland Group, the JLW Ireland Group, the JLW Asia Group and the JLW Australasia Group. The JLW Companies have coordinated operations such that the JLW Businesses in England, continental Europe, Scotland, and Ireland work together as one Region, even though the JLW Businesses in England and continental Europe are owned by JLW England and the JLW Businesses in Scotland and Ireland are owned by JLW Scotland and JLW Ireland, respectively, with each having substantially different partners.

     The JLW Companies have historically operated as partnerships or in a manner resembling partnerships even though in certain jurisdictions the businesses are structured as corporations. As such, the profits of the various partnerships and companies have been paid to the owners and certain senior executives as profit distributions, bonuses or dividends according to the business structure and tax regime in which the business operates. As a result, compensation paid to owners and senior executives and reflected as compensation expense may not reflect the equivalent "market-based" compensation, and the results of each Region, and of the businesses within each Region, may not be comparable. New market-based compensation packages will be implemented in connection with the Transactions and will include a base salary and target bonus in replacement of previously received profit distributions and/or dividends. All compensation subsequent to the Integration will be recorded as compensation expense and profit distributions and dividends will no longer be made. Therefore, future compensation expense will be materially higher than the amounts reflected in the historical financial statements. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     Since JLW England, JLW Scotland and JLW Ireland are structured as partnerships, the profits attributable to partners are taxable as personal income and the financial statements for the JLW Europe Group, the JLW Scotland Group and the JLW Ireland Group do not reflect income tax on the profits of the partnerships. As a result of the Integration, these partnerships will be incorporated and the resultant entities will become subject to taxation as corporations. See "The Transactions--Description of the Transactions" and "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     As a result of the Integration and the Transactions, the JLW Companies incurred professional fees of $15.3 million (including $0.3 million charged to JLW Transact, accounted for under the equity method of accounting) which has been allocated among the Regions and is included in operating expenses for the nine months ended September 30, 1998.

     The revenue generated by the JLW Companies is seasonal, with revenue from transaction based activities being stronger toward the end of the year. This is due to the year end focus on the completion of transactions, which is consistent with the real estate industry generally. The JLW Companies' non-variable operating expenses, which are treated as expenses when incurred during the year, are relatively constant on a quarterly basis. As a result of the foregoing, combined operating income of the JLW Companies tends to be lowest in the first quarter and highest in the fourth quarter.

     The functional currency of each of the businesses is generally the local currency while the reporting currency used in this Current Report and to be used in the future is the US Dollar. In the discussions herein relating to results of operations, consideration has been given to the impact of currency exchange rate fluctuations on the translation of results of foreign entities into the reporting currency. Other than such translation effects, the respective JLW Companies' historical exposure to exchange rate fluctuations has been limited as revenue and expenses have been predominantly earned and incurred in local currency with net earnings distributed in local currency to the partners, owners and senior executives of the respective JLW Companies as bonuses, dividends or profit sharing. Due to the limited flow of funds between countries or regions there have been no formal currency management policies.

     Certain of the JLW Companies conduct operations in a number of European countries which are intending to join the first phase of European monetary union on January 1, 1999. Those countries joining the monetary union will be adopting a single currency, the Euro, in place of their existing national currencies. The JLW Europe Group does not expect that the cost of ensuring that existing systems and commercial software are able to process functions in the Euro will have a material impact on the business, operations or financial condition of the JLW Companies as a whole.

     The JLW Companies do not include the separately owned company which operates under the "Jones Lang Wootton" name in Malaysia ("JLW Malaysia"). JLW Malaysia operates under the terms of a license agreement with JLW Pacific, an entity which is being acquired under the Transactions. This license agreement allows JLW Malaysia exclusive use of the names "Jones Lang Wootton" and "JLW" in Malaysia and prevents the JLW Companies from using the names "Jones Lang Wootton" and "JLW" in Malaysia. The license can be terminated on twelve months' notice by JLW Malaysia but cannot be terminated by the JLW Companies.

YEAR 2000

     The Year 2000 issue presents a number of risks to the JLW Companies. The JLW Companies rely heavily upon their computer systems and would have difficulty processing transactions, paying invoices or engaging in similar business activities without the use of their computer systems. The JLW Companies are also exposed to risks associated with non-compliant systems owned and operated by outside parties. For example, failures related to non-compliant embedded technology may cause core property systems to fail. As a result, building tenants may be able to cancel their leases, the owner may be subject to fines or penalties under terms of leases and owners may be unable to compensate the JLW Companies for services rendered. These events could have a material adverse affect on the business, operating results and financial condition of the JLW Companies. Although the JLW Companies are not aware of any threatened claims related to Year 2000, the JLW Companies may be subject to litigation arising from such claims and, depending on the outcome, such litigation could have a material adverse affect on the business, operating results and financial condition of the JLW Companies. Furthermore, to the extent that third party suppliers to the JLW Companies are not Year 2000 compliant, and are consequently unable to provide the services or deliver the products that they currently provide or deliver, there could be a material adverse impact on the business, operating results and financial condition of the JLW Companies. There can be no assurance that the JLW Companies will be able to successfully contract with new suppliers with sufficient capacity to service the JLW Companies on acceptable terms.

     In recognition of the importance of computer systems to the JLW Companies, procedures have been introduced on a local and global basis to ensure that systems are substantially Year 2000 compliant.

     In general, the JLW Companies in each country have been responsible for their own information technology requirements and for the implementation of policies and procedures to ensure that both the information technology ("IT") and non-IT systems will be Year 2000 compliant. The JLW Companies in each country are aware of the Year 2000 issue and appreciate the reliance they place upon computer systems to manage their business. The JLW Companies in each country have undertaken assessment of the extent of the procedures required to become fully Year 2000 compliant and identified those elements of their systems which require renovation or replacement. Where necessary these systems are being replaced with Year 2000 compliant software or hardware. The JLW Companies in each country anticipate having completed implementation of Year 2000 compliant systems for critical business systems, data communication and telecommunication equipment by mid-year 1999.

     On a global basis, a senior executive in the JLW Europe Group has been appointed to manage the risks of systems not being Year 2000 compliant. This senior executive is responsible for managing the process from the initial awareness and assessment phases, which are principally complete, through the renovation, validation and implementation phases. Based upon the assessment of the risks involved, personnel have also been appointed to oversee Year 2000 compliance activity with respect to management of client properties, in addition to JLW facilities.

     As part of the procedures being employed to deal with Year 2000 issues, contingency plans are to be created on a local and global basis to deal with possible worst-case scenarios of systems failures stemming from Year 2000 non-compliance. These contingency plans will assist the JLW Companies in the effort to minimize their potential exposure to Year 2000 problems. It is anticipated that the plans will be established by mid-year 1999.

THE JLW EUROPE GROUP

OVERVIEW

     The JLW Europe Group offers a wide range of real estate services, including property sales and acquisitions (the largest component of which is investment sales and acquisitions), leasing, property and facilities management, CRES, project management, investment management, valuation, consulting and research. Historically, transactional work has been the main component of the JLW Europe Group's business.

     JLW England is structured as a partnership. Accordingly, the compensation of partners of JLW England is reflected as distributions of profit. Although such distributions represent a combination of an equity distribution and compensation for partners, the distributions are not accounted for as compensation expense. Had any portion of such distribution been accounted for as compensation expense, operating expenses for the JLW Europe Group would have been higher. The JLW Businesses in continental Europe and North America operate as corporate entities with compensation of senior executives included in compensation expense because these amounts are paid as salaries and bonuses rather than profit distributions. As a result, operating expenses as a percentage of revenue for JLW England are not comparable to those for the rest of the JLW Europe Group. In connection with the Transactions, the partners of JLW England and owners and senior executives of the rest of the JLW Europe Group will enter into new employment contracts and all compensation will be paid as salary and bonuses at market rates. Therefore, future compensation expense will be materially higher than the amounts reflected in the historical financial statements. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     Income taxes with respect to the income of JLW England are payable by the partners personally and are not reflected in the financial statements of the JLW Europe Group. Other JLW Businesses within the JLW Europe Group operate as corporate entities which are subject to taxation. As a result of the Transactions, JLW England will be incorporated and will become subject to taxation as a corporation. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     The financial results of the JLW Europe Group are closely related to the property markets in which it operates. Almost half of the JLW Europe Group's business is in the United Kingdom where there are signs of a slowdown in the economy which may impact the property sector. As a result, the level of activity in the property market in the United Kingdom may be lower than that experienced over the last two years. However, the property markets of most continental European economies, which account for more than a third of the JLW Europe Group's revenue, have not experienced this slowdown and North America currently has a moderately active property market.

     The JLW Europe Group conducts business in a variety of functional currencies. When using the US Dollar as a reporting currency, the financial results of the JLW Europe Group are sensitive to exchange rate fluctuations. The functional currencies of the JLW Europe Group are generally the local currency in which each business operates. The main currencies other than the Pound Sterling and US Dollar in which the JLW Europe Group derives revenue are the German Mark, Dutch Guilder, French Franc, and Belgian Franc (the "Continental European Currencies"). The average exchange rate of the Pound Sterling appreciated by approximately 2.5% relative to the US Dollar during the nine month period ended
September 30, 1998, compared with the prior year period. Measured during the same interval, the average exchange rate of the Continental European Currencies was relatively stable against the US Dollar. In 1997, the Pound Sterling appreciated by less than 5% relative to the US Dollar compared with 1996, while the Continental European Currencies depreciated by approximately 15.0%. In 1996, the Pound Sterling remained relatively constant compared to the US Dollar and the Continental European Currencies depreciated by approximately 4.0% relative to the US Dollar compared with 1995. As a consequence of such exchange rate fluctuations, the reported results, which are in US Dollars, may not reflect the underlying performance of the JLW Europe Group.

     The JLW Europe Group conducts its businesses with systems utilizing commercial software purchased from suppliers and customized software. Efforts to ensure that such systems, data communication and telecommunications equipment are Year 2000 compliant are being coordinated on a global basis by the JLW Companies. See "--The JLW Companies-- Overview--Year 2000."

RESULTS OF OPERATIONS

     The information below is presented in accordance with US GAAP.


                                            THE JLW EUROPE GROUP


                                              Nine months ended
                                                September 30,               Year ended December 31,
                                      ------------------------------------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
                                                          (in thousands)
REVENUE
 JLW England. . . . . . . . . . .          $ 99,581           78,530     109,635      83,256      75,275
 Continental Europe . . . . . . .            77,627           59,548      95,519      94,961      87,923
 North America. . . . . . . . . .            43,866           30,146      47,741      36,046      29,318
                                           --------         --------    --------    --------    --------
Operating revenue . . . . . . . .           221,074          168,224     252,895     214,263     192,516
 Interest income. . . . . . . . .             1,745            1,051       1,532       1,290       1,378
 Other income . . . . . . . . . .             4,974            1,797       4,555       1,884       2,528
                                           --------         --------    --------    --------    --------
Total revenue . . . . . . . . . .           227,793          171,072     258,982     217,437     196,422

OPERATING EXPENSES (1)
 JLW England. . . . . . . . . . .            68,944           53,602      79,844      62,019      63,757
 Continental Europe . . . . . . .            74,461           58,367      90,731      89,362      84,082
 North America. . . . . . . . . .            49,851           31,090      48,105      34,027      29,650
                                           --------         --------    --------    --------    --------
Total operating expenses. . . . .           193,256          143,059     218,680     185,408     177,489
                                           --------         --------    --------    --------    --------
OPERATING INCOME. . . . . . . . .            34,537           28,013      40,302      32,029      18,933
 Interest expense . . . . . . . .               484              520         649         804       1,253
                                           --------         --------    --------    --------    --------
Earnings before provision
 for income taxes and
 minority interest. . . . . . . .            34,053           27,493      39,653      31,225      17,680
 Net provision/(benefit)
  for income taxes. . . . . . . .             1,485             (284)      3,493       3,844       3,410
 Minority interest. . . . . . . .             1,277              454       1,450          59         223
                                           --------         --------    --------    --------    --------
Net earnings. . . . . . . . . . .          $ 31,291           27,323      34,710      27,322      14,047
                                           ========         ========    ========    ========    ========

----------------

    (1)  Operating expenses for the nine months ended September 30, 1998 include costs related to the
         Integration and the Transactions totaling $8.3 million.


NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

     REVENUE

     The JLW Europe Group's total revenue increased by $56.7 million, or 33.2%, to $227.8 million for the nine months ended September 30, 1998 from $171.1 million in the prior year period. The increase was due primarily to the strength of the underlying business and the gain of approximately $3.8 million on a partial disposal of an investment in a joint venture.

     For the nine months ended September 30, 1998, JLW England accounted for $99.6 million, or 45.0%, of the JLW Europe Group's operating revenue, while continental Europe accounted for $77.6 million, or 35.1%, and North America accounted for $43.9 million, or 19.9%. For the nine months ended September 30, 1997, JLW England accounted for $78.5 million, or 46.7%, of the JLW Europe Group's operating revenue, while continental Europe accounted for $59.5 million, or 35.4%, and North America accounted for $30.1 million, or 17.9%.

     Operating revenue generated by JLW England increased by $21.1 million, or 26.8%, to $99.6 million for the nine months ended September 30, 1998 from $78.5 million in the prior year period. The increase in revenue was attributable to an active property market with growing occupier demand, rising rents and increased acquisitions by United Kingdom investors, which led to increased revenue from investment sales and acquisitions, leasing and property management.

     Operating revenue generated in continental Europe increased by $18.1 million, or 30.4%, to $77.6 million for the nine months ended September 30, 1998 from $59.5 million in the prior year period. The functional currencies in which the majority of the JLW Europe Group's continental Europe revenue was derived remained relatively stable against the US Dollar for the nine months ended September 30, 1998 compared with the prior year period. Revenue, as reported in functional currency, improved in the four markets from which the majority of the JLW Europe Group's continental Europe revenue was derived. Such markets were Germany, which experienced a revenue increase of 20.2%, France, which experienced a revenue increase of 37.1%, Holland, which experienced a revenue increase of 22.0%, and Belgium (inclusive of Luxembourg), which experienced a revenue increase of 29.8% for the nine months ended September 30, 1998, as compared with the prior year period. The increase in revenue in these countries resulted mainly from increased office and industrial leasing, investment sales and acquisition transactions, valuation (particularly in France) and property management (especially in France and Belgium) as a result of improving property markets in most of continental Europe.

     Operating revenue generated in the North American market increased by $13.7 million, or 45.5%, to $43.9 million for the nine months ended September 30, 1998 from $30.1 million in the prior year period. The increase in revenue resulted primarily from a substantial increase in leasing, CRES, valuation and investment sales and the acquisition in February 1998 of Northwest Asset Management, Inc., a United States west coast provider of real estate management services, which added approximately 10 million square feet of property under management to the JLW Europe Group's property under management in North America.

     OPERATING EXPENSES

     The JLW Europe Group's operating expenses increased by $50.2 million, or 35.1%, to $193.3 million for the nine months ended September 30, 1998 from $143.1 million in the prior year period. The increase in operating expenses was primarily a result of increased personnel and related costs associated with higher levels of business activity. Because some of the JLW Europe Group's operating expense items include a significant variable component, higher costs tend to accompany an increase in revenue. This is particularly the case in continental Europe and North America where, as a result of the use of incentive-based compensation, increases in revenue generally result in corresponding increases in personnel costs. Additionally, merger related nonrecurring charges of approximately $8.3 million have been reflected in results for the nine months ended
September 30, 1998. As a percentage of operating revenue, operating expenses increased to 87.4% for the nine months ended September 30, 1998 from 85.0% in the prior year period.

     For the nine months ended September 30, 1998, JLW England accounted for $68.9 million, or 35.7%, of the JLW Europe Group's operating expenses, while continental Europe accounted for $74.5 million, or 38.5%, and North America accounted for $49.9 million, or 25.8%. For the nine months ended September 30, 1997, JLW England accounted for $53.6 million, or 37.5%, while continental Europe accounted for $58.4 million, or 40.8%, of the JLW Europe Group's operating expenses, and North America accounted for $31.1 million, or 21.7%.

     JLW England's operating expenses as a percentage of operating revenue increased to 69.2% for the nine months ended September 30, 1998 from 68.3% in the prior year period as cost increases followed the upward trend in fee business. The increased cost base largely reflects rising staff levels and an increased provision for annual staff bonuses, together with $3.6 million in professional fees related to the Integration and the Transactions.

     In continental Europe, operating expenses decreased to 95.9% of operating revenue for the nine months ended September 30, 1998 from 98.0% in the prior year period. Continental Europe results reflect a charge of $2.8 million related to the Integration and the Transactions.

     In North America, operating expenses increased by $18.8 million, or 60.3%, to $49.9 million for the nine months ended September 30, 1998 from $31.1 million in the prior year period, due primarily to increased salary and compensation costs from an increase in staff and increased commissions from organic growth, the acquisition of Northwest Asset Management, Inc., additional office rental charges and North America's portion of Integration and Transaction related costs totaling $2.0 million for the nine months ended September 30, 1998 allocated to each region by the International Board of the JLW Companies. Operating expenses increased to 113.6% of operating revenue for the nine months ended September 30, 1998 from 103.1% in the prior year period.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Europe Group's operating income increased by $6.5 million, or 23.3%, to $34.5 million for the nine months ended September 30, 1998 from $28.0 million in the prior year period. As a percentage of total revenue, operating income decreased to 15.2% for the nine months ended September 30, 1998 from 16.4% in the prior year period.

     For the nine months ended September 30, 1998, JLW England accounted for $30.7 million, or 110.0%, of the JLW Europe Group's operating income (exclusive of interest income and other income), while continental Europe accounted for $3.2 million, or 11.5%, and North America experienced an operating loss of $6.0 million or (21.5)%. For the nine months ended September 30, 1997, JLW England accounted for $24.9 million, or 99.1%, of the JLW Europe Group's operating income (exclusive of interest revenue and other income), while continental Europe accounted for $1.2 million, or 4.7%, and North America experienced an operating loss of $0.9 million, or (3.8)%.

     INTEREST EXPENSE

     Interest expense was constant at $0.5 million for the nine months ended September 30, 1998 and the prior year period.

     PROVISION FOR INCOME TAXES

     Income tax payments for JLW England are the responsibility of the partners at a personal level. Accordingly, provision for income taxes reflects only those taxes paid by JLW Europe Group corporate entities in North America and Europe. Provision for income taxes increased by $1.8 million to $1.5 million for the nine months ended September 30, 1998 from a benefit of $0.3 million in the prior year period. The corporate tax charges and effective tax rates were impacted by the recognition of deferred tax credits of $2.5 million for the nine months ended September 30, 1998 and $2.1 million in the prior year period. The effective tax rate for the JLW Europe Group increased to 4.4% for the nine months ended September 30, 1998 from a benefit of 1.0% in the prior year period.

     NET EARNINGS

     Based upon the factors discussed above, net earnings increased by $4.0 million, or 14.5%, to $31.3 million (net of minority interest of $1.3 million) for the nine months ended September 30, 1998 from $27.3 million (net of minority interest of $0.5 million) in the prior year period. Net earnings for the nine months ended September 30, 1998 as a percentage of total revenue decreased to 13.7% for the nine months ended September 30, 1998, compared to 16.0% in the prior year period. Minority interest consists of earnings derived from two companies in which the JLW England Group does not own a 100% interest: Jones Lang Wootton International Limited, in which the JLW Europe Group owns a 66.7% interest, and Jones Lang Wootton Secs, a Luxembourg-based real estate entity in which the JLW Europe Group owns a 90% interest. The increase in the minority interest to $1.3 million for the nine months ended September 30, 1998 compared with $0.5 million in the prior year period was due to the gain recorded by Jones Lang Wootton International Limited on the disposal of a portion of its interest in a joint venture.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     REVENUE

     The JLW Europe Group's total revenue increased by $41.5 million, or 19.1%, to $259.0 million in 1997 from $217.4 million in 1996. The increase was due primarily to the strength of the underlying business. The increase was partially offset by adverse exchange rate movements as an appreciation of the Pound Sterling relative to the US Dollar in 1997 compared with 1996 was more than offset by depreciation of the Continental European Currencies.

     In 1997, JLW England accounted for $109.6 million, or 43.4%, of the JLW Europe Group's operating revenue, while continental Europe accounted for $95.5 million, or 37.8%, and North America accounted for $47.7 million, or 18.9%. In 1996, JLW England accounted for $83.3 million, or 38.9%, of the JLW Europe Group's operating revenue, while continental Europe accounted for $95.0 million, or 44.3%, and North America accounted for $36.0 million, or 16.8%.

     Operating revenue generated by JLW England increased by $26.4 million, or 31.7%, to $109.6 million in 1997 from $83.3 million in 1996. The increase in revenue was attributable to strength in the economy which led to increased revenue from investment sales and acquisition transactions and also from property management services, valuation and consulting, part of which can be attributed to the merger with Richard Main & Co., a property management specialist in the City of London.

     Operating revenue generated in continental Europe increased by $0.6 million, or 0.6%, to $95.5 million in 1997 from $95.0 million in 1996. Revenue, as reported in functional currencies, increased in the four markets from which the majority of the JLW Europe Group's continental Europe revenue was derived. Such markets were Germany, which experienced a revenue increase of 1.8%, France, which experienced a revenue increase of 15.7%, Holland, which experienced a revenue increase of 17.1% and Belgium (inclusive of Luxembourg), which experienced a revenue increase of 19.0%. In 1997, favorable economic conditions in most of continental Europe, as reflected in improving property markets, resulted in increased volume of business across most of the JLW Europe Group's service lines. Revenue growth was achieved mainly from investment sales and acquisition transactions, office and retail leasing, CRES and valuation. The increase in revenue was partially offset by a depreciation of the Continental European Currencies relative to the US Dollar by approximately 15% in 1997 compared with 1996.

     Operating revenue generated in the North America Region increased by $11.7 million, or 32.4%, to $47.7 million in 1997 from $36.0 million in 1996. As with JLW England and continental Europe, the majority of the improvement was achieved through increased transactional business, particularly investment sales, and tenant representation and leasing for investors, and also through increased CRES activity.

     OPERATING EXPENSES

     The JLW Europe Group's operating expenses increased by $33.3 million, or 17.9%, to $218.7 million in 1997 from $185.4 million in 1996. The increase in operating expenses was a result primarily of increased compensation expense, especially in continental Europe and North America, attributable to increased business activity and competitive labor markets in North America. This increase occurred despite depreciation of the Continental European Currencies relative to the US Dollar by approximately 15.0% in 1997 compared with 1996, which more than offset a 4.8% appreciation of the Pound Sterling. As a percentage of operating revenue, operating expenses remained constant at 86.5%.

     In 1997, continental Europe accounted for $90.7 million, or 41.5%, of the JLW Europe Group's operating expenses, while JLW England accounted for $79.8 million, or 36.5%, and North America accounted for $48.1 million, or 22.0%. In 1996, continental Europe accounted for $89.4 million, or 48.2%, of the JLW Europe Group's operating expenses, while JLW England accounted for $62.0 million, or 33.5%, and North America accounted for $34.0 million, or 18.4%.

     JLW England's operating expenses increased by $17.8 million, or 28.7%, to $79.8 million in 1997 from $62.0 million in 1996. The cost increase reflects the additional operating expense due to the merger with Richard Main, an increase in staff bonuses, and substantial investment in information technology. JLW England's portion of integration, international management and transaction costs allocated to each region by the International Board of the JLW Companies increased by approximately $2.4 million, which also contributed to the increase in operating expenses. As a percentage of operating revenue, operating expenses decreased to 72.8% in 1997 from 74.5% in 1996 as a result of revenue growth and the fixed nature of operating expenses incurred by JLW England.

     In continental Europe, operating expenses increased by $1.4 million to 95.0% of operating revenue in 1997 from 94.1% in 1996. This was primarily attributable to the high degree of variable costs, where increases in revenue generally result in corresponding increases in personnel costs.

     In North America, operating expenses increased by $14.1 million, or 41.4%, to $48.1 million in 1997 from $34.0 million in 1996, due primarily to the disposal of Jones Lang Wootton Realty Advisors at the end of 1996 and the resultant increase in costs, which had previously been shared with the joint venture partner, a 15% increase in the number of employees and increases in revenue which resulted in higher compensation expense. In North America, operating expenses increased to 100.8% of operating revenue in 1997 from 94.4% in 1996.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Europe Group's operating income increased by $8.3 million, or 25.8%, to $40.3 million in 1997 from $32.0 million in 1996. As a percentage of total revenue, operating income increased to 15.6% in 1997 from 14.7% in 1996.

     In 1997, JLW England accounted for $29.8 million, or 87.1%, of the JLW Europe Group's operating income (exclusive of interest revenue and other income), while continental Europe accounted for $4.8 million, or 14.0%, and North America experienced an operating loss of $0.4 million or (1.1)%. In 1996, JLW England accounted for $21.2 million, or 73.6%, of the JLW Europe Group's operating income (exclusive of interest revenue and other income), while continental Europe accounted for $5.6 million, or 19.4%, and North America accounted for $2.0 million, or 7.0%.

     INTEREST EXPENSE

     Interest expense decreased by $0.2 million, or 19.3%, to $0.6 million in 1997 from $0.8 million in 1996. The decrease was principally a result of a decrease in net borrowings, reflecting strong operating cash flow.

     PROVISION FOR INCOME TAXES

     Provision for income taxes reflects taxes paid by corporate entities in North America and Europe. Provision for income taxes decreased by $0.4 million, or 9.1%, to $3.5 million in 1997 from $3.8 million in 1996. The effective tax rate for the JLW Europe Group decreased to 8.8% in 1997 from 12.3% in 1996, due to higher pre-tax earnings by JLW England (taxes on the income of which are payable by the partners personally) and lower pre-tax earnings in North America.

     NET EARNINGS

     Based upon the factors discussed above, net earnings increased by $7.4 million, or 27.0%, to $34.7 million (net of minority interest of $1.5 million) in 1997 from $27.3 million (net of minority interest of $0.1 million) in 1996. The increase in minority interest was due to the gain recorded by Jones Lang Wootton International Limited on the disposal of a portion of its interest in a joint venture. Net earnings in 1997 represented 13.4% of total revenue, compared with 12.6% in 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

     REVENUE

     The JLW Europe Group's total revenue increased by $21.0 million, or 10.7%, to $217.4 million in 1996 from $196.4 million in 1995. The majority of the increase was due to the strength of, and growth in, the underlying business with only a minor change attributable to currency movements.

     In 1996, JLW England accounted for $83.3 million, or 38.9%, of the JLW Europe Group's operating revenue, while continental Europe accounted for $95.0 million, or 44.3%, and North America accounted for $36.0 million, or 16.8%. In 1995, JLW England accounted for $75.3 million, or 39.1%, of the JLW Europe Group's operating revenue while continental Europe accounted for $87.9 million, or 45.7%, and North America accounted for $29.3 million, or 15.2%.

     Operating revenue generated by JLW England increased by $8.0 million, or 10.6%, to $83.3 million in 1996 from $75.3 million in 1995. This was due primarily to an improvement in the property market which resulted in increasing property values and higher volume of business, especially retail leasing, investment sales and acquisition transactions and advisory services.

     In continental Europe, operating revenue increased by $7.0 million, or 8.0%, to $95.0 million in 1996 from $87.9 million in 1995. The Continental European Currencies depreciated relative to the US Dollar by approximately 4.0% in 1996 compared with 1995. Revenue, as reported in functional currencies, increased in three out of the four markets from which the majority of the JLW Europe Group's continental European revenue was derived. Such markets were Germany, which experienced a revenue increase of 18.4%, Holland, which experienced a revenue increase of 18.0%, and Belgium (inclusive of Luxembourg), which experienced a revenue increase of 5.8%. This was generally attributable to strengthening transactions markets, which resulted in increased revenue from investment sales and acquisition transactions, leasing, especially industrial and retail space and property management. In Belgium, revenue increases from investment sales and acquisitions outweighed declines from other services. Revenue increases in France were minimal as increased revenue from investment sales and acquisition transactions and valuation was offset by reductions in revenue from leasing and property management services.

     Operating revenue in North America increased by $6.7 million, or 22.9%, to $36.0 million in 1996 from $29.3 million in 1995. Strong United States economic performance and a healthy business climate in 1996 sustained favorable conditions for real estate services. The overall increase in revenue of the JLW Businesses in North America compared with 1995 was due principally to leasing, investment sales transactions, property management, CRES, and the sale of Jones Lang Wootton Realty Advisors, which resulted in additional income of $1.4 million.

     OPERATING EXPENSES

     The JLW Europe Group's operating expenses increased by $8.0 million, or 4.5%, to $185.4 million in 1996 from $177.5 million in 1995. The increase in operating expenses was due primarily to staff growth and related compensation costs. The level of operating expenses as a percentage of operating revenue decreased to 86.5% in 1996 from 92.2% in 1995.

     In 1996, JLW England accounted for $62.0 million, or 33.5%, of the JLW Europe Group's operating expenses while continental Europe accounted for $89.4 million, or 48.2%, and North America accounted for $34.0 million, or 18.4%. In 1995, JLW England accounted for $63.8 million, or 35.9%, of the JLW Europe Group's operating expenses, while continental Europe accounted for $84.1 million, or 47.4%, and North America accounted for $29.7 million, or 16.7%.

     JLW England's operating expenses as a percentage of operating revenue decreased to 74.5% in 1996 from 84.7% in 1995 as a result of revenue growth and the relatively fixed nature of operating expenses.

     In continental Europe, operating expenses as a percentage of operating revenue decreased to 94.1% in 1996 from 95.6% in 1995.

     In North America, operating expenses decreased to 94.4% of operating revenue in 1996 from 101.1% in 1995. Operating expenses increased in absolute terms due to the continued expansion of the business, but decreased as a percentage of operating revenue because of improving market conditions and rising fees, which outpaced increases in compensation.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Europe Group's operating income increased to $32.0 million in 1996 from $18.9 million in 1995. As a percentage of total revenue, operating income increased to 14.7% in 1996 from 9.6% in 1995.

     In 1996, JLW England accounted for $21.2 million, or 73.6%, of the JLW Europe Group's operating income (exclusive of interest revenue and other income), while continental Europe accounted for $5.6 million, or 19.4%, and North America accounted for $2.0 million, or 7.0%. In 1995, JLW England accounted for $11.5 million, or 76.6%, of the JLW Europe Group's operating income (exclusive of interest revenue and other income), while continental Europe accounted for $3.8 million, or 25.6%, and North America experienced an operating loss of $0.3 million, or (2.2)%.

     INTEREST EXPENSE

     Interest expense decreased by $0.5 million, or 35.8%, to $0.8 million in 1996 from $1.3 million in 1995. The decrease was principally a result of a reduction in net borrowings, reflecting strong operating cash flow.

     PROVISION FOR INCOME TAXES

     Provision for income taxes increased by $0.4 million, or 12.7%, to $3.8 million in 1996 from $3.4 million in 1995. The effective tax rate decreased to 12.3% from 19.3%, due to higher relative pretax earnings by JLW England.

     NET EARNINGS

     Based upon the factors discussed above, net earnings increased by $13.3 million, or 94.5%, to $27.3 million in 1996 from $14.0 million (net of minority interest of $0.2 million) in 1995. Net earnings in 1996 represented 12.6% of total revenue, compared with 7.2% in the previous year.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, the JLW Europe Group has financed its operations with internally generated funds, undistributed partner profits and short-term borrowings. Net cash balances (available cash net of borrowing) were $8.1 million at September 30, 1998 compared with $12.2 million for the prior year period. Net cash balances were $18.0 million at year end 1997, compared with $4.2 million at 1996 and net borrowings of $1.6 million at year end 1995.

     The JLW Europe Group's principal source of liquidity has been cash generated from operations. The net cash inflow from operating activities totaled $25.4 million for the nine months ended September 30, 1998 compared with $31.4 million in the prior year period and $47.0 million in 1997 compared with $31.0 million in 1996 and $25.0 million in 1995. The $6.0 million reduction in cash generated from operating activities for the nine months ended September 30, 1998 compared with the prior year period was due primarily to a $23.1 million increase in receivables, reflecting increased revenue, which was offset by a $21.5 million increase in payables. In 1997, the increase in net cash flow generated from operating activities resulted primarily from increased operating profits and improved management of working capital. In 1997, the net change in working capital of $10.4 million was attributable primarily to a $7.0 million increase in payables, the largest element of which was accrued bonuses within North America. Due to increased revenue levels in North America and a very competitive labor market, the bonus pool was increased in order to retain quality staff. In 1996, the increase in net cash flow generated from operating activities resulted from higher operating profits and was further increased by an increase in payables of $9.5 million, but reduced by a $12.6 million increase in receivables.

     Cash used in investing activities was $4.9 million for the nine months ended September 30, 1998 compared with $7.0 million in the prior year period, $8.6 million in 1997, $6.1 million in 1996 and $8.9 million in 1995. The $2.1 million reduction in cash used in investing activities for the nine months ended September 30, 1998 compared with the prior year period was due primarily to the receipt of $4.1 million from the sale of investments offset by a $2.0 million increase in payments to acquire tangible and intangible fixed assets. The $2.5 million increase in investing activities in 1997 compared with 1996 is primarily attributable to increased investment in office equipment and motor vehicles as the number of offices and personnel increased. The decrease of $2.7 million in 1996 compared with 1995 was attributable primarily to high expenditure in 1995 on office automation and the lease of additional office space. The JLW Europe Group received a cash inflow of $4.1 million for the nine months ended September 30, 1998 and $2.5 million in 1997 from the sale of the JLW Europe Group's investment in a joint venture and $2.2 million in 1996 from the sale of other investments. Based on existing operating plans (excluding any changes resulting from the Transactions) the JLW Europe Group's management expects the JLW Europe Group's capital expenditures in the remainder of 1998 and 1999 to be consistent with historical levels.

     Cash used in financing activities was $22.4 million for the nine months ended September 30, 1998 compared with $21.8 million in the prior year period and $31.2 million in 1997 compared with $25.9 million in 1996 and $9.2 million in 1995. Borrowings as at September 30, 1998 were $11.8 million, compared to $3.9 million at September 30, 1997. This increase of $7.9 million was offset by short term investments of $8.9 million. For the nine months ended September 30, 1998, the companies in the JLW Europe Group based in the United States and Germany increased their borrowings by $3.9 million and $0.7 million, respectively, compared with the prior year period while the companies in France reduced borrowings by $2.1 million, reflecting general operating conditions. JLW England had an increase in borrowings of $5.3 million for the nine months ended September 30, 1998 compared with the prior year period, primarily reflecting the use of funds for expenditures incurred in connection with the Transactions. JLW England's profit distributions to partners represent the largest component of the JLW Europe Group's financing activities. Such payments to partners reflect a mix of current and prior year profits and have increased since 1995 as a result of the improved financial performance of the JLW Europe Group. Profit distributions to JLW England partners were $30.8 million for the nine months ended September 30, 1998 compared with $15.7 million in the prior year period and $24.0 million in 1997 compared with $18.5 million in 1996 and $16.0 million in 1995. Borrowing represents another significant component of the JLW Europe Group's financing activities. Funds used to reduce borrowings amounted to $7.0 million in each of 1997 and 1996, while in 1995 borrowing increased by $8.6 million. The JLW Europe Group's credit facilities are unsecured and arranged on a country by country basis.

INFLATION

     Inflation has not had a significant impact on the results of the JLW Europe Group for any of the three years ended December 31, 1997 or the nine months ended September 30, 1998. During these periods, inflation rates within the JLW Europe Group's major markets of the United Kingdom, Germany, France, Holland, Belgium and North America have not exceeded 4.5% per annum. The JLW Europe Group's principal exposure to relatively high inflation is through its offices in Central and Eastern Europe, which accounted for less than 3.0% of the JLW Europe Group's revenue.

THE JLW SCOTLAND GROUP

Overview

     The JLW Scotland Group was established in 1962 and offers a wide range of real estate services, including leasing, property management, investment agency (acquisition and sale of properties), property development advice, professional services (valuation and rent reviews) and building consultancy services (building surveys, tenant fit out and project management) to corporations and other real estate owners, users and investors worldwide.

     JLW Scotland is structured as a partnership. Accordingly, profit distributions to partners are not included in compensation expense. In connection with the Transactions, the partners of JLW Scotland will enter into new employment contracts and all compensation will be paid as salary and bonuses at market rates. Therefore, future compensation expense will be materially higher than the amounts reflected in the historical financial statements. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     Income taxes are payable by the partners personally and are not reflected in the financial statements of the JLW Scotland Group. As a result of the Transactions, JLW Scotland will be incorporated and will become subject to taxation as a corporation. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     The financial results of the JLW Scotland Group are closely related to the United Kingdom property market which is, in turn, linked to the United Kingdom economy. There are signs of a slow down in the economy which may impact the property market. As a result, the level of activity in the property market in the United Kingdom may be lower than that experienced over the last two years.

     As a result of the Integration and the Transactions, the JLW Companies incurred professional fees of which $0.2 million were charged to the JLW Scotland Group and are included in operating expense for the nine months ended September 30, 1998.

     The functional currency of the JLW Scotland Group is the Pound Sterling. The average exchange rate of the Pound Sterling relative to the US Dollar appreciated by approximately 2% for the nine-month period ended September 30, 1998 compared with the prior year period, appreciated by less than 5% in 1997 compared with 1996 and remained relatively constant in 1996 compared with 1995. As a consequence of such exchange rate fluctuations, the reported results, which are in US Dollars, may not reflect the underlying performance of the JLW Scotland Group.

     The JLW Scotland Group conducts its business primarily with systems utilizing commercial software purchased from suppliers and customized software. Efforts to ensure that such systems, data communication and telecommunications equipment are Year 2000 compliant are being coordinated on a global basis by the JLW Companies. See "--The JLW Companies-- Overview--Year 2000." The JLW Scotland Group has determined that its software, systems and equipment are expected to be substantially Year 2000 compliant and that completion of Year 2000 compliance is not expected to have a material impact on the business, operations or financial condition of the JLW Scotland Group.

RESULTS OF OPERATIONS

     The information below is presented in accordance with US GAAP.


                                           THE JLW SCOTLAND GROUP


                                              Nine months ended
                                                September 30,               Year ended December 31,
                                      ------------------------------------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
                                                          (in thousands)
REVENUE
 Operating revenue. . . . . . . .          $  6,587            6,366       9,042       5,618       4,894
 Interest income. . . . . . . . .               123               56         102          57          35
 Other income . . . . . . . . . .                73               52          98          86          89
                                           --------         --------    --------    --------    --------
Total revenue . . . . . . . . . .             6,783            6,474       9,242       5,761       5,018

OPERATING EXPENSES
 Compensation and benefits. . . .             1,995            1,628       2,301       1,973       1,814
 Operating, administrative
   and other (1). . . . . . . . .             1,493              901       1,539       1,430       1,278
 Depreciation and amortization. .               208              167         284         206         281
                                           --------         --------    --------    --------    --------
Total operating expenses. . . . .             3,696            2,696       4,124       3,609       3,373
                                           --------         --------    --------    --------    --------
OPERATING INCOME. . . . . . . . .             3,087            3,778       5,118       2,152       1,645
 Interest expense . . . . . . . .                 7               10          12          13           6
                                           --------         --------    --------    --------    --------
Earnings before provision
 for income taxes . . . . . . . .             3,080            3,768       5,106       2,139       1,639
 Net provision for income taxes .                25               34          46          36          43
                                           --------         --------    --------    --------    --------
Net earnings. . . . . . . . . . .          $  3,055            3,734       5,060       2,103       1,596
                                           ========         ========    ========    ========    ========

----------------

    (1) Operating, administrative and other expenses for the nine months ended September 30, 1998 include costs related to the Integration and the Transactions totaling $0.2 million.







NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

     REVENUE

     The JLW Scotland Group's total revenue increased by $0.3 million, or 4.8%, to $6.8 million for the nine months ended September 30, 1998 from $6.5 million in the prior year period. This increase was attributable primarily to a strong property market and, in particular, strong conditions in the Edinburgh agency market.

     OPERATING EXPENSES

     The JLW Scotland Group's operating expenses increased by $1.0 million, or 37.1%, to $3.7 million for the nine months ended September 30, 1998 from $2.7 million in the prior year period. This increase was due primarily to an increase in personnel costs as a result of an increase in staff consistent with increased business activity, recognition of performance-related staff bonuses, costs incurred associated with the Integration and the Transactions and general inflationary factors. Additionally, other operating costs in 1997 were relatively low on account of the deferral of costs associated with an unusually high level of work-in-progress at the balance sheet date. As a percentage of operating revenue, operating expenses increased to 56.1% for the nine months ended September 30, 1998 from 42.3% in the prior year period. This increase was attributable in part to the rise in costs noted above and in part to a moderation in the rate of revenue growth compared with the first nine months of 1997, when the JLW Scotland Group realized particularly high revenue in the investment market.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Scotland Group's operating income decreased to $3.1 million for the nine months ended September 30, 1998 from $3.8 million for the prior year period.

     NET EARNINGS

     Due to interest expense and corporate taxes being immaterial for the nine month periods ended September 30, 1998 and 1997, net earnings approximated operating income at $3.1 million and $3.7 million, respectively. Net earnings for the nine months ended September 30, 1998 represented 45.0% of total revenue, compared with 57.7% in the prior year period.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     REVENUE

     The JLW Scotland Group's total revenue increased by $3.4 million, or 60.4%, to $9.2 million in 1997 from $5.8 million in 1996. This increase was attributable primarily to an active property market and, in particular, strong conditions in the investment market where there was a substantial increase in the value of sales and acquisitions carried out by the JLW Scotland Group in 1997 compared with 1996.

     OPERATING EXPENSES

     The JLW Scotland Group's operating expenses increased by $0.5 million, or 14.3%, to $4.1 million in 1997 from $3.6 million in 1996. This increase was due primarily to growth in personnel costs of $0.3 million, which reflected higher levels of incentive compensation due to the exceptional performance in the period. Other operating expenses also increased as a result of the significant upturn in business activity. In addition, JLW Scotland Group's portion of integration, international management and Transaction costs allocated to each region by the International Board contributed to the increase in expenses in 1997 compared with 1996. As a percentage of operating revenue, operating expenses decreased to 45.6% in 1997 from 64.2% in 1996. This decrease reflected the semi-variable nature of operating expenses, including personnel costs, as operating costs excluded profit distributions to partners.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Scotland Group's operating income more than doubled to $5.1 million in 1997 from $2.2 million in 1996.

     NET EARNINGS

     Based upon the factors discussed above, and due to interest expense and corporate taxes being immaterial, net earnings approximated operating income at $5.1 million in 1997 and $2.1 million in 1996 and in 1997 represented 54.8% of total revenue, compared with 36.5% in 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

     REVENUE

     The JLW Scotland Group's total revenue increased by $0.8 million, or 14.8%, to $5.8 million in 1996 from $5.0 million in 1995. The increase was due primarily to a strong performance in the investment sector and generally improving market conditions which had a favorable impact on the transactional business.

     OPERATING EXPENSES

     The JLW Scotland Group's operating expenses increased by $0.2 million, or 7.0%, to $3.6 million in 1996 from $3.4 million in 1995. The increase in expenses was due primarily to increased salary levels and increases in other operating expenses as a result of the increase in business activity. As a percentage of operating revenue, operating expenses decreased to 64.2% in 1996 from 68.9% in 1995. This decrease reflected the semi-variable nature of the JLW Scotland Group's operating expenses, including personnel costs, which increased at a slower rate than revenue.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, operating income increased by $0.6 million, or 30.8%, to $2.2 million in 1996 from $1.6 million in 1995.

     NET EARNINGS

     Based upon the factors discussed above, and due to interest expense and corporate taxes being immaterial, net earnings approximated operating income at $2.1 million in 1996 and $1.6 million in 1995 and in 1996 represented 36.5% of total revenue, compared with 31.8% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, the JLW Scotland Group has financed its operations with internally generated funds, undistributed partner profits and short-term borrowings. Net cash balances (available cash net of borrowings) were $2.8 million at September 30, 1998 compared with $2.0 million at September 30, 1997, $2.5 million at year end 1997 and $0.7 million at year end 1996. The JLW Scotland Group had nominal borrowing at year end 1995.

     The JLW Scotland Group's principal source of liquidity has been cash generated from operations. Net cash inflows from operating activities totaled $3.3 million for the nine months ended September 30, 1998, $3.4 million for the nine months ended September 30, 1997, $4.5 million in 1997, $2.5 million in 1996 and $1.6 million in 1995. The increases from 1995 to 1996 and 1996 to 1997 were attributable primarily to increased operating income in 1996 and 1997. Offsetting these increases, except in 1996, were increases in working capital, particularly an increase of $0.8 million in 1997. This increase in working capital was primarily a result of an increase in year end receivables, which were $1.1 million higher at year end 1997 than at year end 1996, reflecting an increase in revenue in the final quarter of 1997 compared with the prior year period.

     Cash used in investing activities was $0.5 million for the nine months ended September 30, 1998 compared with $0.2 million in the prior year period and $0.2 million in 1997, $0.3 million in 1996 and $0.2 million in 1995. These funds have been spent primarily on the replacement of motor vehicles and office machinery. Based on existing operating plans (excluding any changes expected as a result of the Transactions), the JLW Scotland Group's management expects the JLW Scotland Group's capital expenditures in the remainder of 1998 and 1999 to be consistent with historical levels.

     Cash used in financing activities was $2.6 million for the nine months ended September 30, 1998 compared with $1.8 million in the prior year period and $2.3 million in 1997 compared with $1.6 million in 1996 and $1.9 million in 1995. The main cash outflow has been payments to partners which increased to $2.7 million for the nine months ended September 30, 1998 compared with $1.9 million in the prior year period and increased to $2.4 million in 1997 from $1.5 million in 1996 due to the increase in net earnings in 1997. The $0.8 million increase in payments to partners for the nine months ended September 30, 1998 compared with the prior year period is a result of the improved financial performance of the JLW Scotland Group, which permitted an acceleration of payments to partners. The payments to partners in 1996 decreased by $0.4 million to $1.5 million from $1.9 million in 1995 due to a change in the phasing of payments in 1995. For each of the nine month periods ended September 30, 1998 and 1997 and in the years ended December 31, 1997 and 1995, borrowings increased by amounts not exceeding $0.1 million. In 1996, borrowings were reduced by $0.1 million.

     The JLW Scotland Group has an unsecured credit facility of approximately $0.4 million.

INFLATION

     Inflation has not materially affected the results of the JLW Scotland Group for any of the three years ended December 31, 1997, 1996 and 1995 or the nine months ended September 30, 1998, as inflation rates in the United Kingdom during such periods were less than 4.5% per annum.

THE JLW IRELAND GROUP

OVERVIEW

     The JLW Ireland Group was established in the Republic of Ireland in 1964 and offers a wide range of real estate services, including investment acquisition and disposition, valuation (including corporate and funds), office, industrial and retail agency (including leasing, sales and rent reviews), advisory services (including project consultancy and valuation), strategic advice and property management.

     JLW Ireland is structured as a partnership; therefore, profit distributions to partners are not included in compensation expense. In connection with the Transactions, the partners of JLW Ireland will enter into new employment contracts and all compensation will be paid as salary and bonuses at market rates. Therefore, future compensation expense will be materially higher than the amounts reflected in the historical financial statements. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     Income taxes are payable by the partners personally and are not reflected in the financial statements of the JLW Ireland Group. As a result of the Transactions, JLW Ireland will be incorporated and will become subject to taxation as a corporation. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     The property market in the Republic of Ireland has improved in recent years. This is partly a result of growth of the economy, which has led to increased tenant demand, company expansion and a readily available supply of funds for investment.

     As a result of the Integration and the Transactions, the JLW Companies incurred professional fees, of which $0.6 million were charged to the JLW Ireland Group and are included in operating, administrative and other expenses for the nine months ended September 30, 1998.

     The functional currency of the JLW Ireland Group is the Irish Punt. The average exchange rate of the Irish Punt relative to the US Dollar depreciated by 6.7% for the nine month period ended September 30, 1998 compared with the corresponding period in 1997, depreciated by 7.5% in 1997 compared with 1996, and depreciated by 0.4% in 1996 compared with 1995. As a consequence of such exchange rate fluctuations, the reported results, which are in US Dollars, may not reflect the underlying performance of the JLW Ireland Group.

     The JLW Ireland Group conducts its business primarily with systems utilizing commercial software purchased from suppliers and customized software. Efforts to ensure that such systems, data communication and telecommunications equipment are Year 2000 compliant and are being coordinated on a global basis by the JLW Companies. See "--The JLW Companies--Overview--Year 2000." The JLW Ireland Group has determined that its accounting systems are not Year 2000 compliant and plans to replace these systems before June 1999 at an estimated cost of $0.1 million. Other software, systems and equipment are expected to be substantially Year 2000 compliant, and completion of Year 2000 compliance is not expected to have a material impact on the business, operations or financial condition of the JLW Ireland Group.

RESULTS OF OPERATIONS

     The information below is presented in accordance with US GAAP.


                                            THE JLW IRELAND GROUP


                                              Nine months ended
                                                September 30,               Year ended December 31,
                                      ------------------------------------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
                                                          (in thousands)
REVENUE
 Operating revenue. . . . . . . .          $  8,663            6,282       9,223       9,466       6,953
 Interest income. . . . . . . . .                38               23          78          21        --
                                           --------         --------    --------    --------    --------
Total revenue . . . . . . . . . .             8,701            6,305       9,301       9,487       6,953

OPERATING EXPENSES
 Compensation and benefits. . . .             2,429            2,335       3,110       3,230       3,144
 Operating, administrative
   and other (1). . . . . . . . .             1,940            1,242       1,735       1,750       1,769
 Depreciation and amortization. .               252              266         353         266         189
                                           --------         --------    --------    --------    --------
Total operating expenses. . . . .             4,621            3,843       5,198       5,246       5,102
                                           --------         --------    --------    --------    --------
OPERATING INCOME. . . . . . . . .             4,080            2,462       4,103       4,241       1,851
 Interest expense . . . . . . . .                38               57          60          82          21
                                           --------         --------    --------    --------    --------
Earnings before provision
 for income taxes . . . . . . . .             4,042            2,405       4,043       4,159       1,830
 Net provision for income taxes .                65               57          80          69          55
                                           --------         --------    --------    --------    --------
Net earnings. . . . . . . . . . .          $  3,977            2,348       3,963       4,090       1,775
                                           ========         ========    ========    ========    ========

----------------

    (1) Operating, administrative and other expenses for the nine months ended September 30, 1998 include costs related to the Integration and the Transactions totaling $0.6 million.







NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

     REVENUE

     The JLW Ireland Group's total revenue increased by $2.4 million, or 38.0%, to $8.7 million for the nine months ended September 30, 1998 from $6.3 million in the prior year period. This increase occurred despite a 6.7% depreciation in the exchange rate of the Irish Punt relative to the US Dollar for the nine month period ended September 30, 1998 compared with the prior year period as there was a 47.9% increase in revenue reported in local currency. Improvements in the Irish economy and the property market, both of which benefitted from lower interest rates, had a significant effect on the level of demand for property which impacted positively on the JLW Ireland Group's principal service lines.

     OPERATING EXPENSES

     The JLW Ireland Group's operating expenses increased by $0.8 million, or 20.2%, to $4.6 million for the nine months ended September 30, 1998 from $3.8 million in the prior year period. This increase was due primarily to the inclusion of costs in respect of the Transactions for the nine months ended September 30, 1998. As a percentage of operating revenue, operating expenses decreased to 53.1% for the nine months ended September 30, 1998 from 61.2% in the prior year period. This decrease was due primarily to the 47.9% increase in revenue (calculated in local currency), while the JLW Ireland Group's costs, which are relatively fixed in nature, increased by 28.9% (calculated in local currency); excluding the transaction costs, the increase in local currency would have been 12.8%.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Ireland Group's operating income increased by $1.6 million, or 65.7%, to $4.1 million for the nine months ended September 30, 1998 from $2.5 million in the prior year period. As a percentage of total revenue, operating income increased to 46.9% for the nine months ended September 30, 1998 from 39.0% in the prior year period.

     NET EARNINGS

     Net earnings approximated operating income at $4.0 million for the nine months ended September 30, 1998 and $2.3 million in the prior year period.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     REVENUE

     The JLW Ireland Group's total revenue decreased by $0.2 million, or 2.0%, to $9.3 million in 1997 from $9.5 million in 1996. The decrease was due to a 7.5% depreciation in the exchange rate of the Irish Punt relative to the US Dollar as total revenue reported in local currency increased by 6.0% in 1997 compared with 1996. Improvements in the Irish economy and the property market, both of which benefitted from lower interest rates, had a significant effect on the level of demand for property which impacted positively on the JLW Ireland Group's principal service lines.

     OPERATING EXPENSES

     The JLW Ireland Group's operating expenses remained constant in 1997 compared with 1996 at $5.2 million. Operating expenses reported in local currency increased by 7.1% in 1997 compared with 1996, primarily due to an increase in depreciation expense related to new motor vehicles acquired in 1997. As a percentage of operating revenue, operating expenses increased to 56.4% in 1997 from 55.4% in 1996. Operating expenses, the main component of which is personnel expenses, are relatively fixed.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Ireland Group's operating income decreased by $0.1 million, or 3.3%, to $4.1 million in 1997 from $4.2 million in 1996. As a percentage of total revenue, operating income decreased to 44.1% in 1997 from 44.7% in 1996. The reduction principally reflects the fixed nature of the majority of the operating expenses and a relatively constant level of employees.

     NET EARNINGS

     Net earnings approximated operating income at $4.0 million in 1997 and $4.1 million in 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

     REVENUE

     The JLW Ireland Group's total revenue increased by $2.5 million, or 36.4%, to $9.5 million in 1996 from $7.0 million in 1995. The increase in revenue was due primarily to the strength of the Irish property market. This strength resulted in increases in the aggregate value of property sales and acquisitions transactions completed, the aggregate value of properties valued and the amount of property space leased. Total revenue was not significantly impacted by exchange rate fluctuations as the Irish Punt was broadly unchanged relative to the US Dollar, depreciating by 0.4% in 1996 compared with 1995.

     OPERATING EXPENSES

     The JLW Ireland Group's operating expenses increased by $0.1 million, or 2.8%, to $5.2 million in 1996 from $5.1 million in 1995. The corresponding increase in local currency was 3.2%. As a percentage of operating revenue, operating expenses decreased to 55.4% in 1996 from 73.4% in 1995. The reduction principally reflects the fixed nature of the majority of the JLW Ireland Group's operating expenses and a relatively stable number of employees, notwithstanding the increase in revenue in 1996 compared with 1995.

     OPERATING INCOME

     Based on the factors discussed under revenue and operating expenses above, the JLW Ireland Group's operating income more than doubled, to $4.2 million in 1996 from $1.9 million in 1995. As a percentage of total revenue, operating income increased to 44.7% in 1996 from 26.6% in 1995.

     NET EARNINGS

     Net earnings approximated operating income at $4.1 million in 1996 and $1.8 million in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, the JLW Ireland Group has financed its operations with internally generated funds, undistributed partner profits and short-term borrowings. Net cash balances (available cash net of borrowings) were $1.8 million at September 30, 1998 compared with $0.6 million in the prior year period. Net cash balances were $0.7 million at year end 1997 compared with net cash balances of $1.2 million in 1996 and net borrowings of $0.9 million in 1995.

     The JLW Ireland Group's principal source of liquidity has been cash generated from operations. Net cash inflows from operating activities totaled $3.7 million for the nine months ended September 30, 1998 compared with $2.4 million in the prior year period, $3.5 million in 1997, $4.8 million in 1996 and $2.4 million in 1995. The $1.4 million increase in cash generated from operating activities for the nine months ended September 30, 1998 compared with the prior year period was due primarily to a $1.6 million increase in operating income and an increase in accounts payable offset by an increase in accounts receivable. In 1997, the decrease in net cash flow generated from operating activities resulted primarily from lower operating income and a $0.1 million increase in receivables caused by increased accrued income and slower collections. In 1996, the increase in net cash flow generated from operating activities resulted from higher operating profits and improved management of working capital with payables increasing by $0.7 million due to the increase in business activity and higher staff bonus accruals, partly offset by an increase of $0.2 million in receivables. In 1995, payables increased by $0.4 million due to increased business activity and receivables decreased by $0.1 million resulting in an increase in working capital of $0.5 million.

     Cash used in investing activities totaled $0.1 million for the nine months ended September 30, 1998 compared to $0.5 million in the prior year period due to a reduction in expenditure on fixed assets. In 1997, cash used in investing activities was $0.5 million, compared with $0.1 million in 1996 and $0.4 million in 1995. These amounts relate to the replacement of fixed assets including motor vehicles and office equipment. Capital expenditures generally relate to the replacement of existing assets. Based on existing operating plans (excluding any changes expected as a result of the Transactions), the JLW Ireland Group's management expects the JLW Ireland Group's capital expenditures in the remainder of 1998 and 1999 to be consistent with historical levels.

     Cash used in financing activities was $2.6 million for the nine months ended September 30, 1998 compared with $2.4 million in the prior year period, $3.4 million in 1997, $3.6 million in 1996 and $2.0 million in 1995. Financing activities consist primarily of profit distributions to partners which generally reflect a mix of current and prior year profits. Partners' profit distributions were $2.6 million for the nine months ended September 30, 1998, compared with $2.3 million in the prior year period, and $3.3 million in 1997 compared with $2.5 million in 1996 and $2.1 million in 1995. The yearly increases in such profit distributions from 1995 through 1997 resulted from the improved financial performance of the JLW Ireland Group. The JLW Ireland Group's financing activities also include borrowings under short-term credit facilities. Funds used to repay borrowings amounted to $0.9 million in 1996 compared with a $0.2 million increase in borrowings in 1995. In addition, the JLW Ireland Group had capital payments under capital leases of approximately $0.1 million in each of the nine month periods ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995. The JLW Ireland Group has an unsecured short-term credit facility of $1.4 million to cover short-term funding requirements. This facility was utilized in 1997, 1996 and 1995. Borrowings reached annual peaks in the December 1997 quarter at $0.3 million, in the March 1996 quarter at $1.2 million, and in the December 1995 quarter at $1.6 million.

INFLATION

     Inflation has not significantly affected the results of the JLW Ireland Group for any of the three years ended December 31, 1997, 1996 and 1995 or the nine months ended September 30, 1998, as annual inflation rates in the Republic of Ireland have been less than 2.5%.

THE JLW ASIA GROUP

OVERVIEW

     The JLW Asia Group, through its operating subsidiaries, provides a range of real estate advisory, transactional and asset management services to a variety of local and international clients in almost every industrial and service sector for many types of real estate. The JLW Asia Group provides a wide range of real estate services in Hong Kong, Indonesia, Singapore and Thailand. The JLW Asia Group also operates in the Philippines, the People's Republic of China and Vietnam. The JLW Asia Group earns revenue in Indonesia pursuant to the Technical Services Agreement with PT Procon Indah, a locally owned Indonesian company. Pursuant to the Technical Services Agreement, the JLW Asia Group provides the management teams and personnel to perform services in Indonesia. The JLW Asia Group conducts business in Thailand through a 49% interest in JLW (Thailand) Limited.

     The JLW Asia Companies are all structured as corporate entities. Profits of the JLW Asia Companies have historically been paid to senior executives through a combination of salary and bonus, which are included in compensation expense, dividends and a royalty payment in respect of a name license held by JLW Pacific, an entity which although it is outside the JLW Asia Group is also being acquired by LaSalle Partners in the Transactions. These royalty payments are included in other operating expenses. The entire royalty payment is distributed to owners and senior executives of the JLW Asia Group. In connection with the Transactions, owners and senior executives of the JLW Asia Companies have entered or will enter into new employment contracts and all compensation will be paid in the form of salary and bonuses at market rates. Therefore, future compensation expense will be different from the amounts reflected in the historical financial statements. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     In the years ended December 31, 1996 and 1997, JLW Transact was accounted for under the equity method of accounting by the JLW Australasia Companies and the JLW Asia Companies.

     During 1997 and 1998, Southeast and East Asia were impacted by financial turmoil which was initially reflected in rapid depreciation of exchange rates relative to the US Dollar. This led to falling stock market indices and asset values and reduced economic growth prospects. Several property markets were affected by speculative developments resulting in an oversupply of completed or partially completed space. Property prices fell along with prices of other investments and asset values. These events are referred to hereinafter as the "Asian Crisis."

     As a result of the Integration and the Transactions, the JLW Companies incurred professional fees of which $3.3 million were charged to the JLW Asia Group, and are included in operating expenses for the nine months ended September 30, 1998.

     The currency depreciation impacted most economies in the Region except China and Hong Kong, where exchange rates between the local currencies and the US Dollar have been maintained. However, the decade old system in which several Southeast Asian currencies were more or less fixed to the US Dollar collapsed in July 1997, when the Thai Baht was allowed to "float." This triggered pressure on the Indonesian Rupiah and Philippine Peso. The resulting currency devaluations and higher interest rates negatively impacted property prices.

     The Asian Crisis has reduced economic growth in 1998 and, as economic growth is generally a significant factor affecting property markets, demand for property is generally weaker than in recent years. It is unlikely that a recovery will occur in the demand for property until stability returns to financial markets which may facilitate a more positive outlook for stock markets and economic growth. However, also important to a recovery in Asian property markets will be the adjustment to the current significant oversupply of space in many markets which is likely to take time to correct. The short-term outlook for real estate in Asia is therefore for depressed rents and capital values. The length and severity of the downturn is likely to vary in different markets within the Region.

     The functional currencies of the JLW Asia Group are generally the local currency in which each business operates, except in Indonesia, where, until the end of 1997, much of the business was transacted in US Dollars. The Hong Kong Dollar has been pegged to the US Dollar and therefore exchange rate movements have not historically had a direct impact on the results of operations in Hong Kong. The average exchange rate of the Singapore Dollar relative to the US Dollar depreciated by 13.7% for the nine month period ended September 30, 1998 compared with the prior year period, depreciated by 5.6% in 1997 compared with 1996, and appreciated by 1.0% in 1996 compared with 1995. As a consequence of such exchange rate fluctuations, the reported results, which are in US Dollars, may not reflect the underlying performance of the JLW Asia Group.

     The JLW Asia Companies conduct their businesses primarily with systems utilizing commercial software purchased from suppliers and customized software. Efforts to ensure that such systems, data communication and telecommunications equipment are Year 2000 compliant are being coordinated on a global basis by the JLW Companies. See "--The JLW Companies-- Overview--Year 2000." The JLW Asia Group has determined that its software, systems and equipment are expected to be substantially Year 2000 compliant and that completion of Year 2000 compliance is not expected to have a material impact on the business, operations or financial condition of the JLW Asia Group.

RESULTS OF OPERATIONS

     The information below is presented in accordance with US GAAP.


                                             THE JLW ASIA GROUP


                                              Nine months ended
                                                September 30,               Year ended December 31,
                                      ------------------------------------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
                                                          (in thousands)
REVENUE
 Operating revenue. . . . . . . .          $ 40,850           55,759      73,843      59,753      58,120
 Interest income. . . . . . . . .                72              125         293         192         377
 Income from interest in
  associated undertakings . . . .             --               --          --            480         189
 Other income . . . . . . . . . .               959            1,471       1,874       1,856       1,032
                                           --------         --------    --------    --------    --------
Total revenue . . . . . . . . . .            41,881           57,355      76,010      62,281      59,718
OPERATING EXPENSES
 Compensation and benefits. . . .            23,311           26,327      35,872      29,411      28,070
 Operating, administrative
  and other (1) . . . . . . . . .            16,879           18,927      24,135      19,915      20,970
 Loss from interest in
  associated undertakings . . . .               499              848         604       --          --
 Depreciation and amortization. .             1,440            1,335       1,841       1,683       1,610
                                           --------         --------    --------    --------    --------
Total operating expenses. . . . .            42,129           47,437      62,452      51,009      50,650
                                           --------         --------    --------    --------    --------
OPERATING (LOSS) INCOME . . . . .              (248)           9,918      13,558      11,272       9,068
  Interest expense. . . . . . . .               194               69         225         426         279
                                           --------         --------    --------    --------    --------
Earnings (loss) before
 provision for income taxes . . .              (442)           9,849      13,333      10,846       8,789
  Net provision for income taxes.               654            1,621       2,195       1,493         904
                                           --------         --------    --------    --------    --------
Net earnings (loss) . . . . . . .          $ (1,096)           8,228      11,138       9,353       7,885
                                           ========         ========    ========    ========    ========

----------------

    (1) Operating, administrative and other expenses for the nine months ended September 30, 1998 include costs related to the Integration and the Transactions totaling $3.3 million.




NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

     REVENUE

     The JLW Asia Group's total revenue decreased by $15.5 million, or 27.0%, to $41.9 million for the nine months ended September 30, 1998 from $57.4 million in the prior year period. The results were affected by both movements in foreign exchange rates and the performance of the underlying economies and property markets.

     For the nine months ended September 30, 1998, Hong Kong operations accounted for $32.1 million, or 78.7%, of the JLW Asia Group's operating revenue, while Singapore accounted for $8.1 million, or 19.9%. For the nine months ended September 30, 1997, Hong Kong operations accounted for $40.3 million, or 72.3%, of the JLW Asia Group's operating revenue, while Singapore operations accounted for $11.8 million, or 21.2%.

     Operating revenue in Hong Kong decreased by $8.2 million, or 20.2%, to $32.1 million for the nine months ended September 30, 1998 from $40.3 million in the prior year period. The results for the nine months ended September 30, 1998 were adversely affected by weak market conditions and declining rents and asset values, which led to significantly reduced sales and leasing revenue. Revenue from property management increased slightly.

     Operating revenue in Singapore decreased by $3.7 million, or 31.6%, to $8.1 million for the nine months ended September 30, 1998 from $11.8 million in the prior year period. The results for the nine months ended September 30, 1998 were adversely affected by the Asian Crisis and the 13.7% depreciation of the local currency relative to the US Dollar. These developments caused a degree of uncertainty in the market and negatively impacted business sentiment, resulting in decreased revenue from most services.

     OPERATING EXPENSES

     The JLW Asia Group's operating expenses decreased by $5.3 million, or 11.2%, to $42.1 million for the nine months ended September 30, 1998 from $47.4 million in the prior year period. Operating expenses as a percentage of operating revenue increased to 103.1% for the nine months ended September 30, 1998 from 85.1% in the prior year period. This increase reflects the relatively fixed nature of operating expenses.

     For the nine months ended September 30, 1998, Hong Kong operations accounted for $32.6 million, or 77.3%, of the JLW Asia Group's operating expenses, while Singapore operations accounted for $7.4 million, or 17.6%. For the nine months ended September 30, 1997, Hong Kong operations accounted for $33.8 million, or 71.2%, of the JLW Asia Group's operating expenses, while Singapore operations accounted for $11.0 million, or 23.1%.
     Operating costs in Hong Kong decreased by $1.2 million, or 3.4%, to $32.6 million for the nine months ended September 30, 1998. Operating costs in Hong Kong decreased due to a reduction in staff bonuses as a result of reduced profitability offset by an allocation of costs related to the Transactions as previously discussed. Operating costs as a percentage of operating revenue increased to 101.4% for the nine months ended
September 30, 1998 from 83.8% in the prior year period.

     Operating costs in Singapore decreased by $3.6 million, or 32.6%, to $7.4 million for the nine months ended September 30, 1998, primarily due to a reduction in the number of staff offset by an allocation of costs related to the Transactions as previously discussed. Operating costs as a percentage of operating revenue increased to 91.2% for the nine months ended September 30, 1998 from 92.7% in the prior year period.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Asia Group's operating income decreased by $10.2 million, or 102.5%, to a loss of $0.2 million for the nine months ended September 30, 1998 from income of $9.9 million in the prior year period.

     INTEREST EXPENSE

     Interest expense increased by $0.1 million for the nine months ended September 30, 1998. The increase is principally a result of reduced operating cash flow which resulted in an increase in net borrowings.

     PROVISION FOR INCOME TAXES

     Provision for income taxes decreased by $1.0 million, or 59.7%, to $0.7 million for the nine months ended September 30, 1998 from $1.6 million in the prior year period. The tax expense recorded in 1998 primarily reflected the impact of non-deductible expenses associated with the Transactions. Excluding the impact of these non-deductible amounts, the effective tax rate would have been 34.3% versus 16.5% in the prior year period. This increase in the effective tax rate reflected changes in both the amount and geographical distribution of the JLW Asia Group's operating income compared with the prior year period. The overall effective tax rate for the JLW Asia Group depends on the relative level of profits from each of the JLW Asia Companies and the relative contribution from the Indonesian operations (which is recognized as a management fee on an after-tax basis). For the nine months ended September 30, 1998, a substantial reduction in profits generated by the JLW Asia Companies overall and the reduction of income from the Indonesian operations resulted in a higher effective tax rate than in the prior year period.

     NET EARNINGS

     As a result of the factors discussed above, net earnings decreased by $9.3 million, to a net loss of $1.1 million for the nine months ended September 30, 1998 from net earnings of $8.2 million in the prior year period.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     REVENUE

     The JLW Asia Group's total revenue increased by $13.7 million, or 22.0%, to $76.0 million in 1997 from $62.3 million in 1996. The increase was due primarily to an increase in total space leased in 1997 compared with 1996 and to increases in investment sales and acquisition transactions, valuation and the number of properties managed as well as to the opening of a new office in the Philippines.

     In 1997, Hong Kong operations accounted for $51.9 million, or 70.3%, of the JLW Asia Group's operating revenue, while Singapore accounted for $16.6 million, or 22.5%. In 1996, Hong Kong operations accounted for $37.3 million, or 62.4%, of the JLW Asia Group's operating revenue, while Singapore accounted for $16.1 million, or 26.9%.

     Operating revenue in Hong Kong increased by $14.6 million, or 39.1%, to $51.9 million in 1997 from $37.3 million in 1996. The increase was due to a significant increase in both property prices and the volume of transactions during most of the year, prior to a significant slow down following the onset of the Asian Crisis. As property prices rose through the first half of 1997, there was an increase in valuation, investment sales and acquisition transactions, leasing transactions and property management, from which revenues increased as a result of new assignments and higher fees.

     Operating revenue in Singapore increased by $0.5 million, or 3.1%, to $16.6 million in 1997 from $16.1 million in 1996 due to a substantial increase in revenue from investment transactions offset by reduced revenues from most other services, notably residential leasing. The 1997 results from Singapore operations were adversely affected by the Asian Crisis and the effects of measures introduced in May 1996 by the Singaporean government to curb speculation in the property market. The depreciation of the local currency also caused a degree of uncertainty in the market and negatively impacted business sentiment.

     Operating revenue in Indonesia decreased by $0.9 million, or 15.5%, to $4.9 million in 1997 from $5.8 million in 1996. The functional currency of the Indonesian business had been the US Dollar; therefore, the depreciation of the Indonesian Rupiah did not have a direct impact on the JLW Asia Group's revenue in 1997. However, the Asian Crisis negatively impacted the property market in Indonesia leading to lower occupier demand, increasing vacancy rates and falling rents.

     OPERATING EXPENSES

     The JLW Asia Group's operating expenses increased by $11.5 million, or 22.5%, to $62.5 million in 1997 from $51.0 million in 1996. The primary reason for the increase in operating costs was the combined effect of increased incentive compensation and increased staffing levels. Operating expenses include a portion of the profit distributions to owners with between 10% to 20% of such distributions accounted for as compensation expense and the remainder accounted for as dividends and royalty payments. Royalty payments accounted for approximately 4% of total operating expenses and are included in the operating, administrative and other category of operating expenses. Operating expenses as a percentage of operating revenue decreased to 84.7% in 1997 from 85.3% in 1996.

     In 1997, Hong Kong operations accounted for $44.6 million, or 71.4%, of the JLW Asia Group's operating expenses, while Singapore accounted for $15.3 million, or 24.5%. In 1996, Hong Kong operations accounted for $34.7 million, or 68.0%, of the JLW Asia Group's operating expenses, while Singapore operations accounted for $15.2 million, or 29.8%.

     Operating expenses in Hong Kong increased by $9.9 million, or 28.5%, to $44.6 million in 1997 from $34.7 million in 1996. This was attributable primarily to higher compensation expense associated with the increased revenue and the opening of new residential outlets which contributed to a rise in staff numbers and administrative costs. Operating expenses as a percentage of operating revenue decreased to 85.9% in 1997 from 93.0% in 1996.

     Operating expenses in Singapore increased by $0.1 million, or 0.7%, to $15.3 million in 1997 from $15.2 million in 1996. This increase was primarily attributable to higher rental charges on office space. Operating expenses as a percentage of operating revenue decreased to 92.2% in 1997 from 94.4% in 1996.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Asia Group's operating income increased by $2.3 million, or 20.4%, to $13.6 million in 1997 from $11.3 million in 1996. Operating income decreased as a percentage of total revenue to 17.9% in 1997 from 18.1% in 1996.

     INTEREST EXPENSE

     Interest expense decreased by $0.2 million, or nearly 50%, to $0.2 million in 1997 from $0.4 million in 1996. The decrease was principally a result of a decrease in net borrowings which resulted from strong operating cash flow.

     PROVISION FOR INCOME TAXES

     Provision for income taxes increased by $0.7 million, or approximately 47%, to $2.2 million in 1997 from $1.5 million in 1996. The effective rate of tax increased to 16.5% in 1997 from 13.9% in 1996. This increase was due to the relative contribution from the Indonesian operations (which is recognized as a management fee on an after tax basis) which decreased by $0.9 million in 1997, compared with 1996.

     NET EARNINGS

     As a result of the factors discussed above, net earnings increased by $1.7 million, or 18.1%, to $11.1 million in 1997 from $9.4 million in 1996. Net earnings represented 14.7% of total revenue in 1997 compared with 15.1% in 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

     REVENUE

     The JLW Asia Group's total revenue increased by $2.6 million, or 4.4%, to $62.3 million in 1996 from $59.7 million in 1995. The main growth area for the JLW Asia Group was consulting (both building and research). Consulting revenue increased by $1.4 million, or 46.6%, to $4.4 million in 1996 from $3.0 million in 1995. Revenue from property management and valuation also increased. Revenue from office, residential and industrial sales and leasing all declined marginally and the total volume of space leased decreased slightly in 1996 compared to 1995.

     In 1996, Hong Kong operations accounted for $37.3 million, or 62.4%, of the JLW Asia Group's operating revenue, while Singapore accounted for $16.1 million, or 26.9%. In 1995, Hong Kong operations accounted for $35.9 million, or 61.8%, of the JLW Asia Group's operating revenue, while Singapore accounted for $16.4 million, or 28.2%.

     Operating revenue in Hong Kong increased by $1.4 million, or 3.9%, to $37.3 million in 1996 from $35.9 million in 1995. The revenue increase resulted primarily from project management and consulting as the market recovered from weakness in 1995 caused partly by the government's introduction of anti-speculation measures in 1994. Revenue from property management and valuation increased, but revenue from office leasing and investment sales and acquisitions declined.

     Operating revenue in Singapore decreased by $0.3 million, or 1.8%, to $16.1 million in 1996 from $16.4 million in 1995. The 1996 results were adversely impacted by government measures aimed at reducing property price escalation and limiting foreigners' freedom to borrow Singapore Dollars.

     OPERATING EXPENSES

     The JLW Asia Group's operating expenses increased by $0.3 million, or 0.6%, to $51.0 million in 1996 from $50.7 million in 1995. The primary reason for the increase in operating expenses was higher compensation expenses. Operating expenses as a percentage of operating revenue decreased to 85.3% in 1996 from 87.3% in 1995.

     In 1996, Hong Kong operations accounted for $34.7 million, or 68.0%, of the JLW Asia Group's operating expenses, while Singapore accounted for $15.2 million, or 29.8%. In 1995, Hong Kong operations accounted for $34.2 million, or 67.5%, of the JLW Asia Group's operating expenses, while Singapore accounted for $14.8 million, or 29.2%.

     Operating expenses in Hong Kong increased by $0.5 million, or 1.5%, to $34.7 million in 1996 due primarily to an increase in administrative expenses. Operating expenses as a percentage of operating revenue decreased to 93.0% in 1996 from 95.3% in 1995.

     Operating expenses in Singapore increased by $0.4 million, or 2.7%, to $15.2 million in 1996 primarily as a result of higher rental, marketing and depreciation expense. Operating expenses as a percentage of operating revenue increased to 94.4% in 1996 from 90.2% in 1995.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Asia Group's operating income increased by $2.2 million, or 24.2%, to $11.3 million in 1996 from $9.1 million in 1995. As a percentage of total revenue, operating income increased to 18.1% in 1996 from 15.2% in 1995.

     INTEREST EXPENSE

     Interest expense increased by $0.1 million to $0.4 million in 1996 from $0.3 million in 1995. The increase was principally a result of higher net borrowings in 1996.

     PROVISION FOR INCOME TAXES

     Provision for income taxes increased by $0.6 million, or 66.7%, to $1.5 million in 1996 from $0.9 million in 1995. The effective tax rate increased to 13.9% in 1996 from 10.2% in 1995 due to a change in the estimate for tax in Singapore in 1995 which resulted in higher taxation in 1996.

     NET EARNINGS

     As a result of the factors discussed above, net earnings increased by $1.5 million, or 19.0%, to $9.4 million in 1996 from $7.9 million in 1995. Net earnings in 1996 represented 15.1% of total revenue compared with 13.2% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, the JLW Asia Group has financed its operations with internally generated funds, undistributed profits and short-term borrowings. Net cash balances (available cash net of borrowings) were $0.5 million in overdraft at September 30, 1998 compared with $5.4 million for the prior year period. Net cash balances were $6.2 million at year end 1997 compared with $4.0 million at year end 1996 and $6.1 million at year end 1995.

     Due to the impact of the Asian Crisis on the JLW Asia Group, the net cash flow from operating activities was an outflow of $3.6 million for the nine months ended September 30, 1998, compared with a net cash inflow of $11.0 million in the prior year period. The decrease in cash flows of $14.6 million was attributable primarily to a $9.3 million decrease in net earnings and a $4.1 million increase related to working capital. Prior to the Asian Crisis, the JLW Asia Group's principal source of liquidity was cash generated from operations. Net cash inflows from operating activities totaled $20.0 million in 1997, $7.3 million in 1996 and $10.0 million in 1995. The increase in 1997 was attributable primarily to increased net earnings and improvements in working capital management which resulted in a $7.1 million decrease in receivables offset by a $0.9 million decrease in payables, taxation and other current liabilities compared with 1996. In 1996, the $2.7 million decrease in net cash flow provided by operating activities was primarily a result of an increase in year end receivables which were $4.3 million higher at year end 1996 than at year end 1995 as a result of the increase in revenue in the final quarter of 1996.

     Cash used in investing activities was $0.3 million for each of the nine month periods ended September 30, 1998 and 1997, $0.4 million in 1997, $1.1 million in 1996 and $0.1 million in 1995. The gross level of funds spent on the replacement of office machinery and motor vehicles and leasehold improvements was $0.7 million in 1997, $2.6 million in 1996 and $1.2 million in 1995. Based on existing operating plans (excluding any changes resulting from the Transactions), the JLW Asia Group's management expects the JLW Asia Group's capital expenditures in the remainder of 1998 to be consistent with historical levels. Given the unsettled business conditions in Asia due to the Asian Crisis, management has not yet determined what the level of capital expenditures will be for the JLW Asia Group in 1999.

     Cash used in financing activities was an outflow of $1.1 million for the nine months ended September 30, 1998, compared with an outflow of $9.3 million in the prior year period and outflows of $17.3 million in 1997, $8.3 million in 1996 and $13.2 million in 1995. The main cash outflow has been distributions to owners which have fluctuated with the financial performance of the JLW Asia Group. The distributions to owners decreased to $1.9 million for the nine months ended September 30, 1998, compared with $7.9 million in the prior year period due to weaker financial performance and restricted liquidity. In 1997, the distributions to owners increased to $14.8 million from $7.6 million in 1996 due to the increase in net earnings. The distributions to owners decreased by $4.8 million to $7.6 million in 1996 from $12.4 million in 1995. The reduction in dividends paid in 1996 was due to the lack of liquid resources available for that period. Capital lease repayments accounted for $1.2 million of the cash used in financing activities for the nine month period ended September 30, 1998 and $0.9 million in the prior year period, $1.5 million in 1997, $1.6 million in 1996 and $1.2 million in 1995. For the nine months ended September 30, 1998, in order to finance its operations, the JLW Asia Group increased its overdraft by $2.3 million and utilized $5.5 million of short-term deposits. In 1996, the JLW Asia Group financed operations with long-term borrowings of $1.2 million, but made net repayments of $0.8 million on its long-term loan facility during 1997. The JLW Asia Group had short-term unsecured credit facilities of $5.0 million throughout the period.

INFLATION

     For each of the three years ended December 31, 1997, 1996 and 1995, the JLW Asia Group's main markets of Hong Kong and Singapore experienced inflation at a maximum rate of 7.2% per annum. Prior to the Asian Crisis, the majority of the JLW Asia Group's business in Indonesia had been conducted in US Dollars and hence inflation in that country had not had a material impact on the financial results of the JLW Asia Group. Due to the Asian Crisis, however, inflation in Indonesia increased to 75.5% for the nine months to September 30, 1998 and the extent of transactions in US Dollars decreased.

THE JLW AUSTRALASIA GROUP

OVERVIEW

     The JLW Australasia Companies have been represented in Australasia since 1958. They presently provide real estate services including advisory, commercial, industrial and retail sales and leasing, property management and facilities management in Australia and New Zealand. Clients include institutional investors, government departments, public companies, property trusts and private investors.

     JLW Australia has a beneficial interest in JLW Transact, the international hotel business which provides sales, asset management and advisory services in the Asia and Australasia Regions. JLW Transact was formed as two joint venture companies: Jones Lang Wootton Transact Pty Limited (in Australia) in 1991 and JLW Transact Limited (in New Zealand) in 1994. JLW Australia owned 60% of these companies and the principals of an existing hotel business in Australia owned 40%. At the beginning of 1996 these businesses were restructured and developed on a regional basis across the Asia and Australasia Regions. The revised participation for JLW Australia is held through discretionary trusts and direct shareholding interests. As a result of the Transactions, the JLW Transact business will be acquired and the trust ownership discontinued such that the various JLW Transact companies will become wholly-owned subsidiaries of Jones Lang LaSalle. The sole exception to this will be Transact Thailand which will be 73.99% owned by Jones Lang LaSalle (49% directly from Benbridge Singapore and 24.99% indirectly via its purchase of JLW Holdings). The remaining 26.01% will be held through local Thai companies to comply with Thai legal requirements.

     JLW Transact was included in the consolidated financial statements of the JLW Australasia companies for the year ended December 31, 1995. In the years ended December 31, 1996 and 1997, JLW Transact was accounted for under the equity method of accounting by the JLW Australasia Companies and the JLW Asia Companies.

     Economic conditions in Australasia during 1995 to 1997 were relatively stable with economic growth combined with low inflation and falling unemployment. These conditions have resulted in steady property markets in the period. The Asia Crisis is having an impact on the Australasia Region as growth rates have slowed and the Australian Dollar depreciated against the US Dollar in the first nine months of 1998.

     The JLW Australasia Companies are all structured as corporate entities. Profits of the business have historically been paid to the owners through a combination of salary, benefits and dividends. Senior executives (excluding owners) have historically been compensated through a combination of salary, benefits and profit share. In connection with the Transactions, owners and senior employees have entered or will enter into new employment contracts such that all compensation will be paid as salary, benefits and bonuses at market rates. As a result, future compensation expense will be materially higher than the amounts reflected in the historical financial statements for the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995. In the pro forma financial statements for the year ended December 31, 1997 and for the nine months ended September 30, 1998, accruals have been made to reflect bonuses at market rates. In addition, the pro forma financial statements for the year ended December 31, 1997 also include accruals for market salaries. See "Unaudited Pro Forma Consolidated Financial Statements--The JLW Companies."

     As a result of the Integration and the Transactions, the JLW Companies incurred professional fees, of which $2.5 million were charged to the JLW Australasia Companies and are included in operating expenses for the nine months ended September 30, 1998.

     The Australian Dollar is the predominant functional currency of the Australasia Group. The exchange rate of the Australian Dollar relative to US Dollar depreciated by 15.0% for the nine month period ended
September 30, 1998 compared to the prior year period, depreciated by 7.6% in 1997 compared to 1996 and appreciated by 7.2% in 1996 compared to 1995. As a consequence of such exchange rate fluctuations, the reported results, which are in US Dollars, may not reflect the underlying performance of the JLW Australasia Group.

     The JLW Australasia Companies conduct their businesses primarily with systems utilizing commercial software purchased from suppliers and customized software. Efforts to ensure such systems, data communication and telecommunications equipment are Year 2000 compliant are being coordinated on a global basis by the JLW Companies. See "--The JLW Companies-- Overview--Year 2000." The JLW Australasia Companies have a process in place to identify Year 2000 risks. Management has determined that their property database is not Year 2000 compliant and plan to replace this system during 1999. Other software, systems and equipment are expected to be substantially Year 2000 compliant, and completion of Year 2000 compliance is not expected by management to have a material impact on the business operations or financial condition of the JLW Australasia Companies.

RESULTS OF OPERATIONS

   The information below is presented in accordance with US GAAP.


                                          THE JLW AUSTRALASIA GROUP


                                              Nine months ended
                                                September 30,               Year ended December 31,
                                      ------------------------------------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
                                                          (in thousands)
REVENUE
 Operating revenue. . . . . . . .          $ 39,462           42,959      60,522      60,281      57,968
 Interest income. . . . . . . . .                25              101         150          94          77
 Other income . . . . . . . . . .             1,585            1,504       1,777       1,229       1,289
                                           --------         --------    --------    --------    --------
Total revenue . . . . . . . . . .            41,072           44,564      62,449      61,604      59,334

OPERATING EXPENSES
 Compensation and benefits. . . .            17,128           18,349      23,337      25,287      23,519
 Operating, administrative
  and other (1) . . . . . . . . .            21,243           20,811      28,440      29,648      32,458
 Depreciation and amortization. .               919            1,014       1,340       1,405       1,348
                                           --------         --------    --------    --------    --------
Total operating expenses. . . . .            39,290           40,174      53,117      56,340      57,325
                                           --------         --------    --------    --------    --------
OPERATING INCOME. . . . . . . . .             1,782            4,390       9,332       5,264       2,009
  Interest expense. . . . . . . .                82              260         340         674         687
                                           --------         --------    --------    --------    --------
Earnings before
 provision for income taxes . . .             1,700            4,130       8,992       4,590       1,322
  Net provision for income taxes.             1,522            1,317       2,918       1,560          16
                                           --------         --------    --------    --------    --------
Net earnings. . . . . . . . . . .          $    178            2,813       6,074       3,030       1,306
                                           ========         ========    ========    ========    ========

----------------

    (1) Operating, administrative and other expenses for the nine months ended September 30, 1998 include costs related to the Integration and the Transactions totaling $2.5 million.




NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

     REVENUE

     The JLW Australasia Group's total revenue decreased by $3.5 million, or 7.8%, to $41.1 million for the nine months ended September 30, 1998 compared with $44.6 million in the prior year period. The decrease was due primarily to a 15.0% depreciation in the exchange rate of the Australian Dollar relative to the US Dollar for the nine months ended September 30, 1998 compared with the prior year period. Operating revenue decreased by $3.5 million, or 8.1%, to $39.5 million for the nine months ended September 30, 1998 from $43.0 million in the prior year period. This decrease was attributable primarily to the depreciation of the local currency as total revenue reported in local currency increased by 8.4%, due to marked improvements in the property management markets and sales and investment fees from a significant development project. These increases in local currency were in part offset by decreased activity in the retail sector and a deterioration in investor sentiment, partly resulting from the negative impact of the Asian Crisis.

     OPERATING EXPENSES

     The JLW Australasia Group's operating expenses decreased by $0.9 million, or 2.2%, to $39.3 million in the nine months ended September 30, 1998 compared to $40.2 million in the prior year period principally as a result of the 15.0% depreciation of the local currency relative to the US Dollar which was offset by the recognition of $2.5 million for Integration and Transaction costs. When Integration and Transaction costs are excluded, operating expenses reported in local currency increased by 7.7%. This increase was due primarily to increases in accrued compensation costs. Owners are compensated through a combination of salary, benefits and dividends. Senior executives (excluding owners) have historically been compensated through a combination of salary, benefits and profit share. Operating expenses include only the portion of profit distributions paid as profit share to senior executives. Excluding Integration and Transaction costs, operating expenses as a percentage of total revenue remained relatively constant at 89.6% for the nine months ended September 30, 1998 compared to 90.1% in the prior year period.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Australasia Group's operating income decreased by $2.6 million, or 59.4%, to $1.8 million for the nine months ended September 30, 1998 from $4.4 million in the prior year period. As a percentage of total revenue, operating income decreased to 4.3% for the nine months ended September 30, 1998 compared to 9.9% in the prior year period.

     INTEREST EXPENSE

     Interest expense decreased by $0.2 million to $0.1 million for the nine months ended September 30, 1998 from $0.3 million in the prior year period.

     PROVISION FOR INCOME TAXES

     Provision for income taxes remained relatively constant at $1.5 million for the nine months ended September 30, 1998 compared to $1.3 million for the prior year period. The effective tax rate increased to 89.5% for the nine months ended September 30, 1998 from 31.9% in the prior year period principally due to the non-deductibility of the majority of the $2.5 million Integration and Transaction costs and the $0.8 million of non-taxable dividends received from Singapore in the nine months ended September 30, 1997 compared to no dividends received in the nine months ended September 30, 1998.

     NET EARNINGS

     As a result of the factors discussed above, net earnings decreased to $0.2 million for the nine months ended September 30, 1998 from $2.8 million in the prior year period.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     REVENUE

     The JLW Australasia Group's total revenue remained relatively constant at $62.4 million in 1997 compared to $61.6 million in 1996. Total revenue, as reported in local currency, increased by 9.8% largely due to improved economic conditions. This increase was substantially offset by a 7.6% depreciation in the exchange rate of the Australian Dollar relative to the US Dollar. The increase in revenue in the functional currency resulted primarily from increased development activity, particularly in the industrial markets, an increase in outsourcing and facilities management assignments in the property management markets and an investment market which continued to be strong in terms of sales volume. These conditions resulted in higher volumes of investment sales and property management assignments.

     OPERATING EXPENSES

     The JLW Australasia Group's operating expenses decreased by $3.2 million, or 5.7%, to $53.1 million in 1997 from $56.3 million in 1996. The decrease was the result of the depreciation in the exchange rate of the Australian Dollar relative to the US Dollar, as operating expenses in local currency increased by 2.1%. Operating expenses as a percentage of operating revenue decreased to 87.8% in 1997 from 93.5% in 1996.

     Owners of the JLW Australasia Group are compensated through a combination of salaries, benefits and dividends. Senior executives (excluding owners) have historically been compensated through a combination of salary, benefits and profit share. Operating costs include only the portion of profit distributions paid as profit share. Had operating costs included dividends paid to owners, operating expenses for 1997 relative to 1996 would have increased at a higher rate.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Australasia Group's operating income nearly doubled to $9.3 million in 1997 from $5.3 million in 1996. As a percentage of total revenue, operating income increased to 14.9% in 1997 from 8.5% in 1996.

     INTEREST EXPENSE

     Interest expense decreased by $0.4 million, or 49.6%, to $0.3 million in 1997 from $0.7 million in 1996 due to a reduction in borrowings.

     PROVISION FOR INCOME TAXES

     Provision for income taxes increased by $1.4 million, or 87.1%, to $2.9 million in 1997 from $1.6 million in 1996. The effective tax rate decreased to 32.5% in 1997 from 34.0% in 1996. The decrease in the effective rate is due primarily to the 1996 tax charge, which was $0.1 million higher due to a change in estimate for tax in the 1995 year.

     NET EARNINGS

     As a result of the factors discussed above, net earnings increased by $3.1 million to $6.1 million in 1997 from $3.0 million in 1996. Net earnings represented 9.7% of total revenue, compared with 4.9% in the previous year.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

     REVENUE

     The JLW Australasia Group's total revenue increased $2.3 million, or 3.8%, to $61.6 million in 1996 from $59.3 million in 1995. The increase was the result of a 7.2% appreciation in the exchange rate of the Australian Dollar relative to the US Dollar in 1996 compared with 1995 as revenue reported in local currency decreased by 3.2%. The decrease in revenue reported in local currency was largely attributable to a change in corporate structure as JLW Transact was no longer consolidated in the JLW Australasia Group financial statements after 1995 as a result of the change in the ownership interest in JLW Transact to entities related to the JLW Asia Group. Excluding the deconsolidation of JLW Transact, revenue reported in local currency increased by 4.5% primarily as a result of increased activity in the investment market as Asian investors and Australian institutions increased their volume of acquisition and sales transactions.

     OPERATING EXPENSES

     The JLW Australasia Group's operating expenses remained relatively constant with a decrease of $1.0 million, or 1.7%, to $56.3 million in 1996 from $57.3 million in 1995. The decrease occurred despite the 7.2% appreciation in the exchange rate of the Australian Dollar relative to the US Dollar as operating expenses reported in local currency decreased by 8.3%. This decrease was primarily attributable to JLW Transact no longer being consolidated in the JLW Australasia Group accounts after 1995. Operating costs as a percentage of operating revenue decreased to 93.5% in 1996 from 98.9% in 1995 as a result of a 4.0% increase in operating revenue compared with a 1.7% decrease in operating expenses.

     OPERATING INCOME

     Based upon the factors discussed under revenue and operating expenses above, the JLW Australasia Group's operating income more than doubled to $5.3 million in 1996 from $2.0 million in 1995. As a percentage of total revenue, operating income increased to 8.5% in 1996 from 3.4% in 1995.

     INTEREST EXPENSE

     Interest expense remained relatively constant at $0.7 million for 1996 and 1995.

     PROVISION FOR INCOME TAXES

     Provision for income taxes increased to $1.6 million in 1996 from a nominal amount in 1995. The effective rate of tax on profit from ordinary activities increased to 34.0% in 1996 from 1.2% in 1995. The $1.6 million increase in provision for income taxes was primarily due to increased underlying profits, changes in the estimate of tax for both 1996 and 1995 and a change in the corporate tax rate which resulted in a tax gain of $0.1 million.

     NET EARNINGS

     As a result of the factors discussed above, net earnings more than doubled, to $3.0 million in 1996 from $1.3 million in 1995. Net earnings represented 4.9% of total revenue in 1996, compared with 2.2% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Historically the JLW Australasia Group has financed its operations with internally generated funds, undistributed profits and short-term borrowings. Net borrowings (available cash net of borrowings) were $0.2 million in overdraft at September 30, 1998 compared to $0.3 million in overdraft for the prior year period. Net cash at year end 1997 was $3.7 million compared with $2.9 million at year end 1996. At December 31, 1995 the JLW Australasia Group had net borrowings of $2.1 million.

     The JLW Australasia Group's principal source of liquidity generally has been cash generated from its operating activities. Net cash flows from operating activities reflected a use of cash of $1.6 million for the nine months ended September 30, 1998, compared with an inflow of $6.3 million in the prior year period, an inflow of $9.3 million in 1997 and an inflow of $5.3 million in 1996. The level of cash generated from operating activities is impacted by the level of operating profits, the amount of tax paid and movements in working capital. The $7.8 million reduction in cash generated from operating activities for the nine months ended September 30, 1998 compared with the prior year period was due primarily to a decrease in payables of $3.8 million, an increase in receivables of $3.0 million, an increase in tax paid of $1.3 million and a decrease in dividends received of $1.0 million. The $3.9 million increase in cash generated from operating activities in 1997 compared with 1996 was primarily due to a $4.1 million increase in operating income. In 1997, the tax payment was $2.0 million compared with a $0.9 million tax payment in 1996.

     Historically, the JLW Australasia Group has financed its operations through internally generated funds, undistributed profits and short-term borrowings. However, this was not the case for the nine months ended September 30, 1998, as discussed above, and in 1995, when $1.6 million and $1.8 million, respectively, were used in operating activities. In 1995 the use of cash in operating activities was due to weaker operating performance, a $2.1 million increase in working capital due to a $1.1 million decrease in accrued expenses, a $0.9 million increase in receivables and a $2.7 million tax payment due on 1994 profits.

     Cash used in investing activities generated a net inflow of $0.2 million for the nine months ended September 30, 1998 compared with an outflow of $0.3 million in the prior year period and outflows of $0.7 million in 1997 and 1996 and $1.6 million in 1995. Capital expenditure was $0.7 million lower for the nine months ended September 30, 1998 compared with the prior year period because of the financing of motor vehicles and computers through operating leases rather than capital leases. Capital expenditures were higher in 1995 due to an upgrade of computers. It is expected that, with the exception of a networking project, operating leases will be used to obtain computers in the future, and hence such outlays will not involve capital expenditure. In 1997 and 1996, expenditures on capital equipment were approximately $1.1 million and receipts from fixed asset sales were approximately $0.5 million. Based on current operating plans (excluding any changes resulting from the Transactions), the JLW Australasia Group's management expects the JLW Australasia Group's capital expenditures in the remainder of 1998 and 1999 to be consistent with historical levels with the exclusion of 1998 which includes approximately $1.2 million for a networking project.

     In 1995 and 1996, the JLW Australasia Group had a $4.5 million and $4.8 million credit facility, respectively. The size of the facility was reduced to $2.0 million in 1997. The facility is secured by a registered mortgage debenture with respect to all the Australian assets of the JLW Australasia Companies.

     Cash used in financing activities was $2.4 million for the nine months ended September 30, 1998 compared with $8.9 million in the prior year period, $7.8 million in 1997, $1.7 million in 1996 and $0.1 million in 1995. The level of cash used or generated in financing activities is impacted by payments for capital leases, movements in borrowings and transfers to and from deposit accounts. For the nine months ended September 30, 1998 the decrease of $6.6 million in cash used in financing activities compared with the prior year period is primarily attributable to the repayment of the short-term loan of $2.4 million during 1997, a $2.2 million reduction in funds transferred to deposit from the prior year period, and a decrease in dividends paid of $2.1 million. For the nine months ended September 30, 1998, $1.8 million was transferred to deposits while in the prior year period $4.0 million was transferred to deposit and

$2.4 million of borrowings were repaid. In 1995, in order to finance its operations, the JLW Australasia Group utilized its credit facility resulting in net borrowings of $2.1 million at year end. In 1996 a review of the financing structure was undertaken and, in order to finance the JLW Australasia Group's operations, the credit facility was in part replaced by a short-term loan facility of $2.4 million which was substantially repaid in 1997. This repayment, together with the repayment of capital leases, dividends paid of $5.3 million and the other facilities, resulted in a net cash outflow from financing activities of $7.8 million in 1997. Capital lease repayments accounted for $0.7 million for the nine months ended September 30, 1998 and in the prior year period, $1.2 million in 1997, $0.3 million in 1996 and $1.0 million in 1995.

INFLATION

     Inflation has not significantly affected the results of the JLW Australasia Group. Inflation rates in Australia have not exceeded 5.21% for each of the three years ended December 31, 1997, 1996 and 1995 or the nine month period ended September 30, 1998.

                      COMPARATIVE PER SHARE DATA

     The following tables present comparative net income and book value per share data of (i) LaSalle Partners on a historical basis for the nine months ended September 30, 1998 and on a pro forma basis for the year ended December 31, 1997, (ii) LaSalle Partners and the Compass Businesses on a pro forma equivalent basis, (iii) the combined JLW Companies and (iv) the JLW Companies on a pro forma combined basis assuming to the extent applicable that the Transactions had been effective as of January 1, 1997 for comparative net income (loss) per common share and on September 30, 1998 for book value per share. No common stock dividends have been paid by LaSalle Partners. The JLW Companies have historically operated as partnerships or in a manner resembling partnerships even though in certain jurisdictions the businesses are structured as corporations. As such, the profits of the various partnerships and companies have been paid to the owners and certain senior executives as bonuses, dividends or partner profit distributions according to the business structure and tax regime in which the business operates. The pro forma information related to the JLW Businesses gives effect to the Transactions accounted for as described under "The Transactions--Anticipated Accounting Treatment" and is based on the aggregate consideration set forth elsewhere herein. This table should be read in conjunction with the consolidated financial statements of LaSalle Partners and the notes thereto, in the LaSalle Partners 10-K and the LaSalle Partners Third Quarter 10-Q, both incorporated herein by reference, as well as the LaSalle Partners October 1 Current Report incorporated herein by reference, the financial statements of the JLW Companies, included elsewhere herein, and the Unaudited Pro Forma Jones Lang LaSalle Consolidated Financial Statements, including the notes thereto, included elsewhere herein.

                                       Nine months
                                          ended          Year ended
                                      September 30,     December 31,
                                           1998             1997
                                      -------------     ------------
NET INCOME (LOSS) PER COMMON SHARE (1):
LaSalle Partners Historical/
 Pro Forma (2)
  Basic (3) . . . . . . . . . . . . . .   $   0.54             1.28
                                          ========         ========
  Diluted (4) . . . . . . . . . . . . .   $   0.53             1.27
                                          ========         ========
LaSalle Partners/Compass Businesses
 Pro Forma Equivalent Combined (5)
  Basic (3) . . . . . . . . . . . . . .   $   0.10             1.03
                                          ========         ========
  Diluted (6) . . . . . . . . . . . . .   $   0.10             1.02
                                          ========         ========

JLW Companies Combined Historical (7)
  Basic . . . . . . . . . . . . . . . .        N/A              N/A
  Diluted . . . . . . . . . . . . . . .        N/A              N/A

JLW Companies Pro Forma Equivalent
 Combined (8)
  Basic (9) . . . . . . . . . . . . . .   $  (5.95)          (10.17)
                                          ========         ========
  Diluted (10). . . . . . . . . . . . .   $  (5.95)          (10.17)
                                          ========         ========
----------------

(1) Historical net income (loss) per common share is computed by dividing net income (loss) by the sum of the weighted average number of shares outstanding during the period.

(2) Net income (loss) per common share for LaSalle Partners reflects actual historical results for the period ended September 30, 1998 and pro forma results for the year ended December 31, 1997, giving effect to (i) the acquisition by LaSalle Partners of Galbreath, on April 22, 1997, as adjusted for the tenant representation and investment banking units which were not acquired, (ii) the provision for income taxes as though LaSalle Partners and Galbreath were taxable entities as of January 1, 1997 with an effective tax rate of 38.5%, (iii) estimated incremental general and administrative costs associated with operations as a public company and
(iv) the repayment of LaSalle Partners' long-term debt out of the proceeds of LaSalle Partners' initial public offering on July 21, 1997 as if all of these events occurred on January 1, 1997.

(3) Based on 16,210,340 and 16,200,000 weighted average shares outstanding as of September 30, 1998 and December 31, 1997, respectively.

(4) Based on 16,403,225 and 16,329,555 weighted average shares outstanding as of September 30, 1998 and December 31, 1997, respectively.

(5) Combined information reflects pro forma results for LaSalle Partners and the Compass Businesses as if the acquisition had been effective on January 1, 1997.

(6) Based on 16,410,161 and 16,337,102 weighted average shares outstanding as of September 30, 1998 and December 31, 1997, respectively, including the options on LaSalle Partners Common Stock issued in connection with the acquisition of the Compass Businesses.

(7) The JLW Companies have been comprised of a series of partnerships, corporations and other legal entities which have historically not had a common unit of ownership. The presentation of net earnings per share on an historical basis would, therefore, not be meaningful.

(8) Pro forma equivalent combined information reflects the aggregate of the JLW Companies pro forma combined net earnings and acquisition adjustments as included in the Unaudited Pro Forma Jones Lang LaSalle Consolidated Statements of Earnings, included elsewhere herein.

(9) Based on 7,746,193 and 7,448,415 weighted average shares outstanding as of September 30, 1998 and December 31, 1997, respectively. See Footnotes 12 and 14 to the Unaudited Pro Forma Jones Lang LaSalle Consolidated Statements of Earnings for each of the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

(10) For purposes of calculating weighted average diluted shares outstanding, no Forfeiture Shares, Indemnification Shares, ESOT Adjustment Shares, ESOT Indemnification Shares or ESOT Shares subject to vesting (where such shares have been allocated from the ESOT) were included because due to operating losses, inclusion of common stock equivalents would be anti-dilutive.

                                      September 30,     December 31,
                                           1998             1997
                                      -------------     ------------

BOOK VALUE PER COMMON SHARE (1):
LaSalle Partners Historical (2) .         $   9.68             9.07
                                          ========         ========

    Pro Forma Equivalent
      Combined (2). . . . . . . .         $   9.68              N/A
                                          ========
JLW Companies Combined
 Historical (3) . . . . . . . . ..             N/A              N/A

    Pro Forma Equivalent
     Combined (4) . . . . . . . .         $  21.16              N/A
                                          ========
----------------

(1) Historical book value per common share is computed by dividing stockholders' equity by the number of shares of the respective companies' common stock outstanding at the balance sheet date. The pro forma equivalent combined book values per common share are based on the number of shares that are expected to be issued to the JLW Shareholders in the Transactions, so that the pro forma per share amounts are equated to the respective pro forma book value for one share of LaSalle Partners Common Stock.

(2) Based on 16,230,358 and 16,200,000 shares issued and outstanding of LaSalle Partners Common Stock as of September 30, 1998 and December 31, 1997, respectively.

(3) The JLW Companies have been comprised of a series of partnerships, corporations and other legal entities which have historically not had a common unit of ownership. The presentation of book value per common share on an historical basis would, therefore, not be meaningful.

(4) Based on 12,824,475 shares assumed to be issued and outstanding as of September 30, 1998, which includes the 12,481,792 Consideration Shares issuable at Closing and the 915,542 ESOT Shares to be allocated at closing, less the Adjustment Shares (including ESOT Adjustment Shares) assumed to be returned to Jones Lang LaSalle as a result of the post-closing net worth adjustments (giving effect to the net worth of the JLW Companies as of September 30, 1998). See "The Purchase Agreements Consideration Adjustment."

DIVIDENDS PER COMMON SHARE

     Since its incorporation, LaSalle Partners has not declared or paid dividends to its stockholders. Prior to incorporation, LaSalle Partners operated as a partnership and distributed a substantial portion of its profits to its partners annually. The JLW Companies have been comprised of a series of partnerships, corporations and other legal entities which have historically distributed substantially all net profits to their owners annually. The presentation of dividends per common share on an historical or pro forma basis would, therefore, not be meaningful.

ITEM 7.  Financial Statements and Exhibits

     (a) Financial Statements

                     INDEX TO FINANCIAL STATEMENTS

JONES LANG WOOTTON (The English Partnership and subsidiaries):
  Independent Auditors' Report. . . . . . . . . . . . . . .
  Consolidated Profit and Loss Accounts for the Nine Months
    Ended September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Consolidated Statements of Movements on Partners' Funds
    for the Nine Months Ended September 30, 1998 and
    Years Ended December 31, 1997, 1996 and 1995. . . . . .
  Consolidated Balance Sheets as of September 30, 1998 and
    December 31, 1997 and 1996. . . . . . . . . . . . . . .
  Consolidated Statements of Cash Flows for the Nine Months
    Ended September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Consolidated Statements of Total Recognized Gains and
    Losses for the Nine Months Ended September 30, 1998
    and 1997 and Years Ended December 31, 1997, 1996
    and 1995. . . . . . . . . . . . . . . . . . . . . . . .
  Reconciliations of Movements in Partners' Funds for
    the Nine Months Ended September 30, 1998 and 1997
    and Years Ended December 31, 1997, 1996 and 1995. . . .
  Notes to the Accounts . . . . . . . . . . . . . . . . . .


JONES LANG WOOTTON--SCOTLAND:
  Independent Auditors' Report. . . . . . . . . . . . . . .
  Consolidated Profit and Loss Accounts for the Nine Months
    Ended September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Statement of Total Recognized Gains and Losses for the
    Nine Months Ended September 30, 1998 and 1997 and
    Years Ended December 31, 1997, 1996 and 1995. . . . . .
  Consolidated Balance Sheets at September 30, 1998
    and December 31, 1997 and 1996. . . . . . . . . . . . .
  Consolidated Statement of Cash Flows for the Nine Months
    Ended September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Statement of Movements on Funds for the Nine Months
    Ended September 30, 1998 and Years Ended December 31,
    1997, 1996 and 1995 . . . . . . . . . . . . . . . . . .
  Notes to the Accounts . . . . . . . . . . . . . . . . . .


JONES LANG WOOTTON--IRISH PRACTICE:
  Independent Auditors' Report. . . . . . . . . . . . . . .
  Combined Profit and Loss Accounts for the Nine Months
    to September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Combined Balance Sheets as at September 30, 1998 and
    as at December 31, 1997 and 1996. . . . . . . . . . . .
  Combined Statements of Total Recognized Gains and Losses
    for the Nine Months to September 30, 1998 and 1997 and
    Years Ended December 31, 1997, 1996 and 1995. . . . . .
  Combined Statements of Movements in Partners' Funds
    for the Nine Months to September 30, 1998 and 1997
    and Years Ended December 31, 1997, 1996 and 1995. . . .
  Combined Statements of Cash Flows for the Nine Months
    to September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Notes to the Combined Financial Statements. . . . . . . .

JLW ASIA HOLDINGS LIMITED:
  Independent Auditors' Report. . . . . . . . . . . . . . .
  Group Profit and Loss Accounts for the Nine Months
    Ended September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Group Balance Sheets as at September 30, 1998,
    December 31, 1997 and 1996. . . . . . . . . . . . . . .
  Group Cash Flow Statements for the Nine Months Ended
    September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Group Statements of Total Recognized Gains and Loss
    for the Nine Months Ended September 30, 1998 and 1997
    and Years Ended December 31, 1997, 1996 and 1995. . . .
  Reconciliation of Shareholders' Funds for the
    Nine Months Ended September 30, 1998 and 1997
    and Years Ended December 31, 1997, 1996 and 1995. . . .
  Notes to the Group Financial Statements . . . . . . . . .


JLW PROPERTY CONSULTANTS PTE LTD:
  Independent Auditors' Report. . . . . . . . . . . . . . .


JLW AUSTRALASIA GROUP:
  Independent Auditors' Report. . . . . . . . . . . . . . .
  Combined Profit and Loss Accounts for the Nine Months
    Ended September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Statement of Movements on Reserves for the Nine Months
    Ended September 30, 1998 and Years Ended December 31,
    1997, 1996 and 1995 . . . . . . . . . . . . . . . . . .
  Combined Balance Sheets as at September 30, 1998,
    December 31, 1997 and 1996. . . . . . . . . . . . . . .
  Combined Statements of Cash Flows for the Nine Months
    Ended September 30, 1998 and 1997 and Years Ended
    December 31, 1997, 1996 and 1995. . . . . . . . . . . .
  Combined Statements of Total Recognized Gains and
    Losses for the Nine Months Ended September 30, 1998
    and 1997 and Years Ended December 31, 1997, 1996
    and 1995. . . . . . . . . . . . . . . . . . . . . . . .
  Reconciliation of Movements in Combined Shareholders'
    Funds for the Nine Months Ended September 30, 1998
    and Years Ended December 31, 1997 and 1996. . . . . . .
  Notes to the Accounts . . . . . . . . . . . . . . . . . .


COMPASS GROUP:
  Independent Auditors' Report. . . . . . . . . . . . . . .
  Combined Balance Sheets as of September 30, 1998 and
    December 31, 1997 . . . . . . . . . . . . . . . . . . .
  Combined Statements of Operations for the Nine Months
    Ended September 30, 1998 and for the Period June 11,
    1997 to September 30, 1997 and for the Period
    June 11, 1997 to December 31, 1997. . . . . . . . . . .
  Combined Statements of Stockholders' Equity for the
    Nine Months Ended September 30, 1998 and for the
    Period June 11, 1997 to December 31, 1997 . . . . . . .
  Combined Statements of Cash Flows for the Nine Months
    Ended September 30, 1998 and for the Period June 11,
    1997 to September 30, 1997 and for the Period
    June 11, 1997 to December 31, 1997. . . . . . . . . . .
  Notes to the Combined Financial Statements. . . . . . . .

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         Financial Statements

             Years ended December 31, 1997, 1996 and 1995

            INDEPENDENT AUDITORS' REPORT TO THE PARTNERS OF
                          JONES LANG WOOTTON


     We have audited the accompanying consolidated balance sheets of Jones Lang Wootton ("the Firm") and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated profit and loss accounts, consolidated statements of cash flows and consolidated statements of movements on partners' funds for each of the years in the three year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Partners. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom and the United States of America. Those standards require that we plan and perform audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jones Lang Wootton and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997 in conformity with accounting principles generally accepted in the United Kingdom.

     Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the results of operations for each of the years in the three year period ended December 31, 1997 and the determination of Partners' funds as of December 31, 1997 and 1996, to the extent summarized in Note 27 to the accounts.



Deloitte & Touche
Chartered Accountants
London, United Kingdom
November 23, 1998

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                    CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------
FEE INCOME. . . . . . . .       2           221,074          168,224     252,895     214,263     192,516
Administrative expenses .                  (183,908)        (142,005)   (217,501)   (185,321)   (177,375)
Merger-related
  non-recurring charges .                    (8,315)           --          --          --          --
                                         ----------       ----------  ----------  ----------  ----------
OPERATING PROFIT. . . . .       3            28,851           26,219      35,394      28,942      15,141
Gain on sale of investment
  in associated company .                     3,850            --          2,348       --          --
                                         ----------       ----------  ----------  ----------  ----------
PROFIT ON ORDINARY
 ACTIVITIES BEFORE
 INTEREST . . . . . . . .                    32,701           26,219      37,742      28,942      15,141
Investment income . . . .       4             2,540            2,482       3,395       2,844       3,560
Interest payable and
  similar charges . . . .       5              (484)            (520)       (649)       (804)     (1,253)
                                         ----------       ----------  ----------  ----------  ----------
PROFIT ON ORDINARY
 ACTIVITIES BEFORE
 TAXATION . . . . . . . .       2            34,757           28,181      40,488      30,982      17,448
Tax on profit on ordinary
  activities. . . . . . .       6            (4,023)          (1,802)     (3,300)     (3,478)     (2,756)
                                         ----------       ----------  ----------  ----------  ----------
PROFIT ON ORDINARY
 ACTIVITIES AFTER
 TAXATION . . . . . . . .                    30,734           26,379      37,188      27,504      14,692
Minority interests. . . .                    (1,277)            (454)     (1,450)        (59)       (223)
                                         ----------       ----------  ----------  ----------  ----------
PROFIT FOR THE PERIOD . .                    29,457           25,925      35,738      27,445      14,469
                                         ==========       ==========  ==========  ==========  ==========

                              All activities derive from continuing operations.

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                           CONSOLIDATED STATEMENTS OF MOVEMENTS ON PARTNERS' FUNDS

                                     Nine months ended 30 September 1998
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                                                                  Corporate
                                          Foreign                                  profit
                                          exchange       Annuit-                  and loss
                           Other          translation     ants'      Partners'    accounts
                           Reserves       reserves      balances     balances     reserves       Total
                          ----------      ----------   ----------   ----------   ----------   ----------
BALANCE AT 1 JANUARY
 1995 . . . . . . . . . .      1,333             835          357       15,856       11,310       29,691
Profit/(loss) for
  the year. . . . . . . .      --              --             628       15,343       (1,502)      14,469
Transfer to corporate
  reserves in respect
  of work in progress . .      --              --           --          (4,409)       4,409        --
Partner drawings. . . . .      --              --            (892)     (15,135)       --         (16,027)
Foreign exchange trans-
  lation differences. . .        (11)            447            2          (52)        (133)         253
                          ----------      ----------   ----------   ----------   ----------   ----------
BALANCE AT 31 DECEMBER
 1995 . . . . . . . . . .      1,322           1,282           95       11,603       14,084       28,386
Profit for the year . . .      --              --             887       23,333        3,225       27,445
Goodwill on disposal
  of a business . . . . .         56           --           --           --           --              56
Partner drawings. . . . .      --              --            (462)     (18,042)       --         (18,504)
Foreign exchange trans-
  lation differences. . .        142          (1,741)          50        1,692        1,748        1,891
                          ----------      ----------   ----------   ----------   ----------   ----------
BALANCE AT 31 DECEMBER
 1996 . . . . . . . . . .      1,520            (459)         570       18,586       19,057       39,274
Profit for the year . . .      --              --           1,242       29,318        5,178       35,738
Annuitants buyout,
  transferred from
  partners' balances. . .      --              --           8,685       (8,685)       --           --
Goodwill written off to
  reserves (note 23). . .       (401)          --           --           --           --            (401)
Partner drawings. . . . .      --              --          (1,298)     (22,678)       --         (23,976)
Foreign exchange trans-
  lation differences. . .        (61)           (519)          14         (724)        (712)      (2,002)
                          ----------      ----------   ----------   ----------   ----------   ----------




                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                     CONSOLIDATED STATEMENTS OF MOVEMENTS ON PARTNERS' FUNDS - CONTINUED



                                                                                  Corporate
                                          Foreign                                  profit
                                          exchange       Annuit-                  and loss
                           Other          translation     ants'      Partners'    accounts
                           Reserves       reserves      balances     balances     reserves       Total
                          ----------      ----------   ----------   ----------   ----------   ----------

BALANCE AT 31 DECEMBER
 1997 . . . . . . . . . .      1,058            (978)       9,213       15,817       23,523       48,633
Unaudited profit/(loss)
  for the period. . . . .      --              --           1,680       33,034       (5,257)      29,457
Annuitants buyout,
  transferred from
  partners' balances. . .      --              --             840         (840)       --           --
Partner drawings. . . . .      --              --          (1,065)     (29,783)       --         (30,848)
Foreign exchange trans-
  lation differences. . .         35             280          319          547          711        1,892
                          ----------      ----------   ----------   ----------   ----------   ----------
UNAUDITED BALANCE AT
 30 SEPTEMBER 1998. . . .      1,093            (698)      10,987       18,775       18,977       49,134
                          ==========      ==========   ==========   ==========   ==========   ==========




     Other reserves are not distributable and represent the net amount of capital reserves and goodwill arising on consolidation to date together with legal reserves in certain subsidiaries.

     Corporate profit and loss account reserves represent the amounts retained within the corporate entities consolidated in these accounts.













                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                         CONSOLIDATED BALANCE SHEETS

                               30 September 1998 and 31 December 1997 and 1996
                              (US$ in thousands, except where stated otherwise)

                                                 Unaudited
                                                 30 September
                                       Note         1998              1997             1996
                                       ----     -------------      ----------      ----------
FIXED ASSETS
Intangible assets . . . . . . . .         7             3,079             439             662
Tangible assets . . . . . . . . .         8            21,871          19,301          17,079
Investments . . . . . . . . . . .         9               350             528             764
                                                   ----------      ----------      ----------
                                                       25,300          20,268          18,505
                                                   ----------      ----------      ----------

CURRENT ASSETS
Work in progress. . . . . . . . .                       2,131           2,468           2,184
Trade debtors due beyond one year                       7,282             282             116
Debtors . . . . . . . . . . . . .        10            84,897          77,073          74,572
Cash on bank and in hand. . . . .                      19,885          21,242          14,844
                                                   ----------      ----------      ----------
                                                      114,195         101,065          91,716
Creditors: amounts falling due
  within one year . . . . . . . .        11           (80,305)        (68,750)        (69,347)
                                                   ----------      ----------      ----------
Net current assets. . . . . . . .                      33,890          32,315          22,369
                                                   ----------      ----------      ----------
      Total assets less
        current liabilities . . .                      59,190          52,583          40,874
Creditors: amounts falling due
  after more than one year. . . .        12            (5,623)           (240)           (202)
Provision for liabilities and
  charges . . . . . . . . . . . .        14            (2,214)         (2,335)         (1,372)

MINORITY INTERESTS
Minority interests. . . . . . . .                      (2,219)         (1,375)            (26)
                                                   ----------      ----------      ----------
                                                       49,134          48,633          39,274
                                                   ==========      ==========      ==========




                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                   CONSOLIDATED BALANCE SHEETS - CONTINUED




                                                 Unaudited
                                                 30 September
                                       Note         1998              1997             1996
                                       ----     -------------      ----------      ----------
PARTNERS' FUNDS
Other reserves. . . . . . . . . .                       1,093           1,058           1,520
Foreign exchange translation
  reserve . . . . . . . . . . . .                        (698)           (978)           (459)
Annuitant balances. . . . . . . .                      10,987           9,213             570
Partner balances. . . . . . . . .                      18,775          15,817          18,586
Corporate reserves. . . . . . . .                      18,977          23,523          19,057
                                                   ----------      ----------      ----------
                                                       49,134          48,633          39,274
                                                   ==========      ==========      ==========





























                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------
NET CASH INFLOW FROM
 OPERATING ACTIVITIES . .      15            25,800           33,443      48,948      31,328      26,625
                                         ----------       ----------  ----------  ----------  ----------
RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
Interest received . . . .                     1,745            1,051       1,532       1,290       1,378
Interest paid . . . . . .                      (484)            (520)       (647)       (704)     (1,152)
Interest element of
  finance lease rental
  payments. . . . . . . .                     --               --             (2)       (100)       (101)
Amounts distributed
  from investments. . . .                     1,433            1,413       1,413       1,126       1,430
Dividends paid to
  minority interests. . .                     --               --          --           (215)       (229)
                                         ----------       ----------  ----------  ----------  ----------
Net cash inflow from
  returns on investments
  and servicing of finance                    2,694            1,944       2,296       1,397       1,326
                                         ----------       ----------  ----------  ----------  ----------
TAXATION
UK corporation tax paid .                      (959)            (182)       (193)       (206)       (590)
Overseas tax paid . . . .                    (2,175)          (3,805)     (4,017)     (1,555)     (2,403)
                                         ----------       ----------  ----------  ----------  ----------
TAX PAID. . . . . . . . .                    (3,134)          (3,987)     (4,210)     (1,761)     (2,993)
                                         ----------       ----------  ----------  ----------  ----------
CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
Payments to acquire
  intangible fixed assets                    (1,409)           --          --           (733)      --
Payments to acquire
  tangible fixed assets .                    (8,334)          (7,682)    (11,474)     (8,333)    (10,286)
Receipts from sales of
  tangible fixed assets .                       689              657         767         790       1,427




                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                              CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------

Payments to acquire
  fixed asset investments                     --                 (18)        (18)      --          --
Receipts from sales of
  fixed asset investments                     4,107            --          2,492       2,154       --
                                         ----------       ----------  ----------  ----------  ----------
Net cash outflow from
  capital expenditure and
  financial investment. .                    (4,947)          (7,043)     (8,233)     (6,122)     (8,859)
                                         ----------       ----------  ----------  ----------  ----------
ACQUISITIONS
Payments to acquire
  investments in
  subsidiaries. . . . . .      18             --               --           (401)      --          --
                                         ----------       ----------  ----------  ----------  ----------
Net cash outflow from acquisitions            --               --           (401)      --          --
                                         ----------       ----------  ----------  ----------  ----------
DISTRIBUTIONS TO PARTNERS
Partners' drawings. . . .                   (30,848)         (15,744)    (23,976)    (18,504)    (16,027)
                                         ----------       ----------  ----------  ----------  ----------
Net cash outflow from
  distributions to
  partners. . . . . . . .                   (30,848)         (15,744)    (23,976)    (18,504)    (16,027)
                                         ----------       ----------  ----------  ----------  ----------
Net cash (outflow)/inflow
  before financing. . . .                   (10,435)           8,613      14,424       6,338          72
                                         ----------       ----------  ----------  ----------  ----------
FINANCING
Capital element of finance
  lease rental payments .                        (5)            (285)       (280)       (433)       (484)
Repayment of bank loan. .                     --               --          --          --         (1,299)
                                         ----------       ----------  ----------  ----------  ----------
Net cash outflow from
  financing . . . . . . .                        (5)            (285)       (280)       (433)     (1,783)
                                         ----------       ----------  ----------  ----------  ----------
(DECREASE)/INCREASE
  IN CASH . . . . . . . .   16,17           (10,440)           8,328      14,144       5,905      (1,711)
                                         ==========       ==========  ==========  ==========  ==========

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                        CONSOLIDATED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)



                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------

Profit for the period . . . . . .            29,457           25,925      35,738      27,445      14,469
Currency translation differences
 on foreign currency net
 investments. . . . . . . . . . .             1,892           (2,862)     (2,002)      1,891         253
                                         ----------       ----------  ----------  ----------  ----------

Total recognized gains and losses
  relating to the year. . . . . .            31,349           23,063      33,736      29,336      14,722
                                         ==========       ==========  ==========  ==========  ==========





















                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)


                               RECONCILIATIONS OF MOVEMENTS IN PARTNERS' FUNDS

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------

Profit for the period . . . . . .            29,457           25,925      35,738      27,445      14,469
Distributions to Partners . . . .           (30,848)         (15,744)    (23,976)    (18,504)    (16,027)
                                         ----------       ----------  ----------  ----------  ----------
                                             (1,391)          10,181      11,762       8,941      (1,558)

Other recognized gains and
  losses relating to the period .             1,892           (2,862)     (2,002)      1,891         253
Goodwill written back on
  disposal of a business. . . . .             --               --          --             56       --
Goodwill written off
  (see note 23) . . . . . . . . .             --               --           (401)      --          --
                                         ----------       ----------  ----------  ----------  ----------

Net addition to partners' funds .               501            7,319       9,359      10,888      (1,305)
Opening partners' funds . . . . .            48,633           39,274      39,274      28,386      29,691
                                         ----------       ----------  ----------  ----------  ----------
Closing partners' funds . . . . .            49,134           46,593      48,633      39,274      28,386
                                         ==========       ==========  ==========  ==========  ==========













                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

1.  ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Jones Lang Wootton, through its operational subsidiaries, provides a full range of advisory, transactional and asset management services to a wide variety of local and international clients in almost every industry and service sector for all types of real estate. The main geographical markets are the UK, Europe and North America.

     ACCOUNTING CONVENTION

     The financial statements are prepared under the historical cost convention and in accordance with accounting principles generally accepted in the United Kingdom.

     BASIS OF CONSOLIDATION

     The financial statements incorporate the results of the Jones Lang Wootton partnership and its subsidiary undertakings for the years ended 31 December 1997, 31 December 1996 and 31 December 1995.

     The financial statements consolidate all the interests of the Partners of the English Partnership of Jones Lang Wootton, although not all partners have an equal interest therein.

     INTERIM INFORMATION

     The consolidated financial statements as at 30 September 1998 and for the nine month periods ended 30 September 1998 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the consolidated financial statements for these interim periods have been included. The results for the periods ended 30 September 1998 and 1997 are not necessarily indicative of the results to be obtained for the full fiscal year.

     ACQUISITIONS AND DISPOSALS

     On the acquisition of a business, including an interest in an associated undertaking, fair values are attributed to the Firm's share of net tangible assets. Where the cost of acquisition exceeds the values attributable to such net assets, the difference is treated as purchased goodwill. Purchased goodwill arising on acquisitions prior to 1 January 1998 is written off directly to reserves in the year of acquisition. Amounts arising on acquisitions after that date are capitalized and amortized over a period of ten years, the expected useful life.

     The profit or loss on the disposal of a previously acquired business includes the attributable amount of any purchased goodwill relating to that business.

     FEE INCOME

     Revenue is recognized upon substantial completion of the underlying contract, excluding VAT. All trading arises from the provision by the Firm of advice on all aspects of commercial real estate and other services, including surveying, property management and related services.

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

     INTANGIBLE FIXED ASSETS

     Intangible fixed assets are stated at cost less accumulated amortization and are amortized over the expected useful life of the assets held. The expected useful life of the assets currently held is four years.

     DEPRECIATION

     Depreciation is provided annually on the various categories of fixed assets using the following expected useful lives:

Motor vehicles                --on written down value     2-5 years
Office machinery and fixtures --on cost greater than $825 3-10 years
Office machinery and fixtures --on cost less than $825    1 year
Computer equipment            --on cost                   3-4 years
Short leasehold improvements  --on cost                   3-10 years

     Leasehold property is amortized equally over the length of the lease.

     No depreciation is provided on fine art.

     TAXATION

     Taxation is provided on the taxable profits of the corporate entities within the Firm. No current or deferred taxation is provided on the profits attributable to the partners as the liability for taxation falls on the individual partners.

     DEFERRED TAXATION

     Deferred taxation is provided at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in financial statements to the extent that it is probable that a liability or asset will crystallise in the future.

     INVESTMENTS

    Except as stated below, investments held as fixed assets are stated at cost less provision for any permanent diminution in value.

     In the consolidated accounts, shares in associated undertakings are accounted for using the equity method of accounting. The consolidated profit and loss account includes the Firm's share of pre-tax profits and losses and attributable taxation of the associated undertakings. In the consolidated balance sheet, the investment in associated undertakings is shown as the Firm's share of the separable net assets, of the associated undertakings.

     Investment income includes the share of profits of Jones Lang Wootton Scotland and Jones Lang Wootton Ireland attributable to certain partners in Jones Lang Wootton who participate in the profit of those firms for the benefit of all partners in Jones Lang Wootton.

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS
              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

     WORK IN PROGRESS

     Work in progress represents work done by the Firm but not yet substantially complete and not yet billed. Work in progress is included in the accounts at the lower of cost including attributable overheads, and net realisable value.

     LEASES

     Assets held under finance leases are capitalized at their fair value on the inception of the leases and depreciated over their estimated useful lives. The finance charges are allocated over the period of the lease in proportion to the capital element outstanding.

     Operating lease rentals are charged to profit and loss in equal amounts over the lease term.

     PENSION COSTS

     The Firm operates a variety of schemes including defined benefit and defined contribution schemes:

     (i)   UK Schemes

     DEFINED BENEFIT SCHEME--J.L.W. SUPPLY COMPANY

     The expected cost of providing pensions, as calculated periodically by professionally qualified actuaries, is charged to the profit and loss account so as to spread the cost over the service lives of the employees in the scheme, in such a way that the pension cost is a substantially level percentage of current and expected future pensionable payroll.

     DEFINED CONTRIBUTION SCHEME--PROPERTY MANAGEMENT RESOURCES LIMITED

     Retirement benefits to employees are provided by a defined contribution scheme. Contributions payable to the scheme in respect of each accounting period are charged to the profit and loss account.

     (ii)    Overseas Schemes

     The pension charges relating to overseas schemes are determined in accordance with local best practice and regulations in the countries concerned.

     FOREIGN EXCHANGE

     Transactions of companies within the Firm denominated in foreign currencies are translated at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at that date. These translation differences are dealt with in the profit and loss account.

     The balance sheets of foreign subsidiaries are translated at the closing rates of exchange and the profit and loss accounts and cash flow statements at average rates. The differences arising from the translation of the opening net investment in subsidiaries at the closing rates and the profit and loss accounts at average rates are taken direct to reserves. Where foreign currency borrowings have been used to finance Firm investments, the exchange gains or losses arising on the translation of the foreign borrowings are offset as a reserve movement against the exchange differences arising on the retranslation of the net investments.

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


     The functional currency of Jones Lang Wootton and its subsidiaries is generally the local currency, accordingly its transactions are measured in the local currency and the results of its subsidiaries are translated upon consolidation into sterling according to the above accounting policy.  The reporting currency for the purposes of these financial statements is the United States dollar and the sterling consolidated financial statements have been translated using the closing rate of exchange for the balance sheet and the weighted average rate of exchange for the profit and loss account.  The opening capital and reserves have been translated using the rate at January 1, 1995.  All differences arising as a result of this translation have been taken directly to the foreign exchange translation reserve.


2.  ANALYSES OF TURNOVER, PROFIT BEFORE TAX AND NET ASSETS

     TURNOVER

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
United Kingdom. . . . . . . . . .            99,581           78,530     109,635      83,256      75,275
CONTINENTAL EUROPE:
France. . . . . . . . . . . . . .            17,693           13,159      21,769      21,475      22,220
Germany . . . . . . . . . . . . .            22,570           19,255      31,888      36,097      31,997
Holland . . . . . . . . . . . . .            14,694           12,371      17,349      17,135      15,250
Belgium . . . . . . . . . . . . .            10,783            8,520      13,805      13,393      13,847
Other Continental European
  countries . . . . . . . . . . .            11,887            6,243      10,708       6,861       4,609
                                         ----------       ----------  ----------  ----------  ----------
    Total Continental Europe. . .            77,627           59,548      95,519      94,961      87,923
                                         ----------       ----------  ----------  ----------  ----------
North America . . . . . . . . . .            43,866           30,146      47,741      36,046      29,318
                                         ----------       ----------  ----------  ----------  ----------
    Total . . . . . . . . . . . .           221,074          168,224     252,895     214,263     192,516
                                         ==========       ==========  ==========  ==========  ==========




                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


     PROFIT ON ORDINARY ACTIVITIES BEFORE TAX

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
United Kingdom. . . . . . . . . .            33,475           27,575      33,331      22,576      12,728
CONTINENTAL EUROPE:
France. . . . . . . . . . . . . .             1,117             (577)      1,079      (1,013)       (513)
Germany . . . . . . . . . . . . .            (3,209)          (1,434)         59       2,834       2,331
Holland . . . . . . . . . . . . .             2,488            1,617       1,619       2,319         910
Belgium . . . . . . . . . . . . .               985               81       1,014         552       1,019
Other Continental European
  countries . . . . . . . . . . .             1,984            1,509       1,009         771          47
                                         ----------       ----------  ----------  ----------  ----------
    Total Continental Europe. . .             3,365            1,196       4,780       5,463       3,794
                                         ----------       ----------  ----------  ----------  ----------
North America . . . . . . . . . .            (2,083)            (590)      2,377       2,943         926
                                         ----------       ----------  ----------  ----------  ----------
    Total . . . . . . . . . . . .            34,757           28,181      40,488      30,982      17,448
                                         ==========       ==========  ==========  ==========  ==========
















                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     NET ASSETS

                              Unaudited
                             nine months
                               ended
                             30 September
                               1998            1997          1996
                            -------------   ----------    ----------
United Kingdom. . . . . . . .      33,601       33,184        26,523
CONTINENTAL EUROPE:
France. . . . . . . . . . . .       2,071          821        (1,874)
Germany . . . . . . . . . . .         159        2,984         3,490
Holland . . . . . . . . . . .       5,669        3,804         3,920
Belgium . . . . . . . . . . .          14          274           146
Other Continental European
  countries . . . . . . . . .       2,975        1,588         1,239
                               ----------   ----------    ----------
    Total Continental
      Europe. . . . . . . . .      10,888        9,471         6,921
                               ----------   ----------    ----------
North America . . . . . . . .       4,645        5,978         5,830
                               ----------   ----------    ----------
    Total . . . . . . . . . .      49,134       48,633        39,274
                               ==========   ==========    ==========

3.  OPERATING PROFIT
                                  1997         1996          1995
                               ----------   ----------    ----------

Operating profit is stated
  after including:
  (a)  Other operating income:
       Gross rents receivable         344          330           346
                               ==========   ==========    ==========
  (b)  Staff costs:
       Wages and salaries . .     105,818       93,096        84,160
       Social security costs.      12,989       12,672        13,034
       Other pension costs
         (note 19). . . . . .       3,300        2,261         2,326
                               ----------   ----------    ----------
                                  122,107      108,029        99,520
                               ==========   ==========    ==========

                                   No.          No.           No.
                               ----------   ----------    ----------
Average number of persons
 employed:
  Technical and adminis-
    tration . . . . . . . . .       2,216        2,004         1,939
                               ==========   ==========    ==========
  (c)  Other operating
         charges. . . . . . .      88,332       71,576        71,929
                               ==========   ==========    ==========
  (d)  Depreciation and other
         amounts written off
         tangible fixed assets:
       Own assets . . . . . .       7,326        5,894         5,961
       Assets held under
         finance leases . . .          80          152           311
                               ==========   ==========    ==========

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


4.  INVESTMENT INCOME
                                  1997         1996          1995
                               ----------   ----------    ----------
Income from interests in
  associated companies. . . .         600          821         1,720
Income from Jones Lang
  Wootton Scotland. . . . . .         934          375           295
Income from Jones Lang
  Wootton Ireland . . . . . .         329          358           167
Other interest receivable
  and similar income. . . . .       1,532        1,290         1,378
                               ----------   ----------    ----------
                                    3,395        2,844         3,560
                               ==========   ==========    ==========


5.  INTEREST PAYABLE AND SIMILAR CHARGES

                                  1997         1996          1995
                               ----------   ----------    ----------
Bank loans, overdrafts and
  other loans . . . . . . . .         647          704         1,152
Finance charges--finance
  leases. . . . . . . . . . .           2          100           101
                               ----------   ----------    ----------
                                      649          804         1,253
                               ==========   ==========    ==========


6.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                  1997         1996          1995
                               ----------   ----------    ----------
United Kingdom corporation
  tax based on the profit
  for the year. . . . . . . .       1,817          309           447
Overseas taxation . . . . . .       1,483        3,169         2,309
                               ----------   ----------    ----------
                                    3,300        3,478         2,756
                               ==========   ==========    ==========

     The tax charge is disproportionately low as no taxation is provided on the profits attributable to the partners in accordance with the Firm's accounting policies.

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


7.  INTANGIBLE FIXED ASSETS

                                                            Contract
                                                             Rights
                                                           ----------
COST

At 1 January 1996 . . . . . . . . . . . . . . . . . . .          --
Additions . . . . . . . . . . . . . . . . . . . . . . .          733
Foreign exchange translation differences. . . . . . . .           30
                                                               -----

At 31 December 1996 . . . . . . . . . . . . . . . . . .          763
                                                               -----

Foreign exchange translation differences. . . . . . . .          --
                                                               -----

At 31 December 1997 . . . . . . . . . . . . . . . . . .          763
                                                               -----

ACCUMULATED AMORTIZATION

At 1 January 1996 . . . . . . . . . . . . . . . . . . .          --
Charge for the year . . . . . . . . . . . . . . . . . .          102
Foreign exchange translation differences. . . . . . . .           (1)
                                                               -----

At 31 December 1996 . . . . . . . . . . . . . . . . . .          101
Charge for the year . . . . . . . . . . . . . . . . . .          215
Foreign exchange translation differences. . . . . . . .            8
                                                               -----

At 31 December 1997 . . . . . . . . . . . . . . . . . .          324
                                                               -----

NET BOOK VALUE

At 31 December 1997 . . . . . . . . . . . . . . . . . .          439
                                                               =====

At 31 December 1996 . . . . . . . . . . . . . . . . . .          662
                                                               =====

At 31 December 1995 . . . . . . . . . . . . . . . . . .          --
                                                               =====

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

8.  TANGIBLE FIXED ASSETS
                                             Office
                                            machinery,                Improve-
                                            computer                   ments
                                            equipment                 to short      Short
                               Motor           and                    leasehold    leasehold
                             Vehicles       fixtures     Fine Art     premises     property      Total
                            ----------     ----------   ----------   ----------   ----------   ----------
COST
At 1 January 1996 . . . . .     12,351         32,783          311        4,791          417       50,653
Foreign exchange trans-
  lation differences. . . .        677            615           31          113           50        1,486
Additions . . . . . . . . .      3,405          4,911        --               8           75        8,399
Disposals . . . . . . . . .     (2,277)        (3,681)       --          (1,296)       --          (7,254)
                            ----------     ----------   ----------   ----------   ----------   ----------
At 31 December 1996 . . . .     14,156         34,628          342        3,616          542       53,284
Foreign exchange trans-
  lation differences. . . .       (984)        (2,775)         (13)         (94)         (20)      (3,886)
Additions . . . . . . . . .      3,833          7,385        --             256        --          11,474
Disposals . . . . . . . . .     (2,445)       (12,578)       --              (3)       --         (15,026)
                            ----------     ----------   ----------   ----------   ----------   ----------
At 31 December 1997 . . . .     14,560         26,660          329        3,775          522       45,846
                            ----------     ----------   ----------   ----------   ----------   ----------
ACCUMULATED DEPRECIATION
At 1 January 1996 . . . . .      7,088         25,969        --           2,611          231       35,899
Foreign exchange trans-
  lation differences. . . .        387            518        --             (36)          28          897
Charge for the year . . . .      2,130          3,461        --             394           61        6,046
Disposals . . . . . . . . .     (1,760)        (3,577)       --          (1,300)       --          (6,637)
                            ----------     ----------   ----------   ----------   ----------   ----------
At 31 December 1996 . . . .      7,845         26,371        --           1,669          320       36,205
Foreign exchange trans-
  lation differences. . . .       (539)        (2,102)       --             (37)         (10)      (2,688)
Charge for the year . . . .      2,489          4,541        --             313           63        7,406
Disposals . . . . . . . . .     (1,843)       (12,532)       --              (3)       --         (14,378)
                            ----------     ----------   ----------   ----------    ----------  ----------
At 31 December 1997 . . . .      7,952         16,278        --           1,942          373       26,545
                            ----------     ----------   ----------   ----------   ----------   ----------




                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)



                                             Office
                                            machinery,                Improve-
                                            computer                   ments
                                            equipment                 to short      Short
                               Motor          and                     leasehold    leasehold
                             Vehicles       fixtures     Fine Art     premises     property      Total
                            ----------     ----------   ----------   ----------   ----------   ----------

NET BOOK VALUE

At 31 December 1997 . . . .      6,608         10,382          329        1,833          149       19,301
                            ==========     ==========   ==========   ==========   ==========   ==========

At 31 December 1996 . . . .      6,311          8,257          342        1,947          222       17,079
                            ==========     ==========   ==========   ==========   ==========   ==========

At 1 January 1996 . . . . .      5,263          6,814          311        2,180          186       14,754
                            ==========     ==========   ==========   ==========   ==========   ==========




     The net book value of the Firm's fixed assets includes motor vehicles amounting to $41 (31 December 1996--
$310) in respect of assets held under finance leases.
















                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


9.  INVESTMENTS

                                               1997         1996
                                            ----------   ----------
NET BOOK VALUE
Associates. . . . . . . . . . . . . . . .          462          708
Other investments . . . . . . . . . . . .           66           56
                                            ----------   ----------
                                                   528          764
                                            ==========   ==========

     INVESTMENTS IN ASSOCIATES
                                               1997         1996
                                            ----------   ----------
Global Realty Advisers. . . . . . . . . .          189          200
GRA (Bermuda) Limited . . . . . . . . . .          252          486
Jones Lang Wootton Realty Advisors. . . .        --           --
JLW & WAE Residential . . . . . . . . . .           21           22
                                            ----------   ----------
                                                   462          708
                                            ==========   ==========

                                             Share of
                                            post acqui-
                                              sition
                                  Cost      reserves        Total
                              ----------    ----------   ----------
At 1 January 1996 . . . . .           20         2,728        2,748
Profit for the year . . . .        --              821          821
Profits distributed . . . .        --             (664)        (664)
Disposals . . . . . . . . .        --           (2,154)      (2,154)
Foreign exchange
  retranslation . . . . . .            2           (45)         (43)
                              ----------    ----------   ----------
At 31 December 1996 . . . .           22           686          708
Profit for the year . . . .        --              600          600
Profits distributed . . . .        --             (680)        (680)
Disposals . . . . . . . . .        --             (144)        (144)
Foreign exchange
  retranslation . . . . . .           (1)          (21)         (22)
                              ----------    ----------   ----------
At 31 December 1997 . . . .           21           441          462
                              ==========    ==========   ==========

     OTHER INVESTMENTS OTHER THAN LOANS:

At 1 January 1996 . . . . . . . . . . . . . . . . . . .          48
Foreign exchange retranslation. . . . . . . . . . . . .           8
                                                         ----------
At 31 December 1996 . . . . . . . . . . . . . . . . . .          56
Additions . . . . . . . . . . . . . . . . . . . . . . .          18
Foreign exchange retranslation. . . . . . . . . . . . .          (8)
                                                         ----------
At 31 December 1997 . . . . . . . . . . . . . . . . . .          66
                                                         ==========

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


10.  DEBTORS
                                               1997         1996
                                            ----------   ----------
Trade debtors . . . . . . . . . . . . . .       57,372       57,248
Other debtors:
  Due within one year . . . . . . . . . .        9,222        9,277
  Due after more than one year. . . . . .          524          594
Prepayments and accrued income. . . . . .        9,955        7,453
                                            ----------   ----------
                                                77,073       74,572
                                            ==========   ==========

11.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                               1997         1996
                                            ----------   ----------
Bank loans and overdrafts (note 13) . . .        3,232       10,637
Obligations under finance leases (note 21)           5          270
Taxation and social security. . . . . . .       14,582       14,769
Other creditors . . . . . . . . . . . . .        9,325        9,113
Accruals and deferred income. . . . . . .       41,606       34,558
                                            ----------   ----------
                                                68,750       69,347
                                            ==========   ==========

12.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                               1997         1996
                                            ----------   ----------
Obligation under finance leases (note 21)            7           35
Other creditors . . . . . . . . . . . . .          233          167
                                            ----------   ----------
                                                   240          202
                                            ==========   ==========

13.  BORROWINGS

     J.L.W. Supply Company has given guarantees to the bankers of some of its subsidiary companies in order to secure otherwise unsecured loan and credit facilities. The amount of each guarantee and the subsidiary to which it relates are listed below:

                                                           Amount of
                                                        loan/overdraft
                                                        at 31 December
Subsidiaries                                                 1997
------------                                            --------------
French Francs   25,000,000   Jones Lang Wootton SA France    1,060
Spanish Pesetas150,000,000   Jones Lang Wootton SA Spain      --
Sterling            50,000   Jones Lang Wootton Poland        --
                                                             -----
                                                             1,060
                                                             =====

     At 31 December 1997, J.L.W. Supply Company has given an indemnity of [Pound/Sterling]250 ($411 at year end exchange rates) on behalf of UK subsidiary companies of the firm and guarantees of [Pound/Sterling]712 ($1,172 at year end exchange rates) in respect of overseas related parties.

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


14.  PROVISIONS FOR LIABILITIES AND CHARGES

                                             Charged
                Balance at                   to profit  Balance at
                31 December    Exchange      and loss   31 December
                   1996       differences     account      1997
                ------------  -----------   ----------  ------------
Provision for
 computer soft-
 ware upgrade .       --               3          820           823
Insurance
 fund . . . . .       1,201          (45)         116         1,272
Pension-back
 service pro-
 vision re
 Jones Lang
 Wootton BV,
 Holland. . . .         171          (16)          85           240
                     ------       ------       ------        ------
                      1,372          (58)       1,021         2,335
                     ======       ======       ======        ======

     The insurance fund relates to the underwriting of insurance and reinsurance business by Orchid Insurance Limited. Additional information on Orchid Insurance Limited is given in note 25.

     No deferred tax liability has been provided as the Firm has an overall deferred tax asset, which has not been recognized.

15.  RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
     OPERATING ACTIVITIES

                                 1997          1996         1995
                              ----------    ----------   ----------
Operating profit. . . . . .       35,394        28,942       15,141
Depreciation and amortization
  charges . . . . . . . . .        7,621         6,148        6,272
(Profit)/loss on sale of
  tangible fixed assets . .         (119)         (173)       2,347
Increase in work in progress        (367)         (272)        (132)
Increase in provisions for
  liabilities and charges .        1,021           176          363
Increase in debtors . . . .       (7,848)      (10,854)      (2,120)
Increase in creditors . . .       13,077         7,864        4,764
Goodwill written back to
  reserves on disposal of a
  business. . . . . . . . .        --               56        --
Foreign exchange trans-
  action differences. . . .          169          (559)         (10)
                              ----------    ----------   ----------
Net cash inflow from
  operating activities. . .       48,948        31,328       26,625
                              ==========    ==========   ==========

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


16.  ANALYSIS OF NET FUNDS

                                      Other
                                       non-
                            Cash       cash     Exchange
                1995        flow      changes   movement      1996
              --------   --------    --------   --------    --------

Cash in
 hand and
 at bank. .    14,987      (1,040)      --          897      14,844
Overdraft .   (16,555)      6,945       --       (1,027)    (10,637)
             --------    --------   --------   --------    --------
               (1,568)      5,905       --         (130)      4,207
Finance
 leases . .      (641)        433        (66)       (31)       (305)
             --------    --------   --------   --------    --------
Total . . .    (2,209)      6,338        (66)      (161)      3,902
             ========    ========   ========   ========    ========


                                      Other
                                       non-
                            Cash       cash     Exchange
                1996        flow      changes   movement      1997
              --------   --------    --------   --------    --------

Cash in
 hand and
 at bank. .    14,844       7,177       --         (779)     21,242
Overdraft .   (10,637)      6,967       --          438      (3,232)
             --------    --------   --------   --------    --------
                4,207      14,144       --         (341)     18,010
Finance
 leases . .      (305)        280       --           13         (12)
             --------    --------   --------   --------    --------
Total . . .     3,902      14,424       --         (328)     17,998
             ========    ========   ========   ========    ========

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


17.  RECONCILIATIONS OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

                                      1997       1996        1995
                                  ---------- ----------  ----------
Increase/(decrease) in cash
  in the year . . . . . . . . . .     14,144      5,905      (1,711)
Cash inflow from decrease in
  debt and lease financing. . . .        280        433       1,783
                                  ---------- ----------  ----------
Change in net funds resulting
  from cash flows . . . . . . . .     14,424      6,338          72
New finance leases. . . . . . . .      --           (66)       (136)
Translation difference. . . . . .       (328)      (161)       (160)
                                  ---------- ----------  ----------
Movement in net funds in the year     14,096      6,111        (224)
Net funds at start of year. . . .      3,902     (2,209)     (1,985)
                                  ---------- ----------  ----------
Net funds at end of year. . . . .     17,998      3,902      (2,209)
                                  ========== ==========  ==========

18.  ACQUISITION OF A BUSINESS

                                                               1997
                                                              -----
NET ASSETS ACQUIRED
Goodwill. . . . . . . . . . . . . . . . . . . . . . . .         401
                                                              =====
SATISFIED BY
Cash. . . . . . . . . . . . . . . . . . . . . . . . . .         401
                                                              =====

19.  PENSION COSTS

     THE FIRM OPERATES A NUMBER OF PENSION SCHEMES.

     The main UK Scheme is operated by J.L.W. Supply Company ("the Company"). This scheme is a defined benefit scheme providing benefits based on final pensionable pay. The pension scheme is set up under a trust and the assets of the scheme are, therefore, held separately from those of the Company.

     The pension cost charged to the profit and loss account is calculated by the actuary so as to spread the cost of pensions over the employees' working lives with the Company. The pension costs are based on the most recent actuarial valuation which was completed with an effective date of 31 December 1997. The actuarial method used was the projected unit funding method. The most significant assumptions for their effect on the pension costs are those relating to the rate of return on the investments of the scheme and the rate of increase in salaries and pensions. The investment return used was 7.5 per cent per annum. The rate of earnings increase used was 5.5 per cent per annum and pensions were assumed to increase at the rate of 3.5 per cent per annum in payment.

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     The pension costs charged to the profit and loss account for the year in respect of the Company was $28 (1996--$52; 1995--$131).

     The actuarial valuation at 31 December 1997 showed that the market value of the scheme's assets was $91,369 and the actuarial value of those assets represented 139% of the liability for benefits, under the valuation method, for service to the valuation date and based on salaries projected to retirement or earlier exit.

     OTHER SCHEMES OPERATED BY THE FIRM ARE AS FOLLOWS:

     Property Management Resources Limited ("PMR") operates a defined contribution pension scheme. The assets of the scheme are held separately from PMR in an independently administered fund. The pension cost charge represents contributions payable by PMR to the fund and amounted to $567 in 1997 (1996--$458; 1995--$415). There were no prepaid contributions at the balance sheet date.

     OVERSEAS COMPANIES

     The element of total pension cost relating to foreign schemes, excluding the Jones Lang Wootton USA Inc. ("JLW USA") scheme includes $2,081 for the year (1996--$1,812; 1995--$1,837) where the charge has been determined in accordance with local best practice and regulations in Holland, Belgium, France, Germany and Luxembourg. JLW USA operates a 401(k) pension and profit sharing plan which covers substantially all of JLW USA's employees. The pension expense relating to this scheme in 1997 was $624 (1996--$397; 1995--$358).

20.  OPERATING LEASE COMMITMENTS

     At 31 December 1997 and 1996, the Firm was committed to making the following payments during the next year in respect of operating leases:

                     1997         1997          1996         1996
                   Land and      Office       Land and      Office
                   Buildings    Equipment     Buildings    Equipment
                   ---------    ---------     ---------    ---------
Lease which expire:
Within one year          987          535         1,350          832
Within two to
 five years . .        4,474        1,371         4,434        1,460
After five
 years. . . . .        7,875          166         7,217          222
                     -------      -------       -------      -------
                      13,336        2,072        13,001        2,514
                     =======      =======       =======      =======

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

21.  OBLIGATIONS UNDER FINANCE LEASES

                                                1997         1996
                                              --------     --------
The minimum lease payments to which the
 Firm was committed at December 31 were
 as follows:
Due within one year . . . . . . . . . . .            5          306
Due within two to five years. . . . . . .            7           70
                                               -------      -------
                                                    12          376
Less: interest allocated to future periods        --            (71)
                                               -------      -------
                                                    12          305
                                               =======      =======
Due within one year . . . . . . . . . . .            5          270
Due after more than one year. . . . . . .            7           35
                                               -------      -------
                                                    12          305
                                               =======      =======

22.  CAPITAL COMMITMENTS
                                                1997         1996
                                              --------     --------
Contracted for but not provided . . . . .        1,619        1,600
                                               =======      =======

23.  ACQUISITION OF A BUSINESS

     The Firm, through its subsidiary Jones Lang Wootton European Holdings Limited acquired the business of the partners of Global ABMP on 1 October 1997, for consideration of $401.

Goodwill. . . . . . . . . . . . . . . . . . . . . . . .         401
                                                            -------
Cash paid . . . . . . . . . . . . . . . . . . . . . . .         401
                                                            =======

24.  RELATED PARTY TRANSACTIONS

     At 31 December 1997, prepayments include $1,586 (1996--$157) due from the Jones Lang Wootton Retirement Benefits Scheme.

     At 31 December 1997, other debtors due within one year includes $1,097 (1996--$442) due from Jones Lang Wootton Scotland, $334 (1996--$395) due from Jones Lang Wootton Ireland, and $1,070 (1996--$2,742) due from other entities in the Jones Lang Wootton organization in which the Firm has no shareholding.

     At 31 December 1997, other creditors include $214 (1996--$169) due to Jones Lang Wootton Scotland $115 (1996--$nil) due to Jones Lang Wootton Ireland and $1,050 (1996--$818) due to other entities in the Jones Lang Wootton organization in which the Firm has no shareholding.

     The Firm is taking advantage of the exemption granted by paragraph 3(a) of Financial Reporting Standard No. 8 "Related Party Disclosures" not to disclose transactions with group companies which are related parties.

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

25.  ADDITIONAL INFORMATION ON SUBSIDIARIES AND ASSOCIATED UNDERTAKINGS

                                        Country of                                         Proportion
                                      incorporation/                                       of ordinary
                                       registration                                        shares held
Subsidiaries                           and operation          Activity                          %
------------                          --------------          --------                     -----------
DIRECT HOLDINGS
J.L.W. Supply Company                     England             Service company                  100
Jones Lang Wootton USA Inc                  USA               Surveying Services               100

INDIRECT HOLDINGS
Jones Lang Wootton European
  Holdings Limited                        England             Holding company                  100
J.L.W. European Holdings Limited      Channel Islands         Holding company                  100
Orchid Insurance Limited              Channel Islands         Insurance underwriting           100
JLW Resources                             England             Employment company               100
Property Management Resources Limited     England             Staff services provider          100
JLW Staff Resources (formerly
  Jones Lang Wootton Country)             England             Dormant company                  100
JLW Finance Limited                       England             Financial services               100
J.L.W. Pension Trustees                   England             Trustee company                  100
J.L.W. Nominees Limited                   England             Nominee company                  100
J.L.W. Second Nominees Limited            England             Nominee company                  100
Jones Lang Wootton                        England             Dormant company                  100
Jones Lang Wootton Fund
  Management Limited                      England             Dormant company                  100
Jones Lang Wootton Europe Limited         England             Dormant company                  100
J.L.W. Jones Limited                      England             Surveying services               100
J.L.W. Building Surveying Services        England             Dormant company                  100
Jones Lang Wootton Country
  (formerly JLW Development Services)     England             Dormant company                  100
J.L.W. Estate Management Services         England             Dormant company                  100
Wootton Asset Managers Limited            England             Dormant company                  100
Jones Lang Wootton Insurance Services     England             Dormant company                  100
Jones Lang Wootton European
  Services Limited                        England             Surveying services               100




                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)




                                        Country of                                         Proportion
                                      incorporation/                                       of ordinary
                                       registration                                        shares held
Subsidiaries                           and operation          Activity                          %
------------                          --------------          --------                     -----------

JLW Canadian Holdings Inc.                Canada              Holding company                  100
Jones Lang Wootton SA                     Belgium             Surveying services               100
Jones Lang Wootton GmbH                   Germany             Surveying services               100
Jones Lang Wootton SA                      Spain              Surveying services               100
Jones Lang Wootton SA                     France              Surveying services               100
Jones Lang Wootton Property
  Management Services SARL                France              Surveying services               100
JLW Services SARL                         France              Surveying services               100
Balay Prenot Jones Lang Wootton SA        France              Surveying services               100
Jones Lang Wootton AB                     Sweden              Surveying services               100
Jones Lang Wootton SRL                     Italy              Surveying services               100
Jones Lang Wootton BV                     Holland             Surveying services               100
Jones Lang Wootton Secs                  Luxenburg            Surveying services                90
Wonderment NV                             Curacao             Holding company                  100
Wonderment BV                             Holland             Holding company                  100
Jones Lang Wootton Kft                    Hungary             Surveying services               100
Jones Lang Wootton GmbH                   Austria             Surveying services               100
Jones Lang Wootton Sp.z o.o.              Poland              Surveying services               100
Jones Lang Wootton Services Romania Srl   Romania             surveying services               100
Jones Lang Wootton KK                      Japan              Surveying services                66.7
Jones Lang Wootton International Limited  Bermuda             Global investment advice          66.7
JLW Real Estate Securities, Inc.            USA               Surveying services               100
JLW Realty Inc.                             USA               Holding company                  100
JLW Holdings USA Inc.                       USA               Holding company                  100
Jones Lang Wootton Canada Inc.            Canada              Surveying services               100

ASSOCIATED UNDERTAKINGS
Global Realty Advisers                    Bermuda             Surveying services                33.3
GRA (Bermuda) Limited                     Bermuda             Holding company                   16.7
JLW & WAE Residential                     England             Surveying services                50




                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     Global Realty Advisers is a partnership and all other associated undertakings are incorporated.

     The Firm also owns 100% of the preference shares in JLW Canadian Holdings Inc.

     Certain partners in Jones Lang Wootton have an interest in the results of Jones Lang Wootton Scotland and Jones Lang Wootton Ireland. Their interest is held for the benefit of all partners in Jones Lang Wootton.

26.  SIGNIFICANT POST BALANCE SHEET EVENTS

     On 31 March 1998, the Firm, through its subsidiary, Jones Lang Wootton USA, Inc., acquired all of the issued and outstanding capital stock of Northwest Asset Management Company, Inc. ("NAMCO"), a California Corporation (subsequently renamed Jones Lang Wootton California, Inc.), for a purchase price of approximately $2.8 million, of which $1.4 million was paid in cash and the remaining $1.4 million, after closing adjustments, is required to be paid in three equal installments on 13 March 1999, 2000 and 2001.

     On 26 June 1998, an agreement was entered into by Jones Lang Wootton International Limited to dispose of the remaining part of its investment in GRA (Bermuda) Limited. The consideration of $4,016 gives rise to a gain of $3,727 after providing for disposal costs. This gain accrues to a Bermudian resident company and no tax liability will arise in that company as a result of the disposal.

27.  SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP

     The consolidated financial statements are prepared in accordance with UK GAAP which differs in certain significant respects form US GAAP. The principal differences that affect the consolidated profit for the year and the partners' funds are explained below and the approximate effect is shown below the explanations.

     GOODWILL

     Under UK GAAP, goodwill arising on business combinations prior to January 1, 1998 treated as acquisitions may be written-off against retained profits. Under US GAAP, goodwill may not be written-off to retained profits and must be capitalized and amortized over its expected useful life but not in excess of 40 years. Accordingly, the adjustments to reflect this differing treatment in these financial statements is to amortize goodwill over a period of ten years, the expected useful life.

     PENSIONS

     Under UK GAAP, pension costs are accounted for in accordance with the rules set out in the UK Accounting Standards Board Statement Accounting Practice No. 24, where the expected cost of providing pensions, as calculated by actuaries, is charged to the profit and loss so as to spread the cost over the service lives of the employees under the scheme. The differences between UK GAAP and US GAAP occur primarily in the way the actuarial assumptions are made and the methods used to calculate market values for the pension plan assets. The adjustment under US GAAP relates to the recognition of the pension surplus over the expected working lifetime of active members after taking account of the transition asset arising upon adoption of the US Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 87.

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


     DEFERRED TAXATION

     Under UK GAAP, taxation is provided for at the anticipated tax rates on timing differences arising from the inclusion of income and expenditure in tax computations in periods different from those in which they are included in financial statements to the extent that it is probable that a liability or asset will crystallise in the future.  Under US GAAP, deferred taxation is provided for on all temporary differences under the liability method subject to a valuation allowance on deferred tax assets where applicable.



     CONSOLIDATED INCOME STATEMENT

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Net income as reported in
  accordance with UK GAAP . . . .            29,457           25,925      35,738      27,445      14,469
Adjustments:
Deferred income tax . . . . . . .             2,538            2,086        (193)       (366)       (654)
Goodwill amortization . . . . . .              (179)            (175)       (233)       (226)       (225)
Net periodic pension (cost)/
  benefit . . . . . . . . . . . .              (525)            (513)       (602)        469         457
                                         ----------       ----------  ----------  ----------  ----------
Net income as reported in
  accordance with US GAAP . . . .            31,291           27,323      34,710      27,322      14,047
                                         ==========       ==========  ==========  ==========  ==========










                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     CONSOLIDATED BALANCE SHEET

                              Unaudited
                            30 September
                                1998            1997         1996
                            -------------    ----------   ----------
Partners' funds as
 reported in accordance
 with UK GAAP . . . . . . . . .   49,134        48,633       39,274
Deferred income tax . . . . . .    2,210          (311)        (163)
Goodwill. . . . . . . . . . . .      910         1,050        1,223
Pension scheme. . . . . . . . .    9,244         9,464       10,499
                                --------      --------     --------
Partners' funds as
  reported in accordance
  with US GAAP. . . . . . . . .   61,498        58,836       50,833
                                ========      ========     ========


     CONSOLIDATED STATEMENTS OF CASH FLOWS

     The consolidated statements of cash flows prepared under UK GAAP differ in certain presentational respects from the format required under Statement of Cash Flows ("SFAS") 95. Under UK GAAP, a reconciliation of operating profit to cash flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities.

     Under SFAS 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement.

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)
     Summary consolidated cash flow information as presented in accordance with SFAS 95:

                                           Unaudited        Unaudited
                                           nine months      nine months
                                             ended            ended
                                          30 September     30 September
                                             1998             1997          1997       1996       1995
                                         -------------    -------------  ---------  ---------  ---------
Cash was provided by (used in):
Operating activities. . . . . . . . . . .       25,360           31,400     47,034     30,964     24,958
Investing activities. . . . . . . . . . .       (4,947)          (7,043)    (8,634)    (6,122)    (8,859)
Financing activities. . . . . . . . . . .      (22,443)         (21,835)   (31,223)   (25,882)    (9,182)
                                            ----------       ----------  ---------  ---------  ---------
Net increase/(decrease) in cash . . . . .       (2,030)           2,522      7,177     (1,040)     6,917
Exchange movement . . . . . . . . . . . .          673           (1,259)      (779)       897       (237)
Cash at the beginning of the period . . .       21,242           14,844     14,844     14,987      8,307
                                            ----------       ----------  ---------  ---------  ---------
Cash at the end of the period . . . . . .       19,885           16,107     21,242     14,844     14,987
                                            ==========       ==========  =========  =========  =========

     A reconciliation between the consolidated statement of cash flows presented in accordance with UK GAAP and US
GAAP is set out below:
                                           Unaudited        Unaudited
                                           nine months      nine months
                                             ended            ended
                                          30 September     30 September
                                             1998             1997          1997       1996       1995
                                         -------------    -------------  ---------  ---------  ---------
OPERATING ACTIVITIES
Net cash inflow from operating activities
  (UK GAAP) . . . . . . . . . . . . . . .       25,800           33,443     48,948     31,328     26,625
Interest received . . . . . . . . . . . .        1,745            1,051      1,532      1,290      1,378
Interest paid . . . . . . . . . . . . . .         (484)            (520)      (647)      (704)    (1,152)
Interest element of finance lease rentals         --               --           (2)      (100)      (101)
Amounts distributed from investments. . .        1,433            1,413      1,413      1,126      1,430
Dividends paid to minority shareholders .         --               --         --         (215)      (229)
Tax paid. . . . . . . . . . . . . . . . .       (3,134)          (3,987)    (4,210)    (1,761)    (2,993)
                                            ----------       ----------  ---------  ---------  ---------
Net cash provided by operating activities       25,360           31,400     47,034     30,964     24,958
                                            ==========       ==========  =========  =========  =========

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     Summary consolidated cash flow information as presented in accordance with SFAS 95:

                                           Unaudited        Unaudited
                                           nine months      nine months
                                             ended            ended
                                          30 September     30 September
                                             1998             1997          1997       1996       1995
                                         -------------    -------------  ---------  ---------  ---------
INVESTING ACTIVITIES
Net cash outflow from capital
  expenditure and financial investment
  (UK GAAP) . . . . . . . . . . . . . . .       (4,947)          (7,043)    (8,233)    (6,122)    (8,859)
ACQUISITIONS
Payments to acquire investments in
  subsidiaries (UK GAAP). . . . . . . . .        --               --          (401)      --        --
                                              --------         --------   --------   --------   --------
Net cash used in investing activities
  (US GAAP) . . . . . . . . . . . . . . .       (4,947)          (7,043)    (8,634)    (6,122)    (8,859)
                                              ========         ========   ========   ========   ========
FINANCING ACTIVITIES
Net cash outflow from financing
  (UK GAAP) . . . . . . . . . . . . . . .           (5)            (285)      (280)      (433)    (1,783)
Partners' drawings. . . . . . . . . . . .      (30,848)         (15,744)   (23,976)   (18,504)   (16,027)
Increase/(decrease) in overdraft. . . . .        8,410           (5,806)    (6,967)    (6,945)     8,628
                                              --------         --------   --------   --------   --------
Net cash used in financing activities
  (US GAAP) . . . . . . . . . . . . . . .      (22,443)         (21,835)   (31,223)   (25,882)    (9,182)
                                              ========         ========   ========   ========   ========












                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     In addition to the adjustments made, the following reclassifications have been made between the UK GAAP balance sheet and the US GAAP balance sheet that follow.

     TRADE RECEIVABLES

     Included in trade receivables are the following balances:

                            30 September
                                1998            1997         1996
                            -------------     --------     --------
Trade debtors . . . . . . . . .   56,588        57,372       57,248
Unbilled fee income . . . . . .    5,936         1,974          924
Work in progress. . . . . . . .    2,131         2,468        2,184
                                --------      --------     --------
Trade receivables reported
  in accordance with
  US GAAP . . . . . . . . . . .   64,655        61,814       60,356
                                ========      ========     ========

     Unbilled fee income is included in "prepayment and accrued income" in the UK GAAP balance sheet.

     OTHER NON-CURRENT ASSETS

     Other non-current assets in the US GAAP balance sheet comprises debtors due after one year in the UK GAAP balance sheet and the pension scheme asset arising under US GAAP.

     OTHER CURRENT LIABILITIES

     Other current liabilities comprises:

                            30 September
                                1998            1997         1996
                            -------------     --------     --------
Obligations under finance
  leases. . . . . . . . . . . .        2             5          270
Other creditors . . . . . . . .    9,202         9,325        9,113
Other taxes . . . . . . . . . .   15,193        12,514       11,752
                                --------      --------     --------
Other current liabilities
  reported in accordance
  with US GAAP. . . . . . . . .   24,397        21,844       21,135
                                ========      ========     ========

     Other taxes include social security, payroll taxes, value added and other sales taxes, which under UK GAAP are included in taxation and social security. Under US GAAP, taxation includes only the corporate tax liabilities.

     The following balance sheets and profit and loss accounts have been prepared in accordance with US GAAP and reflect the preceding adjustments and reclassifications.

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     BALANCE SHEET

                            30 September
                                1998            1997         1996
                            -------------     --------     --------
ASSETS
CURRENT ASSETS
Cash and cash equivalents . . .   19,885        21,242       14,844
Trade receivables, net. . . . .   64,655        61,814       60,356
Other receivables . . . . . . .   17,334         9,222        9,277
Prepaid expenses. . . . . . . .    5,039         7,981        6,529
Deferred tax asset. . . . . . .    1,377         1,209          698
                                --------      --------     --------
    Total current assets. . . .  108,290       101,468       91,704

Property and equipment, at cost,
  less accumulated depreciation
  of $28,887, $26,545 and
  $36,205 in 1998, 1997 and
  1996, respectively. . . . . .   21,871        19,301       17,079

Intangibles resulting from
  business acquisitions, net
  of accumulated amortization
  of $1,680, $1,616 and $1,549
  in 1998, 1997 and 1996,
  respectively. . . . . . . . .    3,690         1,050        1,223

Other intangible assets, net
  of accumulated amortization
  of $464, $324 and $101 in
  1998, 1997 and 1996,
  respectively. . . . . . . . .      299           439          662

Investments . . . . . . . . . .      350           528          764
Deferred tax asset. . . . . . .    3,943         1,746        2,603
Trade receivables--long-term. .    6,246           282          116
Other assets. . . . . . . . . .   10,283         9,988       11,093
                                --------      --------     --------
    Total assets. . . . . . . .  154,972       134,802      125,244
                                ========      ========     ========

                          JONES LANG WOOTTON
              (The English Partnership and subsidiaries)

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     BALANCE SHEET

                            30 September
                                1998            1997         1996
                            -------------     --------     --------

LIABILITIES AND PARTNERS' FUNDS
CURRENT LIABILITIES
Accounts payable and
  accrued liabilities . . . . .   42,135        41,606       34,558
Taxation. . . . . . . . . . . .    1,953         2,068        3,017
Other liabilities . . . . . . .   24,397        21,844       21,135
Borrowings. . . . . . . . . . .   11,823         3,232       10,637
                                --------      --------     --------
    Total current liabilities .   80,308        68,750       69,347

Deferred tax liability. . . . .    3,110         3,266        3,464
Other long-term liabilities . .    7,837         2,575        1,574
                                --------      --------     --------
    Total liabilities . . . . .   91,255        74,591       74,385

MINORITY INTERESTS. . . . . . .    2,219         1,375           26

PARTNERS' FUNDS
Partners' balances and
  other reserves. . . . . . . .   50,565        50,284       50,077
Annuitant balances. . . . . . .   10,987         9,213          570
Effects of cumulative trans-
  lation adjustments. . . . . .      (54)         (661)         186
                                --------      --------     --------
    Total partners' funds . . .   61,498        58,836       50,833
                                --------      --------     --------
    Total liabilities and
      Partners' funds . . . . .  154,972       134,802      125,244
                                ========      ========     ========

                                             JONES LANG WOOTTON
                                 (The English Partnership and subsidiaries)

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     PROFIT AND LOSS ACCOUNT
                                           Nine months      Nine months
                                             ended            ended
                                          30 September     30 September
                                             1998             1997          1997       1996       1995
                                         -------------    -------------  ---------  ---------  ---------
REVENUE
Operating revenue . . . . . . . . . . . .      221,074          168,224    252,895    214,263    192,516
Interest revenue. . . . . . . . . . . . .        1,745            1,051      1,532      1,290      1,378
Other income. . . . . . . . . . . . . . .        4,974            1,797      4,555      1,884      2,528
                                              --------         --------   --------   --------   --------
    Total revenue . . . . . . . . . . . .      227,793          171,072    258,982    217,437    196,422

OPERATING EXPENSES
Compensation and benefits . . . . . . . .      116,186           88,529    122,709    107,560     99,063
Operating, administrative and other . . .       62,670           49,113     88,117     71,474     71,929
Merger-related non-recurring charges. . .        8,315            --         --         --         --
Depreciation and amortization . . . . . .        6,085            5,417      7,854      6,374      6,497
                                              --------         --------   --------   --------   --------
    Total operating expenses. . . . . . .      193,256          143,059    218,680    185,408    177,489
                                              --------         --------   --------   --------   --------
OPERATING INCOME. . . . . . . . . . . . .       34,537           28,013     40,302     32,029     18,933
Interest expense. . . . . . . . . . . . .          484              520        649        804      1,253
                                              --------         --------   --------   --------   --------
EARNINGS BEFORE PROVISION FOR INCOME TAX.       34,053           27,493     39,653     31,225     17,680
Provision for income taxes. . . . . . . .        4,023            1,802      3,300      3,478      2,756
Deferred tax expense/(benefit). . . . . .       (2,538)          (2,086)       193        366        654
                                              --------         --------   --------   --------   --------
                                                 1,485             (284)     3,493      3,844      3,410
                                              --------         --------   --------   --------   --------
NET EARNINGS AFTER TAXATION,
  BEFORE MINORITY INTEREST. . . . . . . .       32,568           27,777     36,160     27,381     14,270
Minority interest . . . . . . . . . . . .        1,277              454      1,450         59        223
                                              --------         --------   --------   --------   --------
NET INCOME. . . . . . . . . . . . . . . .       31,291           27,323     34,710     27,322     14,047
                                              ========         ========   ========   ========   ========

     Earnings per share information has not been presented as the firm is not a corporate entity.

                     JONES LANG WOOTTON - SCOTLAND

                         FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995

                     INDEPENDENT AUDITORS' REPORT
           TO THE PARTNERS OF JONES LANG WOOTTON - SCOTLAND



     We have audited the accompanying consolidated balance sheets of Jones Lang Wootton - Scotland and its subsidiary undertaking as of December 31, 1997 and 1996, and the related consolidated profit and loss accounts, and consolidated statements of total recognised gains and losses, cash flows and movements on funds for each of the three years in the period ended 31 December 1997. These consolidated financial statements are the responsibility of the partners. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jones Lang Wootton - Scotland and its subsidiary undertaking as at 31 December 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended 31 December 1997 in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those followed in the United States (see note 15 of notes to the financial statements).






Ernst & Young
Glasgow, Scotland
20 October 1998

                                        JONES LANG WOOTTON - SCOTLAND

                                    CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                                Nine months ended 30 September 1998 and 1997
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------
FEE INCOME. . . . . . . .       1             6,587            6,366       9,042       5,618       4,894
Administrative expenses .                    (3,414)          (2,677)     (4,046)     (3,546)     (3,285)
Merger-related
  non-recurring charges .                      (219)           --          --          --          --
                                         ----------       ----------  ----------  ----------  ----------
OPERATING PROFIT. . . . .       2             2,954            3,689       4,996       2,072       1,609
Profit on disposal of
 tangible fixed assets. .                        10               33          20          23           1
                                         ----------       ----------  ----------  ----------  ----------
PROFIT ON ORDINARY
 ACTIVITIES BEFORE
 INTEREST . . . . . . . .                     2,964            3,722       5,016       2,095       1,610
Investment income . . . .       3               123               56         102          57          35
Interest payable and
  similar charges . . . .       4                (7)             (10)        (12)        (13)         (6)
                                         ----------       ----------  ----------  ----------  ----------
PROFIT ON ORDINARY
 ACTIVITIES BEFORE
 TAXATION . . . . . . . .                     3,080            3,768       5,106       2,139       1,639
Tax on profit on ordinary
  activities. . . . . . .       5               (25)             (34)        (46)        (36)        (43)
                                         ----------       ----------  ----------  ----------  ----------
PROFIT ON ORDINARY
 ACTIVITIES AFTER
 TAXATION TRANSFERRED
 TO RESERVES. . . . . . .                     3,055            3,734       5,060       2,103       1,596
                                         ==========       ==========  ==========  ==========  ==========

                              All activities derive from continuing operations.

                                        JONES LANG WOOTTON - SCOTLAND

                               STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                              Nine months ended September 30, 1998 and 1997 and
                                years ended December 31, 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)



                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------

Profit for the period . . . . . .             3,055            3,734       5,060       2,103       1,596
Currency translation differences
 on foreign currency net
 investments. . . . . . . . . . .               157             (149)        (98)        187          (8)
                                         ----------       ----------  ----------  ----------  ----------

Total recognised gains and losses
  relating to the period. . . . .             3,212            3,585       4,962       2,290       1,588
                                         ==========       ==========  ==========  ==========  ==========





















                                        JONES LANG WOOTTON - SCOTLAND

                                         CONSOLIDATED BALANCE SHEETS

                               30 September 1998 and 31 December 1997 and 1996
                              (US$ in thousands, except where stated otherwise)

                                                 Unaudited
                                                 30 September
                                       Note         1998              1997             1996
                                       ----     -------------      ----------      ----------
FIXED ASSETS
Tangible assets . . . . . . . . .         6             1,151             863             953
Business investment . . . . . . .         7             --              --                  2
                                                   ----------      ----------      ----------
                                                        1,151             863             955
                                                   ----------      ----------      ----------

CURRENT ASSETS
Work in progress. . . . . . . . .                         185             128              69
Debtors . . . . . . . . . . . . .         8             2,566           2,478           1,451
Cash at bank and in hand. . . . .                       2,992           2,642             662
                                                   ----------      ----------      ----------
                                                        5,743           5,248           2,182
Creditors: amounts falling due
  within one year . . . . . . . .         9            (1,675)         (1,447)         (1,041)
                                                   ----------      ----------      ----------
Net current assets. . . . . . . .                       4,068           3,801           1,141
                                                   ----------      ----------      ----------
      Total assets less
        current liabilities . . .                       5,219           4,664           2,096
                                                   ==========      ==========      ==========
CAPITAL AND RESERVES
Partner balances. . . . . . . . .                       4,367           4,160           1,319
Corporate reserves. . . . . . . .                         695             602             590
Foreign exchange trans-
 lation reserve . . . . . . . . .                         157             (98)            187
                                                   ----------      ----------      ----------
                                                        5,219           4,664           2,096
                                                   ==========      ==========      ==========








                                        JONES LANG WOOTTON - SCOTLAND

                                    CONSOLIDATED STATEMENT OF CASH FLOWS

                              Nine months ended September 30, 1998 and 1997 and
                                years ended December 31, 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------
NET CASH INFLOW FROM
 OPERATING ACTIVITIES . .      10             3,267            3,378       4,498       2,506       1,634
                                         ----------       ----------  ----------  ----------  ----------
RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
Interest received . . . .                       123               56          95          37          45
Interest paid . . . . . .                        (7)             (10)        (12)        (13)         (6)
                                         ----------       ----------  ----------  ----------  ----------
Net cash inflow from
  returns on investments
  and servicing of finance                      116               46          83          24          39
                                         ----------       ----------  ----------  ----------  ----------
TAXATION
UK corporation tax paid .                       (36)             (29)        (43)        (50)        (47)
                                         ----------       ----------  ----------  ----------  ----------
CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
Payments to acquire
  tangible fixed assets .                      (560)            (369)       (351)       (421)       (188)
Receipts from sales of
  tangible fixed assets .                        96              216         120         126          16
                                         ----------       ----------  ----------  ----------  ----------
Net cash outflow from
  capital expenditure and
  financial investment. .                      (464)            (153)       (231)       (295)       (172)
                                         ----------       ----------  ----------  ----------  ----------




                                        JONES LANG WOOTTON - SCOTLAND

                              CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED




                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------

DISTRIBUTIONS TO PARTNERS
Partners' drawings. . . .                    (2,657)          (1,879)     (2,394)     (1,530)     (1,913)
                                         ----------       ----------  ----------  ----------  ----------
Net cash outflow from
  distributions to
  partners. . . . . . . .                    (2,657)          (1,879)     (2,394)     (1,530)     (1,913)
                                         ----------       ----------  ----------  ----------  ----------

Net cash inflow/(outflow)
  before financing. . . .                       226            1,363       1,913         655        (459)
Net cash outflow
  from financing. . . . .                     --               --          --          --          --
                                         ----------       ----------  ----------  ----------  ----------
INCREASE/(DECREASE)
  IN CASH . . . . . . . .   11/12               226            1,363       1,913         655        (459)
                                         ==========       ==========  ==========  ==========  ==========





















                                        JONES LANG WOOTTON - SCOTLAND

                                       STATEMENT OF MOVEMENTS ON FUNDS

                                     Nine months ended 30 September 1998
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                                                      Corporate
                                                                       profit     Foreign
                                                                      and loss    exchange
                                                         Partners'     account   translation
                                                         Balances     reserves    reserves        Total
                                                         ---------    ---------  -----------    ---------
BALANCE AT 1 JANUARY 1995 . . . . . . . . . . . . . .       1,191          470        --           1,661
Profit for the year . . . . . . . . . . . . . . . . .       1,564           32        --           1,596
Partner drawings. . . . . . . . . . . . . . . . . . .      (1,913)       --           --          (1,913)
Foreign exchange translation differences. . . . . . .           5           (5)          (8)          (8)
                                                         --------     --------     --------     --------
BALANCE AT 31 DECEMBER 1995 . . . . . . . . . . . . .         847          497           (8)       1,336
Profit for the year . . . . . . . . . . . . . . . . .       2,066           37        --           2,103
Partner drawings. . . . . . . . . . . . . . . . . . .      (1,530)       --           --          (1,530)
Foreign exchange translation differences. . . . . . .         (64)          56          195          187
                                                         --------     --------     --------     --------
BALANCE AT 31 DECEMBER 1996 . . . . . . . . . . . . .       1,319          590          187        2,096
Profit for the year . . . . . . . . . . . . . . . . .       5,024           36        --           5,060
Partner drawings. . . . . . . . . . . . . . . . . . .      (2,394)       --           --          (2,394)
Foreign exchange translation differences. . . . . . .         211          (24)        (285)         (98)
                                                         --------     --------     --------     --------
BALANCE AT 31 DECEMBER 1997 . . . . . . . . . . . . .       4,160          602          (98)       4,664
Profit for the period . . . . . . . . . . . . . . . .       2,982           73        --           3,055
Partner drawings. . . . . . . . . . . . . . . . . . .      (2,657)       --           --          (2,657)
Foreign exchange translation differences. . . . . . .        (118)          20          255          157
                                                         --------     --------     --------     --------
BALANCE AT 30 SEPTEMBER 1998
  (unaudited) . . . . . . . . . . . . . . . . . . . .       4,367          695          157        5,219
                                                         ========     ========     ========     ========



     Corporate profit and loss account reserves represent the amounts retained within the corporate entity consolidated in these financial statements.


                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


1.   ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Jones Lang Wootton - Scotland provides a full range of advisory, transactional and asset management services to a wide variety of local and international clients in almost every industry and service sector for all types of real estate.


     ACCOUNTING CONVENTION

     The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards in the United Kingdom, modified as appropriate for the circumstances of a partnership.

     BASIS OF CONSOLIDATION

     The financial statements incorporate the results of the Jones Lang Wootton - Scotland partnership and its subsidiary undertaking, JLW (Scotland) Service Company.

     INTERIM INFORMATION

     The consolidated financial statements as at 30 September 1998 and for the nine month periods ended 30 September 1998 and 1997 are unaudited. However, in the opinion of partners, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the consolidated financial statements for these interim periods have been included. The results for the period ended September 30, 1998 are not necessarily indicative of the results to be obtained for the full fiscal year.

     FEE INCOME

     Revenue is recognised upon completion of the underlying contract, excluding VAT. All trading arises from the provision by Jones Lang Wootton
- Scotland of advice on all aspects of commercial real estate and other services, including surveying, property management and related services.

     DEPRECIATION

   Depreciation is provided annually on the various categories of fixed assets using the following rates:

Motor vehicles                --on written down value 25%
Office machinery and fixtures --on cost               20%
Leasehold improvements        --on cost               over the
                                                      outstanding
                                                      period of the
                                                      lease

     TAXATION

     Taxation is provided on the taxable profits of the corporate entity within Jones Lang Wootton - Scotland. No current or deferred taxation is provided on the profits attributable to the partners as the liability for taxation falls on the individual partners.

                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     DEFERRED TAXATION

     Deferred taxation is provided for the corporate entity at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in financial statements to the extent that it is probable that a liability or asset will crystallise in the future.

     INVESTMENTS

     Investments held as fixed assets are stated at cost less provision for any permanent diminution in value.

     WORK IN PROGRESS

     Work in progress represents work done by the firm and not yet billed and is included in the accounts at the lower of cost including attributable overheads, and net realisable value.

     LEASES

     Operating lease rentals are charged to profit and loss in equal amounts over the lease term.

     PENSION COSTS

     Eligible employees of JLW (Scotland) Service Company participate in a defined benefit pension scheme, the assets of which are held in a separate trustee administered fund. Costs are charged to the profit and loss account so as to spread the cost over the service lives of the participating employees. Additional funding may be made at the partners' discretion.

     Partners make their own provision for pensions by contributing to personal pension arrangements.

     FOREIGN EXCHANGE

     The functional currency of Jones Lang Wootton - Scotland and its subsidiary undertaking is the local currency (Sterling) and its transactions are measured in that currency. The reporting currency for the purposes of these financial statements is the United States dollar and the Sterling consolidated financial statements have been translated using the closing rate of exchange for the balance sheet and the weighted average rate of exchange for the profit and loss account. The opening capital and reserves have been translated using the rate at January 1, 1995. All differences arising as a result of this translation have been taken directly to the foreign exchange translation reserve.

                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


2.   OPERATING PROFIT

     Operating profit is stated after including:

                                   1997         1996          1995
                                 --------     --------      --------
(a)  Other operating income:
     Gross rents receivable .          64           62            62
     Directors' fees. . . . .          34           24            27
                                 --------     --------      --------
                                       98           86            89
                                 ========     ========      ========
(b)  Staff costs:
     Wages and salaries . . .       2,096        1,803         1,654
     Social security costs. .         205          170           160
                                 --------     --------      --------
                                    2,301        1,973         1,814
                                 ========     ========      ========

                                    No           No            No
                                 --------     --------      --------
Average number of persons
 employed:
  Technical and adminis-
    tration . . . . . . . . .          56           55            53
                                 ========     ========      ========
(c)  Operating lease rentals.         335          314           316
                                 ========     ========      ========
(d)  Depreciation and other
       amounts written off
       tangible fixed assets
       Own tangible fixed
        assets and business
        investments . . . . .         304          228           282
                                 ========     ========      ========
(e)  Auditors' remuneration .          21           14            16
                                 ========     ========      ========

3.  INVESTMENT INCOME
                                   1997         1996          1995
                                 --------     --------      --------
Other interest receivable
  and similar income. . . . .         102           57            35
                                 ========     ========      ========

4.  INTEREST PAYABLE AND SIMILAR CHARGES

                                   1997         1996          1995
                                 --------     --------      --------
Bank loans, overdrafts
 and other loans. . . . . . .          12           13             6
                                 ========     ========      ========

                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


5.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                   1997         1996          1995
                                 --------     --------      --------
United Kingdom corporation
 tax based on the profit for
 the year for the corporate
 entity . . . . . . . . . . .          46           36            43
                                 ========     ========      ========

     The tax charge is disproportionately low as no taxation is provided on the profits attributable to the partners in accordance with the firm's accounting policies.

6.  TANGIBLE FIXED ASSETS

                                  Office
                                machinery,
                                 computer     Improve-
                                  equip-      ments to
                        Motor     ment &      leasehold
                       vehicles  fixtures     premises        Total
                       -------- ----------    ---------    ----------
COST

At 1 January
 1996 . . . . . . .        981      1,013          112         2,106
Foreign exchange
 translation
 differences. . . .        101        112           12           225
Additions . . . . .        258        163        --              421
Disposals . . . . .       (301)      (101)       --             (402)
                      --------   --------     --------      --------
At 31 December
 1996 . . . . . . .      1,039      1,187          124         2,350
Foreign exchange
 translation
 differences. . . .        (43)       (49)          (5)          (97)
Additions . . . . .        220        131        --              351
Disposals . . . . .       (256)     --           --             (256)
                      --------   --------     --------      --------
At 31 December
 1997 . . . . . . .        960      1,269          119         2,348
                      --------   --------     --------      --------
ACCUMULATED
DEPRECIATION;

At 1 January
 1996 . . . . . . .        425        828           83         1,336
Foreign exchange
 translation
 differences. . . .         40         86           10           136
Charge for the
 year . . . . . . .        132         83            9           224
Disposals . . . . .       (198)      (101)       --             (299)
                      --------   --------     --------      --------
At 31 December
  1996. . . . . . .        399        896          102         1,397

                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

                                  Office
                                machinery,
                                 computer     Improve-
                                  equip-      ments to
                        Motor     ment &      leasehold
                       vehicles  fixtures     premises        Total
                       -------- ----------    ---------    ----------
Foreign exchange
 translation
 differences. . . .        (17)       (37)          (4)          (58)
Charge for the
 year . . . . . . .        193        100            9           302
Disposals . . . . .       (156)      --          --             (156)
                      --------   --------     --------      --------
At 31 December
 1997 . . . . . . .        419        959          107         1,485
                      --------   --------     --------      --------
NET BOOK VALUE:

At 31 December
 1997 . . . . . . .        541        310           12           863
                      ========   ========     ========      ========
At 31 December
 1996 . . . . . . .        640        291           22           953
                      ========   ========     ========      ========

7.  INVESTMENTS
                                                1997         1996
                                              --------     --------
NET BOOK VALUE:
Business investment . . . . . . . . . . .        --               2
                                              ========     ========
Other investments other
 than loans:
  At 1 January 1997 . . . . . . . . . . .            2
  Amortization. . . . . . . . . . . . . .           (2)
                                              --------
  At 31 December 1997 . . . . . . . . . .        --
                                              ========

8.  DEBTORS
                                                1997         1996
                                              --------     --------
Trade debtors . . . . . . . . . . . . . .        2,094        1,152
Other debtors due within one year . . . .           95           18
Prepayments and accrued income. . . . . .          289          281
                                              --------     --------
                                                 2,478        1,451
                                              ========     ========

9.  CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR
                                                1997         1996
                                              --------     --------
Bank overdraft. . . . . . . . . . . . . .          111            9
Trade creditors . . . . . . . . . . . . .          162          219
Other taxes and social security costs . .          530          354
Corporation tax . . . . . . . . . . . . .           70           67
Accruals and deferred income. . . . . . .          494          364
Other creditors . . . . . . . . . . . . .           80           28
                                              --------     --------
                                                 1,447        1,041
                                              ========     ========

                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


10.  RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
     OPERATING ACTIVITIES

                                  1997          1996         1995
                                --------      --------     --------
Operating profit. . . . . .        4,996         2,072        1,609
Depreciation and amortization
  charges . . . . . . . . .          304           228          282
(Increase)/decrease in work
  in progress . . . . . . .          (62)           (6)          20
Increase in debtors . . . .       (1,082)         (175)        (286)
Increase in creditors . . .          342           387            9
                                --------      --------     --------
Net cash inflow from
  operating activities. . .        4,498         2,506        1,634
                                ========      ========     ========

11.  ANALYSIS OF NET FUNDS

                                      Cash      Exchange
                            1996      flow      movement      1995
                          --------  --------    --------    --------
Cash in hand and
 at bank. . . . . . .         662        595         49          18
Overdraft . . . . . .          (9)        60         (2)        (67)
                         --------   --------   --------    --------
                              653        655         47         (49)
                         ========   ========   ========    ========

                                      Cash      Exchange
                            1997      flow      movement      1996
                          --------  --------    --------    --------
Cash in hand and
 at bank. . . . . . .       2,642      2,016        (36)        662
Overdraft . . . . . .        (111)      (103)         1          (9)
                         --------   --------   --------    --------
                            2,531      1,913        (35)        653
                         ========   ========   ========    ========

12.  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

                                      1997       1996        1995
                                    --------   --------    --------
Increase/(decrease) in cash
  in the year . . . . . . . . . .      1,913        655        (459)
Translation difference. . . . . .        (35)        47           7
                                    --------   --------    --------
Movement in net funds in the year      1,878        702        (452)
Net funds at start of year. . . .        653        (49)        403
                                    --------   --------    --------
Net funds/(debt) at end of year .      2,531        653         (49)
                                    ========   ========    ========

                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


13.  OPERATING LEASE COMMITMENTS

     At 31 December 1997 and 1996, the firm was committed to making the following payments during the next year in respect of operating leases:

                                               Land and buildings
                                             ----------------------
                                                1997         1996
                                              --------     --------
Lease which expire:
Within one year . . . . . . . . . . . . .         --           --
Within two to five years. . . . . . . . .           97          102
After five years. . . . . . . . . . . . .          206          214
                                              --------     --------
                                                   303          316
                                              ========     ========

14.  PENSION COSTS

     The company participates in the Jones Lang Wootton Retirement Benefits Scheme which provides benefits based on final pensionable pay. The pension scheme is set up under trust and the assets of the scheme are therefore held separately from those of the participating companies. The scheme is non-contributory.

     Employees of the company represent only a small proportion of the total membership of the scheme and contributions are based on pension costs for the membership as a whole. There were no contributions paid to the scheme on behalf of the employees of the company in each of the three years ended 31 December 1995, 1996 and 1997.

15.  SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP

     The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differs in certain significant respects from accounting principles generally accepted in the United States (US GAAP). However, there are no significant differences between UK GAAP and US GAAP in respect of the income statements and balance sheets included in these accounts.

     CONSOLIDATED STATEMENTS OF CASH FLOWS:

     The consolidated statements of cash flows prepared under UK GAAP differ in certain presentational respects from the format required under US GAAP. Under UK GAAP, a reconciliation of operating profit to cash flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities.

     Under US GAAP, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement.

                                        JONES LANG WOOTTON - SCOTLAND

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)




     Summary consolidated cash flow information as presented in accordance with US GAAP:

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
CASH WAS PROVIDED BY/(USED IN):
Operating activities. . . . . . .             3,347            3,395       4,538       2,480       1,626
Investing activities. . . . . . .              (464)            (153)       (231)       (295)       (172)
Financing activities. . . . . . .            (2,624)          (1,847)     (2,291)     (1,590)     (1,846)
                                           --------         --------    --------    --------    --------
Net increase/(decrease) in cash .               259            1,395       2,016         595        (392)
Exchange movement . . . . . . . .                91              (58)        (36)         49           7
Cash at the beginning of
  the period. . . . . . . . . . .             2,642              662         662          18         403
                                           --------         --------    --------    --------    --------
Cash at the end of the period . .             2,992            1,999       2,642         662          18
                                           ========         ========    ========    ========    ========


















                                        JONES LANG WOOTTON - SCOTLAND

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


     A reconciliation between the consolidated statement of cash flows presented in accordance with UK GAAP and US
GAAP is set out below:

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
OPERATING ACTIVITIES:
Net cash inflow from operating
 activities (UK GAAP) . . . . . .             3,267            3,378       4,498       2,506       1,634
Interest received . . . . . . . .               123               56          95          37          45
Interest paid . . . . . . . . . .                (7)             (10)        (12)        (13)         (6)
Tax paid. . . . . . . . . . . . .               (36)             (29)        (43)        (50)        (47)
                                           --------         --------    --------    --------    --------
Net cash provided by
  operating activities. . . . . .             3,347            3,395       4,538       2,480       1,626
                                           --------         --------    --------    --------    --------
INVESTING ACTIVITIES:
Net cash outflow from
 capital expenditure,
 financial investment and
 acquisitions (UK GAAP) . . . . .              (464)            (153)       (231)       (295)       (172)
                                           --------         --------    --------    --------    --------
Net cash used in investing
 activities (US GAAP) . . . . . .              (464)            (153)       (231)       (295)       (172)
                                           ========         ========     ========   ========    ========
FINANCING ACTIVITIES:
Net cash outflow from
 financing (UK GAAP). . . . . . .             --                --         --          --           --
Partners' drawings. . . . . . . .            (2,657)          (1,879)     (2,394)     (1,530)     (1,913)
Increase/(decrease) in overdraft.                33               32         103         (60)         67
                                           --------         --------    --------    --------    --------
Net cash used in financing
  activities (US GAAP). . . . . .            (2,624)          (1,847)     (2,291)     (1,590)     (1,846)
                                           ========         ========    ========    ========    ========


                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


16.  BALANCE SHEETS AND PROFIT AND LOSS ACCOUNTS UNDER US GAAP

     The following balance sheets and profit and loss accounts have been presented in accordance with US GAAP.

     BALANCE SHEET:

                                Unaudited
                              30 September
                                  1998           1997        1996
                              -------------    --------    --------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents . . .      2,992       2,642         662
Trade receivables, net. . . . .      2,362       2,342       1,409
Other receivables . . . . . . .        185          95          18
Prepaid expenses. . . . . . . .        204         169          93
                                  --------    --------    --------
    Total current assets. . . .      5,743       5,248       2,182
Property and equipment,
 at cost less accumulated
 depreciation of $1,485 and
 $1,593 in 1997 and 1998,
 respectively . . . . . . . . .      1,151         863         953
Investments . . . . . . . . . .       --          --             2
                                  --------    --------    --------
    Total assets. . . . . . . .      6,894       6,111       3,137
                                  ========    ========    ========
LIABILITIES AND PARTNERS' FUNDS
CURRENT LIABILITIES:
Accounts payable and
 accrued liabilities. . . . . .        718         656         583
Taxation. . . . . . . . . . . .         61          70          67
Other liabilities . . . . . . .        747         610         382
Borrowings. . . . . . . . . . .        149         111           9
                                  --------    --------    --------
    Total current liabilities .      1,675       1,447       1,041
Deferred tax liability. . . . .       --          --          --
Other long-term liabilities . .       --          --          --

PARTNERS' FUNDS:
Partners' balances and
 other reserves . . . . . . . .      5,062       4,762       1,909
Effects of cumulative
 translation adjustments. . . .        157         (98)        187
                                  --------    --------    --------
    Total partners' funds . . .      5,219       4,664       2,096
                                  --------    --------    --------
    Total liabilities and
     partners' funds. . . . . .      6,894       6,111       3,137
                                  ========    ========    ========

                                        JONES LANG WOOTTON - SCOTLAND

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


     PROFIT AND LOSS ACCOUNTS:

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
REVENUE:
Operating revenue . . . . . . . .             6,587            6,366       9,042       5,618       4,894
Interest revenue. . . . . . . . .               123               56         102          57          35
Other income. . . . . . . . . . .                73               52          98          86          89
                                           --------         --------    --------    --------    --------
    Total revenue . . . . . . . .             6,783            6,474       9,242       5,761       5,018

OPERATING EXPENSES:
Compensation and benefits . . . .             1,995            1,628       2,301       1,973       1,814
Operating, administrative
 and other. . . . . . . . . . . .             1,274              901       1,539       1,430       1,278
Merger-related non-recurring
 charges. . . . . . . . . . . . .               219            --          --           --         --
Depreciation and amortization . .               208              167         284         206         281
                                           --------         --------    --------    --------    --------
    Total operating expenses. . .             3,696            2,696       4,124       3,609       3,373
                                           --------         --------    --------    --------    --------
OPERATING INCOME. . . . . . . . .             3,087            3,778       5,118       2,152       1,645
Interest expense. . . . . . . . .                 7               10          12          13           6
                                           --------         --------    --------    --------    --------
EARNINGS BEFORE PROVISION FOR
 INCOME TAX . . . . . . . . . . .             3,080            3,768       5,106       2,139       1,639
Provision for income taxes. . . .                25               34          46          36          43
                                           --------         --------    --------    --------    --------
NET EARNINGS AFTER TAXATION
 BEFORE MINORITY INTEREST . . . .             3,055            3,734       5,060       2,103       1,596
Minority interest . . . . . . . .             --               --          --          --          --
                                           --------         --------    --------    --------    --------
NET INCOME. . . . . . . . . . . .             3,055            3,734       5,060       2,103       1,596
                                           ========         ========    ========    ========    ========


                     JONES LANG WOOTTON - SCOTLAND

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     The following reclassifications have been made between the UK GAAP balance sheets and the US GAAP balance sheets.

     TRADE RECEIVABLES

     Included in trade receivables are the following balances:

                                  Unaudited
                                30 September
                                    1998         1997       1996
                                -------------  --------   --------
  Trade debtors . . . . . . . . .      2,156      2,094      1,152
  Unbilled fee income . . . . . .         21        120        188
  Work in progress. . . . . . . .        185        128         69
                                    --------   --------   --------
  Trade receivables reported
    in accordance with
    US GAAP . . . . . . . . . . .      2,362      2,342      1,409
                                    ========   ========   ========

     Unbilled fee income is included in prepayments and accrued income in the UK GAAP balance sheet.

     OTHER CURRENT LIABILITIES

     Other current liabilities comprises:

                                  Unaudited
                                30 September
                                    1998         1997       1996
                                -------------  --------   --------
  Other creditors . . . . . . . .        265         80         28
  Other taxes . . . . . . . . . .        482        530        354
                                    --------   --------   --------
  Other current liabilities
    reported in accordance
    with US GAAP. . . . . . . . .        747        610        382
                                    ========   ========   ========

     Other taxes include social security, payroll taxes, value added and other sales taxes, which under UK GAAP are included in taxation and social security. Under US GAAP, taxation includes only the corporate tax liabilities.

                  JONES LANG WOOTTON - IRISH PRACTICE

                     COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995

            INDEPENDENT AUDITORS' REPORT TO THE PARTNERS OF
                  JONES LANG WOOTTON - IRISH PRACTICE


     We have audited the accompanying combined balance sheets of Jones Lang Wootton - Irish Practice as of 31 December 1997 and 1996, the related combined profit and loss accounts, combined statements of cash flows, combined statements of total recognized gains and losses and combined statements of movements in partners' funds for each of the years in the three year period ended 31 December 1997. These combined financial statements are the responsibility of the Partners. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Ireland and the United Kingdom and the United States of America. Those standards require that we plan and perform audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Jones Lang Wootton - Irish Practice as of 31 December 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three year period ended 31 December 1997, in conformity with accounting principles generally accepted in Ireland and the United Kingdom.

     Accounting principles generally accepted in Ireland and the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the results of operations for each of the years in the three year period ended 31 December 1997 and the determination of partners' funds as of 31 December 1997 and 1996 to the extent summarized in Notes 19 and 20 to the combined financial statements.


Deloitte & Touche
Chartered Accountants and Registered Auditors
Dublin
24 November 1998

                                     JONES LANG WOOTTON - IRISH PRACTICE

                                    CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                                Nine months ended 30 September 1998 and 1997
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)
                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------
FEE INCOME. . . . . . . .                     8,663            6,282       9,223       9,466       6,953
Administrative expenses .                    (4,248)          (4,015)     (5,420)     (5,421)     (5,258)
Merger-related
  non-recurring charges .                      (575)           --          --          --          --
                                         ----------       ----------  ----------  ----------  ----------
OPERATING PROFIT. . . . .                     3,840            2,267       3,803       4,045       1,695
Profit on disposal of
 tangible fixed assets. .                     --                  13          13       --              5
                                         ----------       ----------  ----------  ----------  ----------
PROFIT ON ORDINARY
 ACTIVITIES BEFORE
 INTEREST . . . . . . . .                     3,840            2,280       3,816       4,045       1,700
Interest receivable . . .                        38               23          78          21       --
Interest payable and
  similar charges . . . .                       (38)             (57)        (60)        (82)        (21)
                                         ----------       ----------  ----------  ----------  ----------
PROFIT ON ORDINARY
 ACTIVITIES BEFORE
 TAXATION . . . . . . . .       2             3,840            2,246       3,834       3,984       1,679
Tax on profit on ordinary
  activities. . . . . . .       4             --               --             (4)         (4)      --
                                         ----------       ----------  ----------  ----------  ----------
PROFIT AFTER
 TAXATION . . . . . . . .                     3,840            2,246       3,830       3,980       1,679
                                         ==========       ==========  ==========  ==========  ==========
DISTRIBUTABLE TO:
Former partners and
 dependents . . . . . . .                        89               99         135          87          48
proprietary partners-
 transferred to
 partners' funds. . . . .      14             3,751            2,147       3,695       3,893       1,631
                                         ==========       ==========  ==========  ==========  ==========

                              All activities derive from continuing operations.

                                     JONES LANG WOOTTON - IRISH PRACTICE

                                           COMBINED BALANCE SHEETS

                         As of 30 September 1998 and as of 31 December 1997 and 1996
                              (US$ in thousands, except where stated otherwise)

                                                 Unaudited
                                                 30 September
                                      Notes         1998              1997             1996
                                      -----     -------------      ----------      ----------
FIXED ASSETS
Intangible assets . . . . . . . .         5             1,288           1,443           1,220
                                                   ----------      ----------      ----------

CURRENT ASSETS
Work in progress. . . . . . . . .         6             --              --              --
Debtors and prepayments . . . . .         7             3,909           2,611           2,438
Cash at bank and in hand. . . . .                       1,852             676           1,211
                                                   ----------      ----------      ----------
                                                        5,761           3,287           3,649
Creditors: Amounts falling due
  within one year . . . . . . . .         8             2,182          (1,288)         (1,549)
                                                   ----------      ----------      ----------
    Net current assets. . . . . .                       3,579           1,999           2,100
                                                   ----------      ----------      ----------

    Total assets less current
      liabilities . . . . . . . .                       4,867           3,442           3,320

Creditors: Amounts falling due
  after more than one year. . . .                        (156)           (247)           (441)
                                                   ----------      ----------      ----------

                                                        4,711           3,195           2,879
                                                   ==========      ==========      ==========
PARTNERS' FUNDS
Revaluation reserve . . . . . . .        14               285             285           --
Foreign exchange translation
  reserve . . . . . . . . . . . .        14               (47)           (275)            204
Partner balances. . . . . . . . .        14             3,336           3,185           2,675
Provision for annuitants. . . . .        14             1,137           --              --
                                                   ----------      ----------      ----------
                                                        4,711           3,195           2,879
                                                   ==========      ==========      ==========



                                     JONES LANG WOOTTON - IRISH PRACTICE

                          COMBINED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997           1997        1996        1995
                                      -------------    -------------    --------    --------    --------
Profit distributable to:
  Proprietary partners. . . . . .             3,751            2,147       3,695       3,893       1,631
  Former partners and
    dependents. . . . . . . . . .                89               99         135          87          48
                                           --------         --------    --------    --------    --------
                                              3,840            2,246       3,830       3,980       1,679

Unrealized surplus on
  revaluation of
  leasehold interest. . . . . . .             --               --            299       --          --
Foreign exchange translation
  difference. . . . . . . . . . .               228             (397)       (479)        142          62
                                           --------         --------    --------    --------    --------
    Total recognized gains
      and losses. . . . . . . . .             4,068            1,849       3,650       4,122       1,741
                                           ========         ========    ========    ========    ========

















                                     JONES LANG WOOTTON - IRISH PRACTICE

                             COMBINED STATEMENTS OF MOVEMENTS IN PARTNERS' FUNDS

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997           1997        1996        1995
                                      -------------    -------------    --------    --------    --------

Opening funds . . . . . . . . . .             3,195            2,879       2,879       1,297       1,609
Profit for the periods. . . . . .             3,751            2,147       3,695       3,893       1,631
Drawings. . . . . . . . . . . . .            (2,466)          (2,215)     (3,308)     (2,499)     (2,038)
Cash introduced . . . . . . . . .                 3            --            123          46          33
Unrealized surplus on
  revaluation of lease-
  hold interest . . . . . . . . .             --               --            285       --          --
Foreign exchange translation
  difference. . . . . . . . . . .               228             (397)       (479)        142          62
                                           --------         --------    --------    --------    --------
Closing funds . . . . . . . . . .             4,711            2,414       3,195       2,879       1,297
                                           ========         ========    ========    ========    ========




















                                     JONES LANG WOOTTON - IRISH PRACTICE

                                      COMBINED STATEMENTS OF CASH FLOWS

                                Nine months ended 30 September 1998 and 1997
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                            Notes         1998             1997          1997        1996        1995
                            -----     -------------    -------------  ----------  ----------  ----------
NET CASH INFLOW FROM
 OPERATING ACTIVITIES . .      11             3,730            2,402       3,531       4,856       2,379
                                         ----------       ----------  ----------  ----------  ----------
RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
Interest received . . . .                        38               23          78          21       --
Interest paid . . . . . .                       (16)             (24)        (18)        (18)        (18)
Interest element of
 finance lease rental
 payments . . . . . . . .                       (22)             (33)        (42)        (64)         (3)
                                         ----------       ----------  ----------  ----------  ----------
Net cash (outflow)/inflow from
  returns on investments
  and servicing of finance                    --                 (34)         18         (61)        (21)
                                         ----------       ----------  ----------  ----------  ----------
TAXATION
Corporation tax paid. . .                     --               --             (7)      --          --
                                         ----------       ----------  ----------  ----------  ----------
TAX PAID. . . . . . . . .                     --               --             (7)      --          --
                                         ----------       ----------  ----------  ----------  ----------
CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
Payments to acquire
  tangible fixed assets .                       (77)            (536)       (556)        (97)       (420)
Receipts from sales of
  tangible fixed assets .                        25               69          79           9          28
                                         ----------       ----------  ----------  ----------  ----------
Net cash outflow from
  capital expenditure and
  financial investment. .                       (52)            (467)       (477)        (88)       (392)
                                         ----------       ----------  ----------  ----------  ----------




                                     JONES LANG WOOTTON - IRISH PRACTICE

                                      COMBINED STATEMENTS OF CASH FLOWS

                                     Nine months ended 30 September 1998
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                            Notes         1998             1997          1997        1996        1995
                            -----     -------------    -------------  ----------  ----------  ----------
DISTRIBUTIONS
Partners' drawings less
 cash introduced. . . . .                    (2,463)          (2,215)     (3,185)     (2,453)     (2,005)
Former partners and
 dependents . . . . . . .                       (89)             (99)       (135)        (87)        (48)
                                         ----------       ----------  ----------  ----------  ----------
NET CASH OUTFLOW FROM
 DISTRIBUTIONS. . . . . .                    (2,552)          (2,314)     (3,320)     (2,540)     (2,053)
                                         ----------       ----------  ----------  ----------  ----------
NET CASH INFLOW/OUTFLOW
 BEFORE FINANCING . . . .                     1,126             (413)       (255)      2,167         (87)
                                         ----------       ----------  ----------  ----------  ----------

FINANCING
Capital element of
 finance lease rental
 payments . . . . . . . .                       (92)             (89)       (118)       (114)        (76)
                                         ----------       ----------  ----------  ----------  ----------
NET CASH OUTFLOW FROM
 FINANCING. . . . . . . .                       (92)             (89)       (118)       (114)        (76)
                                         ----------       ----------  ----------  ----------  ----------
INCREASE/(DECREASE)
  IN CASH . . . . . . . .      13             1,034             (502)       (373)      2,053        (163)
                                         ==========       ==========  ==========  ==========  ==========












                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


1.   ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Jones Lang Wootton - Irish Practice, provides advice on all aspects of commercial real estate. Substantially all of the turnover arises from services provided in the Republic of Ireland.

     ACCOUNTING CONVENTION

     The combined financial statements have been prepared under the historical cost convention, as modified by the revaluation of an operating leasehold interest, and in accordance with accounting principles generally accepted in Ireland and the United Kingdom.

     BASIS OF COMBINATION

     The combined financial statements represent a combination of the financial statements of the Irish Partnership of Jones Lang Wootton and two corporate entities being, Utrillo Limited and Jones Lang Wootton
Property Management Services. These corporate entities are under the control of the Irish Partnership of Jones Lang Wootton - Irish Practice.

     Transactions and balances in respect of property management services, including monies held on behalf of clients and staff costs of certain staff employed on behalf of property management clients are not reflected within the financial statements.

     INTERIM INFORMATION

     The financial information as at 30 September 1998 and for the nine month periods ended 30 September 1998 and 1997 are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information for these interim periods have been included. The results for the periods ended 30 September 1998 and 1997 are not necessarily indicative of the results to be obtained for the full fiscal years.

     PARTNERS' REMUNERATION

     Remuneration of proprietary partners, including pension contributions and remuneration payable by corporate entities, is treated as partners' drawings and not charged in determining the profit for the year.

     Remuneration of salaried partners is included within administration expenses. Amounts owing to or from salaried partners are included within creditors and debtors.

     FEE INCOME

     Revenue is recognised upon substantial completion of the underlying engagement.

     DEPRECIATION

     Depreciation is provided on tangible assets using the following rates:

     Leasehold property               -  Period of lease
     Office furniture and fittings    -  12-1/2% straight line
     Motor vehicles                   -  25% reducing balance
     Computer and other equipment     -  25% straight line

                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

     TAXATION

     Corporation tax is provided on the taxable profits of the corporate entities. The taxation payable on partnership profit is a personal liability of the partners and no current or deferred taxation is provided on the profits attributable to the partners.

     DEFERRED TAXATION

     Deferred taxation is provided at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in financial statements to the extent that it is probable that a liability or asset will crystallise in the future.

     WORK IN PROGRESS

     Work in progress is included in respect of engagements which are not dependent on future events and which have not been substantially completed. Work in progress is valued at the lower of cost, including attributable overheads, and net realisable value.

     LEASED ASSETS

     Assets held under finance leases are capitalised at their fair value on the inception of the leases and depreciated over their estimated useful lives. The finance charges are allocated over the period of the lease in proportion to the capital element outstanding.

     Operating lease rentals are charged to profit and loss in equal amounts over the lease term.

     PENSION COSTS

     Eligible employees participate in defined benefit pension schemes, the assets of which are held in separate trustee administered funds. Costs are charged to the profit and loss account so as to spread the cost over the service lives of the participating employees.

     FOREIGN EXCHANGE

     The functional currency is Irish pounds and the transactions are recorded in Irish pounds. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates at that date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction, all differences being dealt with in the profit and loss account.

     The reporting currency for the purposes of these financial statements is the United States dollar. The Irish pound combined financial statements have been translated using the closing rate of exchange for the balance sheet and the weighted average rate of exchange for the profit and loss account and movements in partners funds. The opening partners' funds have been translated using the rate at 1 January 1995. All differences arising as a result of translation have been taken directly to the foreign exchange translation reserve.

                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


2.   PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                     1997       1996       1995
                                   --------   --------   --------
The profit is stated
 after crediting:
  Rents receivable. . . . . . . .        57         61         61
                                   --------   --------   --------
and charging:
Depreciation:
 -own assets. . . . . . . . . . .       224        132        168
 -assets held under finance
    leases. . . . . . . . . . . .       129        134         21
Interest payable and similar
 charges:
 -bank overdraft. . . . . . . . .        18         18         18
 -finance charges on
   leased assets. . . . . . . . .        42         64          3
Operating lease charges . . . . .       261        282        280
                                   ========   ========   ========

3.  STAFF COSTS

                                     1997       1996       1995
                                   --------   --------   --------
Wages and salaries. . . . . . . .     2,899      2,975      2,833
Social security costs . . . . . .       251        240        218
Pension costs . . . . . . . . . .       169        190        244
                                   --------   --------   --------
                                      3,319      3,405      3,295
                                   ========   ========   ========
Comprising:
 Jones Lang Wootton & Jones Lang
  Wootton Property Management
  Services. . . . . . . . . . . .     2,440      2,520      2,409
 Utrillo Limited. . . . . . . . .       879        885        886
                                   --------   --------   --------
                                      3,319      3,405      3,295
                                   ========   ========   ========

Average number of employees:
(excluding proprietary partners)      No.        No.        No.
--------------------------------   --------   --------   --------
Technical and administration:
  Jones Lang Wootton &
    Jones Lang Wootton
    Property Management
    Services. . . . . . . . . . .        47         46         47
  Utrillo Limited . . . . . . . .        36         36         36
                                   --------   --------   --------
                                         83         82         83
                                   ========   ========   ========

                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)



4.  TAXATION ON PROFIT ON ORDINARY ACTIVITIES


                                     1997       1996       1995
                                   --------   --------   --------

Based on the profit for the year:
  Corporation tax on
    corporate entities. . . . . .         4          4      --
                                   ========   ========   ========


     No taxation is provided on the profits of the partnership in accordance with the accounting policies as such taxation is a personal liability of the partners.

     There are no differences which give rise to material deferred tax timing differences.

                                     JONES LANG WOOTTON - IRISH PRACTICE

                                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

5.  TANGIBLE FIXED ASSETS

                                                          Office
                                                         Furniture    Computers
                                              Motor         and       and other   Leasehold
                                            Vehicles     Fittings     Equipment    Interest      Total
                                           ----------   ----------   ----------   ----------   ----------
COST OR VALUATION
At 1 January 1996 . . . . . . . . . . .           337        1,384          758        --           2,479
Additions . . . . . . . . . . . . . . .           192          108           55        --             355
Disposals . . . . . . . . . . . . . . .           (48)        (412)        (107)       --            (567)
Foreign exchange translation
  differences . . . . . . . . . . . . .            26           65           41        --             132
                                           ----------   ----------   ----------   ----------   ----------
At 31 December 1996 . . . . . . . . . .           507        1,145          747        --           2,399
Additions . . . . . . . . . . . . . . .           386           79           91        --             556
Disposals . . . . . . . . . . . . . . .          (216)       --              (1)       --            (217)
On revaluation. . . . . . . . . . . . .         --           --           --             285          285
Foreign exchange translation
  differences . . . . . . . . . . . . .           (88)        (185)        (122)       --            (395)
                                           ----------   ----------   ----------   ----------   ----------
At 31 December 1997 . . . . . . . . . .           589        1,039          715          285        2,628
                                           ----------   ----------   ----------   ----------   ----------
ACCUMULATED DEPRECIATION
At 1 January 1996 . . . . . . . . . . .           176          711          517        --           1,404
Charge for the year . . . . . . . . . .            60          127           79        --             266
Disposals . . . . . . . . . . . . . . .           (34)        (417)        (107)       --            (558)
Foreign exchange translation
  differences . . . . . . . . . . . . .            12           27           28        --              67
                                           ----------   ----------   ----------   ----------   ----------
At 31 December 1996 . . . . . . . . . .           214          448          517        --           1,179
Charge for the year . . . . . . . . . .           124          136           93        --             353
Disposals . . . . . . . . . . . . . . .          (151)       --           --           --            (151)
Foreign exchange translation
  differences . . . . . . . . . . . . .           (32)         (77)         (87)       --            (196)
                                           ----------   ----------   ----------   ----------   ----------
At 31 December 1997 . . . . . . . . . .           155          507          523        --           1,185
                                           ----------   ----------   ----------   ----------   ----------





                                     JONES LANG WOOTTON - IRISH PRACTICE

                                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)



                                                          Office
                                                         Furniture    Computers
                                              Motor         and       and other   Leasehold
                                            Vehicles     Fittings     Equipment    Interest      Total
                                           ----------   ----------   ----------   ----------   ----------
NET BOOK VALUE

At 31 December 1997
Cost. . . . . . . . . . . . . . . . . .           434          532          192        --           1,158
Valuation . . . . . . . . . . . . . . .         --           --           --             285          285
                                             --------     --------     --------     --------     --------
                                                  434          532          192          285        1,443
                                             ========     ========     ========     ========     ========

At 31 December 1996 . . . . . . . . . .           293          697          230        --           1,220
                                             ========     ========     ========     ========     ========


























                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

     The leasehold premises, which are held under an operating lease, were valued as at 31 December 1997 by Harrington Bannon, Chartered Valuation Surveyors, on an open market value basis reflecting existing use.

     The net book value of fixed assets includes an amount of US$380 (1996:
US$578) in respect of assets held under finance leases.

6.   WORK IN PROGRESS

     There is no material work in progress at the balance sheet dates.

7.   DEBTORS
                                               1997         1996
                                             --------     --------
  Trade debtors . . . . . . . . . . . .         1,481        1,455
  Prepayments and accrued income. . . .         1,130          983
                                             --------     --------
                                                2,611        2,438
                                             ========     ========

8.   CREDITORS: (Amounts falling due within one year)

                                               1997         1996
                                             --------     --------
  Bank overdraft. . . . . . . . . . . .            19            8
  Taxation and social security. . . . .           328          457
  Accruals. . . . . . . . . . . . . . .           816          950
  Obligations under finance leases
    (note 10) . . . . . . . . . . . . .           125          134
                                             --------     --------
                                                1,288        1,549
                                             ========     ========

9.   CREDITORS: (Amounts falling due after more than one year)

                                               1997         1996
                                             --------     --------
  Obligations under finance leases
    (note 10) . . . . . . . . . . . . .           247          441
                                             ========     ========

10.  LEASE OBLIGATIONS

     Net lease obligations to third parties under finance leases were as follows:
                                               1997         1996
                                             --------     --------
  The minimum lease payments to which the
    practice was committed at 31 December
    were as follows:
      Due within one year . . . . . . .           151          181
      Due within two to five years. . .           268          498
                                             --------     --------
                                                  419          679
Less: Interest allocated to
  future periods. . . . . . . . . . . .           (47)        (104)
                                             --------     --------
                                                  372          575
                                             ========     ========

                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


                                               1997         1996
                                             --------     --------
The leases expire:
  Within one year . . . . . . . . . . .           125          134
  After more than one year. . . . . . .           247          441
                                             --------     --------
                                                  372          575
                                             ========     ========

     At 31 December 1997 there were commitments to make annual payments of US$249 in respect of an operating lease on a property, which expires after five years. Under the terms of the lease the annual rental payments are due for review on 1 November 1999.

11. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                        1997      1996      1995
                                      --------  --------  --------

  Operating profit. . . . . . . . .      3,803     4,045     1,695
  Depreciation. . . . . . . . . . .        353       266       189
  (Increase)/decrease in debtors. .       (586)     (157)       82
  (Decrease)/increase in creditors.        (39)      702       413
                                      --------  --------  --------
Net cash inflow from
  operating activities. . . . . . .      3,531     4,856     2,379
                                      ========  ========  ========

12.  ANALYSIS OF NET FUNDS

                           Exchange                 Exchange
                      Cash   Move-           Cash     Move-
              1995    flow   ment     1996   flow     ment    1997
              ----    ----  -------   ----   ----   --------  ----
Cash in
 hand and
 at bank. . .   17   1,139       55  1,211   (360)      (175)  676
Overdraft . . (912)    914      (10)    (8)   (13)         2   (19)
             -----   -----    -----  -----  -----      ----- -----
              (895)  2,053       45  1,203   (373)      (173)  657

Finance
 leases . . . (401)   (145)     (29)  (575)   118         85  (372)
             -----   -----    -----  -----  -----      ----- -----

  Total . . .(1,296) 1,908       16    628   (255)       (88)  285
            ======   =====    =====  =====  =====      ===== =====

                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


13.  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

                                       1997       1996       1995
                                      ------     ------    -------
  (Decrease)/increase in cash
    in the year . . . . . . . . .       (373)     2,053       (163)
  Cash outflow from decrease
    in lease financing. . . . . .        118        113         75
                                      ------     ------    -------
  Change in net funds resulting
    from cash flows . . . . . . .       (255)     2,166        (88)
  New finance leases. . . . . . .      --          (258)      (403)
  Translation difference. . . . .        (88)        16        (21)
                                      ------     ------     ------
  Movement in net funds
    in the year . . . . . . . . .       (343)     1,924       (512)
  Net funds at start of year. . .        628     (1,296)      (784)
                                      ------     ------    -------
  Net funds at end of year. . . .        285        628     (1,296)
                                      ======     ======     ======


14.   PARTNERS' FUNDS

                   Foreign
                   exchange    Revalua-           Provision
                  translation   tion     Partners     for
                   reserves    reserves  balances annuitants   Total
                  -----------  --------  -------- ----------  -------

At 1 January
  1995. . . . . . .      --        --       1,609       --      1,609
Profit for year . .      --        --       1,631       --      1,631
Partners drawings
 net of cash
 introduced . . . .      --        --      (2,005)      --     (2,005)
Foreign exchange
 translation
 differences. . . .        62      --        --         --         62
                       ------    ------    ------     ------   ------
At 31 December
 1995 . . . . . . .        62     --        1,235      --       1,297
Profit for year . .     --        --        3,893      --       3,893
Partners drawings
 net of cash
 introduced . . . .     --        --       (2,453)     --      (2,453)
Foreign exchange
 translation
 differences. . . .       142     --         --        --         142
                       ------    ------    ------     ------   ------
At 31 December
 1996 . . . . . . .       204     --        2,675      --       2,879
Profit for year . .      --       --        3,695      --       3,695
Partners drawings
 net of cash
 introduced . . . .      --        --      (3,185)     --      (3,185)
Foreign exchange
 translation
 differences. . . .      (479)     --        --        --        (479)

                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


                   Foreign
                   exchange    Revalua-           Provision
                  translation   tion     Partners     for
                   reserves    reserves  balances annuitants   Total
                  -----------  --------  -------- ----------  -------
Unrealized surplus
 on revaluation
 of leasehold
 interest . . . . .      --         285      --         --        285
                       ------    ------    ------     ------   ------

At 31 December
  1997. . . . . . .      (275)      285     3,185       --      3,195

Profit for nine
 months . . . . . .      --        --       3,751       --      3,751
Partners drawings
 net of cash
 introduced . . . .      --        --      (2,463)      --     (2,463)
Foreign exchange
 translation
 differences. . . .       228      --        --         --        228
Provision for
 annuitants . . . .      --        --      (1,137)     1,137     --
                       ------    ------    ------     ------   ------
At 30 September
 1998 . . . . . . .       (47)      285     3,336      1,137    4,711
                       ======    ======    ======     ======   ======

15.  COMMITMENTS

     The partnership has commitments to a former partner and a dependent of a former partner to pay annuities. The annuities are dependent on, and calculated on, profits for each year. In the case of the dependent the annuity also depends on the life span of the annuitant. No provision is included in the financial statements for any annuities payable in subsequent years based on profits of subsequent years as they cannot be determined with reasonable accuracy. Subsequent to 31 December 1997 a conditional agreement has been reached with annuitants for US$1,137. This agreement is conditional upon the completion of the merger with LaSalle Partners.

16.  PENSION COMMITMENTS

     Jones Lang Wootton Partnership and Utrillo Limited operate separate defined benefit schemes, which provide benefits based on final pensionable salaries for eligible employees and salaried partners.

     The contributions are based on the advice of independent actuaries obtained at three yearly intervals, using the attained age method of funding.

     The last actuarial valuation of the partnership pension scheme was at 1 January 1998. The principal assumption in the valuation was that, over the long term, the net return on investments will exceed the future salary increases by 2% per annum. The actuarial report of the partnership scheme disclosed that the actuarial value of the scheme's assets was US$3,148 and the actuarial accrued liability was US$1,647. The standard contribution rate as a percentage of salaries is 14.2%. The actuary has recommended that the future contribution rate until the next triennial valuation be 4% of salaries.

                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     The last actuarial valuation of the Utrillo Limited scheme was at 1 August 1996. The principal assumption was that, over the long term, the net return on investments would exceed future salary increases by 2% per annum. The Utrillo Limited actuarial report disclosed that the actuarial value of the scheme's assets was US$138 and the actuarial accrued liability was US$87. The actuary recommended a funding rate of 9.6% of the pensionable salaries until the next triennial valuation.

     The following are reflected in the financial statements:

                                       1997       1996       1995
                                      ------     ------     ------
  Pension costs . . . . . . . . .        169        190        244
                                      ======     ======     ======
  Prepaid pension costs included
    in prepayments and accrued
    income. . . . . . . . . . . .         70         53
                                      ======     ======
  Accrued pension costs
    included in accruals. . . . .       --         --
                                      ======     ======

17.  RELATED PARTY DISCLOSURES

     Trade debtors includes US$41 (1996: US$40) due from Jones Lang Wootton English partnership.

     The English partnership of Jones Lang Wootton share, through their UK representatives, as Irish proprietary partners in the profits of the combined entities. Included within partners funds are amounts attributable to the English partnership in respect of their profit share.

18.  INFORMATION REGARDING CORPORATE ENTITIES

     The corporate entities which are wholly owned and controlled by Jones Lang Wootton - Irish Practice are:

                            Country of
Company                    Incorporation          Activity
-------                    -------------          --------

Utrillo Limited . . . . . .   Ireland             Staff services
                                                  provider
Jones Lang Wootton Property
Management Services . . . .   Ireland             Property management
                                                  services provider

JLW Financial Services
Limited . . . . . . . . . .   Ireland             Dormant company

JLW Limited . . . . . . . .   Ireland             Dormant company

Jones Lang Wootton Limited.   Ireland             Dormant company

                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


19.  SIGNIFICANT DIFFERENCES BETWEEN IRISH/UK GAAP AND US GAAP

     The combined financial statements are prepared in accordance with Irish/UK GAAP which differs in certain significant respects from US GAAP. Ireland and the UK adopt common accounting standards. The principal differences that affect the combined profit for the years and the partners' funds are explained below and the approximate effect is shown below the explanations.

PENSIONS

     Under Irish/UK GAAP, pension costs are accounted for in accordance with the rules set out in Standard Statement of Accounting Practice No. 24, where the expected cost of providing pensions, as calculated by actuaries, is charged to the profit and loss so as to spread the cost of pensions over the service lives of the employees under the scheme. The differences between Irish/UK GAAP and US GAAP occur primarily in the way the actuarial assumptions are made and the methods used to calculate market values for the pension plan assets. The adjustment under US GAAP relates to the recognition of the pension surplus over the expected working lifetime of active members after taking account of the transition asset arising upon adoption of the US Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 87.

REVALUATION OF ASSETS

     Irish/UK GAAP permits tangible fixed assets to be recorded at a valuation, with depreciation charged to the profit and loss account based on revalued amounts. Under US GAAP there is a specific requirement for tangible fixed assets to be recorded at cost.

DEFERRED TAXATION

     Under Irish/UK GAAP, taxation is provided for at the anticipated tax rates on timing differences arising from the inclusion of income and expenditure in tax computations in periods different from those in which they are included in financial statements to the extent that it is probable that a liability or asset will crystallise in the future. Under US GAAP, deferred taxation is provided for on all temporary differences under the liability method subject to a valuation allowance on deferred tax assets where applicable.

                                     JONES LANG WOOTTON - IRISH PRACTICE

                                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


EFFECT ON DIFFERENCES

     The effect on profit in the combined financial statements of significant differences between Irish/UK GAAP and US GAAP is as follows:

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------

Profit after taxation under
  Irish/UK GAAP . . . . . . . . .             3,840            2,246       3,830       3,980       1,679
Adjustments:
  Employee pension costs. . . . .               188              159         209         175         151
  Depreciation. . . . . . . . . .                14              --          --          --          --
  Deferred taxation . . . . . . .               (65)             (57)        (76)        (65)        (55)
                                             ------           ------      ------      ------      ------
Net earnings as reported in
  accordance with US GAAP . . . .             3,977            2,348       3,963       4,090       1,775
                                             ======           ======      ======      ======      ======


















                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

     The effect on partners' funds of significant differences between Irish/UK GAAP and US GAAP is as follows:


                                 Unaudited
                                nine months
                                   ended
                               30 September
                                   1998           1997       1996
                               -------------     ------     ------
Partners' funds in accordance
  with Irish/UK GAAP. . . . . . .     4,711       3,195      2,879
Adjustments:
 Unrealized surplus on
  revaluation of leasehold
  interest and amortization . . .      (284)       (285)       --
 Employee pension costs . . . . .     1,020         784        694
 Deferred taxation. . . . . . . .      (355)       (273)      (239)
                                     ------      ------     ------
Partners' funds as reported in
 accordance with US GAAP. . . . .     5,092       3,421      3,334
                                     ======      ======     ======

COMBINED STATEMENTS OF CASH FLOWS

     The combined statements of cash flows prepared under Irish/UK GAAP differ in certain presentational respects from the format required under Statement of Cash flows ("SFAS") 95. Under Irish/UK GAAP, a reconciliation of operating profit to cash flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities.

     Under SFAS 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement.

     Summary combined cash flow information as presented in accordance with SFAS 95:

                                     JONES LANG WOOTTON - IRISH PRACTICE

                                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------

Cash was provided by (used in):
 Operating activities . . . . . .             3,730            2,368       3,542       4,795       2,358
 Investing activities . . . . . .               (52)            (467)       (477)        (88)       (392)
 Financing activities . . . . . .            (2,595)          (2,401)     (3,425)     (3,568)     (1,956)
                                             ------           ------      ------      ------      ------

Net increase/(decrease)
 in cash. . . . . . . . . . . . .             1,083             (500)       (360)      1,139          10

Exchange movement . . . . . . . .                93             (148)       (175)         55         --
Cash at the beginning of
  the period. . . . . . . . . . .               676            1,211       1,211          17           7
                                             ------           ------      ------      ------      ------

Cash at the end of the period . .             1,852              563         676       1,211          17
                                             ======           ======      ======      ======      ======


















                                     JONES LANG WOOTTON - IRISH PRACTICE

                                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     A reconciliation between the combined statement of cash flows presented in accordance with Irish/UK GAAP and
US GAAP is set out below:

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Operating activities:
 Net cash inflow from operating
  activities (Irish/UK GAAP). . .             3,730            2,402       3,531       4,856       2,379
 Interest received. . . . . . . .                38               23          78          21        --
 Interest paid. . . . . . . . . .               (16)             (24)        (18)        (18)        (18)
 Interest element of finance
  lease rentals . . . . . . . . .               (22)             (33)        (42)        (64)         (3)
 Tax paid . . . . . . . . . . . .              --               --            (7)       --          --
                                             ------           ------      ------      ------      ------
Net cash provided by operating
 activities (US GAAP) . . . . . .             3,730            2,368       3,542       4,795       2,358
                                             ======           ======      ======      ======      ======
Investing activities:
 Net cash outflow from capital
  expenditure (Irish/UK GAAP) . .               (52)            (467)       (477)        (88)       (392)
                                             ------           ------      ------      ------      ------
Net cash provided by (used in)
 in investing activities
 (US GAAP). . . . . . . . . . . .               (52)            (467)       (477)        (88)       (392)
                                             ======           ======      ======      ======      ======
Financing activities:
 Net cash outflow from financing
  (Irish/UK GAAP) . . . . . . . .               (92)             (89)       (118)       (114)        (76)
 Partners drawings. . . . . . . .            (2,552)          (2,314)     (3,320)     (2,540)     (2,053)
 Increase/(decrease) in
  overdraft . . . . . . . . . . .                49                2          13        (914)        173
                                             ------           ------      ------      ------      ------
Net cash used in financing
 activities (US GAAP) . . . . . .            (2,595)          (2,401)     (3,425)     (3,568)     (1,956)
                                             ======           ======      ======      ======      ======


                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


20.  BALANCE SHEET AND PROFIT AND LOSS ACCOUNT UNDER US GAAP

     The following combined balance sheet and profit and loss accounts have been prepared in accordance with US GAAP and reflect the adjustments detailed in Note 19:

     BALANCE SHEET

                                 Unaudited
                                nine months
                                   ended
                               30 September
                                   1998           1997       1996
                               -------------     ------     ------
ASSETS
CURRENT ASSETS
Cash and cash equivalents . . . .     1,852         676      1,211
Trade receivables, net. . . . . .     3,584       2,387      2,265
Prepaid expenses. . . . . . . . .       236         154        120
                                     ------      ------     ------
    Total current assets. . . . .     5,672       3,217      3,596

Property and equipment, at cost,
  less accumulated depreciation
  of US$1,185 and US$1,179 in
  1997 and 1996, respectively . .     1,004       1,158      1,220

Other non current assets. . . . .     1,109         853        746
                                     ------      ------     ------
    Total assets. . . . . . . . .     7,785       5,228      5,562
                                     ======      ======     ======

LIABILITIES AND PARTNERS' FUNDS
CURRENT LIABILITIES

Accounts payable and accrued
  liabilities . . . . . . . . . .     1,491         702        912
Taxation. . . . . . . . . . . . .      --          --            4
Other liabilities . . . . . . . .       117          61         51
Employee entitlements . . . . . .       502         505        574
Borrowings. . . . . . . . . . . .        72          20          8
                                     ------      ------     ------
    Total current liabilities . .     2,182       1,288      1,549

Deferred tax liability. . . . . .       355         273        238
Other long term liabilities . . .       156         246        441
                                     ------      ------     ------
   Total liabilities. . . . . . .     2,693       1,807      2,228
                                     ======      ======     ======

Partners' balances. . . . . . . .     4,032       3,743      3,099
Foreign exchange translation
  reserve . . . . . . . . . . .         (77)       (322)       235
Provision for annuitants. . . . .     1,137       --         --
                                     ------      ------     ------
    Total partners' funds . . . .     5,092       3,421      3,334
                                     ======      ======     ======
    Total liabilities and
      partners' funds . . . . . .     7,785       5,228      5,562
                                     ======      ======     ======

                                     JONES LANG WOOTTON - IRISH PRACTICE

                                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     INCOME STATEMENT

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
REVENUE
Operating revenue . . . . . . . .             8,663            6,282       9,223       9,466       6,953
Interest revenue. . . . . . . . .                38               23          78          21       --
                                             ------           ------      ------      ------      ------
    Total revenue . . . . . . . .             8,701            6,305       9,301       9,487       6,953
                                             ------           ------      ------      ------      ------
OPERATING EXPENSES
Compensation and benefits . . . .             2,429            2,335       3,110       3,230       3,144
Operating, administrative
  and other . . . . . . . . . . .             1,365            1,242       1,735       1,750       1,769
Merger-related nonrecurring
  charges . . . . . . . . . . . .               575            --          --          --           --
Depreciation. . . . . . . . . . .               252              266         353         266         189
                                             ------           ------      ------      ------      ------
    Total operating expenses. . .             4,621            3,843       5,198       5,246       5,102
                                             ------           ------      ------      ------      ------
OPERATING INCOME. . . . . . . . .             4,080            2,462       4,103       4,241       1,851
Interest expense. . . . . . . . .                38               57          60          82          21
                                             ------           ------      ------      ------      ------
EARNINGS BEFORE PROVISION
  FOR TAXATION. . . . . . . . . .             4,042            2,405       4,043       4,159       1,830
Provision for income tax                      --               --              4           4       --
Deferred taxation expense . . . .                65               57          76          65          55
                                             ------           ------      ------      ------      ------
NET EARNINGS. . . . . . . . . . .             3,977            2,348       3,963       4,090       1,775
                                             ======           ======      ======      ======      ======




                  JONES LANG WOOTTON - IRISH PRACTICE

              NOTES TO THE COMBINED FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     In addition to the adjustments made as presented in Note 19, the following reclassifications have been made between the Irish/UK GAAP balance sheet and the US GAAP balance sheet in note 20 to the accounts.

     TRADE RECEIVABLES:

     Included in trade receivables are the following balances:

                                 Unaudited
                               30 September
                                   1998           1997       1996
                               -------------     ------     ------
  Trade debtors . . . . . . . . .     3,357       1,481      1,455
  Unbilled fee income . . . . . .       227         906        810
  Work in progress. . . . . . . .     --          --         --
                                     ------      ------     ------
  Trade receivables reported
    in accordance with
    US GAAP . . . . . . . . . . .     3,584       2,387      2,265
                                     ======      ======     ======

     Unbilled fee income is included in prepayments and accrued income in the Irish/UK GAAP balance sheet.

     OTHER NON-CURRENT ASSETS:

     Other non-current assets in the US GAAP balance sheet comprises the pension scheme asset under US GAAP.


                                 Unaudited
                               30 September
                                   1998           1997       1996
                               -------------     ------     ------
Other current liabilities
 comprise:
  Obligations under finance
    leases. . . . . . . . . . . .       136         125        134
  Other creditors . . . . . . . .       922         249        325
  Other taxes . . . . . . . . . .       433         328        453
                                     ------      ------     ------
Other current liabilities
  reported in accordance with
  US GAAP . . . . . . . . . . . .     1,491         702        912
                                     ======      ======     ======

     Other taxes include social security, payroll taxes, value added tax, which under Irish/UK GAAP are included in taxation and social security. Under US GAAP, taxation includes only the corporate tax liabilities.

                       JLW ASIA HOLDINGS LIMITED

                         FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995

                     INDEPENDENT AUDITORS' REPORT


The Board of Directors of JLW Asia Holdings Limited

     We have audited the accompanying Group balance sheets of JLW Asia Holdings Limited and subsidiaries as of 31 December 1997 and 1996, and the related Group profit and loss accounts, Group statements of total recognized gains and losses, reconciliations of shareholders' funds and cash flows for each of the years in the three-year period ended 31
December 1997. These Group financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these Group financial statements based on our audits. We did not audit the financial statements of JLW Property Consultants Pte Ltd and its subsidiaries, a wholly-owned subsidiary, which statements reflect total assets constituting 20 percent and 27 percent in 1997 and 1996, respectively, and total turnover constituting 21 percent, 25 percent and 26 percent in 1997, 1996, and 1995, respectively, of the related Group totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for JLW Property Consultants Pte Ltd and its subsidiaries, is based solely on the report of the other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in Hong Kong, which are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the Group financial statements referred to above present fairly, in all material respects, the financial position of JLW Asia Holdings Limited and subsidiaries as of 31 December 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended 31 December 1997, in conformity with generally accepted accounting principles in the United Kingdom as explained in note 1 to the financial statements.

     Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for each of the years in the three-year period ended 31 December 1997 and shareholders' funds as of 31 December 1997 and 1996, to the extent summarized in note 22 to the Group financial statements.





KPMG Peat Marwick
Certified Public Accountants
Hong Kong
12 November 1998

                                          JLW ASIA HOLDINGS LIMITED
                                       GROUP PROFIT AND LOSS ACCOUNTS

                                Nine months ended 30 September 1998 and 1997
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)
                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------
FEE INCOME. . . . . . . . .     2            42,381           60,322      76,796      65,371      63,936
Administrative expenses . .                 (36,091)         (47,383)    (61,821)    (54,157)    (52,156)
Merger-related
 non-recurring charges. . .                  (3,331)           --          --          --          --
Fees, salaries and allow-
 ances in respect of
 profit sharing arrangements    6            (3,262)          (4,995)     (4,430)     (3,383)     (4,255)
Other operating income. . .                     960            1,445       2,087       2,190       1,059
Income from interest in
 associated undertaking . .     8                56              143         369         752       --
                                             ------           ------      ------      ------      ------
OPERATING PROFIT. . . . . .     3               713            9,532      13,001      10,773       8,584
Profit/(loss) on sale
 of fixed assets. . . . . .                     (24)              53          62         207          (2)
Bank interest receivable. .                      72              155         293         192         382
Interest payable. . . . . .                    (219)             (69)       (225)       (482)       (323)
                                             ------           ------      ------      ------      ------
PROFIT ON ORDINARY ACTIVITIES
 BEFORE TAXATION. . . . . .                     542            9,671      13,131      10,690       8,641
Tax on profit on
 ordinary activities. . . .     5              (737)          (1,592)     (2,162)     (1,467)       (880)
                                             ------           ------      ------      ------      ------
PROFIT/(LOSS) FOR THE
 PERIOD . . . . . . . . . .                    (195)           8,079      10,969       9,223       7,761
RETAINED PROFIT AS AT
 BEGINNING OF PERIOD. . . .    16            12,716           16,554      16,554      14,971      19,593
DISTRIBUTIONS IN RESPECT
 OF PROFIT SHARING
 ARRANGEMENTS . . . . . . .     6            (1,889)          (7,871)    (14,807)     (7,640)    (12,383)
                                             ------           ------      ------      ------      ------
RETAINED PROFIT AS AT
 END OF PERIOD. . . . . . .    16            10,632           16,762      12,716      16,554      14,971
                                             ======           ======      ======      ======      ======

                              All activities derive from continuing operations.

                                          JLW ASIA HOLDINGS LIMITED
                                            GROUP BALANCE SHEETS

                               30 September 1998 and 31 December 1997 and 1996
                              (US$ in thousands, except where stated otherwise)

                                                            Unaudited
                                                           30 September      31 December     31 December
                                                   Note       1998              1997            1996
                                                   ----    ------------     ------------    ------------
FIXED ASSETS
Tangible assets . . . . . . . . . . . . .             7           4,913            5,111           6,104
Interest in associated undertaking. . . .             8             384              597             567
                                                                 ------           ------          ------
                                                                  5,297            5,708           6,671
                                                                 ------           ------          ------
CURRENT ASSETS
Debtors . . . . . . . . . . . . . . . . .             9          23,201           20,194          27,700
Cash at bank and in hand. . . . . . . . .                         3,691            8,743           6,172
                                                                 ------           ------          ------
                                                                 26,892           28,937          33,872
Creditors: amounts falling due
  within one year . . . . . . . . . . . .            10          19,511           20,072          20,452
                                                                 ------           ------          ------
Net current assets. . . . . . . . . . . .                         7,381            8,865          13,420
                                                                 ------           ------          ------

Total assets less current liabilities . .                        12,678           14,573          20,091

Creditors: amounts falling due after
  more than one year. . . . . . . . . . .            11           1,815            1,649           3,386
Deferred taxation . . . . . . . . . . . .            14             231              193             151
                                                                 ------           ------          ------
                                                                 10,632           12,731          16,554
                                                                 ======           ======          ======
CAPITAL AND RESERVES
Called up share capital . . . . . . . . .            15            --               --              --
Exchange fluctuation reserve. . . . . . .            16            --                 15            --
Profit and loss account . . . . . . . . .            16          10,632           12,716          16,554
                                                                 ------           ------          ------
Equity shareholders' funds. . . . . . . .                        10,632           12,731          16,554
                                                                 ======           ======          ======






                                          JLW ASIA HOLDINGS LIMITED
                                         GROUP CASH FLOW STATEMENTS

                                Nine months ended 30 September 1998 and 1997
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)
                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------
NET CASH (OUTFLOW)/INFLOW
 FROM OPERATING ACTIVITIES. 17(a)            (1,650)          11,224      20,694       8,929      12,752

RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
Finance lease charges . . .                    (124)             (83)       (107)       (349)       (254)
Interest received . . . . .                      72              155         293         192         382
Interest paid . . . . . . .                    (219)             (69)       (225)       (482)       (323)
                                             ------           ------      ------      ------      ------
                                             (1,921)          11,227      20,655       8,290      12,557

TAXATION
Tax paid. . . . . . . . . .                  (1,796)            (465)       (877)     (1,060)     (2,163)
                                             ------           ------      ------      ------      ------
                                             (3,717)          10,762      19,778       7,230      10,394
CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
Payments to acquire
  fixed assets. . . . . . .                    (492)            (557)       (744)     (2,563)     (1,173)
Receipts from sales of
  fixed assets. . . . . . .                     202              285         320       1,478       1,031
                                             ------           ------      ------      ------      ------
                                             (4,007)          10,490      19,354       6,145      10,252
EQUITY DIVIDENDS PAID
Distributions in respect of
 profit sharing arrangements
 paid . . . . . . . . . . .                  (1,889)          (7,871)    (14,807)     (7,640)    (12,383)

MANAGEMENT OF LIQUID
 RESOURCES
Decrease/(increase) in
 short term deposits. . . . 17(b)             5,489             (850)     (2,684)      2,048       3,351
                                             ------           ------      ------      ------      ------




                                          JLW ASIA HOLDINGS LIMITED
                                   GROUP CASH FLOW STATEMENTS (CONTINUED)



                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                             Note         1998             1997          1997        1996        1995
                             ----     -------------    -------------  ----------  ----------  ----------

NET CASH FLOW BEFORE
 FINANCING. . . . . . . . .                    (407)           1,769       1,863         553       1,220

FINANCING
New long-term loans . . . . 17(b)              --               --          --         1,220        --
Repayment of long-term
 loans. . . . . . . . . . . 17(b)              (305)            (444)       (820)        --          (43)
Repayments of capital
 elements of finance
 lease rentals. . . . . . . 17(b)            (1,161)            (946)     (1,494)     (1,574)     (1,238)
                                             ------           ------      ------      ------      ------

(DECREASE)/INCREASE IN CASH 17(c)            (1,873)             379        (451)        199         (61)
                                             ======           ======      ======      ======      ======







                                          JLW ASIA HOLDINGS LIMITED

                            GROUP STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                              Note        1998             1997           1997        1996        1995
                              ----    -------------    -------------    --------    --------    --------
(Loss)/profit for the period.                  (195)           8,079      10,969       9,223       7,761
Exchange difference on
 retranslation of
 net assets . . . . . . . . .    16             (15)             122          15         (15)         15
                                             ------           ------      ------      ------      ------

Total recognized gains and
 losses relating to the
 period . . . . . . . . . . .                  (210)           8,201      10,984       9,208       7,776
                                             ======           ======      ======      ======      ======
























                                          JLW ASIA HOLDINGS LIMITED

                                    RECONCILIATION OF SHAREHOLDERS' FUNDS

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                              Note        1998             1997           1997        1996        1995
                              ----    -------------    -------------    --------    --------    --------
Total recognized gains
 and losses . . . . . . . . .                  (210)           8,201      10,984       9,208       7,776
Distributions in respect
 of profit sharing
 arrangements . . . . . . . .     6          (1,889)          (7,871)    (14,807)     (7,640)    (12,383)
                                             ------           ------      ------      ------      ------

Total movements during the
 period . . . . . . . . . . .                (2,099)             330      (3,823)      1,568      (4,607)
Shareholders' funds at
 beginning of period. . . . .    16          12,731           16,554      16,554      14,986      19,593
                                             ------           ------      ------      ------      ------

Shareholders' funds at end
 of period. . . . . . . . . .    16          10,632           16,884      12,731      16,554      14,986
                                             ======           ======      ======      ======      ======

















                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)

1.   ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     JLW Asia Holdings Limited, through its operational subsidiaries, provides a full range of advisory, transactional and asset management services to a wide variety of local and international clients in almost every industry and service sector for all types of real estate. The Group's main geographical markets are Hong Kong, Singapore and Thailand, where a full range of services are provided. The Group also operates in Philippines, PRC, Vietnam and Myanmar, and earns significant income in the form of a technical services fee by providing a full range of services in Indonesia.

     BASIS OF PREPARATION

     The accounts are prepared under the historical cost convention.

     The accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom and comply with applicable United Kingdom accounting standards. The accounts do not necessarily contain all disclosures required by the Companies Acts.

     These accounts were approved by the Board of Directors on 12 November
1998.

     INTERIM INFORMATION

     The Group's financial statements as of 30 September 1998 and for the nine-month period then ended are unaudited, however, in the opinion of management, include all adjustments (consisting solely of normal recurring accruals) necessary for the presentation of the financial position and results of operations for the interim period. The results for the nine-month period ended 30 September 1998 are not necessarily indicative of the results to be obtained for the full year.

     BASIS OF CONSOLIDATION

     The Group accounts consolidate the accounts of JLW Asia Holdings Limited and all its subsidiary undertakings as at 31 December 1997 and 1996 and 30 September 1998, and for the years ended 31 December 1997, 1996, and 1995, and the nine months ended 30 September 1998 and 1997.

     JLW Australia Pty. Limited, a member of the JLW Holdings Pty. Limited Group owns 10% of the voting shares of Jones Lang Wootton Limited and JLW Property Consultants Pte Limited. It also owns one "E" share in Jones Lang Wootton Limited. Although JLW Australia Pty. Limited owns these shares any participation in the profits of either Jones Lang Wootton Limited and JLW Property Consultants Pte Limited are totally at the discretion of JLW Asia Holdings Limited management. Therefore these accounts consolidate 100% of the results and net assets of these subsidiary undertakings and do not recognize any minority interest. Management of JLW Australia Pty. Limited have confirmed that this minority interest will be excluded from the consolidated accounts of JLW Holdings Pty. Limited for the year ended 31 December 1997, 1996 and 1995 and the nine months ended 30 September 1998 and 1997.

     The Group has a dominant influence over the control and voting rights in the board of JLW (Thailand) Limited. For this reason, the company is accounted for as a subsidiary company of JLW Asia Holdings Limited. The Group's legal shareholding in this company is 49%. The Group has full control over the company.

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)

     The Group accounts include the Group's in substance beneficial ownership share of the profits and net assets of the JLW Transact Group on an equity accounting basis.

     On the acquisition of a business, including an interest in an associated undertaking, fair values are attributed to the Group's share of net tangible assets. Where the cost of acquisition differs from the values attributable to such net assets, the difference is treated as purchased goodwill and is written off directly to reserves in the year of acquisition.

     The profit or loss on the disposal of a previously acquired business includes the attributable amount of any purchased goodwill relating to that business.

     FEE INCOME

     Revenue is recognized upon substantial completion of the underlying contract, excluding VAT where applicable. All trading arises from the provision by the Group companies of advice on all aspects of commercial real estate and other services, including property management and related services.

     DEPRECIATION

     Depreciation is provided annually on the cost less residual value of various categories of fixed assets on a straight-line basis using the following rates:

   Motor vehicles . . . . . . . . . . . . . . . .   20%
   Office furniture and equipment . . . . . . . .   20%
   Computer equipment . . . . . . . . . . . . . .   25%-33-1/3%
   Leasehold improvements . . . . . . . . . . . .   Over the term of
                                                    the lease

     TAXATION

     Taxation is provided on the taxable profits of the companies within the Group.

     DEFERRED TAXATION

     Deferred taxation is provided on timing differences, arising from the different treatment of items for accounts and taxation purposes, which are expected to reverse in the future and give rise to a tax liability, calculated at rates at which it is estimated that tax will arise.

     INVESTMENTS

     Investments are stated at cost less provision for any permanent diminution in value.

     LEASES

     Assets held under finance leases are capitalised at their fair value on the inception of the leases and depreciated over their estimated useful lives. The finance charges are allocated over the period of the lease in proportion to the capital element outstanding.

     Operating lease rentals are charged to income in equal amounts over the lease term.

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)

     FOREIGN EXCHANGE

     Transactions denominated in foreign currencies are translated into the reporting currency at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at that date. These translation differences are dealt with in the profit and loss account.

     The functional currencies of JLW Asia Holdings Limited and its subsidiaries and associate undertaking are each of their respective local currencies. For purposes of preparing the Group financial statements, gains or losses that result from translating each of these financial statements expressed in their functional currency to United States dollars, the reporting currency of the Group, are included as a separate component of capital and reserves and entitled "Exchange fluctuation reserve".

     PROFIT SHARING ARRANGEMENTS

     The entitlement to cash distributions in respect of profit sharing arrangements are recognized as and when they become payable (note 6).


2.   TURNOVER AND SEGMENTAL ANALYSIS

     Turnover represents letting and sales commissions, valuation, project, management and other consulting fees. The directors are of the opinion that these activities are closely linked and not subject to significantly different risks or rates of growth. As a result it would not be meaningful to analyze the Group's results into classes of business.

     The Group operates within different geographical markets and turnover and Group profit/(loss) and net assets are analyzed as follows:


     30 September 1998 (unaudited)

                              Hong      Singa-
                              Kong      pore      Others     Total
                             ------     ------    ------    ------
  Turnover. . . . . . . .    32,141      8,109     2,131    42,381
                             ======     ======    ======    ======
  Profit / (loss) on
    ordinary activities
    before taxation . . .     1,463        415    (1,336)      542
                             ======     ======    ======    ======
  Net assets. . . . . . .     6,955      1,325     2,352    10,632
                             ======     ======    ======    ======

     30 September 1997 (unaudited)

                              Hong      Singa-
                              Kong      pore      Others     Total
                             ------     ------    ------    ------
  Turnover. . . . . . . .    40,300     11,848     8,174    60,322
                             ======     ======    ======    ======
  Profit on ordinary
    activities before
    taxation. . . . . . .     6,715        701     2,255     9,671
                             ======     ======    ======    ======

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)


     31 December 1997

                              Hong      Singa-
                              Kong      pore      Others     Total
                             ------     ------    ------    ------
  Turnover. . . . . . . .    51,864     16,545     8,387    76,796
                             ======     ======    ======    ======
  Profit on ordinary
   activities before
   taxation . . . . . . .     8,754      1,459     2,918    13,131
                             ======     ======    ======    ======
  Net assets. . . . . . .     5,832      1,184     5,715    12,731
                             ======     ======    ======    ======


     31 December 1996

                              Hong      Singa-
                              Kong      pore      Others     Total
                             ------     ------    ------    ------
  Turnover. . . . . . . .    37,325     16,142    11,904    65,371
                             ======     ======    ======    ======
  Profit on ordinary
   activities before
   taxation . . . . . . .     3,614      1,063     6,013    10,690
                             ======     ======    ======    ======
  Net assets. . . . . . .     6,150      1,788     8,616    16,554
                             ======     ======    ======    ======


     31 December 1995

                              Hong      Singa-
                              Kong      pore      Others     Total
                             ------     ------    ------    ------
  Turnover. . . . . . . .    35,918     16,416    11,602    63,936
                             ======     ======    ======    ======
  Profit on ordinary
   activities before
   taxation . . . . . . .     1,667      1,864     5,110     8,641
                             ======     ======    ======    ======

                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

3.   OPERATING PROFIT

     Operating profit is stated after charging:
                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Depreciation of owned assets. . .               388              447         593         513         506
Depreciation of assets held
 under finance leases and
 hire purchase contracts. . . . .             1,119            1,052       1,331       1,350       1,329
Finance lease charges . . . . . .               124               83         107         349         254
Operating lease rentals
 -land and buildings. . . . . . .             6,112            6,121       6,816       6,501       6,285
 -plant and machinery . . . . . .               335              108         287          31        --
                                             ======           ======      ======      ======      ======

4.   DIRECTORS' REMUNERATION

     Emoluments of the directors were as follows:

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Fees, salaries and allowances in
  respect of profit sharing
  arrangements. . . . . . . . . .             1,023            2,112       2,412       1,624       2,842
Benefits. . . . . . . . . . . . .               491              482         772         881       1,132
                                         ----------       ----------  ----------  ----------  ----------
                                              1,514            2,594       3,184       2,505       3,974
                                         ==========       ==========  ==========  ==========  ==========





                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


5.  TAX ON PROFIT ON ORDINARY ACTIVITIES

     The taxation charge is made up as follows:

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Provision for tax on profits. . .               680            1,437       2,012       1,165         868
(Over)/under provision in
 respect of prior year. . . . . .             --               --            (47)         (1)          6
                                             ------           ------      ------      ------      ------
                                                680            1,437       1,965       1,164         874
Deferred taxation (note 14) . . .                38               85          77         125           6
                                             ------           ------      ------      ------      ------
                                                718            1,522       2,042       1,289         880
Associated undertaking (note 8) .                19               70         120         178       --
                                             ------           ------      ------      ------      ------
                                                737            1,592       2,162       1,467         880
                                             ======           ======      ======      ======      ======

     The Group has no liability to UK corporation tax.







                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)


6.   PROFIT SHARING ARRANGEMENTS

     The profits of the Group are the subject of a profit sharing arrangement whereby management participate in those profits. Cash distributions are made in respect of these arrangements in the following forms:


     (a)   Fees, salaries and allowances

     These are paid to management in agreed amounts and in substance are advances in respect of the relevant person's ultimate profit share.


     (b)   Distributions

     In substance the distributions totalling US$14,807, US$7,640, US$12,383, US$1,889 and US$7,871 for the years ended 31 December 1997, 1996 and 1995 and the nine months ended 30 September 1998 and 1997 respectively represent cash distributions of profit sharing arrangements for the senior management of the Group. In general these arrangements take the form of a dividend payment by the relevant subsidiary undertaking to the holding company, which pays a corresponding dividend to its "B" shareholder (note
15) who acts as a trustee in respect of the profit sharing arrangements with senior management of the relevant entities and others. These profit sharing arrangements set out the extent to which each relevant member of management will participate in the profits of each relevant entity.

                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

7.   TANGIBLE ASSETS

     31 December 1997

                                                          Office
                                            Leasehold    furniture
                                            improve-        and       Computer       Motor
                                              ment       equipment    equipment    vehicles      Total
                                           ----------   ----------   ----------   ----------   ----------
COST:
At 1 January 1997 . . . . . . . . . . .         4,578        2,769        2,145        1,572       11,064
Exchange adjustments. . . . . . . . . .          (160)        (585)         (98)        (212)      (1,055)
Additions . . . . . . . . . . . . . . .           308          167          720          525        1,720
Disposals . . . . . . . . . . . . . . .          --             (1)         (42)        (667)        (710)
                                               ------       ------       ------       ------       ------
At 31 December 1997 . . . . . . . . . .         4,726        2,350        2,725        1,218       11,019
                                               ------       ------       ------       ------       ------
DEPRECIATION:
At 1 January 1997 . . . . . . . . . . .         1,800          992        1,578          590        4,960
Exchange adjustments. . . . . . . . . .           (88)        (334)         (67)         (35)        (524)
Provided during the year. . . . . . . .           928          414          412          170        1,924
Disposals . . . . . . . . . . . . . . .          --             (1)         (42)        (409)        (452)
                                               ------       ------       ------       ------       ------
At 31 December 1997 . . . . . . . . . .         2,640        1,071        1,881          316        5,908
                                               ======       ======       ======       ======       ======
Net book value at 31 December 1997. . .         2,086        1,279          844          902        5,111
                                               ======       ======       ======       ======       ======




                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


     December 31, 1996

                                                          Office
                                            Leasehold    furniture
                                            improve-        and       Computer       Motor
                                              ment       equipment    equipment    vehicles      Total
                                           ----------   ----------   ----------   ----------   ----------
COST:
At 1 January 1996 . . . . . . . . . . .         3,930        2,221        1,961        3,292       11,404
Exchange adjustments. . . . . . . . . .           (12)        --              4           24           16
Additions . . . . . . . . . . . . . . .           665        1,679          469          708        3,521
Disposals . . . . . . . . . . . . . . .            (5)      (1,131)        (289)      (2,452)      (3,877)
                                               ------       ------       ------       ------       ------
At 31 December 1996 . . . . . . . . . .         4,578        2,769        2,145        1,572       11,064
                                               ------       ------       ------       ------       ------
DEPRECIATION:
At 1 January 1996 . . . . . . . . . . .           967        1,808        1,535        1,388        5,698
Exchange adjustments. . . . . . . . . .           (12)           7            3            7            5
Provided during the year. . . . . . . .           873          341          326          323        1,863
Disposals . . . . . . . . . . . . . . .           (28)      (1,164)        (286)      (1,128)      (2,606)
                                               ------       ------       ------       ------       ------
At 31 December 1996 . . . . . . . . . .         1,800          992        1,578          590        4,960
                                               ======       ======       ======       ======       ======
Net book value at 31 December 1996. . .         2,778        1,777          567          982        6,104
                                               ======       ======       ======       ======       ======
















                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)


     The net book value of the Group's fixed assets amounted to US$3.5 million and US$4.0 million at 31 December 1997 and 1996, respectively, in respect of assets held under finance leases and hire purchase contracts.

8.   INTEREST IN ASSOCIATED UNDERTAKING

     These accounts include a share of profits of the JLW Transact Group for the years ended 31 December 1997 and 1996 as follows:

                                         31 December   31 December
                                            1997          1996
                                        ------------- -------------
Percentage held . . . . . . . . . . . . .         35%           35%
Share of net assets brought forward . . .        567           --
Share of profits before tax . . . . . . .        369           752
Share of taxation . . . . . . . . . . . .       (120)         (178)
Dividends received. . . . . . . . . . . .       (218)          --
Exchange difference . . . . . . . . . . .         (1)           (7)
                                              ------        ------
                                                 597           567
                                              ======        ======

     It should be noted that the above shareholdings of the JLW Transact Group were legally owned by five companies in trust for the proprietors of the JLW Asia Holdings Limited Group. These five companies are owned by the beneficial owners of JLW Asia Holdings Limited. These owners have confirmed that they consider that their shareholdings in the JLW Transact Group are in substance beneficially owned by JLW Asia Holdings Limited and it is therefore appropriate to equity account for the above profits of the JLW Transact Group in the accounts of JLW Asia Holdings Limited.

     The entities which have been combined to calculate the profits and net assets of the JLW Transact Group are as follows:

Company                                     Place of incorporation
-------                                     ----------------------

Jones Lang Wootton Transact Pty Limited .        Australia
Jones Lang Wootton Transact (VIC)
  Pty Limited . . . . . . . . . . . . . .        Australia
Jones Lang Wootton Transact (QLD)
  Pty Limited . . . . . . . . . . . . . .        Australia
JLW Transact Limited. . . . . . . . . . .      New Zealand
JLW Transact Limited. . . . . . . . . . .        Hong Kong
JLW Transact Pte Limited. . . . . . . . .        Singapore
JLW Transact (Thailand) Co. Limited . . .         Thailand

     The business of the JLW Transact Group is consultancy and agency services in respect of hotels.

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)

9.   DEBTORS

                                         31 December   31 December
                                            1997          1996
                                        ------------- -------------
  Trade debtors . . . . . . . . . . . . .     10,116        13,535
  Investments in transferable
    corporate club memberships. . . . . .        365           287
  Amounts owed by related parties . . . .      6,807         9,036
  Amounts due from directors. . . . . . .       --           2,268
  Other debtors . . . . . . . . . . . . .      2,703         2,526
  Prepayments and accrued income. . . . .        203            48
                                              ------        ------
                                              20,194        27,700
                                              ======        ======

     The amounts due from directors do not constitute directors' loans and are of the nature of current accounts.

     There is no amount included above which is due after more than one year from the balance sheet date.

10.   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                         31 December   31 December
                                  Note      1997          1996
                                  ----  ------------- -------------

Current installments
 due on loans . . . . . . . .        12          405           488
Bank overdraft. . . . . . . .                     10           198
Obligations under finance
 leases and hire purchase
 contracts. . . . . . . . . .        13        2,086         1,173
Trade creditors . . . . . . .                  1,035           754
Amounts owed to related
 parties. . . . . . . . . . .                  2,534         3,632
Amounts due to directors. . .                  1,971         1,242
Taxation. . . . . . . . . . .                  2,099         1,011
Other creditors . . . . . . .                  4,291         5,841
Accruals and deferred income.                  5,641         6,113
                                              ------        ------
                                              20,072        20,452
                                              ======        ======

11.   CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                         31 December   31 December
                                  Note      1997          1996
                                  ----  ------------- -------------
Loans . . . . . . . . . . . .        12          202           732
Obligations under finance
  leases and hire purchase
  contracts . . . . . . . . .        13        1,447         2,654
                                              ------        ------
                                               1,649         3,386
                                              ======        ======

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)


12.   LOANS

                                         31 December   31 December
                                  Note      1997          1996
                                  ----  ------------- -------------
Amounts falling due in one year
 or less or on demand . . . . . .  10            405           488
                                              ------        ------
Amounts falling due:
 Between one and two years. . . .                202           488
 Between two and five years . . .                --            244
 In five years or more. . . . . .                --            --
                                              ------        ------
                                   11            202           732
                                              ======        ======
                                                 607         1,220
                                              ======        ======

13.   OBLIGATIONS UNDER LEASES AND HIRE PURCHASE CONTRACTS

     Net amounts due under finance leases and hire purchase contracts:

                                         31 December   31 December
                                  Note      1997          1996
                                  ----  ------------- -------------
  Amounts payable:
    Within one year . . . . .        10        2,086         1,173
    Between two and five years       11        1,447         2,654
                                              ------        ------
                                               3,533         3,827
                                              ======        ======

     Annual commitments under non-cancellable operating leases are as follows:

                                         31 December   31 December
                                            1997          1996
                                        ------------- -------------
  Operating leases which expire:
    Within one year . . . . . . . . . . .      1,546         2,475
    Between two and five years. . . . . .     11,673        13,475
    Over five years . . . . . . . . . . .       --            --
                                              ------        ------
                                              13,219        15,950
                                              ======        ======

14.  DEFERRED TAXATION

                                         31 December   31 December
                                            1997          1996
                                        ------------- -------------
  At beginning of period. . . . . . . . .        151            25
  Exchange adjustment . . . . . . . . . .        (35)            1
  Arising during the period . . . . . . .         77           125
                                              ------        ------
  At end of period. . . . . . . . . . . .        193           151
                                              ======        ======

     Deferred taxation provided in the accounts represents tax on the excess of depreciation or capital allowances over depreciation. There is no significant unprovided deferred tax.

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)



15.   SHARE CAPITAL

                                                         31 December
                                                           1997 and
                                                             1996
                                                               $
                                                          -----------
Authorized:
100 'A' class ordinary shares of US$1 . . . . . . . . .       100
100 'B' class ordinary shares of US$1 . . . . . . . . .       100
100 'C' class ordinary shares of US$1 . . . . . . . . .       100
100 'D' class ordinary shares of US$1 . . . . . . . . .       100
100 'E' class ordinary shares of US$1 . . . . . . . . .       100
100 'F' class ordinary shares of US$1 . . . . . . . . .       100
100 'G' class ordinary shares of US$1 . . . . . . . . .       100
100 'H' class ordinary shares of US$1 . . . . . . . . .       100
100 'I' class ordinary shares of US$1 . . . . . . . . .       100
100 'J' class ordinary shares of US$1 . . . . . . . . .       100
100 'K' class ordinary shares of US$1 . . . . . . . . .       100
100 'L' class ordinary shares of US$1 . . . . . . . . .       100
100 'M' class ordinary shares of US$1 . . . . . . . . .       100
100 'N' class ordinary shares of US$1 . . . . . . . . .       100
100 '0' class ordinary shares of US$1 . . . . . . . . .       100
100 'P' class ordinary shares of US$1 . . . . . . . . .       100
100 'Q' class ordinary shares of US$1 . . . . . . . . .       100
100 'R' class ordinary shares of US$1 . . . . . . . . .       100
100 'S' class ordinary shares of US$1 . . . . . . . . .       100
100 'T' class ordinary shares of US$1 . . . . . . . . .       100
100 'U' class ordinary shares of US$1 . . . . . . . . .       100
100 'V' class ordinary shares of US$1 . . . . . . . . .       100
100 'W' class ordinary shares of US$1 . . . . . . . . .       100
100 'X' class ordinary shares of US$1 . . . . . . . . .       100
100 'Y' class ordinary shares of US$1 . . . . . . . . .       100
100 'Z' class ordinary shares of US$1 . . . . . . . . .       100
400 unclassified ordinary shares of USS$1 . . . . . . .       400
                                                            -----
                                                            3,000
                                                            =====

ALLOTTED, CALLED UP AND FULLY PAID:
4 "A" class ordinary shares of US$1 . . . . . . . . . .        4
1 "B" class ordinary shares of US$1 . . . . . . . . . .        1
                                                              --
                                                               5
                                                              ==

     The "A" shares are the only shares in the capital of the company which confer on the holders a right to vote at any general meeting of the company, and any such holders are entitled to one vote for each share held. "A" shares carry no right to any dividend declared or payable. "A" shares carry no right to any participation, over and above repayment of capital, in surplus assets or profits of the company upon a reduction of capital or on a winding up.

     The "B" share carries no voting rights, but is the only share in issue which carries the right to dividend and to the participation in surplus assets or profits upon reduction of capital or on a winding up.

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)

16.   RESERVES

                             Exchange        Profit
                            fluctuation      and loss
                             reserve         account        Total
                            -----------      --------     ---------
At 31 December 1995 . . .           15        14,971        14,986
Exchange differences on
 translation of net assets
 and results of Group
 companies. . . . . . . .          (15)         --             (15)
Retained profit for the
 year . . . . . . . . . .         --           1,583         1,583
                                ------        ------        ------
At 31 December 1996 . . .         --          16,554        16,554

Exchange differences on
 translation of net assets
 and results of Group
 companies. . . . . . . .          122          --             122
Retained profit for the
 nine-month period. . . .          --            208           208
                                ------        ------        ------

At 30 September 1997. . .          122        16,762        16,884

Exchange differences on
 translation of net assets
 and results of Group
 companies. . . . . . . .         (107)         --            (107)
Retained loss for the
 three-month period . . .         --          (4,046)       (4,046)
                                ------        ------        ------

At 31 December 1997 . . .           15        12,716        12,731

Exchange differences on
 translation of net assets
 and results of Group
 companies. . . . . . . .          (15)         --             (15)
Retained loss for the
 period . . . . . . . . .         --          (2,084)       (2,084)
                                ------        ------        ------

At 30 September 1998. . .         --          10,632        10,632
                                ======        ======        ======

                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

17.  NOTES TO THE STATEMENT OF CASH FLOWS

     (a)  RECONCILIATION OF OPERATING PROFIT TO NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Operating profit. . . . . . . . .               713            9,532      13,001      10,773       8,584
Finance lease charges . . . . . .               124               83         107         349         254
Depreciation. . . . . . . . . . .             1,507            1,499       1,924       1,863       1,835
Income from interest in
 associated undertaking . . . . .               (56)            (143)       (369)       (752)       --
Dividend received from
 associated undertaking . . . . .               250               81         218        --          --
(Increase)/decrease in debtors. .            (3,007)             470       7,506      (3,513)      3,658
Increase/(decrease) in trade
 creditors. . . . . . . . . . . .             2,134             (638)     (1,638)     (1,609)        490
(Decrease)/increase in accrued
 expenses and deferred income . .            (3,294)              93        (472)      1,802      (2,167)
Exchange difference . . . . . . .               (21)             247         417          16          98
                                             ------           ------      ------      ------      ------
Net cash (outflow)/inflow from
 operating activities . . . . . .            (1,650)          11,224      20,694       8,929      12,752
                                             ======           ======      ======      ======      ======















                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)

     (b)   Analysis of net debt

     30 September 1998 (unaudited)

                                                Other
                   At                Exchange  non-cash       At
                1 January     Cash    Differ-   move-   30 September
                  1998        Flow     ences    ments        1998
                ----------   ------  --------  -------- -------------
Cash at bank
 and in hand. . . . 3,176      389        29       --          3,594
Bank overdrafts . .   (10)  (2,262)       (2)      --         (2,274)
                  -------  -------   -------   -------       -------
Cash. . . . . . . . 3,166   (1,873)       27       --          1,320
Short term
 deposits*. . . . . 5,567   (5,489)       19       --             97
Loans . . . . . . .  (607)     305        (1)      --           (303)
Finance leases. . .(3,533)   1,161       (60)   (1,022)       (3,454)
                  -------  -------   -------   -------       -------
                    4,593   (5,896)      (15)   (1,022)       (2,340)
                  =======  =======   =======   =======       =======


30 September 1997 (unaudited)
                                                Other
                   At                Exchange  non-cash       At
                1 January     Cash    Differ-   move-   30 September
                  1997        Flow     ences    ments        1997
                ----------   ------  --------  -------- -------------
Cash at bank
 and in hand. . . . 3,388      327        33       --          3,748
Bank overdrafts . .  (198)      52       --        --           (146)
                  -------  -------   -------   -------       -------
Cash. . . . . . . . 3,190      379        33       --          3,602
Short term
 deposits*. . . . . 2,784      850         4       --          3,638
Loans . . . . . . .(1,220)     444       (23)      --           (799)
Finance leases. . .(3,827)     946        (5)     (798)       (3,684)
                  -------  -------   -------   -------       -------
                      927    2,619         9      (798)        2,757
                  =======  =======   =======   =======       =======


31 December 1997
                                                Other
                   At                Exchange  non-cash       At
                1 January     Cash    Differ-   move-    31 December
                  1997        Flow     ences    ments        1997
                ----------   ------  --------  -------- -------------
Cash at bank
 and in hand. . . . 3,388     (639)      427       --          3,176
Bank overdrafts . .  (198)     188      --         --            (10)
                  -------  -------   -------   -------       -------
Cash. . . . . . . . 3,190     (451)      427       --          3,166
Short term
 deposits*. . . . . 2,784    2,684        99       --          5,567
Loans . . . . . . .(1,220)     820      (207)      --           (607)
Finance leases. . .(3,827)   1,494      (224)     (976)       (3,533)
                  -------  -------   -------   -------       -------
                      927    4,547        95      (976)        4,593
                  =======  =======   =======   =======       =======

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)


     31 December 1996

                                                Other
                   At                Exchange  non-cash       At
                1 January     Cash    Differ-   move-    31 December
                  1996        Flow     ences    ments        1996
                ----------   ------  --------  -------- -------------
Cash at bank
 and in hand. . . . 3,490      (98)       (4)      --          3,388
Bank overdrafts . .  (490)     297        (5)      --           (198)
                  -------  -------   -------   -------       -------
Cash. . . . . . . . 3,000      199        (9)      --          3,190
Short term
 deposits*. . . . . 4,851   (2,048)      (19)      --          2,784
Loans . . . . . . .  --     (1,220)     --         --         (1,220)
Finance leases. . .(4,437)   1,574        (6)     (958)       (3,827)
                  -------  -------   -------   -------       -------
                    3,414   (1,495)      (34)     (958)          927
                  =======  =======   =======   =======       =======


31 December 1995
                                                Other
                   At                Exchange  non-cash       At
                1 January     Cash    Differ-   move-    31 December
                  1995        Flow     ences    ments        1995
                ----------   ------  --------  -------- -------------
Cash at bank
 and in hand. . . . 3,142      393       (45)      --          3,490
Bank overdrafts . .   (36)    (454)     --         --           (490)
                  -------  -------   -------   -------       -------
Cash. . . . . . . . 3,106      (61)      (45)      --          3,000
Short term
 deposits*. . . . . 8,270   (3,351)      (68)      --          4,851
Loans . . . . . . .   (43)      43       --        --            --
Finance leases. . .(3,630)   1,238         4    (2,049)       (4,437)
                  -------  -------   -------   -------       -------
                    7,703   (2,131)     (109)   (2,049)        3,414
                  =======  =======   =======   =======       =======

--------------
     * Short term deposits are included within cash at bank and in hand in the balance sheet.

                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


     (c)  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                 31 December
                                       30 September     30 September  ----------------------------------
                              Note        1998             1997           1997        1996        1995
                              ----    -------------    -------------    --------    --------    --------
(Decrease) increase in cash .                (1,873)             379        (451)        199         (61)
Cash inflow from increase
 in loans . . . . . . . . . .                   --               --          --       (1,220)        --
Repayment of long-term
 loans. . . . . . . . . . . .                   305              444         820         --           43
Repayment of capital
 elements of finance
 lease rentals. . . . . . . .                 1,161              946       1,494       1,574       1,238
Cash (inflow)/outflow
 from short term deposits . .                (5,489)             850       2,684      (2,048)     (3,351)
                                            -------          -------     -------     -------     -------
Change in net debt resulting
 from cash flows. . . . . . . 17(b)          (5,896)           2,619       4,547      (1,495)     (2,131)
Other . . . . . . . . . . . .                (1,022)            (798)       (976)       (958)     (2,049)
Exchange differences. . . . .                   (15)               9          95         (34)       (109)
                                            -------          -------     -------     -------     -------
MOVEMENT IN NET DEBT. . . . .                (6,933)           1,830       3,666      (2,487)     (4,289)
NET DEBT AT BEGINNING
 OF PERIOD. . . . . . . . . . 17(b)           4,593              927         927       3,414       7,703
                                            -------          -------     -------     -------     -------
NET DEBT AT END OF PERIOD . . 17(b)          (2,340)           2,757       4,593         927       3,414
                                            =======          =======     =======     =======     =======









                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)


     (d)  MAJOR NON-CASH TRANSACTIONS

     The Group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of US$976, US$958, US$2,049, US$1,022 and US$798 in the years ended 31 December 1997, 1996 and 1995 and the nine month periods ended 30 September 1998 and 1997 respectively.

18.  CAPITAL COMMITMENTS

     The Group had no significant capital commitments as at 31 December 1997 and 1996.

19.  CONTINGENT LIABILITIES

     In 1996, a legal action has been taken by a customer of JLW (Thailand) Limited in connection with lease agreement and wrongful acts. A compensation of US$890 is being claimed by the customer. The case is still under consideration of the court. The company's management considered that no material liabilities are likely to arise as a result of the legal action and no provision has therefore been made in the accounts.

     In 1997 and the nine months in 1998, the Group has given an indemnity of US$77 and US$71 respectively in respect of a guarantee given by a shareholder relating to banking facilities extended to a related company.

     The Group has been granted a bank guarantee facility which is secured by a lien over a time deposit of US$128, US$149 and US$128 in 1997, 1996 and the nine months in 1998 respectively.

     As of 30 September 1998, the group had a number of Hong Kong employees who have completed the required number of years of service under the Employment Ordinance in Hong Kong (the "Ordinance") to be eligible for long service payments on termination of their employment. The group is only liable to make such payments if the termination of employment meets the circumstances which are specified in the Ordinance. Had the employment of all eligible Hong Kong employees been terminated on 30 September 1998 and long service payments been paid under the Ordinance, the maximum potential exposure would have been approximately US$964. No provision has been made in the financial statements as at 30 September 1998. Prior to 1 July 1998, full provision had been made in the financial statements. During the period ended 30 September 1998, US$901 was credited to the profit and loss account to write it back.

20.  OTHER RELATED PARTY TRANSACTIONS

     The Group is part of an international organization of entities operating under the JLW umbrella. It entered into material transactions with related parties as follows:

     JLW PACIFIC LIMITED

          During the years ended 31 December 1997, 1996 and 1995, name license fee of US$2,436, US$1,920 and US$2,065 respectively were payable by the Group to JLW Pacific Limited based on annual percentage of Group's turnover charged to respective Group companies' turnover. The amounts of US$2,202 and US$3,475 remained payable as at 31 December 1997 and 1996 respectively.

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)



     JLW LONDON

          There is an International Board Development Fund established in and held by JLW London for the purposes of financing international projects. Contributions made by the Group during the years ended December 31, 1997, 1996 and 1995 were US$436, US$180 and US$207 respectively.

     PT PROCON INDAH

           The Group provides technical advisory services to the PT Procon Indah Group in Indonesia. Under a technical advisory services agreement fees were due from PT Procon Indah amounting to US$4,808, US$5,836 and US$4,851 for the years 1997, 1996 and 1995 respectively. The amount of the fees is calculated as a percentage of the net profit after tax of PT Procon Indah and its subsidiaries. The amounts outstanding in respect of such fees as at 31 December 1997 and 1996 were US$5,486 and US$7,170 respectively.

21.  SUBSIDIARY UNDERTAKINGS

     The following is a list of JLW Asia Holdings Limited's principal subsidiary undertakings throughout the period covered by these financial statements:

                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                    Place of    Particulars of issued      Legal   Effective Rights to  Principal
Name of company   incorporation and paid up capital       holding    holding  dividend  activities
---------------   ------------- ---------------------     -------  --------- ---------  ----------

JLW Property
 Consultants
 Pte Ltd.         Singapore     100 "A" shares of S$1 each    90%       100%  No        Property consulting,
                                100 "B" shares of S$1 each    --         --   Yes       valuation, property
                                300 "C" shares of S$1 each   100%       100%  Yes       management and
                                400 "D" shares of S$1 each    --         --   Yes       agency services
                                100 "E" shares of S$1 each    --         --   Yes
JLW (Thailand)
 Limited          Thailand      1,000 "A" preference shares  100%       100%  Yes-99%   Real estate agency,
                                of Baht 100 each                                        property consulting
                                18,600 "A" ordinary shares   100%       100%  Yes-0.5%  and valuation
                                of Baht 100 each
                                20,400 "B" ordinary shares    --        100%  Yes-0.5%
                                of Baht 100 each
Jones Lang
 Wootton Limited  Hong Kong     100 "A" shares of HK$1 each   90%       100%  No        Real estate agency,
                                1 "E" share of HK$1 each     100%       100%  Yes       property consulting
                                1 "Y" share of HK$1 each     100%       100%  Yes       and valuation







                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)

22.  SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP

     The Group's accounting policies conform with UK GAAP which differ in certain material respects from US GAAP. Differences that have a significant effect on net profit/(loss) and shareholders' funds are set out below.

     GOODWILL ARISING ON CONSOLIDATION

     Under UK GAAP, positive or negative goodwill arising on acquisition of subsidiaries or associated companies are reflected in reserves in the year of acquisition.

     Under US GAAP, an entity is required to record all purchased identifiable intangible assets prior to allocating any residual difference between purchase consideration and the fair value of net assets acquired to goodwill. Negative goodwill is required to be first applied to reduce the carrying value of long term assets acquired. Any remaining positive or negative goodwill is amortised over its estimated useful life, generally not to exceed 40 years. The effect of this difference was not material to the periods presented.

     DEFERRED INCOME TAXES

     Under UK GAAP, deferred taxation is calculated under the liability method in respect of the taxation effect arising from all timing differences that are expected with reasonable probability to crystallise in the foreseeable future. Tax deferred or accelerated by the effect of timing differences is accounted for to the extent that it is probable that a liability or asset will crystallise. Net deferred tax debits are not carried forward as assets, except to the extent that recoverability is assured beyond reasonable doubt.

     US GAAP generally requires that deferred taxation be provided for all future taxable temporary differences regardless of when reversal is anticipated. The recognition of deferred tax assets on future deductible temporary differences, including tax loss carry forwards, is required if realization of such future benefits is more likely than not. There is no material difference between US GAAP and the Group's treatment of deferred income taxes in accordance with UK GAAP for the periods presented.

     LONG SERVICE PAYMENTS

     Under UK GAAP, the Group accrued a liability for severance payments payable upon the involuntary termination of eligible employees in compliance with the local statutory requirements related to its subsidiaries in Hong Kong. This accrual was made for periods ending on or before 30 June 1998.

     Under US GAAP, accrual for involuntary termination benefits may only be recorded as a liability when management commits the Group to a specific plan of termination, such plan is communicated to employees and changes to the plan are unlikely. The tax effect of this difference was not material.

     CONSOLIDATION OF FINANCIAL STATEMENTS OF INVESTEE COMPANIES

     Under UK GAAP, a company is considered a subsidiary if its parent controls the composition of its board of directors, controls more than half of the company's voting power or holds more than half of its share capital. Additionally, an entity is allowed to consolidate the financial statements of a subsidiary company, where the parent company's ability to control the subsidiary's assets and operations is by contract.

                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     Under US GAAP, consolidation of the financial statements of a subsidiary company into the consolidated financial statements of its parent company is generally required if the parent company has a controlling financial interest in the subsidiary. Ownership of more than 50% of the company's voting shares is normally required to evidence control although in limited circumstances consolidation may be required where the parent owns less than
50% of the company's voting shares. As the investee is in a net loss position and the company has committed to fund such losses in excess of its investment, there is no effect on the results of operations.

     Effect on profit/(loss) for the period of significant differences between UK GAAP and US GAAP is as follows:

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Profit/(loss) for the period
 in accordance with UK GAAP . . .              (195)           8,079      10,969       9,223       7,761
Adjustments:
  Provision for long service
    payments. . . . . . . . . . .              (901)             149         169         130         124
                                            -------          -------     -------     -------     -------
Approximate net income/(loss)
 for the period in accordance
 with US GAAP . . . . . . . . . .            (1,096)           8,228      11,138       9,353       7,885
                                            =======          =======     =======     =======     =======

     Effect on shareholders' funds of significant differences between UK GAAP and US GAAP is as follows:

                                        Unaudited        Unaudited              31 December
                                       30 September     30 September-------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Shareholders' funds in accordance
 with UK GAAP . . . . . . . . . .            10,632           16,884      12,731      16,554      14,986
Adjustments:
  Provision for long service
    payments. . . . . . . . . . .              --                881         901         732         602
                                            -------          -------     -------     -------     -------
Approximate shareholders' funds
 in accordance with US GAAP . . .            10,632           17,765      13,632      17,286      15,588
                                            =======          =======     =======     =======     =======

                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

             Years ended December 31, 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)



     CONSOLIDATED STATEMENTS OF CASH FLOWS

     The consolidated statements of cash flows prepared under UK GAAP differ in certain presentational respects from the format required under Statement of Financial Accounting Standards ("SFAS") No.95. Under UK GAAP, a reconciliation of operating profit to cash flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities.

     Under SFAS No.95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement.

                                          JLW ASIA HOLDINGS LIMITED
                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     Summary consolidated cash flow information as presented in accordance with SFAS No. 95 is as follows:
                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Cash was provided by (used in):
Operating activities. . . . . . .            (3,625)          10,977      20,021       7,347      10,044
Investing activities. . . . . . .              (290)            (272)       (424)     (1,085)       (142)
Financing activities. . . . . . .            (1,091)          (9,313)    (17,309)     (8,286)    (13,210)
                                            -------          -------     -------     -------     -------
Net (decrease)/increase in cash .            (5,006)           1,392       2,288      (2,024)     (3,308)
Exchange movement . . . . . . . .                46               37         526         (28)       (113)
Cash and cash equivalents at
 the beginning of the period. . .             8,544            5,730       5,730       7,782      11,203
                                            -------          -------     -------     -------     -------
Cash and cash equivalents
 at the end of the period . . . .             3,584            7,159       8,544       5,730       7,782
                                            =======          =======     =======     =======     =======

     A reconciliation between the statement of cash flows presented in accordance with UK GAAP and US GAAP is set out below:
                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
OPERATING ACTIVITIES
New cash (outflow)/inflow
 from operating activities
 (UK GAAP). . . . . . . . . . . .            (1,650)          11,224      20,694       8,929      12,752
Interest received . . . . . . . .                72              155         293         192         382
Interest paid . . . . . . . . . .              (219)             (69)       (225)       (482)       (323)
Interest element of finance
 lease rentals. . . . . . . . . .              (124)             (83)       (107)       (349)       (254)
Other US GAAP adjustments . . . .                92              215         243         117        (350)
Tax paid. . . . . . . . . . . . .            (1,796)            (465)       (877)     (1,060)     (2,163)
                                            -------          -------     -------     -------     -------
Net cash provided by/(used in)
  operating activities. . . . . .            (3,625)          10,977      20,021       7,347      10,044
                                            =======          =======     =======     =======     =======

                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)
                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
INVESTING ACTIVITIES
Net cash outflow from capital
 expenditure, financial investment
 and acquisitions (UK GAAP) . . .              (290)            (272)       (424)     (1,085)       (142)
                                            -------          -------     -------     -------     -------
Net cash used in investment
 activities (US GAAP) . . . . . .              (290)            (272)       (424)     (1,085)       (142)
                                            =======          =======     =======     =======     =======

FINANCING ACTIVITIES
Net cash outflow form
 financing (UK GAAP). . . . . . .            (1,466)          (1,390)     (2,314)       (354)     (1,281)
Dividend paid . . . . . . . . . .            (1,889)          (7,871)    (14,807)     (7,640)    (12,383)
Increase/(decrease) in overdraft.             2,264              (52)       (188)       (292)        454
                                            -------          -------     -------     -------     -------
Net cash used in financing
 activities (US GAAP) . . . . . .            (1,091)          (9,313)    (17,309)     (8,286)    (13,210)
                                            =======          =======     =======     =======     =======


                       JLW ASIA HOLDINGS LIMITED

                NOTES TO THE GROUP FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)

23.  BALANCE SHEET AND PROFIT AND LOSS ACCOUNTS UNDER US GAAP.

     The following balance sheets and profit and loss accounts have been prepared in accordance with US GAAP and reflect the adjustments detailed in note 22 to the financial statements and certain other reclassifications.

BALANCE SHEET
                                Unaudited         31 December
                               30 September   -------------------
                                   1998         1997       1996
                              -------------    -------    -------
ASSETS
CURRENT ASSETS
Current assets
Cash and cash equivalents . . .       3,584      8,544      5,730
Trade receivables, net. . . . .      11,332      9,518     12,011
Other receivables . . . . . . .      10,644     10,657     15,306
Prepaid expenses. . . . . . . .       2,014        203         48
                                   --------   --------   --------
    Total current assets. . . .      27,574     28,922     33,095
                                   --------   --------   --------
Property and equipment, at cost,
  less accumulated depreciation of
  $6,507, $5,546 and $4,141 at
  30 September 1998, 31 December
  1997 and 1996, respectively .       4,785      4,977      5,719
Interest in associated
  undertakings. . . . . . . . .        --         --          548
Investments . . . . . . . . . .         419        346        287
                                    -------    -------    -------
    Total assets. . . . . . . .      32,778     34,245     39,649

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued
 liabilities. . . . . . . . . .       3,773      5,742      5,668
Taxation. . . . . . . . . . . .         806      2,132      1,037
Other liabilities . . . . . . .      10,600      8,569     10,615
Borrowings. . . . . . . . . . .       4,102      2,392      1,761
                                   --------   --------   --------
   Total current liabilities. .      19,281     18,835     19,081

Deferred tax liability. . . . .         231        193        151

Other long term liabilities . .       2,634      1,585      3,131
                                   --------   --------   --------
    Total liabilities . . . . .      22,146     20,613     22,363
                                   --------   --------   --------
STOCKHOLDERS' EQUITY
Issued share capital. . . . . .        --         --         --
Retained earnings . . . . . . .      10,632     13,617     17,286
Effects of cumulative translation
  adjustments . . . . . . . . .        --           15       --
                                   --------   --------   --------
    Total stockholders' equity.      10,632     13,632     17,286
                                   --------   --------   --------
    Total liabilities and
       stockholders' equity . .      32,778     34,245     39,649
                                   ========   ========   ========

                                          JLW ASIA HOLDINGS LIMITED

                                   NOTES TO THE GROUP FINANCIAL STATEMENTS
                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     PROFIT AND LOSS ACCOUNTS

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Operating revenue . . . . . . . .            40,850           55,759      73,843      59,753      58,120
Other income. . . . . . . . . . .               959            1,471       1,874       1,856       1,032
Interest revenue. . . . . . . . .                72              125         293         192         377
Income from interest
  in associated undertakings. . .              --               --          --           480         189
                                            -------          -------     -------     -------     -------

    Total revenue . . . . . . . .            41,881           57,355      76,010      62,281      59,718
                                            -------          -------     -------     -------     -------
OPERATING EXPENSES
Compensation and benefits . . . .            23,311           26,327      35,872      29,411      28,070
Operating, administrative
  and other . . . . . . . . . . .            13,548           18,927      24,135      19,915      20,970
Merger-related non-recurring
  charges . . . . . . . . . . . .             3,331             --          --           --         --
Depreciation and amortization . .             1,440            1,335       1,841       1,683       1,610
Loss from interest in
  associated undertakings . . . .               499              848         604        --          --
                                            -------          -------     -------     -------     -------
    Total operating expenses. . .            42,129           47,437      62,452      51,009      50,650
                                            -------          -------     -------     -------     -------

Operating income (loss) . . . . .              (248)           9,918      13,558      11,272       9,068
Interest expense. . . . . . . . .               194               69         225         426         279
                                            -------          -------     -------     -------     -------
Earnings (loss) before
  provision for income tax. . . .              (442)           9,849      13,333      10,846       8,789
Provision for income taxes. . . .               616            1,554       2,118       1,368         898
Deferred tax expense. . . . . . .                38               67          77         125           6
                                            -------          -------     -------     -------     -------
Net income (loss) . . . . . . . .            (1,096)           8,228      11,138       9,353       7,885
                                            =======          =======     =======     =======     =======


                      INDEPENDENT AUDITORS REPORT


The Board of Directors of
JLW Property Consultants
Pte Ltd.


     We have audited the consolidated financial statements of JLW Property Consultants Pte Ltd and its subsidiary companies (the "Company") as of December 31, 1997 and 1996 and the related profit and loss accounts and cash flow statements for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Singapore, the Company's local standards, that are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statements presentation.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JLW Property Consultants Pte Ltd and its subsidiary companies as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-years period ended
December 31, 1997, in conformity with generally accepted accounting principles in Singapore.




COOPERS & LYBRAND

Certified Public Accountants
Singapore, 12 March 1998

                         JLW AUSTRALASIA GROUP

                         FINANCIAL STATEMENTS

              Years ended 31 December 1997, 1996 and 1995

           INDEPENDENT AUDITORS' REPORT TO THE DIRECTORS OF
                       JLW HOLDINGS PTY LIMITED


The Board of Directors and Stockholders


     We have audited the combined balance sheets of the "JLW Australasia group" as at 31 December 1996 and 1997, and the related combined profit and loss accounts, combined statements of movements in reserves, total recognized gains and losses and cash flows for each of the years in the three year period ended 31 December 1997 as set out on pages F97 to F119. These combined financial statements are the responsibility of the group's management. Our responsibility is to express an opinion on these combined financial statements.

     We conducted our audits in accordance with auditing standards generally accepted in Australia and in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, these combined financial statements referred to above present fairly, in all material respects, the combined financial position of the "JLW Australasia group" as of 31 December 1996 and 1997, and the combined results of its operations and its cash flows for each of the years in the three year period ended 31 December 1997, in conformity with generally accepted accounting principles in the United Kingdom.

     Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the results of operations and shareholders' equity for each of the years in the three year period ended 31 December 1997, to the extent summarized in Note 22 and Note 23 to the combined financial statements.





ERNST & YOUNG

Sydney
23 November 1998

                                            JLW AUSTRALASIA GROUP

                                      COMBINED PROFIT AND LOSS ACCOUNTS

                                Nine months ended 30 September 1998 and 1997
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                              Note        1998             1997           1997        1996        1995
                              ----    -------------    -------------    --------    --------    --------

FEE INCOME. . . . . . . . . .     1          39,462           42,959      60,522      60,281      57,968
Administrative expenses . . .               (34,560)         (39,660)    (52,833)    (56,485)    (57,028)
Merger-related non-recurring
  charges . . . . . . . . . .                (2,509)           --          --          --          --
                                            -------          -------     -------     -------     -------
OPERATING PROFIT. . . . . . .     2           2,393            3,299       7,689       3,796         940
Investment income . . . . . .     3             122            1,316       1,895       1,688       1,035
Interest payable and
 similar charges. . . . . . .     4             (82)            (260)       (340)       (674)       (687)
                                            -------          -------     -------     -------     -------
PROFIT ON ORDINARY ACTIVITIES
 BEFORE TAXATION. . . . . . .                 2,433            4,355       9,244       4,810       1,288
Tax on profit on ordinary
  activities  . . . . . . . .     5          (2,168)          (1,507)     (2,933)     (1,691)       (322)
                                            -------          -------     -------     -------     -------
PROFIT ON ORDINARY ACTIVITIES
 AFTER TAXATION . . . . . . .                   265            2,848       6,311       3,119         966
Minority interests. . . . . .                 --               --          --          --            (54)
                                            -------          -------     -------     -------     -------
PROFIT FOR THE PERIOD . . . .                   265            2,848       6,311       3,119         912
DIVIDENDS . . . . . . . . . .                 --              (2,096)     (5,290)       (944)       (917)
                                            -------          -------     -------     -------     -------
PROFIT/(LOSS) FOR THE
 PERIOD, ATTRIBUTABLE
 TO JLW AUSTRALASIA . . . . .                   265              752       1,021       2,175          (5)
                                            =======          =======     =======     =======     =======




                              All activities derive from continuing operations.

                         JLW AUSTRALASIA GROUP

                  STATEMENT OF MOVEMENTS ON RESERVES

                Nine months ended 30 September 1998 and
              years ended 31 December 1997, 1996 and 1995
          (US$ in thousands, unless except stated otherwise)


                              Foreign
                              Exchange       Profit
                            Translation      and Loss
                              Reserve        Account       Total
                            -----------     ---------    ---------
BALANCE AT 1 JANUARY
  1995. . . . . . . . . .        --            3,654         3,654
Loss for the year . . . .        --               (5)           (5)
Foreign exchange trans-
 lation differences . . .         (137)        --             (137)
                               -------       -------       -------

BALANCE AT 1 JANUARY
  1996. . . . . . . . . .         (137)        3,649         3,512
Profit for the year . . .        --            2,175         2,175
Foreign exchange trans-
 lation differences . . .          269         --              269
                               -------       -------       -------
BALANCE AT 31 DECEMBER
  1996. . . . . . . . . .          132         5,824         5,956
Profit for the year . . .        --            1,021         1,021
Foreign exchange trans-
 lation differences . . .       (1,198)        --           (1,198)
                               -------       -------       -------
BALANCE AT 31 DECEMBER
  1997. . . . . . . . . .       (1,066)        6,845         5,779
Profit for the year . . .        --              265           265
Foreign exchange trans-
 lation differences . . .         (576)        --             (576)
                               -------       -------       -------
Unaudited balance at
 30 September 1998. . . .       (1,642)        7,110         5,468
                               =======       =======       =======

    Corporate profit and loss account reserves represent the amounts retained within the corporate entities combined in these accounts.

                         JLW AUSTRALASIA GROUP

                        COMBINED BALANCE SHEETS
            30 September 1998 and 31 December 1997 and 1996
           (US$ in thousands, except where stated otherwise)


                                Unaudited          31 December
                               30 September   --------------------
                         Note      1998          1997       1996
                         ----  -------------   --------   --------
FIXED ASSETS
Tangible assets . . . . .   6         1,336       2,127      3,163
Investments . . . . . . .   7           439       1,061        936
                                    -------     -------    -------
                                      1,775       3,188      4,099
                                    -------     -------    -------
CURRENT ASSETS
Debtors . . . . . . . . .   8        14,987      12,363     14,298
Cash at bank and in hand.             --          3,719      2,943
                                    -------     -------    -------
                                     14,987      16,082     17,241
Creditors: amounts falling
 due within one year. . .   9        (8,296)    (10,950)   (10,455)
                                    -------     -------    -------
Net current assets. . . .             6,691       5,132      6,786
                                    -------     -------    -------
    Total assets less
      current liabilities             8,466       8,320     10,885

Creditors: amounts falling
  due after more than one
  year. . . . . . . . . .  10          (417)       (544)    (2,801)

Provisions for liabilities
 and charges. . . . . . .  12        (2,500)     (1,916)    (2,047)

MINORITY INTERESTS
Equity. . . . . . . . . .             --          --         --
                                    -------     -------    -------
                                      5,549       5,860      6,037
                                    =======     =======    =======
CAPITAL AND RESERVES
Called up share capital .  19            81          81         81
Foreign exchange trans-
 lation reserve . . . . .            (1,642)     (1,066)       132
Profit and loss account .             7,110       6,845      5,824
                                    -------     -------    -------
Shareholders' Funds
 -Equity. . . . . . . . .             5,549       5,860      6,037
                                    =======     =======    =======

                                            JLW AUSTRALASIA GROUP

                                      COMBINED STATEMENTS OF CASH FLOWS

                                Nine months ended 30 September 1998 and 1997
                               and years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                              Note        1998             1997           1997        1996        1995
                              ----    -------------    -------------    --------    --------    --------
Net cash inflow (outflow) from
  operating activities. . . .    13           1,037            6,701      10,151       5,980         466
                                            -------          -------     -------     -------     -------
RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
Dividends received. . . . . .                   135            1,108       1,325         855         958
Interest received . . . . . .                    25              101         150          94          77
Interest paid . . . . . . . .                   (13)            (117)       (144)       (436)       (401)
Interest element of finance
  lease rental payments . . .                   (69)            (143)       (196)       (238)       (286)
Ordinary dividends paid . . .                 --              (2,125)     (5,290)       (944)       (917)
                                            -------          -------     -------     -------     -------
Net cash outflow from returns
 on investments and servicing
 of financing . . . . . . . .                    78           (1,176)     (4,155)       (669)       (569)
                                            -------          -------     -------     -------     -------

TAXATION
Tax paid. . . . . . . . . . .                (2,670)          (1,392)     (2,017)       (926)     (2,651)
                                            -------          -------     -------     -------     -------






                                            JLW AUSTRALASIA GROUP

                                COMBINED STATEMENTS OF CASH FLOWS - CONTINUED



                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                              Note        1998             1997           1997        1996        1995
                              ----    -------------    -------------    --------    --------    --------
CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
Payments to acquire tangible
 fixed assets . . . . . . . .                   (78)            (791)     (1,055)     (1,185)     (1,820)
Receipts from sales of
 tangible fixed assets. . . .                   280              523         426         555         241
Payments to acquire investments               --               --            (34)        (48)      --
                                            -------          -------     -------     -------     -------
Net cash inflow (outflow) from
 capital expenditures and
 financial investment . . . .                   202             (268)       (663)       (678)     (1,579)
                                            -------          -------     -------     -------     -------
Net cash inflow (outflow) before
 financing. . . . . . . . . .                (1,353)           3,865       3,316       3,707      (4,333)
                                            -------          -------     -------     -------     -------

FINANCING
Capital element of finance lease
  rental payments . . . . . .                  (694)            (673)     (1,166)       (279)       (979)
Repayment of related party
  payables. . . . . . . . . .                 --               --          --          --           (340)
Bank bills drawn/(repaid) . .                 --              (2,383)     (2,383)      2,383       --
Funds (to)/from deposit . . .                (1,831)          (4,027)      1,009        (773)      --
Proceeds from loan. . . . . .                 --               --          --          --          --
                                            -------          -------     -------     -------     -------
Net cash inflow (outflow)
 from financing . . . . . . .                (2,525)          (7,083)     (2,540)      1,331      (1,319)
                                            -------          -------     -------     -------     -------
INCREASE (DECREASE) IN CASH . 14,15          (3,878)          (3,218)        776       5,038      (5,652)
                                            =======          =======     =======     =======     =======

                                            JLW AUSTRALASIA GROUP

                          COMBINED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------

Profit for the period . . . . . .               265            2,848       6,311       3,119         912
Currency translation differences
 on foreign currency net
 investments. . . . . . . . . . .              (576)            (532)     (1,198)        269        (137)
                                         ----------       ----------  ----------  ----------  ----------

Total recognized gains and losses
  relating to the year. . . . . .              (311)           2,316       5,113       3,388         775
                                         ==========       ==========  ==========  ==========  ==========
















                                            JLW AUSTRALASIA GROUP

                        RECONCILIATIONS OF MOVEMENTS IN COMBINED SHAREHOLDERS' FUNDS

                              Nine months ended 30 September 1998 and 1997 and
                                 years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended                31 December
                                       30 September     30 September------------------------------------
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Profit for the period . . . . . .               265            2,848       6,311       3,119         912
Dividends . . . . . . . . . . . .             --              (2,096)     (5,290)       (944)       (917)
                                           --------         --------    --------    --------    --------
                                                265              752       1,021       2,175          (5)

Other recognised gains and
  losses relating to the period .              (576)            (532)     (1,198)        269        (137)
                                            -------          -------     -------     -------     -------
Net addition to shareholders'
  funds . . . . . . . . . . . . .              (311)             220        (177)      2,444        (142)
Opening shareholders' funds . . .             5,860            6,037       6,037       3,593       3,735
                                            -------          -------     -------     -------     -------
Closing shareholders' funds . . .             5,549            6,257       5,860       6,037       3,593
                                            =======          =======     =======     =======     =======





                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


1.   ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     The "JLW Australasia Group", through its operational subsidiaries, provides a full range of advisory, transactional and asset management vices to a wide variety of local and international clients in almost every industry and service sector for all types of real estate. The main geographical markets are Australia and New Zealand.

     ACCOUNTING CONVENTION

     The financial statements are prepared under the historical cost convention and in accordance with accounting standards applicable in the United Kingdom.

     BASIS OF COMPILATION

     These accounts have been prepared in order to provide the directors of JLW Holdings Pty Limited ("the Directors") with the results for the three financial years ended 31 December 1997 and financial position of the combined "JLW Australasia Group" as at 31 December 1996 and 1997.

     The "JLW Australasia Group" is defined in note 21. The entities that have been combined are those entities that are subject to common control.

     BASIS OF COMBINATION

     The financial information has been compiled from the audited financial statements of Jones Lang Wootton Holdings Pty Limited "Australia", the audited financial statements of Jones Lang Wootton Holdings Pty Limited "New Zealand" and the combined JLW Transact group "Transact Group". The companies which form part of these three groups are disclosed in note 21. This information has been compiled as detailed below.

     The results and financial position of Australia and New Zealand have been combined. In doing so, no adjustments have been made to eliminate the share capital of either company. In translating the results and financial positions from foreign currencies, exchange rate movements have been taken to the foreign exchange translation reserve assuming the group commenced operations on 1 January 1995.

     The extent to which companies included in the Transact group have been included varies from year to year. The basis for inclusion is disclosed in note 21.

     JLW Australia Pty Limited, owns 10% of the voting stares of Jones Lang Wootton Limited and JLW Property Consultants Pte Limited. It also owns one "E" share in Jones Lang Wootton Limited. Although JLW Australia Pty Limited own these shares any participation in the profits of either Jones Lang Wootton Limited and JLW Property Consultants Pte Limited are totally at the discretion of JLW Asia Holdings Limited management. Therefore, these accounts exclude 100% of the results of these undertakings.

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

     INTERIM INFORMATION

     The combined financial statements as at 30 September 1998 and for the nine month periods ended 30 September 1998 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for these interim periods have been included. The results for the periods ended 30 September 1998 and 1997 are not necessarily indicative of the results to be obtained for the full fiscal year.

     ACQUISITIONS AND DISPOSALS

     On the acquisition of a business, including an interest in an associated undertaking, fair values are attributed to the group's share of net tangible assets. Where the cost of acquisition exceeds the values attributable to such net assets, the difference is treated as purchased goodwill and is written off directly to reserves in the year of acquisition.

     The profit or loss on the disposal of a previously acquired business includes the attributable amount of any purchased goodwill relating to that business.

     CASH

     For the purposes of the statement of cash flows, cash includes cash on hand and in banks, and money market investments readily convertible to cash within 2 working days, net of outstanding bank overdraft.

     RECOVERABLE AMOUNT

     Non-current assets are not revalued to an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have not been discounted to their present values.

     NON-CURRENT ASSETS

     COST AND VALUATION

     Property, plant and equipment are carried at cost.

     Where assets have been revalued, the potential effect of the capital gains tax on disposal has not been taken into account in the determination of the revalued carrying amount. Where it is expected that a liability for capital gains tax will arise, this expected amount is disclosed by way of note.

     The economic entity does not have a policy for regular revaluation of non-current assets.

     DEPRECIATION

     Depreciation is provided on a straight line basis on all property, plant and equipment, at rates calculated to allocate the cost less estimated residual value at the end of the useful lives of the assets against revenue over those estimated useful lives.

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     EMPLOYEE ENTITLEMENTS

     Provision is made for annual leave entitlements on the portion of the cumulative balance due that exceeds the annual entitlement of 20 days. Long Service Leave is provided based on amounts vested at balance date. The contributions made to superannuation funds are charged against profits. The economic entity has no legal obligation to provide benefits to employees on retirement.

     INCOME RECOGNITION

     PROPERTY SALES

     Fee income is recognised on exchange of an unconditional contract of sale.

     LEASING

     Fee income is recognised on the signing of lease agreement of date of occupation.

     VALUATION/CONSULTANCY INCOME

     Fee income is recognised on issue of the report.


     MANAGEMENT FEES

     Fee income is recognised based on the date agreed in signed Management Agreements.

     FOREIGN EXCHANGE

     Transactions of companies within the group denominated in foreign currencies are translated at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at that date. These translation differences are dealt with in the profit and loss account.

     The balance sheets of foreign entities are translated at the closing rates of exchange and the profit and loss accounts and cash flow statements at average rates. The differences arising from the translation of the opening net investment in subsidiaries at the closing rates and the profit and loss accounts at average rates are taken direct to reserves.

     The functional currency of the group is the local currency, accordingly its transactions are measured in the local currency and the results are translated upon combination according to the above accounting policy. The reporting currency for the purposes of these financial statements is the United States dollar and the combined financial statements have been translated using the closing rate of exchange for the balance sheet and the weighted average rate of exchange for the profit and loss account. The opening capital and reserves have been translated using the rate at 1 January 1995. All differences arising as a result of this translation have been taken directly to the foreign exchange translation reserve.

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     TAXATION

     Taxation is provided on the taxable profits of the corporate entities within the group.

     DEFERRED TAXATION

     Deferred taxation is provided using the liability method on all timing differences, including those relating to pensions and other post retirement benefits, to the extent that they are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

     LEASES

     Assets held under finance leases are capitalised at their fair value on the inception of the leases and depreciated over their estimated useful lives. The finance charges are allocated over the period of the lease in proportion to the capital element outstanding.

     Operating lease rentals are charged to profit and loss in equal amounts over the lease term.

2.   OPERATING PROFIT

                                        1997      1996      1995
                                      --------  --------  --------
  Operating profit is stated after including:

  (a)  Other operating income:
       Profit/(loss) on sale of
        tangible fixed assets . . .        317       193       109
       Other revenue. . . . . . . .        129       104        90
                                       -------   -------   -------
                                           446       297       199
                                       =======   =======   =======
  (b)  Staff costs:
       Wages and salaries . . . . .     21,796    23,290    21,963
       Superannuation . . . . . . .      1,541     1,997     1,556
                                       -------   -------   -------
                                        23,337    25,287    23,519
                                       =======   =======   =======

                                          No.       No.       No.
                                       -------   -------   -------
  Average number of persons employed:
       Technical and administration        614       630       621
                                       =======   =======   =======

  (c)  Other operating charges:
       Other operating charges include
        the following:
         Auditor's remuneration . .        153       154       156
         Other payments to auditors        118       130       124
         Rental under operating leases
           Other operating leases .      2,931     5,271     4,156
                                       =======   =======   =======

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


                                        1997      1996      1995
                                      --------  --------  --------
  (d)  Depreciation and other amounts
        written off tangible fixed assets:
         Owned assets . . . . . . .        337       361       430
         Assets held under finance
           leases . . . . . . . . .      1,108     1,032       992
                                       =======   =======   =======

3.   INVESTMENT INCOME
                                        1997      1996      1995
                                      --------  --------  --------
  Income from interests in associated
    companies . . . . . . . . . . .        420       739       --
  Income from related body corporates    1,325       855       958
  Other interests receivable and
    similar income. . . . . . . . .        150        94        77
                                       -------   -------   -------
                                         1,895     1,688     1,035
                                       =======   =======   =======

4.  INTEREST PAYABLE AND SIMILAR CHARGES
                                        1997      1996      1995
                                      --------  --------  --------
  Bank loans, overdrafts and
    other loans . . . . . . . . . .        144       436       401
  Finance charges-finance
    leases. . . . . . . . . . . . .        196       238       286
                                       -------   -------   -------
                                           340       674       687
                                       =======   =======   =======

5.  TAX ON PROFIT ON ORDINARY ACTIVITIES

     The taxation charge is made up of the following:

Based on the profit for the year        1997      1996      1995
--------------------------------      --------  --------  --------
Corporate Tax--Australia and
  New Zealand . . . . . . . . . . .      2,818     1,392       534
Gain from change in corporate
  tax rate. . . . . . . . . . . . .       --        --         (94)
Corporation tax (over)/under
  provided in previous year . . . .        (20)      124      (118)
Associated undertakings . . . . . .        135       175      --
                                       -------   -------   -------
Income tax expense attributable
  to operating profit . . . . . . .      2,933     1,691       322
                                       =======   =======   =======

     The corporation tax charge is high due to the incidence of expenditure which does not qualify for tax relief, and due to the non recognition of deferred tax assets. If full provision had been made for deferred tax for the year, the tax charge would have been increased/(decreased) by:

  Deferred tax liability. . . . . .        331       (81)       25
  Deferred tax asset. . . . . . . .        (69)       21      (331)
                                       -------   -------   -------
                                           262       (60)     (306)
                                       =======   =======   =======

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


6.   TANGIBLE FIXED ASSETS

                                            Office
                                           machinery,
                                           computer
                                          equipment
                                Motor        and
                               vehicles    fixtures        Total
                               --------   -----------    ---------
  COST
  At 1 January 1996 . . .        1,622         5,231         6,853
  Foreign exchange trans-
    lation differences. .          110           368           478
  Additions . . . . . . .           62         1,123         1,185
  Disposals . . . . . . .         (354)       (1,004)       (1,358)
                               -------       -------       -------
  At 31 December 1996 . .        1,440         5,718         7,158
  Foreign exchange trans-
    lation differences. .         (213)       (1,093)       (1,306)
  Additions . . . . . . .          452           603         1,055
  Disposals . . . . . . .         (903)         (638)       (1,541)
                               -------       -------       -------
  At 31 December 1997 . .          776         4,590         5,366
                               -------       -------       -------
  ACCUMULATED DEPRECIATION
  At 1 January 1996 . . .          632         2,562         3,194
  Foreign exchange trans-
    lation differences. .           44           183           227
  Charge for the year . .          372         1,021         1,393
  Disposals . . . . . . .         (184)         (635)         (819)
                               -------       -------       -------
  At 31 December 1996 . .          864         3,131         3,995

  Foreign exchange trans-
   lation differences . .         (103)         (666)         (769)
  Charge for the year . .          293         1,152         1,445
  Disposals . . . . . . .         (795)         (637)       (1,432)
                               -------       -------       -------
  At 31 December 1997 . .          259         2,980         3,239
                               -------       -------       -------

  NET BOOK VALUE

  At 31 December 1997 . .          517         1,610         2,127
                               =======       =======       =======
  At 31 December 1996 . .          576         2,587         3,163
                               =======       =======       =======

     The net book value of the group's fixed assets includes motor vehicles amounting to $1,088 (31 December 1996 $1,631) in respect of assets held under finance leases.

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

7.   INVESTMENTS
                                                  1997      1996
                                                 -------   -------
  Net book value
  Associates. . . . . . . . . . . . . . . . . .      979       888
  Other investments . . . . . . . . . . . . . .       82        48
                                                 -------   -------
                                                   1,061       936
                                                 =======   =======

     INVESTMENTS IN ASSOCIATES
                                                  1997      1996
                                                 -------   -------
  JLW Transact Group. . . . . . . . . . . . . .      979       888
                                                 =======   =======

     INVESTMENTS IN ASSOCIATES
                                              Share of
                                                post
                                            acquisition
                                     Cost     reserves     Total
                                   -------  -----------  ---------

 At 1 January 1996. . . . . . . . .    --          --         --
 Investment in associates . . .        320         --          320
 Profit for the year. . . . . . . .    --           566        566
 Foreign exchange translation . . .    --             2          2
                                   -------      -------    -------
 At 31 December 1996. . . . . . . .    320          568        888
 Profits for the year . . . . . . .    --           280        280
 Profits distributed. . . . . . . .    --          --         --
 Foreign exchange translation . . .    --          (189)      (189)
                                   -------      -------    -------
 At 31 December 1997. . . . . . . .    320          659        979
                                   =======      =======    =======

8.  DEBTORS
                                          31 December  31 December
                                             1997         1996
                                        --------------------------
  Trade debtors . . . . . . . . . . . . .      11,023       12,002
  Other debtors:
    Due within one year . . . . . . . . .       1,118        1,777
    Due after more than one year. . . . .       --              79
  Prepayment and accrued income . . . . .         222          440
                                              -------      -------
                                               12,363       14,298
                                              =======      =======

9.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
                                                  1997      1996
                                                 -------   -------
  Bank loans and overdrafts . . . . . . . . . .     --        --
  Obligations under finance leases. . . . . . .      770     1,443
  Corporation taxation. . . . . . . . . . . . .    1,819     1,039
  Other creditors and accruals. . . . . . . . .    7,400     7,532
  Amounts owed to related entities. . . . . . .      961       441
                                                 -------   -------
                                                  10,950    10,455
                                                 =======   =======

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


10.   CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                  1997      1996
                                                 -------   -------
  Obligation under finance leases . . . . . . .      544     1,037
  Other creditors . . . . . . . . . . . . . . .    --          652
  Amounts owed to related entities. . . . . . .    --        1,112
                                                 -------   -------
                                                     544     2,801
                                                 =======   =======

11.  BORROWINGS

     JLW Australia Pty Limited has a bank overdraft facility available to the extent of $1,951 (1996: $4,766 subject to certain covenants being met. This is secured by a registered mortgage debenture over all assets of the wholly-owned controlled entities in the JLW Holdings Pty Limited
"Australia" economic entity.

12.  PROVISIONS FOR LIABILITIES AND CHARGES

                                          31 December  31 December
                                             1997         1996
                                        --------------------------
  Employee Entitlements . . . . . . . . .       1,916        2,047
                                              =======      =======
  Deferred Tax Liability Cumulative
    Effect Provided . . . . . . . . . . .       --           --
                                              =======      =======
  Not Provided:
    Deferred Tax Asset. . . . . . . . . .         871        1,202
    Deferred Tax Liability. . . . . . . .         (80)        (149)
                                              =======      =======

13. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES
                                        1997      1996      1995
                                      --------  --------  --------
  Operating profit. . . . . . . . .      7,689     3,796     1,288
  Depreciation and
    amortisation charges. . . . . .      1,445     1,393     1,422
  (Profit)/loss on sale of tangible
    fixed assets. . . . . . . . . .       (317)     (193)     (109)
  Increase/(Decrease) in provisions
    for liabilities and charges . .        (84)      152    (1,132)
  (Increase)/Decrease in debtors. .        926     2,249      (883)
  Increase/(Decrease) in creditors.      1,153    (1,155)      (53)
  Foreign exchange transaction
    differences . . . . . . . . . .       (661)     (262)      (67)
                                       -------   -------   -------
  Net cash inflow from
    operating activities. . . . . .     10,151     5,980       466
                                       =======   =======   =======

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


14.   ANALYSIS OF NET FUNDS
                                                  Cash
                                        1996      flow      1995
                                      --------  --------  --------
  Cash in hand and at bank. . . . .      2,943     1,693     1,250
  Overdraft . . . . . . . . . . . .       --       3,345    (3,345)
                                       -------   -------   -------
                                         2,943     5,038    (2,095)
  Bank bills. . . . . . . . . . . .     (2,383)   (2,383)    --
  Finance leases. . . . . . . . . .     (2,480)      279    (2,759)
  Short term deposits . . . . . . .      1,009       773       236
                                       -------   -------   -------
    Total . . . . . . . . . . . . .       (911)    3,707    (4,618)
                                       =======   =======   =======

                                                  Cash
                                        1997      flow      1996
                                      --------  --------  --------
  Cash in hand and at bank. . . . .      3,719       776     2,943
  Overdrafts. . . . . . . . . . . .       --        --        --
                                       -------   -------   -------
                                         3,719       776     2,943

  Bank bills. . . . . . . . . . . .      --        2,383    (2,383)
  Finance leases. . . . . . . . . .     (1,314)    1,166    (2,480)
  Short term deposits . . . . . . .      --       (1,009)    1,009
                                       -------   -------   -------
    Total . . . . . . . . . . . . .      2,405     3,316      (911)
                                       =======   =======   =======

15.  RECONCILIATIONS OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

                                                   1997      1996
                                                 -------   -------
  Increase/(decrease) in cash in the year . . .      776     5,038
  Cash inflow from decrease in debt and
   lease financing. . . . . . . . . . . . . . .    2,540    (1,331)
                                                 -------   -------
    Change in net funds resulting
      from cash flows . . . . . . . . . . . . .    3,316     3,707
                                                 -------   -------
    Movement in net funds in the year . . . . .    3,316     3,707
    Net funds at start of year. . . . . . . . .     (911)   (4,618)
                                                 -------   -------

    Net funds at end of year. . . . . . . . . .    2,405      (911)
                                                 =======   =======

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


16.  SUPERANNUATION COMMITMENTS

     All employees in Australia are entitled after serving qualifying period to benefits on retirement, disability or death from the JLW Staff Superannuation Fund or the JLW Executive Superannuation Fund or other complying superannuation funds. The Superannuation plans are accumulation funds and provide benefits based on contributions and interest. Employees may contribute to plans. These plans do not operate in New Zealand.

17.  OPERATING LEASE COMMITMENTS

     At 31 December 1997 and 1996 the group was committed to making the following payments during the next year in respect of operating leases:

                                              1997         1996
                                            Buildings    Buildings
                                            ---------    ---------
  Lease which expire:
    Within one year . . . . . . . . . . .       --            --
    Within two to five years. . . . . . .      15,759       21,914
    After five years. . . . . . . . . . .       --            --
                                              -------      -------
                                               15,759       21,914
                                              =======      =======

18.  OBLIGATIONS UNDER FINANCE LEASES

                                               1997         1996
                                              -------      -------
  The minimum lease payments to which
    the group was committed at 31 December
    were as follows:
      Due within one year . . . . . . . .         856        1,654
      Due within two to five years. . . .         591        1,124
                                              -------      -------
                                                1,447        2,778
    Less: interest allocated to
      future periods. . . . . . . . . . .         133          299
                                              -------      -------
                                                1,314        2,479
                                              =======      =======

  Due within one year . . . . . . . . . .         770        1,443
  Due after more than one year. . . . . .         544        1,036
                                              -------      -------
                                                1,314        2,479
                                              =======      =======

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


19.  CALLED UP SHARE CAPITAL
                                               1997         1996
                                              -------      -------
  AUTHORISED CAPITAL
  JLW Holdings Pty Ltd (Australia). . . .         777          777
  Jones Lang Wootton Holdings Pty Ltd
    (New Zealand) . . . . . . . . . . . .           3            3
                                              -------      -------
                                                  780          780
                                              =======      =======
  ISSUED CAPITAL
    JLW Holdings Pty Ltd (Australia). . .          78           78
    Jones Lang Wootton Holdings Pty Ltd
      (New Zealand) . . . . . . . . . . .           3            3
                                              -------      -------
                                                   81           81
                                              =======      =======

20.  RELATED PARTY TRANSACTIONS

     JLW HOLDINGS PRY LIMITED

     The following related party transactions occurred during the financial year:
                            31 December   31 December  31 December
                              1997          1996         1995
                          ------------- ------------- ------------
1)  Related party dividends
    and income
    i)  JLW Australia Pry
        Limited received
        from JLW (Hong
        Kong) Ltd:
        -dividend . . . .           138           243          177
                                -------       -------      -------
   ii) JLW Australia Pty Limited
       received from JLW Property
       Construction (Singapore)
       Pte Limited:
       -dividend. . . . .           999           427          781
                                -------       -------      -------
  iii) JLW Australia Pty Limited
       received from JLW Transact
       Pry Limited:
       -dividend. . . . .           188           185          --
                                -------       -------      -------

2) Interest paid on subordinated loans is at commercial rates of interest and amounted to $99 (1996: $163, 1995: $172). These loans are subordinated in favor of the National Australia Bank's financial accommodation only.

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


    JONES LANG WOOTTON HOLDINGS LIMITED (NEW ZEALAND)

     No related party debts have been written off or forgiven during the year.

                                            JLW AUSTRALASIA GROUP

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


21.  ADDITIONAL INFORMATION ON COMPANIES WITHIN THE JLW AUSTRALASIA GROUP

     (i)  JLW Holdings Pty Limited ("Australia") and its controlled entities

                                  Country of
                                incorporation/
                               registration and                                Proportion of
Company                            operation            Activity              Ownership held
-------                        ----------------         -------               --------------
JLW Holdings Pty Limited. . . .    Australia            Holding Company            100%
JLW Australia Pty Limited . . .    Australia            Holding Company            100%
JLW (NSW) Pty Limited . . . . .    Australia            Property, sales,
                                                        leasing and
                                                        managing company
JLW (ACT) Pty Limited . . . . .    Australia            Property, sales,
                                                        leasing and
                                                        management company
JLW (VIC) Pty Limited . . . . .    Australia            Property, sales,           100%
                                                        leasing and
                                                        management company
JLW (QLD) Pty Limited . . . . .    Australia            Property, sales,           100%
                                                        leasing and
                                                        management company
JLW (SA) Pty Limited. . . . . .    Australia            Property, sales,           100%
                                                        leasing and
                                                        management company
JLW (WA) Pty Limited. . . . . .    Australia            Property, sales,           100%
                                                        leasing and
                                                        management company
JLW Strata Management Pty
  Limited . . . . . . . . . . .    Australia            Property Management        100%
                                                        Services
JLW Management Services
  Pty Limited . . . . . . . . .    Australia            Property Management        100%
                                                        Services




                                            JLW AUSTRALASIA GROUP

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                  Country of
                                incorporation/
                               registration and                                Proportion of
Company                            operation            Activity              Ownership held
-------                        ----------------         -------               --------------

JLW Property Fund Advisors
  Pty Limited . . . . . . . . .    Australia            Property Licensing         100%
                                                        Company
JLW Corporate Property (VIC)
  Pry Limited . . . . . . . . .    Australia            Dormant Company            100%
JLW Property Financial Services
  Ltd . . . . . . . . . . . . .    Australia            Property Licensing         100%
                                                        Company
JLW Advisory Services Pty
  Limited . . . . . . . . . . .    Australia            Property Advisory          100%
                                                        Services
JLW Corporate Facilities
  Management Pty Limited. . . .    Australia            Dormant Company            100%
JLW Superannuation Pty Limited.    Australia            Superannuation Fund
                                                        Trustee                    100%
JLW Nominees Pty Limited. . . .    Australia            Dormant Company            100%
JLW Advisory Corporate
  Property Pty Limited. . . . .    Australia            Property Advisory          100%
                                                        Services
JLW Executive Superannuation
  Pty Limited . . . . . . . . .    Australia            Superannuation Fund        100%
                                                        Trustee
JLW (TAS) Pty Limited . . . . .    Australia            Dormant Company            100%
JLW Fund Management Pty Limited    Australia            Dormant Company            100%
JLW International Fund
  Management Pty Limited. . . .    Australia            Dormant Company            100%
Caylott Pty . . . . . . . . . .    Australia            Dormant Company            100%
Jones Lang Wootton Fund
  Management Pty Limited. . . .    Australia            Dormant Company            100%
Jones Lang Wootton Inter-
  national Fund Management
  Pty Limited . . . . . . . . .    Australia            Dormant Company            100%





                                            JLW AUSTRALASIA GROUP

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     (ii)  Jones Lang Wootton Holdings Pty Limited ("New Zealand") and its controlled entities.


                                  Country of
                                incorporation/
                               registration and                                Proportion of
Company                            operation            Activity              Ownership held
-------                        ----------------         -------               --------------
Jones Lang Wootton Holdings
  Limited . . . . . . . . . . .   New Zealand           Property, sales,           100%
                                                        leasing and
                                                        management company
JLW Advisory Limited. . . . . .   New Zealand           Property Advisory
                                                        Services                   100%
JLW International Fund
  Management Limited. . . . . .   New Zealand           Dormant Company            100%
JLW Fund Management Limited . .   New Zealand           Dormant Company            100%
JLW Facilities Management
  Limited . . . . . . . . . . .   New Zealand           Dormant Company            100%
Jones Lang Wootton Fund
  Management Limited. . . . . .   New Zealand           Dormant Company            100%
Jones Lang Wootton Inter-
  national Fund Management
  Limited . . . . . . . . . . .   New Zealand           Dormant Company            100%
Jones Lang Wootton Limited. . .   New Zealand           Property, sales,           100%
                                                        leasing and
                                                        management company

    (iii)  Combined JLW "Transact Group"




                                            JLW AUSTRALASIA GROUP

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)


                                  Country of
                                incorporation/
                               registration and                                Proportion of
Company                            operation            Activity              Ownership held
-------                        ----------------         -------               --------------

JLW Transact Pty
 Ltd Australia. . . . . . . . .    Australia            Hotel Sales, Leasing      Note 1
                                                        and Management
JLW Transact Ltd
 New Zealand. . . . . . . . . .   New Zealand           Hotel Sales Leasing       Note 1
                                                        and Management
JLW Transact Ltd
  Hong Kong . . . . . . . . . .    Hong Kong            Hotel Sales Leasing       Note 1
                                                        and Management
JLW Administration Pty Ltd. . .    Australia            Hotel Sales, Leasing      Note 1
                                                        and Management
Transact Hotel & Tourism
 Property (Singapore)
 Pte Limited. . . . . . . . . .    Singapore            Hotel Sales, Leasing      Note 1
                                                        and Management
JLW Transact Pte Limited
 Indonesia. . . . . . . . . . .    Indonesia            Hotel Sales, Leasing      Note 1
                                                        and Management




NOTE 1

     JLW Administration Pty Limited and JLW Transact (New Zealand) are included as subsidiaries in the 1995
Australasia accounts. From 1st January 1996 the combined JLW "Transact Group" is included in the Australasia accounts as an equity investment on the basis of percentage ownership (1996-37.75%: 1997- 35%).


                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


22.  SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP

     The consolidated financial statements are prepared in accordance with UK GAAP which differs in certain significant respects from US GAAP. The principal differences that affect the consolidated profit for the year and the retained earnings funds are explained below and the approximate effect is shown below the explanations.

     GOODWILL

     Under UK GAAP, on the acquisition of a business, including an interest in an associated undertaking, fair values are attributed to the group's share of net tangible assets. Where the cost of acquisition exceeds the values attributable to such net assets, the difference is treated as purchased goodwill and is written off directly to reserves in the year of acquisition. Under US GAAP, goodwill may not be written-off to retained profits and must be capitalised and amortised over its expected useful life but not in excess of 40 years. Accordingly, the adjustments to reflect this differing treatment in these financial statements is to amortise goodwill over a period of ten years, the expected useful life.

     DEFERRED TAXATION

     Under UK GAAP, taxation is provided for at the anticipated tax rates on timing differences arising from the inclusion of income and expenditure in tax computations in periods different from those in which they are included in financial statements to the extent that it is probable that a liability or asset will crystallise in the future. Under US GAAP, deferred taxation is provided for on all temporary differences under the liability method subject to a valuation allowance on deferred tax assets where applicable.

     EMPLOYEE ENTITLEMENTS

     Under UK GAAP, provision is made for annual leave entitlements on the portion of the cumulative balance due that exceeds the annual entitlement of 20 days. Long Service Leave is provided based on amounts payable at balance date. Under US GAAP, provision is made for long service leave and annual leave estimated to be payable to employees on the basis of statutory and contractual requirements.

                                            JLW AUSTRALASIA GROUP

                                            NOTES TO THE ACCOUNTS

                                 Years ended 31 December 1997, 1996 and 1995
                              (US$ in thousands, except where stated otherwise)

     COMBINED INCOME STATEMENTS

                                        Unaudited        Unaudited
                                        nine months      nine months
                                          ended            ended
                                       30 September     30 September
                                          1998             1997          1997        1996        1995
                                      -------------    -------------  ----------  ----------  ----------
Profit/(loss) for the period attributable
  to JLW Australasia as reported in
  accordance with UK GAAP . . . .               265              752       1,021       2,175          (5)

Adjustments:
  Deferred income tax . . . . . .               644              192          14         130         306
  Goodwill. . . . . . . . . . . .               (35)             (41)        (55)        (58)        (83)
  Employee entitlements . . . . .              (696)            (186)       (196)       (161)        171
                                            -------          -------     -------     -------     -------
Sub-total . . . . . . . . . . . .               178              717         784       2,086         389
                                            -------          -------     -------     -------     -------
Add dividends paid. . . . . . . .             --               2,096       5,290         944         917
                                            -------          -------     -------     -------     -------
Profit (loss) for the period
 attributable to JLW Australasia
 as reported in accordance with
  US GAAP . . . . . . . . . . . .               178            2,813       6,074       3,030       1,306
                                            =======          =======     =======     =======     =======







                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)

     COMBINED BALANCE SHEETS

                                       Unaudited
                                     30 September
                                          1998        1997     1996
                                     -------------  -------   -------
Shareholders' funds as reported
 in accordance with UK GAAP . . . . .       5,549     5,860     6,037
Deferred income tax . . . . . . . . .       1,957     1,541     1,866
Goodwill. . . . . . . . . . . . . . .          11        49       119
Employee entitlements provisions. . .      (2,277)   (1,840)   (2,033)
                                         --------  --------  --------
Shareholders' funds as reported
 in accordance with US GAAP . . . . .       5,240     5,610     5,989
                                         ========  ========  ========

     COMBINED STATEMENTS OF CASH FLOWS

     The combined statements of cash flows prepared under UK GAAP differ in certain presentational respects from the format required under Statement of Cash Flows ("SFAS") 95. Under UK GAAP, a reconciliation of operating profit to cash flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities.

     Under SFAS 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement.

     Summary consolidated cash flow information as presented in accordance with SFAS 95:

                 Unaudited      Unaudited
                 nine months    nine months
                   ended          ended
                30 September   30 September
                   1998           1997        1997     1996    1995
                ------------   ------------ -------- ----------------
Cash was provided
 by (used in):
  Operating
   activities . .     (1,555)         6,258    9,269    5,329  (1,837)
  Investing
   activities . .        202           (268)    (663)    (678) (1,579)
  Financing
   activities . .     (2,366)        (8,933)  (7,830)  (1,708)   (141)
                     -------        -------  -------  ------- -------
Net increase/
 (decrease) in
 cash . . . . . .     (3,719)        (2,943)     776    2,943  (3,557)
Cash at the
 beginning of
 the period . . .      3,719          2,943    2,943     --     3,557
                     -------        -------  -------  ------- -------
Cash at the end
 of the period. .       --             --      3,719    2,943    --
                     =======        =======  =======  ======= =======

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     A reconciliation between the consolidated statement of cash flows presented in accordance with UK GAAP and US GAAP is set out below:

                    Unaudited    Unaudited
                    nine months  nine months
                      ended        ended
                   30 September 30 September
                       1998         1997     1997    1996      1995
                   ----------- ------------ ------- -------   -------
OPERATING ACTIVITIES
Net cash inflow from
 operating activities
 (UK GAAP). . . . . .    1,037        6,701  10,151   5,980       466
Dividends received. .      135        1,108   1,325     855       958
Interest received . .       25          101     150      94        77
Interest paid . . . .      (13)        (117)   (144)   (436)     (401)
Interest element
  of finance lease
  rentals . . . . . .      (69)        (143)   (196)   (238)     (286)
Tax paid. . . . . . .   (2,670)      (1,392) (2,017)   (926)   (2,651)
                       -------      ------- ------- -------   -------
Net cash provided by
 (used in) operating
 activities . . . . .   (1,555)       6,258   9,269   5,329    (1,837)
                       -------      ------- ------- -------   -------
FINANCING ACTIVITIES
Net cash inflow/
 (outflow) from
 financing activities
 (UK GAAP). . . . . .   (2,525)      (7,083) (2,540)  1,331    (1,319)
Bank overdraft. . . .      159          275    --    (2,095)    2,095
Dividends paid. . . .     --         (2,125) (5,290)   (944)     (917)
                       -------      ------- ------- -------   -------
Net cash used in
 financing activities   (2,366)      (8,933) (7,830) (1,708)     (141)
                       =======      ======= ======= =======   =======

     No differences exist between UK GAAP and US GAAP for investing activities.

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


23.  BALANCE SHEET AND PROFIT AND LOSS ACCOUNT UNDER US GAAP

     The following balance sheet and profit and loss account have been prepared in accordance with US GAAP and reflect the adjustments detailed in note 22 to the accounts.

BALANCE SHEET

                                       Unaudited
                                     30 September
                                          1998        1997     1996
                                     -------------  -------   -------

ASSETS
CURRENT ASSETS

Cash and cash equivalents . . . . . .        --       3,719     2,943
Trade receivables, net. . . . . . . .      12,944    11,022    12,002
Other receivables . . . . . . . . . .       1,824     1,121     1,777
Prepaid expenses. . . . . . . . . . .         178       221       440
Deferred tax asset. . . . . . . . . .         136        56        88
                                          -------   -------   -------
    Total current assets. . . . . . .      15,082    16,139    17,250
Property and equipment (net). . . . .       1,336     2,127     3,163
Intangibles resulting from
 business acquisitions. . . . . . . .          11        49       119
Investments . . . . . . . . . . . . .         500     1,128     1,019
Deferred tax asset. . . . . . . . . .       1,886     1,497     1,845
Other . . . . . . . . . . . . . . . .          41      --          79
                                          -------   -------   -------
    Total assets. . . . . . . . . . .      18,856    20,940    23,475
                                          =======   =======   =======

LIABILITIES AND SHAREHOLDERS' FUNDS
CURRENT LIABILITIES

Bank loans and overdrafts . . . . . .         159      --        --
Accounts payable and accrued
  liabilities . . . . . . . . . . . .       6,778     9,131     9,416
Taxation. . . . . . . . . . . . . . .       1,181     1,819     1,039
Other liabilities . . . . . . . . . .       4,467     3,070     3,038
                                          -------   -------   -------
    Total current liabilities . . . .      12,585    14,020    13,493
Deferred tax liability. . . . . . . .          64        80       149
Other long term liabilities . . . . .         967     1,230     3,844
                                          -------   -------   -------
    Total liabilities . . . . . . . .      13,616    15,330    17,486
MINORITY INTERESTS. . . . . . . . . .       --        --        --
SHAREHOLDERS FUNDS
Issued capital. . . . . . . . . . . .          81        81        81
Retained earnings . . . . . . . . . .       6,716     6,538     5,754
Effects of cumulative trans-
 lation adjustments . . . . . . . . .      (1,557)   (1,009)      154
                                          -------   -------   -------
    Total Shareholders' funds . . . .       5,240     5,610     5,989
                                          -------   -------   -------
    Total liabilities and
      Shareholders' funds . . . . . .      18,856    20,940    23,475
                                          =======   =======   =======

                         JLW AUSTRALASIA GROUP

                         NOTES TO THE ACCOUNTS

              Years ended 31 December 1997, 1996 and 1995
           (US$ in thousands, except where stated otherwise)


     PROFIT AND LOSS ACCOUNT

                    Unaudited    Unaudited
                    nine months  nine months
                      ended        ended
                   30 September 30 September
                       1998         1997     1997    1996      1995
                   ----------- ------------ ------- -------   -------
REVENUE
Operating revenue . .   39,462       42,959  60,522  60,281    57,968
Interest revenue. . .       25          101     150      94        77
Other income. . . . .    1,585        1,504   1,777   1,229     1,289
                       -------      ------- ------- -------   -------
   Total revenue. . .   41,072       44,564  62,449  61,604    59,334

OPERATING EXPENSES
Compensation and
 benefits . . . . . .   17,128       18,349  23,337  25,287    23,519
Operating, adminis-
 trative and other. .   18,734       20,811  28,440  29,648    32,458
Merger-related non-
 recurring charges. .    2,509        --      --      --        --
Depreciation and
 amortization . . . .      919        1,014   1,340   1,405     1,348
                       -------      ------- ------- -------   -------
    Total operating
      expenses. . . .   39,290       40,174  53,117  56,340    57,325
                       -------      ------- ------- -------   -------
OPERATING INCOME. . .    1,782        4,390   9,332   5,264     2,009
Interest expense. . .       82          260     340     674       687
                       -------      ------- ------- -------   -------
Earnings before
 provision for
 income tax . . . . .    1,700        4,130   8,992   4,590     1,322
Provision for
 income taxes . . . .    1,522        1,317   2,918   1,560        16
                       -------      ------- ------- -------   -------
                           178        2,813   6,074   3,030     1,306
                       =======      ======= ======= =======   =======

                             COMPASS GROUP

                         Financial Statements

                           December 31, 1997

                     INDEPENDENT AUDITORS' REPORT


The Stockholders
The Compass Group:

     We have audited the accompanying combined balance sheet of the Compass Group (the "Company") as of December 31, 1997, and the related combined statements of operations, stockholders' equity, and cash flows for the period June 11, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Compass Group as of December 31, 1997 and the results of their operations and their cash flows for the period June 11, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.




Atlanta, Georgia
September 21, 1998, except
  for note 12, which is as of
  October 31, 1998


                                                COMPASS GROUP

                                           COMBINED BALANCE SHEETS

                            September 30, 1998 (unaudited) and December 31, 1997

                                                                        September 30,    December 31,
                                                                            1998            1997
                                                                        -------------   -------------
                                                                         (unaudited)
     ASSETS
     ------
Cash and cash equivalents, including restricted cash of $232,096 and
  $129,686 at September 30, 1998 and December 31, 1997, respectively.    $  9,684,243       2,990,367
Account receivables, net of allowance of $957,185 and $526,776 at
  September 30, 1998 and December 31, 1997, respectively. . . . . . .      12,644,981      24,758,475
Due from affiliates . . . . . . . . . . . . . . . . . . . . . . . . .         112,813           --
Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .         503,956         276,191
                                                                         ------------    ------------
    Total current assets. . . . . . . . . . . . . . . . . . . . . . .      22,945,993      28,025,033

Property and equipment, at cost, less accumulated depreciation of $2,972,002 and $1,785,970 at September 30, 1998 and
  December 31, 1997, respectively . . . . . . . . . . . . . . . . . .       4,105,442       3,932,468
Intangibles resulting from business acquisitions,
  net of accumulated amortization of $26,233,547 and $13,911,635
  at September 30, 1998 and December 31, 1997, respectively . . . . .     121,162,395     136,805,787
Investments in unconsolidated subsidiaries. . . . . . . . . . . . . .         549,138         503,302
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . .       6,313,420       2,744,096
Other assets, net of amortization . . . . . . . . . . . . . . . . . .       3,227,416       3,889,775
                                                                         ------------    ------------
                                                                         $158,303,804     175,900,461
                                                                         ============    ============




                                                COMPASS GROUP

                                     COMBINED BALANCE SHEETS - CONTINUED


                                                                        September 30,    December 31,
                                                                            1998            1997
                                                                        -------------   -------------
                                                                         (unaudited)
     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------
Current liabilities:
  Accounts payable and accrued liabilities. . . . . . . . . . . . . .    $  6,470,546      10,598,480
  Due to parent . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,996,471       2,387,912
  Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . .           --          1,563,505
  Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . .       3,224,912       5,606,824
  Accrued variable compensation . . . . . . . . . . . . . . . . . . .       5,202,500       9,450,463
  Notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . .     102,000,000     102,000,000
                                                                         ------------    ------------
          Total current liabilities . . . . . . . . . . . . . . . . .     118,894,429     131,607,184

Commitments and contingencies
                                                                         ------------    ------------
          Total liabilities . . . . . . . . . . . . . . . . . . . . .     118,894,429     131,607,184
                                                                         ------------    ------------
Stockholders' equity:
  Common stock-$l par, 3,100 shares authorized, issued, and outstanding;
    $1.60 par, 100 shares authorized, 2 shares issued and outstanding           3,103           3,103
  Additional paid-in capital. . . . . . . . . . . . . . . . . . . . .      52,694,681      46,807,811
  Retained earnings (deficit) . . . . . . . . . . . . . . . . . . . .     (13,288,409)     (2,517,637)
                                                                         ------------    ------------
          Total stockholders' equity. . . . . . . . . . . . . . . . .      39,409,375      44,293,277
                                                                         ------------    ------------
                                                                         $158,303,804     175,900,461
                                                                         ============    ============













                          See accompanying notes to combined financial statements.


                                                COMPASS GROUP

                                      COMBINED STATEMENTS OF OPERATIONS

                          For the Nine Months ended September 30, 1998 (unaudited),
                         the Period June 11, 1997 to September 30, 1997 (unaudited), and the Period June 11, 1997 to December 31, 1997

                                                           Nine months       June 11,        June 11,
                                                              ended          1997 to         1997 to
                                                          September 30,   September 30,    December 31,
                                                               1998           1997             1997
                                                          -------------   -------------    ------------
                                                           (unaudited)     (unaudited)
Revenue
  Fee-based services. . . . . . . . . . . . . . . . . .    $ 60,076,713      25,285,307      48,587,947
  Other income. . . . . . . . . . . . . . . . . . . . .       1,308,394         218,808         768,714
                                                           ------------     -----------    ------------
     Total revenue. . . . . . . . . . . . . . . . . . .      61,385,107      25,504,115      49,356,661

Operating expenses
  Compensation and benefits . . . . . . . . . . . . . .      36,281,669      13,634,998      26,466,277
  Operating, administrative, and other. . . . . . . . .      20,203,247       6,617,484      11,547,854
  Depreciation and amortization . . . . . . . . . . . .      13,812,632       5,016,413       9,181,739
                                                           ------------    ------------    ------------

          Total operating expenses. . . . . . . . . . .      70,297,548      25,268,895      47,195,870
                                                           ------------    ------------    ------------

          Operating income (loss) . . . . . . . . . . .      (8,912,441)        235,220       2,160,791
Interest expense. . . . . . . . . . . . . . . . . . . .       5,700,000       1,912,500       3,825,000
                                                           ------------    ------------    ------------

          Earnings (loss) before provision for
            income taxes. . . . . . . . . . . . . . . .     (14,612,441)     (1,677,280)     (1,664,209)

Net provision (benefit) for income taxes. . . . . . . .      (3,970,148)       (198,170)         54,455
                                                           ------------    ------------    ------------
          Net loss. . . . . . . . . . . . . . . . . . .    $(10,642,293)     (1,479,110)     (1,718,664)
                                                           ============    ============    ============




                          See accompanying notes to combined financial statements.


                                                COMPASS GROUP

                                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                        For the Nine Months ended September 30, 1998 (unaudited) and the Period June 11, 1997 to December 31, 1997



                                                    Additional       Retained
                                      Common        paid-in          earnings
                                      Stock         capital         (deficit)         Total
                                  ------------    ------------    ------------    ------------

Balance, June 11, 1997. . . . .       $  4,103      45,307,811        (798,973)     44,512,941

Acquisition of previously
  unconsolidated associate. . .         (1,000)          --              --             (1,000)
Net loss. . . . . . . . . . . .          --              --         (1,718,664)     (1,718,664)
Capital contribution. . . . . .          --          1,500,000           --          1,500,000
                                      --------     -----------     -----------    ------------

Balance, December 31, 1997. . .          3,103      46,807,811      (2,517,637)     44,293,277

Net loss (unaudited). . . . . .          --              --        (10,642,293)    (10,642,293)
Capital contribution (unaudited)         --          5,886,870           --          5,886,870
Capital distribution (unaudited)         --              --           (128,479)       (128,479)
                                     ---------    ------------    ------------    ------------
Balance, September 30, 1998
  (unaudited) . . . . . . . . .      $   3,103      52,694,681     (13,288,409)     39,409,375
                                     =========    ============    ============    ============













                          See accompanying notes to combined financial statements.


                                                COMPASS GROUP

                                      COMBINED STATEMENTS OF CASH FLOWS

                      For the Nine Months ended September 30, 1998 (unaudited) and the
                                  Period June 11, 1997 to December 31, 1997

                                                           Nine months       June 11,        June 11,
                                                              ended          1997 to         1997 to
                                                          September 30,   September 30,    December 31,
                                                               1998           1997             1997
                                                          -------------   -------------    ------------
                                                           (unaudited)     (unaudited)
Cash flows from operating activities:
  Net loss. . . . . . . . . . . . . . . . . . . . . . .    $(10,642,293)     (1,479,110)     (1,718,664)
  Reconciliation of net loss to net cash
    provided by (used in) operating activities:
      Depreciation and amortization . . . . . . . . . .      13,812,632       5,016,413       9,181,739
  Changes in:
    Restricted cash . . . . . . . . . . . . . . . . . .        (102,410)        (34,483)        (84,095)
    Receivables . . . . . . . . . . . . . . . . . . . .      12,000,681        (817,532)     (3,063,915)
    Prepaid expenses. other assets, and investment
      in subsidiaries . . . . . . . . . . . . . . . . .      (3,141,871)     (2,723,370)     (2,170,477)
    Accounts payable. accrued liabilities,
      and other liabilities . . . . . . . . . . . . . .     (10,130,942)     (1,926,526)      1,221,287
                                                           ------------    ------------    ------------
          Net cash (used in) provided by
            operating activities. . . . . . . . . . . .       1,795,797      (1,964,608)      3,365,875
                                                           ------------    ------------    ------------

Cash flows provided by (used in) investing activities:
  Net capital (additions) deletions-property
    and equipment . . . . . . . . . . . . . . . . . . .        (571,281)        822,835        (347,080)
  Capital contributions . . . . . . . . . . . . . . . .       5,886,870       1,500,000       1,500,000
  Capital distributions . . . . . . . . . . . . . . . .        (128,479)          --               --
  Acquisition of previously unconsolidated
    associate . . . . . . . . . . . . . . . . . . . . .           --             (1,000)         (1,000)
                                                           ------------    ------------    ------------
          Net cash (used in) provided by
            investing  activities . . . . . . . . . . .       5,187,110       2,321,835       1,151,920
                                                           ------------    ------------    ------------
Cash flows provided by (used in) financing
  activities-repayment of advances from parent. . . . .        (391,441)     (4,144,911)     (7,041,084)
                                                           ------------    ------------    ------------




                                                COMPASS GROUP

                                COMBINED STATEMENTS OF CASH FLOWS - CONTINUED



                                                           Nine months       June 11,        June 11,
                                                              ended          1997 to         1997 to
                                                          September 30,   September 30,    December 31,
                                                               1998           1997             1997
                                                          -------------   -------------    ------------
                                                           (unaudited)     (unaudited)
          Net increase (decrease) in cash and
            cash equivalents. . . . . . . . . . . . . .       6,591,466      (3,787,684)     (2,523,289)

Beginning cash and cash equivalents . . . . . . . . . .       2,860,681       5,383,970       5,383,970
                                                           ------------    ------------    ------------
Ending cash and cash equivalents. . . . . . . . . . . .    $  9,452,147       1,596,286       2,860,681
                                                           ============    ============    ============
Supplemental disclosures of cash flow information:
  Cash paid for interest. . . . . . . . . . . . . . . .    $  9,350,000           --              --
                                                           ============    ============    ============
  Cash paid for income taxes. . . . . . . . . . . . . .    $     31,350       8,961,162       8,961,162
                                                           ============    ============    ============
Effects of purchase accounting related to acquisition:
  Increase (decrease) in:
    Intangibles . . . . . . . . . . . . . . . . . . . .                                    $136,118,806
    Other assets. . . . . . . . . . . . . . . . . . . .                                       1,972,648
                                                                                           ------------
                                                                                            138,091,454
                                                                                           ------------
    Taxes payable . . . . . . . . . . . . . . . . . . .                                      11,672,000
    Notes payable . . . . . . . . . . . . . . . . . . .                                     102,000,000
    Other liabilities . . . . . . . . . . . . . . . . .                                      (2,027,735)
                                                                                           ------------
                                                                                            111,644,265
                                                                                           ------------
Net effect of purchase accounting related to acquisition                                   $ 26,447,189
                                                                                           ============









                          See accompanying notes to combined financial statements.

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997

(1)  ORGANIZATION

     The accompanying combined financial statements of the Compass Group, which consists of Compass Management & Leasing, Inc.; ERE Yarmouth Retail, Inc. (formerly Compass Retail, Inc.); CJVS Inc.; Compass Management & Leasing (UK) Ltd.; Compass Cayman; Compass Colorado, Inc.; The Yarmouth Group Property Management, Inc. ("YGPM"); and Compass Management and Leasing (Australia) Pty Limited ("Compass Australia")-(collectively referred to herein as the "Company" or the "Compass Group"), present the combined financial position of the Company as of December 31, 1997 and September 30, 1998 (unaudited) and the results of operations and cash flows for the period June 11, 1997 to September 30, 1997 (unaudited); the period June 11, 1997 to December 31, 1997; and for the nine-month period ended September 30, 1998 (unaudited). The accompanying combined financial statements were prepared in anticipation of the purchase of the Company by LaSalle Partners Incorporated ("LaSalle")-(note 12).

     The office and industrial property and facilities management business of Lend Lease Property Management (Australia) Pty Limited is to be transferred to Compass Australia, which was incorporated in Australia in August 1998. Since July 1, 1997 the commercial and industrial business had been conducted as part of the Compass Australia division of Lend Lease Property Management (Australia) Pty Limited.

     YGPM, which was part of Yarmouth Holdings Limited, was acquired by Lend Lease (U.S.) Inc. ("LLUS"), a wholly owned subsidiary of Lend Lease Corporation Limited ("LLCL") in October 1993. This company has engaged in the property management, leasing, and redevelopment/refurbishment of retail shopping centers.

     The remaining Compass Group entities were acquired by LLUS on June 10, 1997 from The Equitable Life Assurance Society ("Equitable"). The financial statements of all the Compass Group are combined starting June 11, 1997.

     The Company's principal business is providing property management, facility management, and leasing services.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Principles of Combination

     Due to common control and management, the accompanying combined financial statements reflect the combination of the financial statements of each company mentioned in note (1). All material intercompany balances and transactions have been eliminated in the combination.

     (b)  Concentration of Credit Risk

     The Company's customers are not concentrated in any specific geographic region, but are concentrated in office/industrial and retail property management for which revenue was approximately 80% and 20%, respectively, of the Company's fee-based service revenue for the period June 11, 1997 to December 31, 1997. Two customers accounted for approximately 38% of the Company's fee-based service revenue for the period June 11, 1997 to December 31, 1997. An affiliate of the Company provides investment advisory services, including but not limited to recommending property managers, to a significant percentage of the Company's customers. The Company provides reserves on accounts receivables based upon the factors surrounding the credit risk of certain customers, historical trends or other pertinent information.

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997


     (c)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and, contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     (d)  Cash Flows

     For purposes of the combined statements of cash flows, the Company considers highly liquid securities with a maturity of three months or less to be cash equivalents.

     (e)  Impairment of Long-Lived Assets

     The Company accounts for its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of (SFAS No. 121). This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operations, or liquidity.

     (f)  Intangibles Resulting From Business Acquisitions

     Intangibles resulting from business acquisitions are amortized on a straight-line basis over the estimated lives of the related assets, which is eight years for management contracts and 20 years for excess purchase price over net assets acquired.

     Intangibles resulting from business acquisitions consist of the following at December 31, 1997:


     Management contracts . . . . . . . . . .    $ 97,132,087
     Excess purchase price over net
       assets acquired. . . . . . . . . . . .      53,585,335
     Accumulated amortization . . . . . . . .     (13,911,635)
                                                 ------------
                                                 $ 136,805,787
                                                 ============

     (g)  Fair Value of Financial Instruments

     The Company's financial instruments include cash and cash equivalents, receivables, accounts payable, and notes payable. The estimated fair value of cash and cash equivalents, receivables, payables, and notes payable approximates their carrying amounts due to the short maturity of these instruments.

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997


     (h) Foreign Currency Translation

     The financial statements of entities outside the United States are generally measured using the local currency as the functional currency. The assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense are translated at average monthly rates of exchange. The resultant translation adjustments are immaterial. Gains and losses from foreign currency transactions are included in net earnings.

     (i)  Revenue Recognition

     Management fees are recognized in the period in which the services are performed. Transaction commissions are recorded as income at the time the related services are provided unless significant future contingencies exist. Construction and development management fees are generally recognized as billed, which approximates the percentage of completion method of accounting. Incentive fees are recorded in accordance with specific terms of each compensation agreement and are typically tied to performance that is measured at year-end, the disposition of an asset, or at the conclusion of a given project.

     (j)   Depreciation

     Depreciation and amortization are calculated for financial reporting purposes using the straight-line method based on the estimated useful lives of the assets. Furniture and equipment are depreciated over five to ten years. Computer equipment is depreciated from three to five years. Leasehold improvements are amortized over the lease periods ranging from one to ten years.

     (k)   Income Taxes

     The Company's U.S. operations are reported in a combined federal income tax return filed by LLUS. The Company computes its federal income tax provision pursuant to a tax-sharing agreement with LLUS. The tax-sharing agreement requires the Company's provision to be computed essentially on a separate return basis. State and local income taxes are provided on a separate company basis.

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997


     Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are calculated using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (l)   Interim Information

     The combined financial statements as of September 30, 1998 and for the nine months then ended and the combined financial statements for the period June 11, 1997 to September 30, 1997 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for this interim period have been included. The results for the interim period ended September 30, 1998 and for the period June 11, 1997 to September 30, 1997 are not necessarily indicative of the results that would be obtained for a full fiscal year.

     (m)  Postretirement Benefits

     The Company accrues the cost of postretirement benefits as such benefits are earned by eligible employees (note 6).


(3)  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment at December 31, 1997 is summarized as follows:

          Furniture and equipment . . . . . . . $  1,954,272
          Computer equipment. . . . . . . . . .    2,066,087
          Leasehold improvements. . . . . . . .    1,698,079
                                                ------------
                                                   5,718,438
          Less accumulated depreciation . . . .   (1,785,970)
                                                ------------
               Property, plant, and equipment-net$  3,932,468
                                                ============

     Depreciation expense for the period June 11, 1997 to December 31, 1997 was $863,904.

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997

(4)  NOTES PAYABLE

     The Company's debt consists of two promissory notes payable to an affiliate. The amounts outstanding on the notes, which totaled $102,000,000 at December 31, 1997, bear interest at 7.5% per annum payable quarterly. Principal is due within 30 days after demand from the affiliate, or as otherwise agreed upon between the parties.

(5)  INCOME TAXES

     The Company's provision for income taxes aggregated approximately $54,000 for the period June 11, 1997 to December 31, 1997 and consisted of the following:

                                   Current     Deferred       Total
                                 ----------   ----------   ----------
          U.S. Federal. . . . .  $1,397,000   (1,392,000)       5,000
          State and local . . .     491,000     (442,000)      49,000
                                 ----------   ----------   ----------
                                 $1,888,000   (1,834,000)      54,000
                                 ==========   ==========   ==========

     Income tax expense for the periods differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to earnings before provision for income taxes as a result of the following:

                                                  Period from
                                                June 11, 1997 to
                                                December 31, 1997
                                              --------------------
Computed "expected" tax expense (benefit)     $(582,000)    (35.0%)
Increase (reduction) in income taxes
 resulting from:
  State and local income taxes, net
    of Federal income tax benefit                38,000       2.3
  Amortization of goodwill                      468,000      28.1
  Other, net                                    130,000       7.8
                                              ---------    ------
                                              $  54,000       3.2%
                                              =========    ======

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:


                                                      December 31,
                                                          1997
                                                      ------------
          Deferred tax assets:
            Management contracts. . . . . . . . . . . .$  1,375,000
            Accrued expenses. . . . . . . . . . . . . .    855,000
            Property and equipment. . . . . . . . . . .    340,000
            Postretirement benefits . . . . . . . . . .    298,000
                                                      ------------
                                                         2,868,000
          Deferred tax liabilities-goodwill . . . . . .   (124,000)
                                                      ------------
                                                      $  2,744,000
                                                      ============

     There is no valuation allowance for deferred tax assets as of December 31, 1997. In assessing whether the deferred tax assets are realisable, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods during which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset is considered realisable; however, it could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997


(6)  EMPLOYEE BENEFIT PLANS

     The Company and its subsidiaries participate in certain qualified and nonqualified benefit plans sponsored by the Company or its subsidiaries covering substantially all employees. These plans include 401(k)/investment plans, a variable compensation plan, a money purchase pension plan, and a postretirement plan.

     (a) 401(k)/Investment Plans

     The 401(k)/investment plans are contributory plans which cover all salaried employees who have reached the age of 21 and have completed from thirty days to one year of service. Generally, employees may elect annually to contribute between 2% and 12% of their compensation. The Company matches contributions up to 2.5% of the employee's compensation, subject to certain limitations. The cost under this plan was $624,906 for the period June 11, 1997 to December 31, 1997.

     (b)  Variable Compensation Plan

     The Company has a variable compensation plan which provides for current and long-term payments to officers and employees based on stated percentages of the Company's formula earnings as defined in the plan. The cost under this plan was $5,842,473 for the period June 11, 1997 to December 31, 1997.

     (c)  Money Purchase Pension Plan

     The money purchase pension plan is a noncontributory plan that covers all regular, full-time and parttime employees who have reached age 21 and have completed six months of continuous service. The Company contributes 5% of an employee's compensation up to, and 10% of an employee's compensation above the Social Security Wage Base. When employees reach age 45, the Company contributes 10% of an employee's entire pay. Contributions are made quarterly based on an employee's earnings from date of eligibility. The cost under this plan was $1,725,539 for the period June 11, 1997 to December 31, 1997.

     (d)  Postretirement Benefits

     Prior to June 11, 1997, the Company participated in the "Equitable Real Estate Investment Management, Inc. Welfare Benefits Plan" to provide health and life insurance benefits for certain grandfathered employees. ERE's postretirement plan provides for a sharing of costs with retirees on a sliding scale that is based on each participant's years of service at retirement.

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997


     The cost of postretirement benefits for certain retirees and one current employee is recognized in accordance with the provisions of Statement of Financial Accounting Standards No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions. The Company continues to fund postretirement benefit costs on a pay-as-you-go basis and for 1997 made estimated postretirement benefit payments of $37,000. The accumulated postretirement benefit obligation relating to the Company was $662,000 at December 31, 1997 and the postretirement benefit cost was $10,000 for the period from June 11, 1997 to December 31, 1997.

(7)  TRANSACTIONS WITH AFFILIATES

     During the period presented, the Company operated under a shared services agreement with a former affiliate, Equitable Realty Portfolio Management, Inc. ("ERPM"), under which the Company charged ERPM for utilizing certain of its employees' computer facilities and other operating expenses. For the period June 11, 1997 to December 31, 1997, the Company charged ERPM approximately $1,015,500 for these services. Management believes these charges are reasonable, but are not necessarily indicative of incremental costs incurred to provide these services.

     The Company utilizes the due to parent account to pay and receive funds from its parent for items such as costs allocated to the Company by the parent. The payable averaged $5,908,454 for the period June 11, 1997 to December 31, 1997. Amounts due to parent at December 31, 1997 were $2,387,912.

(8)  OPERATING LEASES

     The Company leases certain facilities, vehicles, and equipment under various lease arrangements. Leases for equipment, offices, and vehicles having an initial or remaining noncancelable term in excess of one year as of December 31, 1997 require the following approximate minimum future rental payments:

                                                          MINIMUM
              YEAR                                         RENTAL
              ----                                       ----------
              1998. . . . . . . . . . . . . . . . . . . $ 3,455,000
              1999. . . . . . . . . . . . . . . . . . .   2,290,000
              2000. . . . . . . . . . . . . . . . . . .   2,169.000
              2001. . . . . . . . . . . . . . . . . . .   1,650,000
              2002. . . . . . . . . . . . . . . . . . .   1,361,000
              Thereafter. . . . . . . . . . . . . . . .   5,752,000
                                                        -----------
                        Total . . . . . . . . . . . . . $16,677,000
                                                        ===========

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997


     Rental expense for the period June 11, 1997 to December 31, 1997 was $2,829,190.

(9)  SEGMENTS

     The Company maintains operations and provides services both within and outside the United States. International revenue aggregated $2,299,382 for the period June 11, 1997 to December 31, 1997. Identifiable assets of international operations at December 31, 1997 aggregated $6,230,909.

(10)  REVENUE

     The Company derived fee-based revenue from the following categories:

                                                      June 11, 1997
                                                           to
                                                       December 31,
                                                     1997 (audited)
                                                     --------------
Non-affiliated companies:
  Management fees . . . . . . . . . . . . . . . . . . .  16,699,503
  Leasing fees. . . . . . . . . . . . . . . . . . . . .   8,185,513
  Construction management . . . . . . . . . . . . . . .   2,496,842
  Development fees. . . . . . . . . . . . . . . . . . .   4,618,673
  Facilities management . . . . . . . . . . . . . . . .   7,301,035
                                                         ----------
          Total non-affiliated companies
            fee-based revenue . . . . . . . . . . . . .  39,301,566
                                                         ----------
Affiliated or formerly affiliated companies:
  Management fees . . . . . . . . . . . . . . . . . . .   4,761,248
  Leasing fees. . . . . . . . . . . . . . . . . . . . .   4,175,993
  Construction management . . . . . . . . . . . . . . .     348,109
  Development fees. . . . . . . . . . . . . . . . . . .       1,031
                                                         ----------
          Total affiliated or formerly affiliated
            companies fee-based revenue . . . . . . . .   9,286,381
                                                         ----------
          Total fee-based revenue . . . . . . . . . . .  48,587,947
                                                         ==========

                             COMPASS GROUP

                NOTES TO COMBINED FINANCIAL STATEMENTS

         September 30, 1998 (unaudited) and December 31, 1997


(11)  COMMITMENTS AND CONTINGENCIES

     The Company is a respondent in a number of legal proceedings. The Company and its subsidiaries may also be subject to other claims and assessments. In the opinion of management, the outcome of the proceedings and other matters referred to above is not likely to have a material adverse effect on the combined financial position, results of operations, or liquidity of the Company.


(12) SUBSEQUENT EVENT

     On October 1, 1998, LaSalle purchased the Company, excluding Compass Australia, from Lend Lease Corporation Limited. The acquisition of Compass Australia was completed on October 31, 1998. LaSalle paid $180.0 million in cash for the companies. The purchase of the Company also includes provisions for an earnout payment of up to $77.5 million over five years.

ITEM 7.  Financial Statements and Exhibits

     (c)  Exhibits

     A list of exhibits is set forth in the Exhibit Index which immediately proceeds the exhibits and which is incorporated by reference herein.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       LASALLE PARTNERS INCORPORATED


Date:  December 9, 1998           By:  /S/ WILLIAM E. SULLIVAN
                                       ----------------------------
                                       William E. Sullivan
                                       Executive Vice President and
                                       Chief Financial Officer

                             EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

Exhibit 10.1 Purchase and Sale Agreement, dated as of October 21, 1998, as amended, with respect to the acquisition by LaSalle Partners of the JLW Companies operating in Europe and the U.S.A. (the "Europe/USA Agreement").

Exhibit 10.2    Purchase and Sale Agreement, dated as of October 21,
1998, as amended, with respect to the acquisition by LaSalle Partners of the JLW Companies operating in Australia and New Zealand (the "Australasia Agreement").

Exhibit 10.3 Purchase and Sale Agreement, dated as of October 21, 1998, as amended, with respect to the acquisition by LaSalle Partners of the JLW Companies operating in Asia (the "Asia Agreement").

Exhibit 10.4 Form of Purchase and Sale Joinder Agreement, dated as of October 21, 1998, by and among LaSalle Partners and each of the shareholders selling equity interests in the JLW Parent Companies under the Europe/USA Agreement.

Exhibit 10.5 Form of Purchase and Sale Joinder Agreement, dated as of October 21, 1998, by and among LaSalle Partners and each of the shareholders selling equity interests in the JLW Parent Companies under the Australasia Agreement.

Exhibit 10.6 Form of Purchase and Sale Joinder Agreement, dated as of October 21, 1998, by and among LaSalle Partners and each of the shareholders selling equity interests in the JLW Parent Companies under the Asia Agreement.

Exhibit 10.7 Form of Indemnity and Escrow Agreement, dated as of October 21, 1998, by and among LaSalle Partners, certain subsidiaries of LaSalle Partners and each of the shareholders selling equity interests in the JLW Parent Companies under the Europe/USA Agreement, the Australasia Agreement and the Asia Agreement.

Exhibit 10.8 Form of Stockholder Agreement, dated as of October 21, 1998, by and among LaSalle Partners and each of the persons receiving shares of LaSalle Partners Common Stock under the Europe/USA Agreement, the Australasia Agreement and the Asia Agreement

Exhibit 10.9 Form of Stockholder Agreement, dated as of October 21, 1998, by and among LaSalle Partners and each of the partners of DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership who is an employee of LaSalle Partners and who will be receiving shares of LaSalle Partners Common Stock in connection with the dissolution of DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership.

Exhibit 23.1    Consent of Deloitte & Touche

Exhibit 23.2    Consent of Ernst & Young

Exhibit 23.3    Consent of Deloitte & Touche

Exhibit 23.4    Consent of KPMG

Exhibit 23.5    Consent of Coopers & Lybrand

Exhibit 23.6    Consent of Ernst & Young

Exhibit 23.7    Consent of KPMG Peat Marwick LLP